UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ELIZABETH ARDEN, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, $0.01 par value per share, of Elizabeth Arden, Inc. (which we refer to as “Elizabeth Arden common stock”)

Series A Serial Preferred Stock, $0.01 par value per share, of Elizabeth Arden, Inc. (which we refer to as “Elizabeth Arden preferred stock”)

(2)	Aggregate number of securities to which transaction applies:

50,000 shares of Elizabeth Arden preferred stock and 31,668,889 shares of Elizabeth Arden common stock, which consists of (i) 29,949,317 shares of Elizabeth Arden common stock outstanding as of June 16, 2016, (ii) 941,400 shares of Elizabeth Arden common stock subject to issuance upon exercise of outstanding options with exercise prices below $14.00 as of June 16, 2016 , (iii) 778,172 shares of Elizabeth Arden common stock with respect to outstanding awards of restricted stock units as of June 16, 2016 and (iv) 0 shares of Elizabeth Arden common stock subject to issuance upon exercise of outstanding warrants of Elizabeth Arden with exercise prices below $14.00 as of June 16, 2016.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11, the filing fee of $49,513.07 was determined by multiplying 0.0001007 by the proposed maximum aggregate value of the transaction. The proposed maximum aggregate value of the transaction was calculated as the sum of (i) 50,000 preferred shares multiplied by $1,152.02 per share (consisting of $1,100 per share, plus $52.02 per share in accrued but unpaid dividends as of June 16, 2016), (ii) 29,949,317 shares of Elizabeth Arden common stock multiplied by $14.00 per share, (iii) options to purchase 941,400 shares of Elizabeth Arden common stock with exercise prices below $14.00 per share, multiplied by $4.146 per share (which is the difference between $14.00 and the weighted average exercise price per share of $9.854), (iv) 778,172 shares of Elizabeth Arden common stock with respect to outstanding awards of restricted stock units as of June 16, 2016, multiplied by $14.00 per share and (v) 0 shares of Elizabeth Arden common stock subject to issuance upon exercise of outstanding warrants with exercise prices below $14.00 as of June 16, 2016.

(4)	Proposed maximum aggregate value of transaction:

$491,688,890.40

(5)	Total fee paid:

$49,513.07

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

August 5, 2016

Dear Fellow Shareholder:

A special meeting of shareholders of Elizabeth Arden, Inc., a Florida corporation (“Elizabeth Arden”), will be held on September 7, 2016, at 10:00 a.m. Eastern Time, at Elizabeth Arden’s corporate office located at 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33207. You are cordially invited to attend. The purpose of the meeting is to consider and vote on proposals relating to the proposed acquisition of Elizabeth Arden by Revlon, Inc., a Delaware corporation (“Revlon”), for $14.00 per share of Elizabeth Arden common stock, par value $0.01 (“Elizabeth Arden common stock”), in cash. Regardless of whether you plan to attend the meeting, we encourage you to vote your shares by mail, by telephone or through the Internet following the procedures outlined below.

On June 16, 2016, Elizabeth Arden entered into an Agreement and Plan of Merger (the “merger agreement”) with Revlon, Revlon Consumer Products Corporation, Revlon’s direct wholly-owned operating subsidiary (“RCPC”), and RR Transaction Corp., a wholly-owned subsidiary of RCPC (“Sub”), providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of Elizabeth Arden by Revlon at a price of $14.00 per share of Elizabeth Arden common stock in cash. Subject to the terms and conditions of the merger agreement, Sub will be merged with and into Elizabeth Arden (the “merger”), with Elizabeth Arden surviving the merger as a wholly-owned subsidiary of RCPC. At the special meeting, Elizabeth Arden will ask you to approve the merger agreement.

At the effective time of the merger, each share of Elizabeth Arden common stock issued and outstanding immediately prior to the effective time (other than any shares held by Elizabeth Arden as treasury shares or shares held by Revlon, RCPC or Sub) will be canceled, extinguished and automatically converted into the right to receive $14.00 per share in cash, without interest, subject to any applicable withholding taxes. Pursuant to a Preferred Stock Repurchase and Warrant Cancellation Agreement entered into on June 16, 2016, by and among Elizabeth Arden, Revlon, RCPC, Sub, Nightingale Onshore Holdings, L.P. (“Nightingale Onshore”) and Nightingale Offshore Holdings, L.P. (“Nightingale Offshore” and, together with Nightingale Onshore, “Nightingale”), immediately prior to the effective time of the merger, Elizabeth Arden will purchase all issued and outstanding shares of Elizabeth Arden Series A Serial Preferred Stock, par value $0.01 (“Elizabeth Arden preferred stock”), beneficially held by Nightingale, with funds provided to (or paid on behalf of) Elizabeth Arden by Revlon and the warrants owned by Nightingale to purchase 2,452,267 shares of Elizabeth Arden common stock at an exercise price of $20.39 (the “Nightingale Warrants”) will be canceled for no additional consideration.

In connection with entering into the merger agreement, on June 16, 2016, Revlon, RCPC and Sub entered into a support agreement with Nightingale, and a support agreement with E. Scott Beattie, Elizabeth Arden’s Chairman, President and Chief Executive Officer. Pursuant to such support agreements, each of Nightingale and E. Scott Beattie agreed to vote their shares of capital stock in Elizabeth Arden in favor of the approval of the merger agreement and against any competing proposal or any other action that would reasonably be expected to prevent, interfere with or delay the consummation of the merger. As of the close of business on the record date of August 4, 2016, (i) E. Scott Beattie and his affiliates held approximately 1,180,116 shares of Elizabeth Arden common stock, which represent approximately 3.9% of the total outstanding shares of Elizabeth Arden common stock, and (ii) Nightingale held approximately 4,064,897 shares of Elizabeth Arden common stock and 50,000 shares of Elizabeth Arden preferred stock, which represent approximately 13.6% of the total outstanding shares of Elizabeth Arden common stock and 100% of the outstanding shares of Elizabeth Arden preferred stock, respectively. As of the record date, based on the number of shares of Elizabeth Arden common stock, Elizabeth Arden preferred stock and Nightingale Warrants outstanding, Nightingale held approximately 20% of outstanding voting power where Elizabeth Arden common stock and Elizabeth Arden preferred stock vote as a single class.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.

The board of directors of Elizabeth Arden (the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote of all those directors in attendance, the Board (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair, advisable and in the best interest of Elizabeth Arden and its shareholders, (ii) approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the merger, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the Florida Business Corporation Act and (iii) recommended that Elizabeth Arden’s shareholders approve the merger agreement on the terms and subject to the conditions of the merger agreement. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to approve the merger agreement.

Your vote is important. Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to approve the merger agreement is important, and we encourage you to vote promptly. The merger cannot be completed unless the merger agreement is approved by (i) the holders of a majority of the outstanding shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock entitled to vote on such matter, voting as a single class, and (ii) the holders of a majority of the outstanding shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock entitled to vote on such matter, voting as separate classes. The failure to vote will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

If the proposal to approve the merger agreement does not receive the required approval from Elizabeth Arden’s shareholders, or if the merger is not completed for any other reason, you will not receive any consideration from Revlon, RCPC or Sub for your shares of Elizabeth Arden common stock. Instead, Elizabeth Arden will remain a public company and Elizabeth Arden common stock will continue to be listed and traded on the NASDAQ Global Select Market.

After reading the accompanying proxy statement, please make sure to vote your shares promptly by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope or by voting by telephone or through the Internet by following the instructions on the accompanying proxy card. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from it to vote your shares.

Thank you in advance for your continued support and your consideration of this matter.

/s/ E. Scott Beattie
E. Scott Beattie
Chairman, President and Chief Executive Officer

Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated August 5, 2016 and is first being mailed to Elizabeth Arden’s shareholders on or about August 5, 2016.

ELIZABETH ARDEN, INC.

880 Southwest 145th Avenue, Suite #200

Pembroke Pines, Florida 33027

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on September 7, 2016

To the Shareholders of Elizabeth Arden, Inc.:

A special meeting of shareholders of Elizabeth Arden, Inc. (“Elizabeth Arden”) will be held on September 7, 2016, at 10:00 a.m. Eastern Time, at Elizabeth Arden’s corporate offices located at 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33207, for the following purposes:

1.	To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of June 16, 2016 (the “merger agreement”), by and among Elizabeth Arden, Revlon, Inc. (“Revlon”), Revlon Consumer Products Corporation, a Delaware corporation and Revlon’s direct wholly-owned operating subsidiary (“RCPC”), and RR Transaction Corp., a Florida corporation and a wholly-owned subsidiary of RCPC (“Sub”), pursuant to which Sub will merge with and into Elizabeth Arden, subject to the terms and conditions of the merger agreement (the “merger”);

2.	To consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Elizabeth Arden’s named executive officers that is based on or otherwise relates to the merger; and

3.	To consider and vote on a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Only holders of record of (i) our Common Stock, par value $0.01 per share, and (ii) our Series A Serial Preferred Stock, par value $0.01 per share, as of the close of business on August 4, 2016 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. For 10 days prior to the special meeting and during the special meeting, a list of shareholders entitled to vote will be available for inspection at our corporate office located at 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33027.

Under the Florida Business Corporation Act (“FBCA”), appraisal rights will not be available to Elizabeth Arden’s shareholders in connection with the merger.

For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.

The board of directors of Elizabeth Arden (the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote of all those directors in attendance, the Board (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair, advisable and in the best interest of Elizabeth Arden and its shareholders, (ii) approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the merger, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the FBCA and (iii) recommended that Elizabeth Arden’s shareholders approve the merger agreement on the terms and subject to the conditions of the merger agreement.

The Board unanimously recommends that at the special meeting you vote (1) “FOR” the proposal to approve the merger agreement, (2) “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to Elizabeth Arden’s named executive officers that is based on or otherwise relates to the merger and (3) “FOR” the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies.

To assure that your shares are represented at the special meeting, regardless of whether you plan to attend the special meeting in person, please fill in your vote, sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by telephone or through the Internet. Instructions regarding each of the methods of voting are provided on the enclosed proxy card. If you are voting by telephone or through the Internet, then your voting instructions must be received by 11:59 p.m. Eastern Time on the day before the special meeting. Your proxy is being solicited by the Board.

If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 591-8252.

If you fail to return your proxy, vote by telephone or through the Internet or attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

By Order of the Board of Directors

/s/ Oscar E. Marina
Oscar E. Marina, Executive Vice President, General Counsel and Secretary

Pembroke Pines, Florida

August 5, 2016

Please Vote—Your Vote is Important

i

ii

MARKET PRICE AND DIVIDEND DATA	97

STOCK OWNERSHIP	98

OTHER MATTERS	100

FUTURE SHAREHOLDER PROPOSALS	101

HOUSEHOLDING OF PROXY MATERIAL	102

WHERE YOU CAN FIND MORE INFORMATION	103

Annex A—Agreement and Plan of Merger

Annex B—Opinion of Centerview Partners LLC

Annex C—Nightingale Support Agreement

Annex D—Beattie Support Agreement

Annex E—Preferred Stock Repurchase and Warrant Cancellation Agreement

iii

SUMMARY TERM SHEET

This summary highlights certain information in this proxy statement, but may not contain all of the information that may be important to you. You should carefully read the entire proxy statement and the attached Annexes and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Elizabeth Arden, Inc. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.” In this proxy statement, unless the context otherwise indicates, we refer to Elizabeth Arden, Inc. and its subsidiaries as “Elizabeth Arden,” “we,” “us” or “our.”

The Parties (see page 19)

Elizabeth Arden, Inc. is a global prestige beauty products company with an extensive portfolio of prestige fragrance, skin care and cosmetics brands. In addition to our owned and licensed fragrance brands, Elizabeth Arden distributes approximately 260 additional prestige fragrance brands, primarily in the United States, through distribution agreements and other purchasing arrangements. Elizabeth Arden sells its prestige beauty products to retailers and other outlets in the United States and internationally. In the United States, Elizabeth Arden sells its Elizabeth Arden skin care and cosmetics products primarily in prestige retailers, and its fragrances in prestige and mass retailers. Elizabeth Arden also sells its Elizabeth Arden branded fragrances, skin care and cosmetics products and other fragrance lines in approximately 120 countries worldwide primarily through department stores, perfumeries, pharmacies, specialty retailers, and other retail shops and “duty free” and travel retail locations. In addition, Elizabeth Arden sells its Elizabeth Arden products and certain other prestige fragrances directly to consumers through its Elizabeth Arden branded retail outlet stores and its website. Elizabeth Arden’s principal executive offices are located at 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33027 and its telephone number is (954) 364-6900.

Revlon, Inc., a Delaware corporation (which we refer to as “Revlon”), conducts its business exclusively through its direct wholly-owned operating subsidiary RCPC (as defined below) and its subsidiaries. Revlon is an indirect majority-owned subsidiary of MacAndrews & Forbes Incorporated (together with certain of its affiliates other than Revlon, “MacAndrews & Forbes”), a corporation wholly-owned by Ronald O. Perelman. Revlon manufactures, markets and sells worldwide an extensive array of beauty and personal care products, including color cosmetics, hair color, hair care and hair treatments, beauty tools, men’s grooming products, anti-perspirant deodorants, fragrances, skincare and other beauty care products. Revlon’s principal executive offices are located at One New York Plaza, 49th Floor, New York, New York 10004, and its telephone number is (212) 527-4000.

Revlon Consumer Products Corporation, a Delaware corporation and Revlon’s direct wholly-owned operating subsidiary (which we refer to as “RCPC”) manufactures, markets and sells worldwide an extensive array of beauty and personal care products, including color cosmetics, hair color, hair care and hair treatments, beauty tools, men’s grooming products, anti-perspirant deodorants, fragrances, skincare and other beauty care products. RCPC’s principal executive offices are located at c/o Revlon, Inc., One New York Plaza, 49th Floor, New York, New York 10004, and its telephone number is (212) 527-4000.

RR Transaction Corp., a Florida corporation and a wholly-owned subsidiary of RCPC (which we refer to as “Sub”), was formed solely for the purpose of engaging in the transactions contemplated by the merger agreement (as defined below). Sub has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Upon completion of the merger (as defined below), Sub will merge with and into Elizabeth Arden, and Sub will cease to exist. Sub’s principal executive offices are located at c/o Revlon, Inc., One New York Plaza, 49th Floor, New York, New York 10004, and its telephone number is (212) 527-4000.

The Merger (see page 29)

On June 16, 2016, Elizabeth Arden, Revlon, RCPC and Sub entered into an Agreement and Plan of Merger (which, as amended from time to time, we refer to as the “merger agreement”). Under the terms of the merger agreement, subject to the satisfaction or waiver of specified conditions, Sub will merge with and into Elizabeth Arden (which we refer to as the “merger”). Elizabeth Arden will survive the merger as a wholly-owned subsidiary of RCPC (which we refer to as the “surviving corporation”).

Upon completion of the merger, each share of Elizabeth Arden common stock, par value $0.01 per share (which we refer to as “Elizabeth Arden common stock”), that is issued and outstanding immediately prior to the effective time of the merger (other than any shares held by Elizabeth Arden as treasury shares or shares held by Revlon, RCPC or Sub, which we refer to as “Excluded Shares”) will be canceled, extinguished and automatically converted into the right to receive $14.00 per share, in cash, without interest (which we refer to as the “merger consideration”), subject to any applicable withholding taxes. Pursuant to a Preferred Stock Repurchase and Warrant Cancellation Agreement (which we refer to as the “Repurchase Agreement”) entered into by Elizabeth Arden, Revlon, RCPC, Sub, Nightingale Onshore Holdings, L.P. (which we refer to as “Nightingale Onshore”) and Nightingale Offshore Holdings, L.P. (which we refer to as “Nightingale Offshore” and, together with Nightingale Onshore, “Nightingale”) on June 16, 2016 in connection with the merger agreement, immediately prior to the effective time of the merger, Elizabeth Arden will purchase all issued and outstanding shares of Elizabeth Arden Series A Serial Preferred Stock, par value $0.01 (which we refer to as “Elizabeth Arden preferred stock”), beneficially held by Nightingale, with funds provided to (or paid on behalf of) Elizabeth Arden by Revlon and the warrants owned by Nightingale to purchase 2,452,267 shares of Elizabeth Arden common stock at an exercise price of $20.39 (which we refer to as the “Nightingale Warrants”) will be canceled for no additional consideration. See the section entitled “The Preferred Stock Repurchase and Warrant Cancellation Agreement” beginning on page 95.

Following the completion of the merger, Elizabeth Arden will become a wholly-owned subsidiary of RCPC, and Elizabeth Arden common stock will be delisted from the NASDAQ Global Select Market (which we refer to as “NASDAQ”), deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and cease to be publicly traded.

The Special Meeting (see page 21)

The special meeting will be held on September 7, 2016, at 10:00 a.m. Eastern Time, at Elizabeth Arden’s corporate offices located at 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33207. At the special meeting, you will be asked to, among other things, vote for the proposal to approve the merger agreement See the section entitled “The Special Meeting,” beginning on page 21, for additional information on the special meeting, including how to vote your shares of Elizabeth Arden common stock.

Shareholders Entitled to Vote; Vote Required to Approve the Merger Agreement (see page 22)

You may vote at the special meeting if you were a holder of Elizabeth Arden common stock or Elizabeth Arden preferred stock, as of the close of business on August 4, 2016, which is the record date for the special meeting (which we refer to as the “record date”). Based on the number of shares of Elizabeth Arden common stock, Elizabeth Arden preferred stock and Nightingale Warrants outstanding as of the record date, each share of Elizabeth Arden common stock is entitled to one vote per share and each share of Elizabeth Arden preferred stock is entitled to 49 votes per share for the purposes of voting on matters as a single class. As of the record date, there were 29,949,317 shares of Elizabeth Arden common stock and 50,000 shares of Elizabeth Arden preferred stock issued and outstanding and entitled to vote at the special meeting. The approval of the merger agreement by Elizabeth Arden’s shareholders requires (i) the affirmative vote of the holders of a majority of the outstanding shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock entitled to vote on such matter, voting as a single class and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock entitled to vote on such matter, voting as separate classes (which we refer to as the “Elizabeth Arden shareholder approval”).

Support Agreements (see page 94)

On June 16, 2016, Revlon, RCPC and Sub entered into a support agreement with Nightingale (which we refer to as the “Nightingale Support Agreement”) and a support agreement with E. Scott Beattie, Elizabeth Arden’s Chairman, President and Chief Executive Officer (which we refer to as the “Beattie Support Agreement” and, together with the Nightingale Support Agreement, the “Support Agreements”). Under the Support Agreements, each of Nightingale and E. Scott Beattie have agreed, among other things, (i) to vote in favor of the approval of the merger agreement and (ii) to vote against any competing proposal or any other action that would reasonably be expected to prevent, interfere with or delay the consummation of the merger. As of the record date, (i) E. Scott Beattie and his affiliates held approximately 1,180,116 shares of Elizabeth Arden common stock, which represent approximately 3.9% of the total outstanding shares of Elizabeth Arden common stock, and (ii) Nightingale held approximately 4,064,897 shares of Elizabeth Arden common stock and 50,000 shares of Elizabeth Arden preferred stock, which represent approximately 13.6% of the total outstanding shares of Elizabeth Arden common stock and 100% of the outstanding shares of Elizabeth Arden preferred stock, respectively. As of the record date, based on the number of shares of Elizabeth Arden common stock, Elizabeth Arden preferred stock and Nightingale Warrants outstanding, Nightingale held approximately 20% of outstanding voting power where Elizabeth Arden common stock and Elizabeth Arden preferred stock vote as a single class.

The Support Agreements will terminate upon the earlier to occur of (i) the termination of the merger agreement, (ii) the effective time of the merger, (iii) the date on which the Board effects a Change of Recommendation (as described under “The Agreement and Plan of Merger—Obligation of the Board with Respect to its Recommendation” beginning on page 77) and (iv) the merger agreement being amended to decrease or change the form of the merger consideration.

How to Vote (see page 24)

Shareholders of record have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which alternative voting methods are available to you. The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on the day before the special meeting.

If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Elizabeth Arden common stock, your bank, broker, trust or other nominee will not be able to vote your shares at the special meeting.

If you wish to vote in person at the special meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker or other holder of record authorizing you to vote at the special meeting.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of Elizabeth Arden common stock will be mailed to Elizabeth Arden’s shareholders if the merger is completed.

For additional information regarding the procedure for delivering your proxy, see the sections entitled “The Special Meeting—How to Vote,” beginning on page 24, and “The Special Meeting—Solicitation of Proxies,” beginning on page 25. If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, D.F. King & Co., Inc., toll-free at (212) 269-5550.

Recommendation of the Board; Reasons for Recommending the Approval of the Merger Agreement (see page 35)

The board of directors of Elizabeth Arden (which we refer to as the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote of all those directors in attendance, the Board declared the merger agreement and the transactions contemplated by the merger agreement, including the merger, to be advisable and in the best interests of Elizabeth Arden and its shareholders. Accordingly, the Board unanimously recommends that at the special meeting you vote (1) “FOR” the proposal to approve the merger agreement, (2) “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to Elizabeth Arden’s named executive officers that is based on or otherwise relates to the merger and (3) “FOR” the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies in favor of the approval of the merger agreement.

For a discussion of the material factors considered by the Board in reaching its conclusions, see the section entitled “The Merger—Reasons for Recommending the Approval of the Merger Agreement,” beginning on page 35. In addition, in considering the Board’s recommendation that Elizabeth Arden’s shareholders approve the merger agreement (the “Board’s recommendation”), you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Elizabeth Arden’s shareholders generally. See the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 50.

Opinion of Elizabeth Arden’s Financial Advisor (see page 42)

Opinion of Centerview Partners, LLC

Elizabeth Arden retained Centerview Partners LLC (which we refer to as “Centerview”) as financial advisor to the Board in connection with the merger. In connection with this engagement, the Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of Elizabeth Arden common stock (other than holders of Excluded Shares and any shares of Elizabeth Arden common stock held by Elizabeth Arden’s affiliates) of the merger consideration to be paid to such holders pursuant to the merger agreement. On June 16, 2016, Centerview delivered to the Board its oral opinion, subsequently confirmed by delivery of a written opinion, dated June 16, 2016, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations described in such written opinion, the merger consideration to be paid to the holders of Elizabeth Arden common stock (other than holders of Excluded Shares and any shares of Elizabeth Arden common stock held by Elizabeth Arden’s affiliates) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated June 16, 2016, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Centerview’s financial advisory services and its opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the merger and Centerview’s opinion only addresses the fairness, from a financial point of view, as of the date thereof, to the holders of the Elizabeth Arden common stock (other than holders of Excluded Shares and any shares of Elizabeth Arden common stock held by Elizabeth Arden’s affiliates) of the merger consideration to be paid to those holders pursuant to the merger agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement or the merger and does not constitute a recommendation to any Elizabeth Arden shareholder or any other person as to how such shareholder or other person should vote with respect to the merger or otherwise act with respect to the merger or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety, including for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Market Price and Dividend Data (see page 97)

Elizabeth Arden common stock is traded on NASDAQ under the symbol “RDEN.” On June 16, 2016, the last full trading day prior to the public announcement of the merger, the closing price for Elizabeth Arden common stock was $9.31 per share. On July 7, 2016, the last full trading day prior to the filing of this proxy statement, the closing price for Elizabeth Arden’s common stock was $13.82 per share.

Certain Effects of the Merger (see page 57)

Upon completion of the merger, Sub will be merged with and into Elizabeth Arden upon the terms set forth in the merger agreement. As the surviving corporation in the merger, Elizabeth Arden will continue to exist following the merger as a wholly-owned subsidiary of RCPC.

Following the completion of the merger, shares of Elizabeth Arden common stock will no longer be traded on NASDAQ or any other public market. In addition, the registration of shares of Elizabeth Arden common stock under the Exchange Act, will be terminated.

Consequences if the Merger is Not Completed (see page 58)

If the proposal to approve the merger agreement does not receive the required approval from Elizabeth Arden’s shareholders, or if the merger is not completed for any other reason, you will not receive any consideration from Revlon, RCPC or Sub for your shares of Elizabeth Arden common stock. Instead, Elizabeth Arden will remain a public company and Elizabeth Arden common stock will continue to be listed and traded on NASDAQ.

In addition, if the merger agreement is terminated under specified circumstances, Elizabeth Arden may be required to pay Revlon a $14,000,000 termination fee. See the section entitled “The Agreement and Plan of Merger—Termination Fees,” beginning on page 90.

Treatment of Equity Awards (see page 67)

The merger agreement provides that, as of the effective time of the merger:

•

each outstanding option to purchase shares of Elizabeth Arden common stock granted under Elizabeth Arden’s 2004 Stock Incentive Plan, 2004 Non-Employee Director Stock Option Plan, 2010 Stock Award and Incentive Plan and 2014 Non-Employee Director Stock Award Plan (which plans we collectively refer to as “Elizabeth Arden’s stock plans” and which options we refer to as “Stock Options”) that is outstanding and unexercised immediately prior to the effective time of the merger

(whether vested or unvested) will be canceled by virtue of the merger and without any action on the part of any holder of any Stock Option, in consideration for the right to receive, at or as promptly as practicable following the effective time of the merger, a cash payment, if any, equal to the product of (i) the number of shares of Elizabeth Arden common stock subject to such Stock Option immediately prior to the effective time of the merger and (ii) the excess, if any, of the merger consideration over the exercise price of such Stock Option, less any required withholding taxes and without interest; and

•	each outstanding award of a right under any of Elizabeth Arden’s stock plans (other than restricted shares of Elizabeth Arden common stock) entitling the holder thereof to shares of Elizabeth Arden common stock or cash equal to the value of shares of Elizabeth Arden common stock (which we refer to as an “RSU Award”) outstanding immediately prior to the effective time of the merger will become fully vested and will be converted into the right to receive, at or as promptly as practicable following the effective time of the merger, an amount in cash equal to the merger consideration, less any required withholding taxes and without interest.

Treatment of Series A Serial Preferred Stock and Warrants (see page 68)

Pursuant to the Repurchase Agreement, immediately prior to the effective time of the merger, Elizabeth Arden will purchase all of the 50,000 shares of Elizabeth Arden preferred stock beneficially owned by Nightingale with funds provided to (or paid on behalf of) Elizabeth Arden by Revlon, and the Nightingale Warrants will be canceled for no additional consideration. See the section entitled “The Preferred Stock Repurchase and Warrant Cancellation Agreement” beginning on page 96.

Interests of Directors and Executive Officers in the Merger (see page 50)

In considering the Board’s recommendation that you vote “FOR” the proposal to approve the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Elizabeth Arden’s shareholders generally. The Board was aware of these interests and considered them at the time it approved the merger agreement and made its recommendation to Elizabeth Arden’s shareholders.

Conditions to the Merger (see page 86)

Elizabeth Arden’s, Revlon’s, RCPC’s and Sub’s respective obligations to complete the merger are subject to the satisfaction (or mutual waiver by each of Revlon, RCPC and Elizabeth Arden where permitted under applicable law) of the following conditions:

•	the Elizabeth Arden shareholder approval will have been obtained;

•	all required antitrust approvals will have been received (including the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”), and the antitrust approvals under the antitrust laws of Germany and South Africa); and

•	the absence of any legal requirement or order enacted, issued, promulgated, enforced or entered by any governmental authority making the merger illegal or otherwise prohibiting the merger.

The obligations of Revlon, RCPC and Sub to complete the merger are also subject to the satisfaction or waiver by Revlon and RCPC of additional conditions, including:

•	subject to materiality qualifiers in certain cases, the accuracy of each of our representations and warranties in the merger agreement;

•	Elizabeth Arden’s performance and compliance in all material respects with all agreements and covenants required to be performed or complied with by Elizabeth Arden under the merger agreement; and

•	there not having occurred any Company material adverse effect (as defined in “The Agreement and Plan of Merger—Representations and Warranties”) since the date of the merger agreement.

Elizabeth Arden’s obligations to complete the merger are also subject to the satisfaction or waiver by Elizabeth Arden of additional conditions, including:

•	subject to certain materiality qualifiers, the accuracy of each of the representations and warranties of Revlon, RCPC and Sub in the merger agreement; and

•	Revlon, RCPC and Sub’s performance and compliance in all material respects with all agreements and covenants required to be performed or complied with by them under the merger agreement.

Regulatory Approvals (see page 63)

Under the merger agreement, the respective obligations of Elizabeth Arden, Revlon, RCPC and Sub to complete the merger are subject to, among other things, the expiration or termination of any applicable waiting period (and any extension thereof) applicable to the completion of the merger under the HSR Act and receipt of all other required antitrust approvals including those under the antitrust laws of Germany and South Africa. For a description of Elizabeth Arden’s, Revlon’s and RCPC’s respective obligations under the merger agreement with respect to regulatory approvals, see the section entitled “The Agreement and Plan of Merger—Efforts to Complete the Merger,” beginning on page 80.

Financing (see page 58)

We anticipate that the total funds needed to complete the merger (including the funds needed to pay the holders of Elizabeth Arden common stock, Elizabeth Arden preferred stock and other equity-based interests the amounts due to them under the merger agreement, as well as to refinance Elizabeth Arden’s existing indebtedness), which would be approximately $870 million based upon the number of shares of Elizabeth Arden common stock, Elizabeth Arden preferred stock and other equity-based interests outstanding as of June 16, 2016, will be funded through a combination of RCPC debt financing and cash on hand of Revlon, RCPC and their subsidiaries.

On June 16, 2016, RCPC entered into a debt financing commitment letter (which we refer to as the “debt commitment letter”) with Citigroup Global Markets Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (which we collectively refer to as the “Lenders”). Pursuant to the debt commitment letter, the Lenders have committed to arrange and provide RCPC with: (i) a senior secured term loan facility in an aggregate principal amount of $1.8 billion, (ii) a senior secured asset-based revolving credit facility in a principal amount of $400 million and (iii) to the extent that the proceeds of the senior unsecured notes (as defined below) are not available to consummate the merger, up to $400 million of senior unsecured bridge loans under a senior unsecured credit facility (provided that the size of such bridge facility will be reduced by the amount of gross cash proceeds of any senior unsecured notes (as defined below) that will be issued by RCPC on or prior to the closing date of the merger). Additionally, RCPC has engaged affiliates of the Lenders to act as underwriters, initial purchasers and placement agents for a private placement of $400 million of senior unsecured notes (which we refer to as “senior unsecured notes”). Due to market interest in RCPC’s senior unsecured notes, a private placement of $450 million of the senior unsecured notes was closed into escrow on August 4, 2016. Elizabeth Arden believes the amounts committed under the debt commitment letter, together with cash on hand of Revlon, RCPC and their subsidiaries, will be sufficient to complete the merger, and that Revlon’s, RCPC’s and Sub’s representations, warranties and covenants related to obtaining financing for the merger provide substantial assurances that the merger will be consummated on a timely basis.

Under the merger agreement, the obligation of Revlon, RCPC and Sub to complete the merger is not conditioned upon Revlon’s or RCPC’s receipt of financing.

Restrictions on Solicitation of Competing Proposals (see page 75)

The merger agreement generally restricts Elizabeth Arden’s ability to solicit, directly or indirectly, potential competing proposals (as defined in the merger agreement and described under “The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals,” beginning on page 75) from third parties, or engage in discussions or negotiations with, or furnish non-public information regarding Elizabeth Arden or any of our subsidiaries to, third parties regarding any potential competing proposal. Under certain circumstances, however, and in compliance with certain obligations contained in the merger agreement, Elizabeth Arden is permitted to furnish information with respect to Elizabeth Arden and our subsidiaries and participate in discussions or negotiations with third parties making a competing proposal that the Board determines in good faith, after consultation with our outside counsel and financial advisors, constitutes or would reasonably be expected to result in a superior proposal (as defined in the merger agreement and described under “The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals,” beginning on page 75). Upon termination of the merger agreement under specified circumstances, Elizabeth Arden may be required to pay Revlon a $14,000,000 termination fee, including if Elizabeth Arden terminates the merger agreement to enter into a definitive agreement with respect to a superior proposal, which Elizabeth Arden is permitted to do at any time prior to the receipt of the Elizabeth Arden shareholder approval in certain specified circumstances and after following certain procedures set forth in the merger agreement.

Termination of the Merger Agreement (see page 88)

The merger agreement may be terminated at any time by the mutual written agreement of Elizabeth Arden, Revlon, RCPC and Sub. The merger agreement may also be terminated by Revlon or Elizabeth Arden if:

•	the merger has not been consummated on or before December 16, 2016 (the “termination date”); provided that the right to terminate the merger agreement pursuant to the foregoing will not be available to any party if the failure of the merger to be so consummated on or before the termination date was primarily due to the failure of such party to perform any of its obligations under the merger agreement;

•	any court or governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting consummation of the merger, and such order or other action shall have become final and non-appealable; provided that the right to terminate the merger agreement pursuant to the foregoing will not be available to a party if the issuance of such final, non-appealable order was primarily due to the failure of such party, and in the case of Revlon, including the failure of RCPC or Sub, to perform any of its obligations under the merger agreement; or

•	the special meeting soliciting the Elizabeth Arden shareholder approval (including any adjournments or postponements thereof) shall have been held and concluded without receipt of the Elizabeth Arden shareholder approval.

Revlon may also terminate the merger agreement if:

•

there has been a breach of a representation, warranty, covenant or agreement made by Elizabeth Arden in the merger agreement, which breach or failure to perform would result in the failure of the conditions to the closing of the merger relating to the accuracy of the representations and warranties of Elizabeth Arden or compliance by Elizabeth Arden with its obligations under the merger agreement (as described under “The Agreement and Plan of Merger—Conditions to the Merger” beginning on page 86), and such breach or failure to be true cannot be cured on or prior to the termination date, or if curable before such time, is not cured within 30 days after Elizabeth Arden’s receipt of written notice of such breach or failure; provided that the right to terminate the merger agreement pursuant to the foregoing will not be available to Revlon if Revlon, RCPC or Sub is then in breach of any of its covenants, agreements, representations or warranties under the merger agreement such that the conditions to the closing of the merger relating to the accuracy of their respective and warranties or compliance with their respective obligations under the merger agreement would not be satisfied;

•	at any time prior to receipt of the Elizabeth Arden shareholder approval, the Board makes a Change of Recommendation (as described under “The Agreement and Plan of Merger—Obligation of the Board with Respect to its Recommendation” beginning on page 77); or

•	Elizabeth Arden shall have breached in any material respect its obligations under the restrictions on solicitation set forth in the merger agreement (as described under “The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals” and “—Obligation of the Board with Respect to its Recommendation” beginning on page 75 and 77, respectively).

Elizabeth Arden may also terminate the merger agreement if:

•	there has been a breach of a representation, warranty, covenant or agreement made by Revlon, RCPC or Sub in the merger agreement, which breach or failure to perform would result in the failure of the conditions to the closing of the merger relating to the accuracy of the representations and warranties of Revlon, RCPC and Sub or compliance by Revlon, RCPC and Sub with their obligations under the merger agreement (as described under “The Agreement and Plan of Merger—Conditions to the Merger” beginning on page 86), and such breach or failure to be true cannot be cured on or prior to the termination date, or if curable before such time, is not cured within 30 days after Revlon’s receipt of written notice of such breach or failure; provided that this termination right will not be available to Elizabeth Arden if Elizabeth Arden is then in breach of any of its covenants, agreements, representations or warranties under the merger agreement such that the conditions to the closing of the merger relating to the accuracy of Elizabeth Arden’s representations and warranties or Elizabeth Arden’s compliance with its obligations under the merger agreement would not be satisfied;

•	Elizabeth Arden is concurrently entering into a definitive agreement with respect to a superior proposal in accordance with the merger agreement (as described under “The Agreement and Plan of Merger—Obligation of the Board with Respect to its Recommendation” beginning on page 77); or

•	(i) the conditions to the obligations of each party, and the conditions to the obligations of Revlon, RCPC and Sub to consummate the merger (other than those conditions that by their nature are to be satisfied or waived on the date of the closing, provided such conditions are reasonably capable of being satisfied at the closing of the merger) have been satisfied or waived, (ii) Elizabeth Arden has irrevocably confirmed by written notice to Revlon after the end of the marketing period (as described under “The Agreement and Plan of Merger—Closing; Effective Time of the Merger—Marketing Period” beginning on page 66) that the conditions to Elizabeth Arden’s obligation to consummate the merger (other than those conditions that by their nature are to be satisfied on the date of the closing but that are expected to be satisfied at the closing of the merger) have been satisfied or that it is willing to waive any unsatisfied conditions and that Elizabeth Arden stands, and will stand, ready, willing and able to consummate the merger, and (iii) Revlon, RCPC and Sub fail to consummate the merger agreement within five business days after delivery of such written notice and Elizabeth Arden stood ready, willing and able to consummate the merger through the end of such period; provided that Elizabeth Arden will not have the right to terminate the merger agreement pursuant to this termination right if it is in material breach of the merger agreement.

Termination Fees (see page 90)

Upon termination of the merger agreement under specified circumstances, Elizabeth Arden may be required to pay Revlon a $14,000,000 termination fee, and, upon termination of the merger agreement under other specified circumstances, Revlon may be required to pay Elizabeth Arden a $40,000,000 termination fee.

Litigation Related to the Merger (see page 63)

Elizabeth Arden, the members of the Board, Revlon, RCPC, Sub, Nightingale and an affiliate of Nightingale have been named as defendants in certain lawsuits brought by purported Elizabeth Arden shareholders seeking, among other things, to enjoin the proposed merger.

Material U.S. Federal Income Tax Consequences of the Merger (see page 59)

The receipt of cash in exchange for shares of Elizabeth Arden common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as such term is defined below in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 59) who receives cash in exchange for shares of Elizabeth Arden common stock in the merger will recognize gain or loss equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of Elizabeth Arden common stock (that is, shares acquired for the same cost in a single transaction). You should refer to the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 59, and consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the merger.

Additional Information (see page 103)

You can find more information about Elizabeth Arden in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information,” beginning on page 102.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting of shareholders. These questions and answers do not address all questions that may be important to you as an Elizabeth Arden shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	On June 16, 2016, Elizabeth Arden entered into the merger agreement with Revlon, RCPC and Sub. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to approve the merger agreement and other matters to be voted on at the special meeting.

Q:	As a shareholder, what will I receive in the merger?

A:	If the merger is completed, you will be entitled to receive $14.00 in cash, without interest, subject to any applicable withholding taxes, for each share of Elizabeth Arden common stock you own as of the effective time of the merger.

Q:	Will I have to pay taxes on the merger consideration I receive in the merger?

The receipt of cash in exchange for shares of Elizabeth Arden common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Please see the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 59, for a more detailed description of the U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local and foreign taxes.

Q:	What will happen to outstanding Elizabeth Arden equity compensation awards in the merger?

A:	For information regarding the treatment of outstanding Elizabeth Arden equity awards, see the section entitled “The Agreement and Plan of Merger—Treatment of Stock Options and RSU Awards,” beginning on page 66.

Q:	What will happen to outstanding Elizabeth Arden preferred stock and warrants?

A:	Pursuant to the Repurchase Agreement, immediately prior to the effective time of the merger, Elizabeth Arden will purchase all of the 50,000 shares of Elizabeth Arden preferred stock beneficially owned by Nightingale with funds provided to (or paid on behalf of) Elizabeth Arden by Revlon and the Nightingale Warrants will be canceled for no additional consideration. See the section entitled “The Preferred Stock Repurchase and Warrant Cancellation Agreement” beginning on page 96.

Q:	Where and when will the special meeting of shareholders be held?

A:	The special meeting of Elizabeth Arden’s shareholders will be held at Elizabeth Arden’s corporate offices located at 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33207, on September 7, 2016, at 10:00 a.m. Eastern Time.

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of record of Elizabeth Arden common stock or Elizabeth Arden preferred stock as of the close of business on August 4, 2016, the record date for the special meeting (which we refer to as the “record date”), are entitled to vote at the special meeting. Based on the number of shares of Elizabeth Arden common stock, Elizabeth Arden preferred stock and Nightingale Warrants outstanding as of the record date, each share of Elizabeth Arden common stock is entitled to one vote per share and each share of Elizabeth Arden preferred stock is entitled to 49 votes per share for the purposes of voting on matters as a single class.

Q:	What proposals will be considered at the special meeting?

At the special meeting, you will be asked to consider and vote on:

•	a proposal to approve the merger agreement;

•	a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Elizabeth Arden’s named executive officers that is based on or otherwise relates to the merger, as discussed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 50; and

•	a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Q:	What vote is required to approve each of the proposals?

A:	The proposal to approve the merger agreement requires the affirmative vote of (i) the holders of a majority of the outstanding shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock entitled to vote on such matter, voting as a single class and (ii) the holders of a majority of the outstanding shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock entitled to vote on such matter, voting as separate classes. Abstentions and failures to vote will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter. Although the Board intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, is not binding on Elizabeth Arden or Revlon or any of their respective subsidiaries, and, if the merger agreement is approved by Elizabeth Arden’s shareholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

The approval of the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies in favor of the approval of the merger agreement, requires the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter. In addition, even if a quorum is not present at the special meeting, the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time.

Q:	Are there any voting agreements with existing stockholders?

A:

In connection with the merger agreement, Revlon, RCPC and Sub entered into the Support Agreements, pursuant to which each of Nightingale and E. Scott Beattie have agreed, among other things, to vote in favor of the approval of the merger agreement and to vote against any competing proposal or any other action that would prevent or delay the consummation of the merger. As of the record date, (i) E. Scott Beattie and his affiliates held approximately 1,180,116 shares of Elizabeth Arden common stock, which represent approximately 3.9% of the total outstanding shares of Elizabeth Arden common stock, and (ii) Nightingale held approximately 4,064,897 shares of Elizabeth Arden common stock and 50,000 shares of Elizabeth Arden preferred stock, which represent approximately 13.6% of the total outstanding shares of

Elizabeth Arden common stock and 100% of the outstanding shares of Elizabeth Arden preferred stock, respectively. As of the record date, based on the number of shares of Elizabeth Arden common stock, Elizabeth Arden preferred stock and Nightingale Warrants outstanding, Nightingale held approximately 20% of outstanding voting power where Elizabeth Arden common stock and Elizabeth Arden preferred stock vote as a single class. The Support Agreements will terminate upon the earlier to occur of (a) the termination of the merger agreement, (b) the effective time of the merger, (c) the date on which the Board effects a Change of Recommendation (as described under “The Agreement and Plan of Merger—Obligation of the Board with Respect to its Recommendation” beginning on page 77) and (d) the merger agreement being amended to decrease or change the form of the merger consideration.

Q:	How does the Board recommend that I vote on the proposals?

A:	Upon careful consideration, the Board determined, by a unanimous vote of all those directors in attendance, that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of Elizabeth Arden and its shareholders. Accordingly, the Board unanimously recommends that you vote (1) “FOR” the proposal to approve the merger agreement, (2) “FOR” the non-binding compensation advisory proposal and (3) “FOR” the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies in favor of the approval of the merger agreement.

For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement, please see the section entitled “The Merger—Reasons for Recommending the Approval of the Merger Agreement,” beginning on page 35. In addition, in considering the Board’s recommendation with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Elizabeth Arden’s shareholders generally. See the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 50.

Q:	Do I need to attend the special meeting in person?

A:	No. It is not necessary for you to attend the special meeting in order to vote your shares. You may vote by mail, by telephone or through the Internet, as described in more detail below.

Q:	How many shares need to be represented at the special meeting?

A:	The presence at the special meeting, in person or by proxy, of a majority of our outstanding shares of voting stock entitled to vote will constitute a quorum for the purpose of considering the proposals, except where a separate class vote is required (such as for approval of the merger agreement), in which case a quorum will consist of a majority of the outstanding shares of the class entitled to vote on such matter. As of the close of business on the record date, there were (i) 29,949,317 shares of Elizabeth Arden common stock and (ii) 50,000 shares of Elizabeth Arden preferred stock (representing the voting equivalent of 2,450,000 shares of Elizabeth Arden common stock where Elizabeth Arden common stock and Elizabeth Arden preferred stock vote as a single class) outstanding. If you are an Elizabeth Arden shareholder as of the close of business on the record date and you vote by mail, by telephone, through the Internet or in person at the special meeting, you will be considered part of the quorum. If you are a “street name” holder of shares of Elizabeth Arden common stock (i.e., you hold your shares in the name of a bank, broker, trust or other nominee) and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

All shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock held by shareholders that are present in person, or represented by proxy, and entitled to vote at the special meeting, regardless of how such shares are voted or whether such shareholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.

Q:	Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to Elizabeth Arden’s named executive officers that is based on or otherwise relates to the merger?

A:	In July 2010, the SEC adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger. In accordance with the rules promulgated under Section 14A of the Exchange Act, Elizabeth Arden is providing its shareholders with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to Elizabeth Arden’s named executive officers in connection with the merger. For additional information, see the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal,” beginning on page 27.

Q:	What will happen if Elizabeth Arden’s shareholders do not approve the non-binding compensation advisory proposal?

A:	The vote to approve the non-binding compensation advisory proposal is a vote separate and apart from the vote to approve the merger agreement. Approval of the non-binding compensation advisory proposal is not a condition to completion of the merger, and it is advisory in nature only, meaning that it will not be binding on Elizabeth Arden or Revlon or any of their respective subsidiaries. Accordingly, if the merger agreement is approved by Elizabeth Arden’s shareholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

Q:	Are Elizabeth Arden’s shareholders eligible to assert appraisal rights?

A:	No. Under Section 607.1302 of the FBCA, so long as Elizabeth Arden common stock continues to be listed on NASDAQ, appraisal rights will NOT be available to Elizabeth Arden’s shareholders in connection with the merger.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, please vote your shares of Elizabeth Arden common stock using one of the alternative methods described below as soon as possible. You will be entitled to one vote for each share of Elizabeth Arden common stock that you owned on the record date.

Q:	How do I vote if I am a shareholder of record?

A:	You may vote by:

•	submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

•	submitting your proxy by using the telephone number printed on each proxy card you receive;

•	submitting your proxy through the Internet voting instructions printed on each proxy card you receive; or

•	by appearing in person at the special meeting and voting by ballot.

If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m. Eastern Time on the day before the special meeting.

Submitting your proxy by mail, by telephone or through the Internet will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the special meeting in person to ensure that your shares of Elizabeth Arden common stock are represented at the special meeting.

If you return your signed and dated proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted (1) “FOR” the proposal to approve the merger agreement, (2) “FOR” the approval of the non-binding compensation advisory proposal and (3) “FOR” the approval of the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies in favor of the approval of the merger agreement.

Q:	If my shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals?

A:	Your bank, broker, trust or other nominee will NOT have the power to vote your shares of Elizabeth Arden common stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these alternatives.

Q:	What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:	Your bank, broker, trust or other nominee will NOT be able to vote your shares of Elizabeth Arden common stock unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to approve the merger agreement requires the affirmative vote of a majority of the outstanding shares of Elizabeth Arden common stock, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement. Furthermore, your shares will not be included in the calculation of the number of shares of Elizabeth Arden common stock present at the special meeting for purposes of determining whether a quorum is present.

Q:	May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

A:	Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to Elizabeth Arden’s Corporate Secretary at 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33027. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares of Elizabeth Arden common stock. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the special meeting and voting in person. However, simply attending the special meeting without voting will not revoke or change your proxy. “Street name” holders of shares of Elizabeth Arden common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

If you have instructed a bank, broker, trust or other nominee to vote your shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.

All properly submitted proxies received by Elizabeth Arden before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, it means that you hold shares of Elizabeth Arden common stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to submit your proxies by properly completing and mailing each proxy card you receive or by telephone or through the Internet by using the different voter control number(s) on each proxy card.

Q:	What happens if I sell my shares of Elizabeth Arden common stock before the special meeting?

A:	The record date for the special meeting is earlier than the expected date of the merger. If you own shares of Elizabeth Arden common stock as of the close of business on the record date but transfer your shares prior to the special meeting, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person who holds your shares as of the effective time of the merger.

Q:	If I hold my shares in certificated form, should I send in my stock certificates now?

A:	No. Shortly after the merger is completed, you will be sent a letter of transmittal that includes detailed written instructions on how to return your stock certificates. You must return your stock certificates in accordance with such instructions in order to receive the merger consideration. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATE(S) NOW.

Q:	Should I send in my Stock Options or RSU Awards now?

A:	No. Shortly after the merger is completed, your Stock Options and RSU Awards will either be automatically exchanged for the applicable consideration, or you will receive further instructions for such exchange.

Q:	When is the merger expected to be completed?

A:	We and Revlon are working toward completing the merger as quickly as possible. We currently anticipate that the merger will be completed by the end of 2016, but we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived. The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the approval of the merger agreement by Elizabeth Arden’s shareholders and the receipt of certain regulatory approvals. For additional information, see the section entitled “The Agreement and Plan of Merger—Conditions to the Merger,” beginning on page 86.

Q:	What happens if the merger is not completed?

A:	If the proposal to approve the merger agreement does not receive the required approval from Elizabeth Arden’s shareholders, or if the merger is not completed for any other reason, you will not receive any consideration from Revlon, RCPC or Sub for your shares of Elizabeth Arden common stock. Instead, Elizabeth Arden will remain a public company and Elizabeth Arden common stock will continue to be registered under the Exchange Act and listed and traded on NASDAQ. In such circumstances, Elizabeth Arden expects that its management will operate its business in a manner similar to that in which it is being operated today and that holders of shares of Elizabeth Arden common stock will continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of Elizabeth Arden common stock. Under certain circumstances, if the merger is not completed, we may be obligated to pay Revlon a termination fee. For additional information, see the section entitled “The Merger—Consequences if the Merger is Not Completed,” beginning on page 58.

Q:	Are there any requirements if I plan on attending the special meeting?

A:	If you wish to attend the special meeting, you may be asked to present valid photo identification. Please note that, if you hold your shares in “street name,” you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date, a legal proxy from your bank and check in at the registration desk at the meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials, will not be permitted at the meeting without Elizabeth Arden’s approval.

Q:	Where can I find more information about Elizabeth Arden?

A:	Elizabeth Arden files periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information,” beginning on page 103.

Q:	Who can help answer my questions?

A:	For additional questions about the merger, assistance in submitting proxies or voting shares of Elizabeth Arden common stock, or additional copies of the proxy statement or the enclosed proxy card(s), please contact our proxy solicitor:

48 Wall Street, 22rd Floor

New York, NY 10005

Toll-Free: 800-591-8252

Email: rden@dfking.com

If your shares are held for you by a bank, broker, trust or other nominee, you should also call your bank, broker, trust or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this proxy statement constitutes “forward-looking statements” that is subject to the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with:

•	the satisfaction of the conditions precedent to the consummation of the proposed merger, including the receipt of shareholder and regulatory approvals;

•	unanticipated difficulties or expenditures relating to the consummation of the proposed merger;

•	legal proceedings, judgments or settlements, including those that may be instituted against Elizabeth Arden, its board of directors, executive officers and others following the announcement of the proposed merger;

•	disruptions of current plans and operations caused by the announcement and pendency of the proposed merger;

•	potential difficulties in employee retention due to the announcement and pendency of the proposed merger;

•	the response of customers, distributors, suppliers, business partners and regulators to the announcement of the proposed merger; and

•	other factors described in Elizabeth Arden’s annual report on Form 10-K for the fiscal year ended June 30, 2015 filed with the SEC.

Elizabeth Arden can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this proxy statement, and Elizabeth Arden undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

PARTIES TO THE MERGER

Elizabeth Arden

Elizabeth Arden, Inc. is a global prestige beauty products company with an extensive portfolio of prestige fragrance, skin care and cosmetics brands. In addition to our owned and licensed fragrance brands, we distribute approximately 260 additional prestige fragrance brands, primarily in the United States, through distribution agreements and other purchasing arrangements. Elizabeth Arden sells its prestige beauty products to retailers and other outlets in the United States and internationally. In the United States, Elizabeth Arden sells its Elizabeth Arden skin care and cosmetics products primarily in prestige retailers, and its fragrances in prestige and mass retailers. Elizabeth Arden also sells its Elizabeth Arden branded fragrances, skin care and cosmetics products and other fragrance lines in approximately 120 countries worldwide primarily through department stores, perfumeries, pharmacies, specialty retailers, and other retail shops and “duty free” and travel retail locations. In addition, Elizabeth Arden sells its Elizabeth Arden products and certain other prestige fragrances directly to consumers through its Elizabeth Arden branded retail outlet stores and its website.

Shares of Elizabeth Arden common stock are listed on NASDAQ and trade under the symbol “RDEN.”

Elizabeth Arden’s principal executive offices are located at 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33027, and our telephone number is (954) 364-6900. Our website address is www.elizabetharden.com. Unless expressly incorporated by reference into this proxy statement, the information provided on our website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to our website in this proxy statement.

Additional information about Elizabeth Arden is contained in our public filings, which are incorporated by reference in this proxy statement. See the section entitled “Where You Can Find More Information,” beginning on page  103, for more information.

Revlon

Revlon, Inc. is a Delaware corporation that conducts its business exclusively through RCPC, its direct wholly-owned operating subsidiary, and its subsidiaries. Revlon is an indirect majority-owned subsidiary of MacAndrews & Forbes. Revlon manufactures, markets and sells worldwide an extensive array of beauty and personal care products, including color cosmetics, hair color, hair care and hair treatments, beauty tools, men’s grooming products, anti-perspirant deodorants, fragrances, skincare and other beauty care products. Revlon’s principal executive offices are located at One New York Plaza, 49th Floor, New York, New York 10004, and its telephone number is (212) 527-4000.

Revlon’s common stock is listed on the New York Stock Exchange under the symbol “REV”.

RCPC

Revlon Consumer Products Corporation is a Delaware corporation that is the direct wholly-owned operating subsidiary of Revlon. RCPC manufactures, markets and sells worldwide an extensive array of beauty and personal care products, including color cosmetics, hair color, hair care and hair treatments, beauty tools, men’s grooming products, anti-perspirant deodorants, fragrances, skincare and other beauty care products. RCPC’s principal executive offices are located at c/o Revlon, Inc., One New York Plaza, 49th Floor, New York, New York 10004, and its telephone number is (212) 527-4000.

Sub

RR Transaction Corp. is a Florida corporation that was formed by RCPC solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Sub is a direct wholly-owned subsidiary of RCPC and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Upon the completion of the merger, Sub will cease to exist and Elizabeth Arden will continue as the surviving corporation. Sub’s principal executive offices are located at c/o Revlon, Inc., One New York Plaza, 49th Floor, New York, New York 10004, and its telephone number is (212) 527-4000.

THE SPECIAL MEETING

We are furnishing this proxy statement as part of the solicitation of proxies by the Board for use at the special meeting and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place of the Special Meeting

The special meeting will be held on September 7, 2016, at 10:00 a.m. Eastern Time, at Elizabeth Arden’s corporate offices located at 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33207.

Elizabeth Arden’s shareholders who wish to attend the special meeting may be asked to present valid photo identification. Please note that, if you hold your shares of Elizabeth Arden common stock in “street name,” you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date, a legal proxy from your bank and check in at the registration desk at the meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials, will not be permitted at the meeting without Elizabeth Arden’s approval.

Purpose of the Special Meeting

At the special meeting, Elizabeth Arden’s shareholders as of the record date will be asked to consider and vote on:

•	a proposal to approve the merger agreement, pursuant to which, subject to the satisfaction or waiver of certain specified conditions, Sub will merge with and into Elizabeth Arden, with Elizabeth Arden continuing as the surviving corporation and a wholly-owned subsidiary of RCPC;

•	a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Elizabeth Arden’s named executive officers that is based on or otherwise relates to the merger, as discussed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 50; and

•	a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Recommendation of the Board

The Board carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote of all those directors in attendance, the Board (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair, advisable and in the best interest of Elizabeth Arden and its shareholders, (ii) approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the merger, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the FBCA and (iii) recommended that Elizabeth Arden’s shareholders approve the merger agreement on the terms and subject to the conditions of the merger agreement. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to approve the merger agreement.

The Board also unanimously recommends a vote “FOR” the non-binding compensation advisory proposal and “FOR” the approval of the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Record Date and Quorum

Only holders of record of Elizabeth Arden common stock and Elizabeth Arden preferred stock as of the close of business on the record date of August 4, 2016 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Based on the number of shares of Elizabeth Arden common stock, Elizabeth Arden preferred stock and Nightingale Warrants outstanding as of the record date, each share of Elizabeth Arden common stock is entitled to one vote per share and each share of Elizabeth Arden preferred stock is entitled to 49 votes per share for the purposes of voting on matters as a single class.

The presence at the special meeting, in person or by proxy, of a majority of our outstanding shares of voting stock entitled to vote will constitute a quorum for the purpose of considering the proposals, except where a separate class vote is required (such as for the approval of the merger agreement), in which case a quorum will consist of a majority of the outstanding shares of the class entitled to vote on such matter. As of the close of business on the record date, there were (i) 29,949,317 shares of Elizabeth Arden common stock and (ii) 50,000 shares of Elizabeth Arden preferred stock (representing the voting equivalent of 2,450,000 shares of Elizabeth Arden common stock where Elizabeth Arden common stock and Elizabeth Arden preferred stock vote as a single class) outstanding. If you are an Elizabeth Arden shareholder as of the close of business on the record date and you vote by mail, by telephone, through the Internet or in person at the special meeting, then your shares will be considered part of the quorum. If you are a “street name” holder of shares of Elizabeth Arden common stock (i.e., you hold your shares in the name of a bank, broker, trust or other nominee) and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

All shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock held by shareholders that are present in person, or represented by proxy, and entitled to vote at the special meeting, regardless of how such shares are voted or whether such shareholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.

Vote Required for Approval

Merger Agreement Proposal. The proposal to approve the merger agreement requires the affirmative vote of (i) the holders of a majority of the outstanding shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock entitled to vote on such matter, voting as a single class and (ii) the holders of a majority of the outstanding shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock entitled to vote on such matter, voting as separate classes.

Non-Binding Compensation Advisory Proposal. The approval of the non-binding compensation advisory proposal requires that the votes that are cast at the meeting in favor of the proposal exceed the votes cast against the proposal. The vote is advisory only and, therefore, is not binding on Elizabeth Arden or Revlon or any of their respective subsidiaries, and, if the merger agreement is approved by Elizabeth Arden’s shareholders is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

Adjournment Proposal. The approval of the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies in favor of the approval of the merger agreement, requires that the votes that are cast at the meeting in favor of the proposal exceed the votes cast against the proposal. In addition, even if a quorum is not present at the special meeting, the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time.

Voting by Elizabeth Arden’s Directors and Executive Officers

As of the close of business on the record date of August 4, 2016, Elizabeth Arden’s directors and executive officers were entitled to vote approximately 2,116,806 shares of Elizabeth Arden common stock, or approximately 7.1% of the total shares outstanding as of such date. In connection with the merger agreement, on June 16, 2016, E. Scott Beattie entered into the Beattie Support Agreement with Revlon, RCPC and Sub, pursuant to which he agreed, among other things, to vote in favor of the approval of the merger agreement and to vote against any competing proposal or any other action that would reasonably be expected to prevent, interfere with or delay the consummation of the merger. As of the record date, E. Scott Beattie and his affiliates held approximately 1,180,116 shares of Elizabeth Arden common stock, which represent approximately 3.9% of the total outstanding shares of Elizabeth Arden common stock. See the Sections entitled “The Merger—Interests of Directors and Executive Officers in the Merger” and “The Support Agreements” beginning on page 50 and page 94, respectively.

Effect of Abstentions and Broker Non-Votes

The proposal to approve the merger agreement requires the affirmative vote of (i) the holders of a majority of the outstanding shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock entitled to vote on such matter, voting as a single class and (ii) the holders of a majority of the outstanding shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock entitled to vote on such matter, voting as separate classes. Therefore, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

The approval of the non-binding compensation advisory proposal requires that the votes that are cast at the meeting in favor of the proposal exceed the votes cast against the proposal. Consequently, the abstention from voting will not count as votes “FOR” or “AGAINST” the proposal.

The proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies in favor of the approval of the merger agreement, requires that the votes that are cast at the meeting in favor of the proposal exceed the votes cast against the proposal. Consequently, the abstention from voting will not count as a vote “FOR” or “AGAINST” the proposal. In addition, even if a quorum is not present at the special meeting, the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time. In each case, the abstention from voting will not count as a vote “FOR” or “AGAINST” the proposal.

Under applicable stock exchange rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal, but has discretionary voting power on other proposals at such meeting. Accordingly, if your shares are held in “street name,” your bank, broker, trust or other nominee will NOT be able to vote your shares of Elizabeth Arden common stock on any of the proposals, and your shares will not be counted in determining the presence of a quorum, unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to approve the merger agreement requires the affirmative vote of a majority of the outstanding shares of Elizabeth Arden common stock, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement. Because the approval of each of (i) the non-binding compensation advisory proposal and (ii) the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies in favor of the approval of the merger agreement, requires that the votes that are cast at the meeting in favor of the proposal exceed the votes cast against the proposal, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of that proposal.

No Appraisal Rights

Under Section 607.1302 of the FBCA, so long as Elizabeth Arden common stock continues to be listed on NASDAQ, appraisal rights will NOT be available to Elizabeth Arden’s shareholders in connection with the merger.

How to Vote

Shareholders have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which alternative voting methods are available to you. The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on the day before the special meeting.

If you submit your proxy by mail, by telephone or through the Internet voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted, your shares of Elizabeth Arden common stock will be voted in favor of that proposal. If you indicate “ABSTAIN” on a proposal to be voted, it will have the same effect as a vote “AGAINST” that proposal. If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Elizabeth Arden common stock, your bank, broker, trust or other nominee will not be able to vote your shares on the proposals.

If you wish to vote in person at the special meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker or other holder of record authorizing you to vote at the special meeting.

If you do not submit a proxy or otherwise vote your shares of Elizabeth Arden common stock using one of the alternative voting methods described above, it will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement, but will have no effect on approval of the non-binding compensation advisory proposal or the approval of the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies in favor of the approval of the merger agreement.

If you have any questions about how to vote or direct a vote in respect of your shares of Elizabeth Arden common stock, you may contact our proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 591-8252.

YOU SHOULD NOT SEND IN YOUR SHARE CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of Elizabeth Arden common stock will be mailed to shareholders if the merger is completed.

Revocation of Proxies

Any proxy given by an Elizabeth Arden shareholder may be revoked at any time before it is voted at the special meeting by doing any of the following:

•	by submitting another proxy by telephone or through the Internet, in accordance with the instructions on the proxy card;

•	by delivering a signed written notice of revocation bearing a date later than the date of the proxy to Elizabeth Arden’s Corporate Secretary at 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33027, stating that the proxy is revoked;

•	by submitting a later-dated proxy card relating to the same shares of Elizabeth Arden common stock; or

•	by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting).

“Street name” holders of shares of Elizabeth Arden common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed one or more times to a later day or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the merger agreement. Your shares will be voted on any adjournment proposal in accordance with the instructions indicated in your proxy or, if no instructions were provided, “FOR” the proposal.

If a quorum is present at the special meeting, the special meeting may be adjourned if there is an affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter. In addition, even if a quorum is not present at the special meeting, the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time. In either case, the adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the adjournment is for more than 120 days after the date of the special meeting or, if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the special meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are insufficient votes at the time of the special meeting to approve the merger agreement, then Elizabeth Arden may seek to adjourn the special meeting. In addition, the Board may, after consultation with Revlon, postpone the special meeting upon public announcement made prior to the date previously scheduled for the special meeting for the purpose of soliciting additional proxies or as otherwise permitted under the merger agreement.

Solicitation of Proxies

Elizabeth Arden is soliciting the enclosed proxy card on behalf of the Board, and Elizabeth Arden will bear the expenses in connection with the solicitation of proxies. In addition to solicitation by mail, Elizabeth Arden and its directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.

Elizabeth Arden has retained D.F. King & Co. to assist in the solicitation process. Elizabeth Arden will pay D.F. King & Co. a fee of approximately $12,500, plus reimbursement of certain specified out-of-pocket expenses. Elizabeth Arden also has agreed to indemnify D.F. King & Co. against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Elizabeth Arden will ask banks, brokers, trusts and other nominees to forward Elizabeth Arden’s proxy solicitation materials to the beneficial owners of shares of Elizabeth Arden common stock held of record by such banks, brokers, trusts or other nominees. Elizabeth Arden will reimburse these banks, brokers, trusts or other nominees for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Shareholder List

A list of Elizabeth Arden’s shareholders entitled to vote at the special meeting will be available for examination by any Elizabeth Arden shareholder at the special meeting. At least ten days prior to the date of the special meeting, this shareholder list will be available for inspection by Elizabeth Arden’s shareholders, subject to compliance with applicable provisions of Florida law, during ordinary business hours at our corporate offices located at 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33027.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 591-8252.

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement, Elizabeth Arden’s shareholders will consider and vote on a proposal to approve the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the transactions contemplated thereby. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement. In addition, see the sections entitled “The Merger,” beginning on page 29, and “The Agreement and Plan of Merger,” beginning on page 65.

The Board unanimously recommends that Elizabeth Arden’s shareholders vote “FOR” the proposal to approve the merger agreement.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Elizabeth Arden common stock represented by such proxy card will be voted “FOR” the proposal to approve the merger agreement.

The approval of the proposal to approve the merger agreement requires the affirmative vote of (i) the holders of a majority of the outstanding shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock entitled to vote on such matter, voting as a single class and (ii) the holders of a majority of the outstanding shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock entitled to vote on such matter, voting as separate classes.

PROPOSAL 2: NON-BINDING COMPENSATION ADVISORY PROPOSAL

Under Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to provide shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Elizabeth Arden’s named executive officers that is based on or otherwise relates to the merger, as disclosed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger—Golden Parachute Compensation” beginning on page 54, including the table entitled “Golden Parachute Payment” and the accompanying footnotes. Accordingly, Elizabeth Arden’s shareholders are being provided with the opportunity to cast a non-binding advisory vote on such payments.

As an advisory vote, this proposal is not binding upon Revlon, Elizabeth Arden or any of their subsidiaries, and approval of this proposal is not a condition to completion of the merger. Because the merger-related executive compensation is based on the terms of the merger agreement, as well as the contractual arrangements with the named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the merger agreement is approved (subject only to the contractual conditions applicable thereto). However, Elizabeth Arden seeks your support and believes that your support is appropriate because Elizabeth Arden has a comprehensive executive compensation program designed to link the compensation of our executives with Elizabeth Arden’s performance and the interests of Elizabeth Arden’s shareholders. Accordingly, we ask that you vote on the following resolution:

“RESOLVED, that the shareholders of Elizabeth Arden, Inc. approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of Elizabeth Arden, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger—Interests of Directors and Executive Officers in the Merger—Golden Parachute Compensation,” beginning on page 54 (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”

The Board unanimously recommends that Elizabeth Arden’s shareholders vote “FOR” the non-binding compensation advisory proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Elizabeth Arden common stock represented by such proxy card will be voted “FOR” the non-binding compensation advisory proposal.

The approval of the non-binding compensation advisory proposal requires that the votes that are cast at the meeting in favor of the proposal exceed the votes cast against the proposal. The vote is advisory only and, therefore, not binding on Elizabeth Arden or Revlon or any of their respective subsidiaries, and, if the merger agreement is approved by Elizabeth Arden’s shareholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

PROPOSAL 3: AUTHORITY TO ADJOURN THE SPECIAL MEETING

Elizabeth Arden’s shareholders may be asked to adjourn the special meeting to a later date or time, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement.

The Board unanimously recommends that shareholders vote “FOR” the proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Elizabeth Arden common stock represented by such proxy card will be voted “FOR” the proposal to adjourn the special meeting to a later date or time if necessary or appropriate.

The approval of the proposal to adjourn the special meeting if necessary or appropriate requires that the votes that are cast at the meeting in favor of the proposal exceed the votes cast against the proposal. In addition, even if a quorum is not present at the special meeting, the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time.

THE MERGER

Overview

Elizabeth Arden is seeking the approval by Elizabeth Arden’s shareholders of the merger agreement that Elizabeth Arden entered into on June 16, 2016 with Revlon, RCPC and Sub. Under the terms of the merger agreement, subject to the satisfaction or waiver of specified conditions, Sub will merge with and into Elizabeth Arden. Elizabeth Arden will survive the merger as a wholly-owned subsidiary of RCPC. The Board has approved the merger agreement and unanimously recommends that Elizabeth Arden’s shareholders vote “FOR” the proposal to approve the merger agreement.

Upon completion of the merger, each share of Elizabeth Arden common stock that is issued and outstanding immediately prior to the effective time of the merger (other than Excluded Shares) will be canceled, extinguished and automatically converted into the right to receive $14.00 per share, in cash, without interest, subject to any applicable withholding taxes.

Following the completion of the merger, Elizabeth Arden will become a wholly-owned subsidiary of RCPC, and Elizabeth Arden common stock will be delisted from NASDAQ, deregistered under the Exchange Act and cease to be publicly traded.

Background of the Merger

Elizabeth Arden’s management and the Board regularly reviews and considers various potential strategic alternatives for Elizabeth Arden in light of business, market, regulatory and economic trends and developments. These discussions have included, among other things, possible strategic transactions, investments and other business initiatives intended to create or enhance shareholder value. These reviews have been undertaken, from time to time, with the assistance of external advisors.

In 2014, Elizabeth Arden had preliminary discussions with parties interested in considering a strategic transaction with, or investment in, Elizabeth Arden. During such discussions, MacAndrews & Forbes entered into a confidentiality agreement with Elizabeth Arden to facilitate its consideration of a potential strategic transaction, but did not make a proposal for a transaction. In August 2014, affiliates of Rhône Capital IV, general partner of certain investment funds that are limited partners of Nightingale Onshore and Nightingale Offshore (which, together with certain of its affiliates, we collectively refer to as “Rhone”), made a significant investment in Elizabeth Arden through the purchase of Elizabeth Arden preferred stock and the Nightingale Warrants. Elizabeth Arden’s management and the Board believed that Rhone’s investment experience, international presence and prior experience in the consumer products, retail and beauty sectors could help support Elizabeth Arden’s business development and its consideration of potential strategic alternatives. Affiliates of Rhone also acquired shares of Elizabeth Arden common stock in 2014 through a tender offer and open market purchases. Steve Langman and Franz-Ferdinand Buerstedde, managing directors of Rhone, joined the Board in October 2014, and Mr. Langman has been Elizabeth Arden’s lead independent director since December 2014.

Since 2014, management and representatives of Elizabeth Arden have from time to time had informal exploratory discussions with a number of industry participants, including Revlon, a company controlled by MacAndrews & Forbes. In 2015 and early 2016, a representative of Elizabeth Arden contacted several industry participants to see whether they had an interest in considering a potential strategic transaction involving Elizabeth Arden. None of those contacted, other than an industry participant (which we refer to as “Company A”), expressed an interest in considering such a transaction.

In light of Mr. Beattie’s role as Chairman, President and Chief Executive Officer of Elizabeth Arden and business knowledge and Mr. Langman’s role as lead independent director and his expertise in mergers and acquisitions, and with the knowledge of the Board, Mr. Beattie and Mr. Langman regularly consulted with one another with respect to, among other things, potential strategic alternatives for Elizabeth Arden, including a potential transaction with Revlon.

In November 2015, at the request of Ronald O. Perelman, Chairman of Revlon and Chairman and Chief Executive Officer of MacAndrews & Forbes, Mr. Beattie met with Mr. Perelman and other representatives of Revlon and MacAndrews & Forbes to discuss Elizabeth Arden’s business and the industry generally. Mr. Beattie subsequently informed members of the Board about the meeting.

In January 2016, as part of Elizabeth Arden’s ongoing exploration of potential strategic alternatives and prompted, as a result of public statements and developments in the industry, by the belief that Revlon might have become more interested in considering a strategic transaction with Elizabeth Arden, Mr. Langman, following discussion with Mr. Beattie, contacted Mr. Perelman on behalf of Elizabeth Arden and requested a meeting. On January 27, 2016, Mr. Langman and Robert Agostinelli, also a managing director of Rhone, met with Mr. Perelman on behalf of Elizabeth Arden to explore whether Revlon and MacAndrews & Forbes would consider a merger of Revlon and Elizabeth Arden.

On February 16, 2016, Elizabeth Arden and MacAndrews & Forbes entered into a confidentiality agreement (which bound MacAndrews & Forbes’ affiliates, including Revlon) to facilitate discussion regarding Revlon’s potential strategic acquisition of Elizabeth Arden and Elizabeth Arden provided certain confidential information shortly thereafter.

In March 2016, the Elizabeth Arden representative spoke with Company A about its interest in considering a potential strategic transaction involving Elizabeth Arden.

On March 3, 2016, Mr. Beattie and other representatives of Elizabeth Arden met with Mr. Perelman and other representatives of Revlon and MacAndrews & Forbes to discuss general business matters relating to Elizabeth Arden.

On March 14, 2016, Mr. Beattie, Mr. Langman and Mr. Agostinelli met with Mr. Perelman and other representatives of Revlon and MacAndrews & Forbes to discuss a potential strategic transaction between Revlon and Elizabeth Arden. A representative of Centerview also joined the meeting at the invitation of Elizabeth Arden. During such meeting, Mr. Perelman made a preliminary proposal for Revlon to acquire Elizabeth Arden for $8.00 per share in cash. The representatives of Elizabeth Arden indicated that Elizabeth Arden would consider a sale of the company to Revlon for $20.00 per share, consisting of $18.00 in cash and $2.00 in Revlon stock.

During the period between March 14, 2016 and March 17, 2016, representatives of Elizabeth Arden and of Revlon and MacAndrews & Forbes met in person and telephonically to discuss the terms of Revlon’s potential acquisition of Elizabeth Arden, including the purchase price for such an acquisition.

On March 17, 2016, representatives of Revlon and MacAndrews & Forbes proposed that Revlon acquire Elizabeth Arden at a purchase price of $13.75 per share in cash. A representative of Elizabeth Arden indicated that he was prepared to present Revlon’s proposal to the Board if the purchase price was increased to $14.00 per share in cash.

On March 18, 2016, a verbal, non-binding offer was delivered on behalf of Revlon for Revlon to acquire all of the outstanding Elizabeth Arden common stock for $14.00 per share in cash, subject to the satisfactory completion of due diligence and execution of, and satisfaction of any conditions precedent under, definitive agreements.

On March 21, 2016, the Board held a special meeting with Elizabeth Arden’s senior management to discuss the proposal made on behalf of Revlon. Also participating, at Elizabeth Arden’s invitation, were representatives of Weil, Gotshal & Manges LLP (“Weil”), counsel to Elizabeth Arden, and representatives of Centerview. The Weil representatives discussed the Board’s fiduciary duties under Florida law in connection with evaluating proposals received from third parties with respect to potential strategic alternatives. The Board considered and discussed with the Weil representatives that two members of the Board, Mr. Langman and Mr. Buerstedde, had been elected to the Board by affiliates of Rhone (Nightingale Onshore and Nightingale Offshore) that hold the Elizabeth Arden preferred stock, and that the holders of Elizabeth Arden preferred stock would have the right to cause Elizabeth Arden to purchase such shares at a premium (110% of liquidation preference prior to August 19, 2016 and 105% of liquidation preference during the following 12 months, in each case, under Elizabeth Arden’s certificate of designation for those shares) upon a change in control of Elizabeth Arden at a price per share of Elizabeth Arden common stock below $24.00. A representative of Centerview reviewed the Revlon proposal with the Board. The representatives of Centerview then left the meeting. Mr. Beattie described to the Board that other companies, including Company A, might have an interest in acquiring Elizabeth Arden or the Elizabeth Arden brand business. After discussion, the Board authorized continued engagement with Revlon and MacAndrews & Forbes with respect to Revlon’s proposal to acquire Elizabeth Arden and authorized its senior management and representatives to have discussions with other third parties that may be interested in a strategic transaction, including Company A. The Board also authorized Elizabeth Arden to engage Centerview as a financial advisor to evaluate strategic transactions, investments and other business initiatives, including the Revlon proposal.

On March 21, 2016, Elizabeth Arden engaged Centerview as financial advisor.

On March 24, 2016, Elizabeth Arden made a secure online data room available to Revlon and MacAndrews & Forbes.

In March 2016, Company A entered into a confidentiality agreement with Elizabeth Arden to facilitate the discussions and thereafter was provided with confidential information concerning the Elizabeth Arden brand business. During April and May 2016, representatives of Elizabeth Arden and Company A (including their representatives and financial advisors), in meetings and teleconferences, discussed the Elizabeth Arden brand business and had preliminary discussions concerning an acquisition of the Elizabeth Arden brand business by Company A, as Company A had indicated that it was not interested in considering an acquisition of the entire company. Representatives of Elizabeth Arden and Company A discussed potential ranges of value for such a transaction, as well as how Elizabeth Arden’s indirect expenses associated with the Elizabeth Arden brand business would be allocated between Elizabeth Arden and a buyer of the Elizabeth Arden brand business.

On April 4, 2016, members of Elizabeth Arden’s senior management made a presentation concerning Elizabeth Arden’s business to representatives of Revlon and MacAndrews & Forbes. Representatives of Centerview attended the meeting.

On April 18, 2016, Milbank, Tweed Hadley & McCoy LLP (“Milbank”), outside counsel to Revlon, sent a draft merger agreement to Weil. The draft merger agreement, among other things, (i) provided that Revlon would use its reasonable best efforts to consummate the acquisition and to take all reasonable actions and do all things reasonably necessary to resolve any governmental objections, but would not be obligated to make any divestitures in connection with obtaining any antitrust approvals that would be reasonably likely to result, in the aggregate, in a material and adverse effect on either Elizabeth Arden or Revlon, its subsidiaries or affiliates, (ii) included a proposed termination fee payable by Elizabeth Arden of $25 million (approximately 6% of the equity value of the acquisition), (iii) included a proposed reverse termination fee payable by Revlon of $35 million (if the merger is not consummated by the required date as a result of the full amount of the debt financing for the transaction failing to be funded or prospectively funded at the closing) and (iv) contained provisions restricting Elizabeth Arden’s ability to consider or accept competing proposals after the merger agreement was signed.

On April 27, 2016 Weil provided Milbank with comments to the draft merger agreement. Among other things, these comments (i) required Revlon to use reasonable best efforts to take all actions necessary to consummate the acquisition and to take all reasonable actions and do all things reasonably necessary to resolve any governmental objections, without any explicit restrictions on potential divestitures, (ii) included a proposed termination fee payable by Elizabeth Arden of 2% of the equity value of Elizabeth Arden, (iii) required Revlon to complete the merger regardless of whether debt financing was available for the transaction and eliminated the proposed reverse termination fee and (iv) included modifications to the definition of superior proposal such that a superior proposal could include a proposal to acquire assets of Elizabeth Arden that account for more than 20%

of the consolidated net revenues, consolidated net income or consolidated book value of Elizabeth Arden, or more than 20% of the fair market value of the assets of Elizabeth Arden if the Board determined in good faith such proposal would be more favorable to Elizabeth Arden’s shareholders than the transactions contemplated by the merger agreement with Revlon.

On May 3, 2016, the Board held a regular meeting at which members of Elizabeth Arden’s senior management and representatives of Weil and Centerview were present. During the meeting, a representative from Weil again reviewed with the directors their fiduciary duties under Florida law in connection with evaluating Revlon’s proposal and other strategic alternatives. The Centerview representative noted that, since the last Board meeting, Revlon, MacAndrews & Forbes and their advisors had conducted extensive due diligence, but had not yet provided drafts of financing commitments, which would have to be carefully reviewed. A representative from Weil noted that although the merger agreement proposed by Revlon did not include a financing condition, the agreement required Revlon to present an executed financing commitment letter at signing and to use its reasonable best efforts to secure the committed financing. The Weil representative then reviewed the material terms of the merger agreement proposed by Revlon. Representatives of Centerview then reviewed Centerview’s preliminary financial analysis of the proposed transaction with Revlon. During the May 3, 2016 meeting, Centerview also updated the Board on the discussions with Company A. After discussion, the Board authorized continued engagement with Revlon and Company A.

On May 4, 2016, members of Elizabeth Arden’s management met with representatives of Revlon and MacAndrews & Forbes and discussed and provided information with respect to Elizabeth Arden’s business.

On May 5, 2016, Milbank provided a revised draft of the merger agreement to Weil. Among other things, the revised draft (i) provided that Revlon would use its reasonable best efforts to consummate the acquisition, but would not be obligated to make any divestitures in connection with obtaining any antitrust approvals that would be reasonably likely to result, in the aggregate, in a material and adverse effect on Revlon and its subsidiaries taken as a whole, giving effect to the acquisition, (ii) increased the proposed termination fee payable by Elizabeth Arden to $20 million (approximately 5% of the equity value of the acquisition), (iii) rejected Elizabeth Arden’s proposal with respect to the provisions requiring Revlon to complete the merger regardless of whether the debt financing is available for the consummation of the merger and reinstated the proposed $35 million reverse termination fee in the event Revlon or RCPC fails to obtain the debt financing and (iv) rejected Elizabeth Arden’s proposed definition of superior proposal such that a superior proposal could include a proposal to acquire assets of Elizabeth Arden that account for more than a to-be-determined percentage (greater than 50%) of the consolidated net revenues, consolidated net income or consolidated book value of Elizabeth Arden, or more than a to-be-determined percentage (greater than 50%) of the fair market value of the assets of Elizabeth Arden.

On May 19, 2016, Elizabeth Arden decided, in light of the significant management time and legal and other expenses being expended, to discontinue merger agreement negotiations with Revlon until Revlon could provide details regarding its financing commitments for the transaction, confirm that its due diligence had been completed and confirm the purchase price of $14.00 per share in cash.

On May 23, 2016, Company A informed Elizabeth Arden that, in light of differences in views with respect to the value of the business, it would not be proceeding with further discussions of a possible acquisition by Company A of the Elizabeth Arden brand business.

On May 24, 2016, representatives from Centerview and Revlon met to discuss status and next steps. During the meeting, Revlon’s representatives confirmed that Revlon’s due diligence was substantially completed, subject to confirmation of a limited number of outstanding items, and that debt financing commitments would be forthcoming. Additionally, in mid-May 2016, representatives of Moelis & Company LLC, which had previously been engaged by Revlon as Revlon’s lead financial advisor in connection with the merger, engaged in discussions with representatives of Centerview concerning various aspects of the proposed transaction.

In early June 2016, representatives of Elizabeth Arden held a series of conference calls with representatives of Revlon and MacAndrews & Forbes and their advisors, which representatives of Centerview also attended, to discuss various outstanding legal and financial due diligence items, including with regard to, among other things, intellectual property, employee compensation and benefits and compliance matters.

On June 6, 2016, Milbank provided the draft debt commitment letter to Weil, as well as drafts of the support agreements with Nightingale and Mr. Beattie and the Repurchase Agreement with Nightingale. The draft support agreements provided that they would continue in effect even if the Board changed its recommendation for the merger. The draft Repurchase Agreement with Nightingale provided for repurchase of all of the Elizabeth Arden preferred stock held by Nightingale at the premium provided for in the certificate of designation for those shares. On June 7, 2016, Weil delivered a revised draft of the merger agreement to Milbank. On June 9, 2016, Weil delivered revised drafts of the support agreements and the Repurchase Agreement reflecting the comments of the parties thereto.

During the period between June 6, 2016 and June 10, 2016, representatives of Weil and Milbank held several discussions regarding open issues in the merger agreement and other transaction documents. During this period, Elizabeth Arden proposed that, instead of requiring Revlon to use reasonable best efforts to take all actions necessary to consummate the acquisition and to take all reasonable actions and do all things reasonably necessary to resolve any governmental objections without any explicit limitation on potential divestitures, Revlon be excused from making any divestitures that would be reasonably likely to result in a material and adverse effect on Revlon and its subsidiaries taken as a whole, giving effect to the acquisition, but instead pay a reverse termination fee of $50 million in the event the merger was not consummated as a result of failure to receive the necessary antitrust approvals in certain circumstances. Elizabeth Arden also proposed that the reverse termination fee for the failure of Revlon or RCPC to obtain the debt financing be increased to $50 million. Elizabeth Arden and Nightingale also proposed that the support agreements terminate upon a change of recommendation by the Board, and Nightingale proposed that the Repurchase Agreement provide for a repurchase of the Elizabeth Arden preferred stock at a fixed amount equal to 110% of liquidation preference, regardless of the timing of the consummation of the merger. Also during such period, representatives of Elizabeth Arden and Revlon discussed the drafts of the debt commitment letter.

On June 10, 2016, the Board held a special meeting at which members of senior management and representatives of Weil and Centerview were present. A representative of Centerview informed the Board that Revlon had completed its due diligence process, confirmed the previous $14.00 per share acquisition proposal and presented Weil with a draft debt commitment letter. A representative of Weil then reviewed the structure and key terms of the merger agreement and the open points and the respective positions of the parties to the merger agreement and other transaction documents, including the termination fee payable to Revlon and the obligation of Revlon with respect to obtaining antitrust approvals. A representative of Weil also summarized the terms of the debt commitment letter. The Board directed senior management, Weil and Centerview to continue negotiations with Revlon with respect to the open points.

Following the June 10, 2016 Board meeting, representatives from Milbank contacted Weil with a proposal regarding the remaining open issues, including (i) a reduction of the termination fee payable to Revlon from $20 million to $14 million, (ii) a $40 million reverse termination fee for the failure of Revlon or RCPC to obtain the debt financing (reduced from $50 million, as most recently proposed by Elizabeth Arden) and (iii) an agreement that Revlon would be required to take all actions reasonably necessary to consummate the acquisition and obtain the required antitrust approvals (without payment by Revlon of a reverse termination fee to Elizabeth Arden if the antitrust approvals were not obtained in certain circumstances, as most recently proposed by Elizabeth Arden).

Between June 10, 2016 and June 15, 2016, representatives of Weil and Milbank exchanged drafts of the merger agreement and other transaction documents, discussed the open points and, among other things, negotiated the definitions of competing proposal and superior proposal. Representatives of Elizabeth Arden,

Centerview and Weil met with representatives of Revlon, MacAndrews & Forbes and Milbank on June 14, 2016 to discuss certain remaining open points as part of these negotiations. During such period, Revlon agreed, among other things, that the support agreements would terminate upon a change in recommendation by the Board.

On June 15, 2016, the Board held a special meeting at which members of senior management and representatives of Weil and Centerview were present. A Weil representative again reviewed the Board’s fiduciary duties under Florida law in connection with evaluating the proposed merger. A Weil representative summarized the process undertaken to date and reviewed the material terms of the merger agreement, including the scope and content of the representations, warranties and covenants, closing conditions and provisions relating to the Board’s ability to consider alternative transactions or change its recommendation for a superior proposal or intervening event. A Weil representative indicated that Revlon had proposed a $14 million termination fee payable to Revlon (representing approximately 3% of the equity value of the acquisition) and accepted Elizabeth Arden’s proposal with respect to Revlon’s obligations to take any and all actions reasonably necessary to obtain antitrust approvals. Representatives of Centerview then reviewed Centerview’s financial analysis of the proposed transaction with Revlon. Mr. Beattie advised the Board that a representative of Revlon had requested that, following completion of the merger, he serve as vice chairman of the board of directors of Revlon and as an employee of Revlon to assist in the integration and development of the business, but that he did not intend to accept any position with Revlon until after completion of the merger. After discussion, the Board directed senior management, Weil and Centerview to continue negotiations with Revlon and attempt to resolve any open points.

On June 15, 2016 and June 16, 2016, representatives of Weil and Milbank exchanged drafts of the merger agreement and other transaction documents and held several discussions regarding open points, including the provisions of the merger agreement relating to Elizabeth Arden’s ability to consider a competing proposal to acquire assets of Elizabeth Arden and the values at which such a competing proposal could constitute a superior proposal.

On June 16, 2016, the Board held a special meeting at which members of senior management and representatives of Weil and Centerview were present. The Board discussed with senior management and representatives of Weil the status of previously open points, including the agreement of Revlon and Elizabeth Arden that the Board would be permitted to consider and accept a competing proposal to acquire an amount of Elizabeth Arden’s assets or business that constitute or account for more than 70% of the consolidated net revenues of Elizabeth Arden or for a price that is more than 70% of Elizabeth Arden’s enterprise value giving effect to the amount of the merger consideration if the Board determined in good faith such competing proposal would be more favorable to Elizabeth Arden’s shareholders than the transactions contemplated by the merger agreement with Revlon. A representative of Centerview then rendered to the Board Centerview’s oral opinion that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the merger consideration to be paid to the holders of the outstanding shares of Elizabeth Arden common stock (other than as specified in such opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The Board, by the unanimous vote of all those directors in attendance, subject to resolution of any unresolved points in the transaction documents as directed by the Board, (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair, advisable and in the best interest of Elizabeth Arden and its shareholders, (ii) approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the merger, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the FBCA and (iii) recommended that Elizabeth Arden shareholders approve the merger agreement and the merger on the terms and subject to the conditions of the merger agreement.

After the Board meeting, representatives of Weil and Milbank finalized the merger agreement and other transaction documents, and Elizabeth Arden and Revlon subsequently signed the merger agreement and publicly announced the transaction after the close of the market on June 16, 2016.

Recommendation of the Board

At the special meeting of the Board on June 16, 2016, after careful consideration, including detailed discussions with Elizabeth Arden’s management and its legal and financial advisors by a unanimous vote of all directors in attendance, the Board:

•	determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair, advisable and in the best interest of Elizabeth Arden and its shareholders;

•	approved and adopted the merger agreement and the transactions contemplated thereby, including the merger, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the FBCA; and

•	resolved to recommend that Elizabeth Arden’s shareholders approve the merger agreement on the terms and subject to the conditions of the merger agreement.

Reasons for Recommending the Approval of the Merger Agreement

In evaluating the merger agreement and the transactions contemplated by the merger agreement, including the merger, the Board consulted with Elizabeth Arden’s senior management team and outside legal and financial advisors and considered and evaluated a variety of factors. Such consideration and evaluation occurred over the course of fourteen weeks and five meetings of the Board since representatives of the Board received Revlon’s initial proposal to acquire Elizabeth Arden on or around March 14, 2016, including the following factors (and those matters discussed in “—Background of the Merger” beginning on page 29), which the Board believed supported its unanimous determination by those directors present to approve the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and its unanimous recommendation that holders of Elizabeth Arden common stock vote in favor of the approval of the merger agreement:

•	Merger Consideration. The Board considered a number of factors related to the merger consideration, including that the merger consideration represented:

•	An approximately 50% premium over the per share closing price of Elizabeth Arden common stock on June 16, 2016; and

•	a 71% premium over the volume-weighted average price of Elizabeth Arden common stock reported for the six-month period including and prior to June 8, 2016.

The Board believed the merger consideration of $14.00 per share was more favorable to the Elizabeth Arden shareholders than the potential value that might result from other alternatives reasonably available to Elizabeth Arden, including the alternative of remaining a standalone publicly-traded company and pursuing its current strategic plan (which could require Elizabeth Arden to raise additional capital), and other strategic or recapitalization strategies that might be undertaken as a standalone publicly-traded company, primarily in light of the risks and uncertainty associated with those alternatives.

•	Course of Negotiations. The Board considered the fact that the merger consideration to be paid pursuant to the merger agreement was the result of arm’s-length negotiations and the fact that, in the view of the Board, the merger consideration of $14.00 per share represented Revlon’s best and final offer.

•	Prospects of Elizabeth Arden. The Board considered perceived risks of continuing as a standalone publicly-traded company, including the challenging near- to intermediate-term operating environment for Elizabeth Arden’s business and capital requirements to operate and grow the business.

•	Potential Strategic Alternatives. The Board considered other potential strategic alternatives available to Elizabeth Arden, including alternative standalone operating strategies, strategies involving the potential sale of certain of its business lines and potential strategic partnerships, in each case considering the potential shareholder value that might result from such alternatives as well as the feasibility of such alternatives and the risks and uncertainties associated with pursuing such alternatives, but did not view any strategic alternative available to Elizabeth Arden as reasonably likely to deliver certainty and value to Elizabeth Arden’s shareholders in excess of the merger consideration.

•	Other Potentially Interested Parties. The Board considered its belief, based on, among other things, its familiarity with Elizabeth Arden’s business and discussions regarding potential strategic alternatives held from time to time, that other potentially interested parties would not agree to a transaction that would be more favorable to the Company’s shareholders than the merger, and the fact that Elizabeth Arden is permitted, in certain circumstances, to respond to unsolicited competing proposals made during the period between the announcement of the execution of the merger agreement and the shareholder vote to approve the merger agreement.

•	Cash Consideration; Certainty of Value. The Board considered the fact that the merger consideration is a fixed cash amount providing Elizabeth Arden’s shareholders with certainty of value and liquidity immediately upon the closing of the merger, in comparison to the risks and uncertainty that would be inherent in remaining a standalone company, or pursuing an alternative transaction in which all or a portion of the consideration would be payable in stock or other forms of consideration, which could have uncertain value, be deferred over time, or be subject to other risks.

•	No Financing Condition. The Board considered that the merger is not subject to a financing condition and, in particular, that RCPC had obtained a financing commitment from the Lenders to arrange and underwrite certain senior credit facilities in an aggregate amount of up to $2.6 billion of funding for (i) paying the merger consideration, (ii) refinancing Elizabeth Arden’s existing debt and certain indebtedness of RCPC and (iii) paying fees and expenses in connection with the merger. The Board also considered the length of the financing commitments obtained by RCPC, and Revlon’s, RCPC’s and Sub’s representations, warranties and covenants related to obtaining financing for the merger, which the Board assessed to be substantial assurances that the merger ultimately would be consummated on a timely basis.

•	Limited Antitrust Risk. The Board considered the complementary nature of Revlon’s and Elizabeth Arden’s businesses and its belief that there are limited antitrust impediments to the consummation of the merger and that Revlon, RCPC and Sub had committed to take any and all actions necessary to obtain regulatory clearances.

•	Opinion of Elizabeth Arden’s Financial Advisor. The Board considered the financial analysis and opinion, dated June 16, 2016, of Centerview addressed to the Board as to the fairness, from a financial point of view and as of such date, of the per share merger consideration to be received by holders of Elizabeth Arden common stock (other than holders of Excluded Shares and any shares of Elizabeth Arden common stock held by Elizabeth Arden’s affiliates), which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as more fully described in the section entitled “—Opinion of Elizabeth Arden’s Financial Advisor—Opinion of Centerview Partners LLC” beginning on page 42.

•	The Merger Agreement. The Board considered the general terms and conditions of the merger agreement, including the following specific terms:

•	Elizabeth Arden’s ability, under certain limited circumstances, to furnish information to and conduct negotiations with third parties regarding a competing proposal (as described in “The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals” beginning on page 75);

•	the Board’s ability, under certain circumstances, to change its recommendation regarding the merger agreement if it concludes in good faith (i) that a competing proposal received from a third party is a superior proposal, or (ii) that, in light of a material intervening event that was not reasonably foreseeable at the time of entering into the merger agreement, the failure to make a change in its recommendation would be inconsistent with the Board’s fiduciary duties (as described in “The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals” and “—Obligation of the Board with Respect to its Recommendation” beginning on page 75 and 77, respectively);

•	Elizabeth Arden’s ability, under certain circumstances, to terminate the merger agreement in order to accept a superior proposal, subject to paying Revlon a termination fee of $14 million and the other conditions and limitations of the merger agreement (as described under “The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals” beginning on page 75);

•	the fact that, under certain circumstances, Elizabeth Arden’s ability to terminate the merger agreement and/or change its recommendation in connection with a superior proposal could include a proposal to acquire assets or businesses that constitute or account for more than 70% of the consolidated net revenues of Elizabeth Arden or for a price than is more than 70% of Elizabeth Arden’s enterprise value giving effect to the amount of the merger consideration to be paid pursuant to the merger agreement (as described under “The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals” and “—Obligation of the Board with Respect to its Recommendation” beginning on page 75 and 77, respectively);

•	the Board’s belief, after consulting with Elizabeth Arden’s outside advisors, that Elizabeth Arden’s obligation to pay Revlon a termination fee of $14 million or approximately 3% of the aggregate equity value of the transaction, if the merger agreement is terminated under certain circumstances, is reasonable and consistent with fees in comparable transactions and not preclusive of other competing proposals; and

•	the requirement that, in the event the merger is not consummated under certain circumstances relating to a failure of the Lenders to fund the full amount of the debt financing when Revlon is otherwise obligated to consummate the merger, Revlon will pay, or cause to be paid to, Elizabeth Arden a $40,000,000 termination fee.

•	Conditions to the Consummation of the Merger. The Board considered the conditions to the consummation of the merger and the likelihood of closing and noted the fact that only a limited number of antitrust regulatory approvals were required to consummate the merger, which approvals were expected to be obtained, and the fact that the transaction is not conditioned upon the receipt of any other third-party consents.

•	Structure; Elizabeth Arden Shareholder Approval. The Board considered that the structure of the transaction as a merger will result in detailed public disclosure and that completion of the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock (voting together and voting as separate classes).

•	Timing of Completion. The Board considered the anticipated timing of the consummation of the transactions contemplated by the merger agreement and the structure of the transaction as a merger and concluded that the merger could be completed in a reasonable timeframe and in an orderly manner. The Board also considered that the potential for closing the merger in a reasonable timeframe could reduce the period during which Elizabeth Arden’s business would be subject to the potential uncertainty of closing and any related disruption.

In the course of its deliberations, the Board also considered certain risks and other potentially negative factors concerning the transactions contemplated by the merger agreement, including:

•	the fact that, following the merger, Elizabeth Arden will no longer exist as a standalone publicly-traded company and Elizabeth Arden’s existing shareholders will not participate in Elizabeth Arden’s or Revlon’s future earnings or growth or benefit from any synergies resulting from the consummation of the transactions contemplated by the merger agreement;

•	the fact that the merger consideration represents a discount of 7.2% to the per share closing price of Elizabeth Arden common stock on June 29, 2015, which was the highest per share closing price over the preceding 52-week period;

•	the fact that the merger agreement precludes Elizabeth Arden from actively soliciting competing proposals (as described under “The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals” beginning on page 75);

•	the fact that the merger might not be consummated in a timely manner or at all, as a result of a failure to satisfy certain conditions, including receipt of the approval by Elizabeth Arden’s shareholders, and receipt of all regulatory clearances, including the expiration or termination of the waiting period under the HSR Act and receipt of German and South African antitrust approvals;

•	the possibility that, under certain circumstances under the merger agreement, Elizabeth Arden may be required to pay a $14,000,000 termination fee to Revlon;

•	that, while there is no financing condition in the merger agreement, Revlon is required to use commercially reasonable efforts to enforce its rights under the debt commitment letter and Elizabeth Arden may, under certain circumstances, be entitled to receive a $40,000,000 termination fee from Revlon, Elizabeth Arden does not have the right to bring claims against the Lenders and Elizabeth Arden cannot seek specific performance to cause Revlon to effect the closing if the debt financing would not be funded at the closing;

•	the restrictions on the conduct of Elizabeth Arden’s business prior to the consummation of the merger, generally requiring Elizabeth Arden to conduct its business only in the ordinary course, subject to specified limitations (as described under “The Agreement and Plan of Merger—Conduct of Elizabeth Arden’s Business Pending the Merger”), which may delay or prevent Elizabeth Arden from undertaking business opportunities that may arise or other actions that it might otherwise take with respect to Elizabeth Arden’s operations;

•	the fact that, for U.S. federal income tax purposes, the merger consideration will be taxable to Elizabeth Arden’s shareholders who are entitled to receive such consideration;

•	the significant costs involved in connection with entering into and completing the merger, including in connection with any litigation that may result, and the substantial time and effort of management required to complete the transactions contemplated by the merger agreement, which may disrupt Elizabeth Arden’s business operations;

•	the risks and contingencies related to the announcement and pendency of the transactions contemplated by the merger agreement, including the impact on Elizabeth Arden’s employees and its relationships with existing and prospective partners, customers, suppliers and other third parties; and

•	the fact that Elizabeth Arden’s directors and executive officers may receive certain benefits that are different from, and in addition to, those of Elizabeth Arden’s shareholders (See “The Merger–Interests of Directors and Executive Officers in the Merger” beginning on page 50).

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In view of the wide variety of factors considered in connection with the Board’s evaluation of the merger and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented, including the factors described above.

Forward-Looking Financial Information

Given the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections, Elizabeth Arden does not as a matter of general practice publicly disclose detailed projections as to its anticipated financial position or results of operations. However, in connection with the review of the merger agreement and the transactions contemplated thereby, including the merger, Elizabeth Arden’s management prepared and provided to Elizabeth Arden’s financial advisor and the Board, as well as to Revlon, certain non-public, unaudited prospective internal financial information regarding Elizabeth Arden’s anticipated future operations for the fiscal years ending June 30, 2016 through 2019 (which we refer to as the “financial projections”), which are summarized below.

None of the financial projections were intended for public disclosure. A summary of the financial projections is included in this proxy statement only because portions of these financial projections were made available to the Board, Elizabeth Arden’s financial advisor and Revlon.

The financial projections are unaudited and were not prepared with a view toward public disclosure in compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles as applied in the U.S. (which we refer to as “GAAP”) or the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures. Neither Elizabeth Arden’s independent public accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on the financial projections or their achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by Elizabeth Arden that the information is material.

In the view of Elizabeth Arden’s management, the financial projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding Elizabeth Arden’s future financial performance. The financial projections are not facts and should not be relied upon as indicative of actual future results. You are cautioned not to place undue reliance on the financial projections. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. Neither Elizabeth Arden nor any of its affiliates, advisors or other representatives assumes any responsibility for the ultimate performance of Elizabeth Arden relative to the financial projections. Neither Elizabeth Arden nor any of its affiliates has or intends to, and each of them disclaims any obligation to, update, revise or correct the financial projections if any or all of them have become or become inaccurate (even in the short term) since the time of their preparation. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date.

The financial projections do not reflect changes in general business or economic conditions since the time they were prepared, changes in Elizabeth Arden’s businesses or their prospects, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared, and the financial projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and should not be regarded as a representation that the financial projections will be achieved.

Because the financial projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The financial projections also cover multiple fiscal years, and such information by its nature becomes less predictive with each succeeding fiscal year. The financial projections constitute forward-looking information (which are subject to the Private Securities Litigation Reform Act of 1995) and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results. For additional information on factors that may cause Elizabeth Arden’s future financial results to materially vary from the projected results summarized below, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such. No representation is made by Elizabeth Arden or its affiliates or advisors or any other person to any Elizabeth Arden shareholder or any other person regarding the actual performance of Elizabeth Arden compared to the results included in the financial projections.

The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Elizabeth Arden contained in Elizabeth Arden’s public filings with the SEC. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information.” The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the effect of the merger or the failure of the merger to be consummated and should not be viewed in that context.

The financial projections reflect various estimates, assumptions and methodologies of Elizabeth Arden, all of which are difficult to predict and many of which are beyond Elizabeth Arden’s control, including the following assumptions:

Fiscal Year Ending June 30, 2017

•	Net Sales growth of 7.1%, which includes net sales growth of 4.7% for the base business (excluding Elizabeth Arden’s then-pending acquisition of the Christina Aguilera fragrances (which we refer to as the “Christina Aguilera fragrance acquisition”) and 2.4% for the Christina Aguilera fragrance acquisition. These growth assumptions are comprised of:

•	11.1% net sales growth for Elizabeth Arden-branded skin care, color cosmetic and fragrance products, driven by more effective innovation and expanded distribution in prestige channels, including expanded sales through E-commerce; and

•	4.5% net sales growth within the non-Elizabeth Arden branded fragrance portfolio, driven by the Christina Aguilera fragrance acquisition, more innovation, new distribution agreements and expanded prestige distribution of designer fragrances;

•	Gross Margin expansion of approximately 230 basis points behind favorable geographical mix, brand mix and supply chain transformation cost reductions;

•	Direct selling and marketing expenses increasing by approximately 100 basis points as a percentage of net sales; and

•	Essentially no increase in indirect general and administrative expenses.

Fiscal Years Ending June 30, 2018 and June 30, 2019

•	Net Sales growth of 6.3% and 5.5%, respectively, which includes the Christina Aguilera fragrance acquisition. These growth assumptions are comprised of:

•	High single digit net sales growth for Elizabeth Arden-branded skin care, color cosmetic and fragrance products; and

•	Low single digit net sales growth within the non-Elizabeth Arden branded fragrance portfolio;

•	Gross Margin annual growth of approximately 120-150 basis points behind favorable geographical mix, brand mix and supply chain transformation cost reductions;

•	Direct selling and marketing expenses being flat to slightly declining as a percentage of net sales; and

•	Essentially no increase in indirect general and administrative expenses.

Financial Projections

Summary of the Elizabeth Arden Management Forecasts(1)

($ in millions)

The following table summarizes the financial projections for the fiscal years ending June 30, 2016 through June 30, 2019 that were reviewed and refined by Elizabeth Arden’s management and provided to Elizabeth Arden’s financial advisor, the Board and Revlon in April of 2016 in connection with Revlon’s due diligence discussions with Elizabeth Arden, as well as updates to the financial projections for the fiscal year ending June 30, 2016 to reflect actual results through May of 2016, in each case, which did not reflect the projected impact of the Christina Aguilera fragrance acquisition:

	Year Ending June 30,
	2016E	2017E	2018E	2019E
Net Sales	$960	$1,005	$1,062	$1,121
Product Category Net Sales:
Elizabeth Arden Brand	$387	$430	$473	$513
Designer, Heritage, Celebrity and Other Fragrances	$572	$576	$589	$608
Gross Margin(2)	$436	$477	$516	$562
Direct SG&A(3)	$218	$237	$242	$245
Indirect SG&A(4)	$193	$195	$194	$197
Adjusted EBITDA(5)	$25	$45	$80	$120

(1)	All figures exclude restructuring and non-recurring items.
(2)	Gross margin excludes depreciation and amortization.
(3)	Reflects selling and marketing expenses directly related to the brands.
(4)	Reflects general and administrative expenses.
(5)	EBITDA is defined as net income attributable to Elizabeth Arden common stock plus the provision for income taxes (or net loss attributable to Elizabeth Arden common stock, less the benefit from income taxes or plus the provision for income taxes) plus interest expense, plus depreciation and amortization, plus net income (or net loss) attributable to noncontrolling interest, plus accretion and dividends on preferred stock.

In addition, Elizabeth Arden’s management prepared the following adjusted financial projections, which were not provided by Elizabeth Arden to Revlon, for the fiscal years ending June 30, 2016 through June 30, 2019 to reflect the projected impact of the Christina Aguilera fragrance acquisition:

	Year Ending June 30,
	2016E	2017E	2018E	2019E
Net Sales	$960	$1,028	$1,093	$1,153
Gross Margin	$436	$491	$534	$580
Direct SG&A	$218	$243	$248	$251
Indirect SG&A	$193	$195	$195	$197
Adjusted EBITDA	$25	$52	$91	$132

In addition, at the direction of Elizabeth Arden’s management, Centerview calculated, from the financial projections that included the projected impact of the Christina Aguilera fragrance acquisition, Unlevered Free Cash Flow for use in certain of its financial analyses for the fiscal years ending June 30, 2016 through June 30, 2019, and on the basis of and in accordance with directions that were provided to Centerview by Elizabeth Arden’s management, derived extrapolations of such projections to cover the fiscal years ending June 30, 2020 and June 30, 2021:

		Year Ending June 30,
	Q4 2016E	2017E	2018E	2019E	2020E	2021E
Unlevered Free Cash Flow(6)	$(3)	$26	$52	$84	$91	$96

(6)	Unlevered Free Cash Flow, as calculated by Centerview from the financial projections that included the projected impact of the Christina Aguilera fragrance acquisition for use in certain of its financial analyses, represents unlevered net operating profit after tax, adjusted for depreciation and amortization, capital expenditures, and changes in net working capital.

ELIZABETH ARDEN DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN THEY WERE PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Opinion of Elizabeth Arden’s Financial Advisor

Opinion of Centerview Partners LLC

Elizabeth Arden retained Centerview as financial advisor to the Board in connection with the merger. In connection with this engagement, the Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of Elizabeth Arden common stock (other than Excluded Shares and any shares of Elizabeth Arden common stock held by Elizabeth Arden’s affiliates) of the merger consideration to be paid to such holders pursuant to the merger agreement.

On June 16, 2016, Centerview rendered to the Board its oral opinion, subsequently confirmed by delivery of a written opinion, dated June 16, 2016, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Centerview in connection with its opinion, the merger consideration to be paid to the holders of Elizabeth Arden common stock (other than holders of Excluded Shares and any shares of Elizabeth Arden common stock held by Elizabeth Arden’s affiliates) pursuant to the merger agreement was fair, from a financial point of view, to those holders.

The full text of Centerview’s written opinion, dated June 16, 2016, which describes, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated by reference herein. The summary of the written opinion of Centerview set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the full text of Centerview’s written opinion, a copy of which is attached to this proxy statement as Annex B. Centerview’s financial advisory services and its opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the merger and Centerview’s opinion only addresses the fairness, from a financial point of view, as of the date thereof, to the holders of Elizabeth Arden common stock (other than holders of Excluded Shares and any shares of Elizabeth Arden common stock held by Elizabeth Arden’s affiliates) of the merger consideration to be paid to those holders pursuant to the merger agreement.

Centerview’s opinion did not address any other term or aspect of the merger agreement or the merger and does not constitute a recommendation to any Elizabeth Arden shareholder or any other person as to how that shareholder or other person should vote with respect to the merger or otherwise act with respect to the merger or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety, including for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	a draft of the merger agreement dated June 16, 2016;

•	Elizabeth Arden’s Annual Reports on Form 10-K for the years ended June 30, 2015, June 30, 2014 and June 30, 2013;

•	certain interim reports to Elizabeth Arden shareholders and Elizabeth Arden’s Quarterly Reports on Form 10-Q;

•	certain publicly available research analyst reports for Elizabeth Arden;

•	certain other communications from Elizabeth Arden to its shareholders; and

•	certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Elizabeth Arden, including certain financial forecasts, analyses and projections relating to Elizabeth Arden prepared by management of Elizabeth Arden and furnished to Centerview by Elizabeth Arden for purposes of Centerview’s analysis. Such projections are summarized in the second and third paragraphs under “—Forward-Looking Financial Information—Financial Projections” beginning on page 41 (which we refer to as the “Forecasts” and, collectively with the other internal information referenced above, the “Internal Data”).

Centerview also conducted discussions with members of the senior management and representatives of Elizabeth Arden regarding their assessment of the Internal Data and the strategic rationale for the merger. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for Elizabeth Arden and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the merger with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion, and with the Board’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Board’s direction, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Elizabeth Arden as to the matters covered thereby and Centerview relied, at the Board’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview’s opinion expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at the Board’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Elizabeth Arden, nor was Centerview furnished with any such evaluation or appraisal, and Centerview was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Elizabeth Arden. Centerview assumed, at the Board’s direction, that the final executed merger agreement would not differ in any respect material to Centerview’s analysis or opinion from the draft merger agreement reviewed by Centerview. Centerview assumed, at the Board’s direction, that the merger will be consummated on the terms set forth in the merger agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or opinion. Centerview did not evaluate and expressed no opinion as to the solvency or fair value of Elizabeth Arden, or the ability of Elizabeth Arden to pay its obligations when they come due, or as to the impact of the merger on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and did not express any opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, Elizabeth Arden’s underlying business decision to proceed with or effect the merger, or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to Elizabeth Arden or in which Elizabeth Arden might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of the outstanding shares of Elizabeth Arden common stock (other than holders of Excluded Shares and any shares of Elizabeth Arden common stock held by Elizabeth Arden’s affiliates) of the merger consideration to be paid to those holders pursuant to the merger agreement. Centerview was not asked to, and did not, express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the merger, including, without limitation, the structure or form of the merger, or any other agreements or arrangements contemplated by the merger agreement or entered into in connection with or otherwise contemplated by the merger, including, without limitation, the fairness of the merger or any other term or aspect of the merger to, or any consideration to be received in connection with the merger by, or the impact of the merger on, the holders of any other class of securities, creditors or other constituencies of Elizabeth Arden or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Elizabeth Arden or any party, or class of such persons in connection with the merger, whether relative to the merger consideration to be paid to the holders of Elizabeth Arden common stock pursuant to the merger agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion.

Centerview’s opinion does not constitute a recommendation to any Elizabeth Arden shareholder or any other person as to how that shareholder or other person should vote with respect to the merger agreement and merger or otherwise act with respect to the merger agreement and merger or any other matter. Centerview’s financial advisory services and written opinion were provided for the information and assistance of the members of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of the Board’s consideration of the merger. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview’s Financial Analysis

The following is a brief summary of Centerview’s material financial analyses prepared and reviewed with the Board in connection with Centerview’s opinion, dated June 16, 2016. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, or underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of

Elizabeth Arden. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying those analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Elizabeth Arden or any other parties to the transaction. None of Elizabeth Arden, Revlon, RCPC, Sub or Centerview or any other person assumes responsibility if future results are materially different from those Centerview discussed with the Board and as described in this proxy statement. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Elizabeth Arden do not purport to be appraisals or reflect the prices at which Elizabeth Arden may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 8, 2016, and is not necessarily indicative of current market conditions.

Selected Public Companies Analysis

Centerview reviewed and compared certain financial information for Elizabeth Arden to corresponding financial information for the following publicly traded companies with significant beauty and/or fragrance businesses (including both large cap companies and small/midcap companies) that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to Elizabeth Arden:

Large Cap Companies

•	Beiersdorf AG

•	The Estée Lauder Companies Inc.

•	Kao Corporation

•	L’Oréal S.A.

Small/Midcap Companies

•	Avon Products, Inc.

•	Coty, Inc.

•	Inter Parfums Inc.

•	KOSÉ Corporation

•	Shiseido Company, Limited

Although none of the selected companies is directly comparable to Elizabeth Arden, the companies listed above were chosen by Centerview, among other reasons, because they are publicly traded companies with significant beauty and/or fragrance businesses that have certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of Elizabeth Arden. However, because none of the selected companies is exactly the same as Elizabeth Arden, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, financial and operating characteristics and prospects of Elizabeth Arden and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

Centerview calculated and compared financial multiples for the selected companies and for Elizabeth Arden based on information it obtained from SEC filings, consensus estimates for the selected companies and Elizabeth Arden obtained from FactSet (a data source containing historical and estimated financial data) and on closing stock prices on June 8, 2016. Centerview also calculated financial multiples for Elizabeth Arden based on Internal Data, including the Forecasts, and Elizabeth Arden’s closing stock price on June 8, 2016. The financial multiples calculated for Elizabeth Arden based on the Forecasts reflected Elizabeth Arden’s management’s estimate of the impact on Elizabeth Arden’s financial results of Elizabeth Arden’s then-pending acquisition of the Christina Aguilera fragrance business and the anticipated increase in Elizabeth Arden’s debt to reflect the purchase price to be paid by Elizabeth Arden for that business.

With respect to each of the selected companies and Elizabeth Arden, Centerview calculated, among other things, enterprise value (calculated as the market value of common equity (determined using the treasury stock method and taking into account outstanding in-the-money options, other equity awards and other convertible securities) plus the book value of debt, preferred stock (in the case of Elizabeth Arden, including dividend arrearage as reflected in Elizabeth Arden’s most recent public filings) and noncontrolling interests, less cash and cash equivalents and, in the case of Elizabeth Arden, the book value of Elizabeth Arden’s minority interest in Elizabeth Arden Salon-Holdings, Inc.) as a multiple of the consensus estimate of the applicable company’s earnings before interest, taxes, depreciation and amortization, which is referred to as EBITDA, for the twelve-months ended June 30, 2017, or the NTM. With respect to Elizabeth Arden, Centerview also calculated, among other things, enterprise value as a multiple of Elizabeth Arden’s management’s estimated EBITDA for the NTM, as reflected in the Forecasts.

The results of this analysis are summarized as follows:

Enterprise Value/NTM EBITDA
Large Cap Companies Mean	13.7x
Small/Mid Cap Companies Mean	11.5x
All Selected Companies Mean	12.5x
Elizabeth Arden (Based on Consensus Estimate)	15.9x
Elizabeth Arden (Based on Forecasts)	14.1x

Based on the foregoing analysis and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a range of multiples of 10.0x to 13.0x, to:

•	Elizabeth Arden’s management’s estimated EBITDA for Elizabeth Arden for the NTM as reflected in the Forecasts, which resulted in an implied per share equity value range for the shares of common stock of Elizabeth Arden of approximately $2.90 to $8.00; and

•	the consensus estimate of the EBITDA for Elizabeth Arden for the NTM, which resulted in an implied per share equity value range for the shares of common stock of Elizabeth Arden of approximately $1.20 to $5.60.

Centerview compared these ranges to the merger consideration of $14.00 per share to be paid to the holders of common stock of Elizabeth Arden pursuant to the merger agreement.

Selected Transactions Analysis

Centerview reviewed and compared certain information relating to selected transactions in the beauty, fragrance and related industries that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to Elizabeth Arden and the merger.

The selected transactions were:

Transaction Announcement	Target	Acquirer
December 2015	C-A NA LLC (Avon North America)	Cerberus Institutional Partners V, L.P.
August 2015	Steiner Leisure Limited	Catterton Partners VII, L.P
October 2014	CNP Cosmetics Co., Ltd	LG Household & Health Care Co., Ltd.
August 2013	Magic Holdings International Limited	L’Oréal S.A.
August 2013	The Colomer Group Participations, S.L. (Colomer Group Spain)	Revlon Consumer Products Corporation
May 2012	Avon Products, Inc.	Coty, Inc. (Withdrawn)
January 2012	Ginza Stefany Cosmetics Co., Ltd.	LG Household & Health Care Co., Ltd.
November 2011	Jurlique International Pty Ltd	POLA Orbis Holdings Inc.

No company or transaction used in this analysis is identical or directly comparable to Elizabeth Arden or the merger. The companies included in the selected transactions listed above were selected, among other reasons, because they have certain characteristics that, for the purposes of this analysis, may be considered similar to certain characteristics of Elizabeth Arden. The reasons for and the circumstances surrounding each of the selected transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Elizabeth Arden and the companies included in the selected transaction analysis. Accordingly, Centerview believed that it was inappropriate to, and therefore did not rely solely on the quantitative results of the precedent transaction analysis. This analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the selected target companies and Elizabeth Arden.

Financial data for the selected transactions was based solely on publicly available information at the time of the announcement of the relevant transactions that Centerview obtained from SEC filings, company presentations, Capital IQ (a data source containing market data, Wall Street research and analytics), FactSet and other Wall Street research.

Using publicly available information, Centerview calculated, for each of the selected transactions set forth above, among other things, (1) the enterprise value (calculated, to the extent publicly available, as the market value of common equity (determined using the treasury stock method and taking into account outstanding in-the-money options, other equity awards and other convertible securities) plus the book value of debt, preferred stock and noncontrolling interests less cash and cash equivalents) implied for the applicable target company based on the consideration payable in the applicable selected transaction as a multiple of the target company’s last-twelve-months, or LTM, net sales for the period ended prior to the transaction announcement, and (2) the enterprise value implied for the applicable target company based on the consideration payable in the applicable selected transaction as a multiple of the target company’s consensus estimated next-twelve-month, or NTM, EBITDA at the time of the transaction announcement.

The results of this analysis are summarized as follows:

Enterprise Value/
Selected Transactions	LTM Net Sales	NTM EBITDA
Mean	1.88x	10.9x
Median	1.79x	11.2x

Based on the foregoing analysis and other considerations that Centerview deemed relevant in its professional judgment, including, in the case of the range of multiples described in the first bullet below, its comparisons of (i) the mean and median growth rate reflected by the target companies’ consensus estimated NTM net sales at the time of the applicable transaction announcements (13.3% and 12.5%, respectively) to the 7.1% growth rate reflected by Elizabeth Arden’s management’s estimated net sales for Elizabeth Arden for the fiscal year ended June 30, 2017 and (ii) the mean and median LTM EBITDA margin for the target companies for the period ended prior to the applicable transaction announcements (14.7% and 14.1%, respectively) to the estimated 2.6% EBITDA margin for Elizabeth Arden for the fiscal year ended June 30, 2016:

•	Centerview applied a range of multiples of 0.75x to 1.25x to Elizabeth Arden’s management’s estimated net sales for Elizabeth Arden for the fiscal year ended June 30, 2016 as reflected in the Forecasts, which resulted in an implied per share equity value range for the Elizabeth Arden common stock of approximately $9.85 to $24.55; and

•	Centerview applied a range of multiples of 12.0x to 15.0x to Elizabeth Arden’s management’s estimated EBITDA for Elizabeth Arden for the fiscal year ended June 30, 2017 as reflected in the Forecasts, which resulted in an implied per share equity value range for the shares of Elizabeth Arden common stock of approximately $6.30 to $11.30. The financial multiples calculated for Elizabeth Arden based on the Forecasts reflected Elizabeth Arden’s management’s estimate of the impact on Elizabeth Arden’s financial results of Elizabeth Arden’s then-pending acquisition of the Christina Aguilera fragrance business and the anticipated increase in Elizabeth Arden’s debt to reflect the purchase price to be paid by Elizabeth Arden for that business.

Centerview compared these ranges to the merger consideration to be paid to the holders of Elizabeth Arden common stock pursuant to the merger agreement.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of Elizabeth Arden based on the Forecasts. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

Centerview calculated a range of illustrative enterprise values for Elizabeth Arden by (a) discounting to present value as of March 31, 2016, using discount rates ranging from 11.0% to 12.0% (reflecting Centerview’s analysis of Elizabeth Arden’s weighted average cost of capital): (i) the forecasted fully-taxed unlevered free cash flows for Elizabeth Arden over the period beginning April 1, 2016 and ended June 30, 2019, as reflected in the Forecasts (which reflected Elizabeth Arden’s management’s estimate of the impact on Elizabeth Arden’s financial results of Elizabeth Arden’s then-pending acquisition of the Christina Aguilera fragrance business), and an extrapolation of the fully-taxed unlevered free cash flow for Elizabeth Arden for the fiscal years ended June 30, 2020 and 2021 (which we refer to as the “Extrapolation Period”) prepared by Centerview solely for purposes of this analysis based on guidance from, and at the direction of, Elizabeth Arden’s management, and (ii) a range of illustrative terminal values of Elizabeth Arden as of the end of the Extrapolation Period, calculated by Centerview applying perpetuity growth rates to Elizabeth Arden fully-taxed unlevered free cash flows for the terminal year ranging from 2.0% to 3.0%; (b) adding to the foregoing results the present value as of March 31, 2016, calculated by applying a discount rate of 14.0% (reflecting the midpoint derived from Centerview’s analysis of Elizabeth Arden’s cost of equity) of the cash tax benefits estimated by Elizabeth Arden’s management to be derived by Elizabeth Arden from the use of its tax net operating losses over the period beginning April 1, 2016 and ending on June 30, 2021, and an extrapolation of the cash tax benefits to be derived by Elizabeth Arden from the use of its tax net operating losses over the fiscal years ended June 30, 2022 through 2034 prepared by Centerview solely for purposes of this analysis using an assumed 2.5% long-term pre-tax income growth rate based on guidance from, and at the direction of, Elizabeth Arden’s management; and (c) subtracting from the foregoing results the book value of Elizabeth Arden’s net debt as of March 31, 2016 increased, at the direction of Elizabeth Arden’s management, to reflect the purchase price to be paid by Elizabeth Arden in its then-pending acquisition of the Christina Aguilera fragrance business. Centerview divided the result of the foregoing calculations by the number of fully diluted outstanding shares of Elizabeth Arden common stock based on Internal Data to derive an implied equity value range for the Elizabeth Arden common stock of approximately $10.70 to $15.85 per share. Centerview compared these ranges to the merger consideration to be paid to the holders of Elizabeth Arden common stock pursuant to the merger agreement.

Other Considerations

Centerview noted for the Board certain additional factors solely for information purposes, including, among other things, the following:

•	Historical trading prices for the shares of common stock of Elizabeth Arden for the 52-week period ended June 8, 2016, which reflected low and high stock closing prices for Elizabeth Arden during this period of approximately $5.38 and $15.09; and

•	Stock price targets for Elizabeth Arden common stock in Wall Street research analyst reports publicly available as of June 8, 2016, which indicated the latest available low and high stock price targets for Elizabeth Arden common stock ranging from $8.50 to $14.00 per share of Elizabeth Arden common stock.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board in its evaluation of the transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Board or management of Elizabeth Arden with respect to the merger consideration or as to whether the Board would have been willing to determine that a different consideration was fair. The merger consideration for the transaction was determined through arm’s-length negotiations between Elizabeth Arden and Revlon and was approved by the Board. Centerview provided advice to the Board during these negotiations. Centerview did not, however, recommend any specific amount of consideration to Elizabeth Arden or the Board or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of Centerview’s written opinion, Centerview has not (except for the merger) been engaged to provide financial advisory or other services to Elizabeth Arden, and has not received any compensation from Elizabeth Arden during that period. In the two years prior to the date of Centerview’s written opinion, Centerview has not been engaged to provide financial advisory or other services to Revlon, RCPC or Sub, and has not received any compensation from Revlon, RCPC or Sub during that period. Centerview may provide financial advisory and other services to or with respect to Elizabeth Arden, Revlon, RCPC or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of its affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Elizabeth Arden, Revlon, RCPC or any of their respective affiliates, or any other party that may be involved in the transactions contemplated by the merger agreement, including the merger.

In connection with Centerview’s services as the financial advisor to Elizabeth Arden, Elizabeth Arden has agreed to pay Centerview an aggregate fee of approximately $8.0 million, $375,000 of which was payable upon the rendering of Centerview’s opinion to the Board and the remainder of which is payable contingent upon consummation of the transactions contemplated by the merger agreement, including the merger. In addition, Elizabeth Arden has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement by Elizabeth Arden in connection with the merger.

Interests of Directors and Executive Officers in the Merger

Members of the Board and our executive officers have various interests in the merger described in this section that may be in addition to, or different from, the interests of Elizabeth Arden shareholders generally. You should keep this in mind when considering the Board’s recommendation to approve the merger agreement. The members of the Board were aware of these interests and considered them, among other matters, in approving the merger agreement and in making their recommendation that Elizabeth Arden shareholders approve the merger agreement. These interests are described below.

Treatment of Outstanding Equity Awards

As further described under “The Agreement and Plan of Merger—Treatment of Equity Awards Stock Options and RSU Awards,” beginning on page 66, under the merger agreement, each Stock Option that is outstanding and unexercised immediately prior to the effective time of the merger (whether vested or unvested) will be canceled by virtue of the merger, and without any action on the part of any holder of any Stock Option, in consideration for the right to receive, at or as promptly as practicable following the effective time of the merger, a cash payment, if any, equal to the product of (i) the number of shares of Elizabeth Arden common stock subject to such Stock Option immediately prior to the effective time of the merger and (ii) the excess, if any, of the merger consideration over the exercise price of such Stock Option, less any required withholding taxes and without interest. Each RSU Award that is outstanding immediately prior to the effective time of the merger will become fully vested and will be converted into the right to receive, at or as promptly as practicable following the effective time of the merger, an amount in cash equal to (a) the number of shares of Elizabeth Arden common stock subject to such RSU Award immediately prior to the effective time of the merger, multiplied by (b) the merger consideration, less any required withholding taxes and without interest.

Summary Tables

The following table sets forth the cash proceeds that each of our executive officers and non-employee directors would receive at or promptly after the effective time of the merger in respect of outstanding Stock Options, whether or not vested, held by such executive officers and non-employee directors as of June 30, 2016, having an exercise price of less than the merger consideration of $14.00 per share. No additional awards have vested as of the date of this proxy statement. The table includes payments in respect of Stock Options that may vest in accordance with their terms prior to the effective time of the merger.

Name	Vested Stock Options (#)	Value of Vested Stock Options	Unvested Stock Options (#)	Value of Unvested Stock Options	Total Value
Executive Officers
E. Scott Beattie	96,500	$450,655	165,200	$721,924	$1,172,579
JuE Wong	—	—	52,200	$228,114	$228,114
George P. Cleary	—	—	—	—	—
Rod R. Little	—	—	133,400	$582,958	$582,958
Pierre Pirard	—	—	89,900	$392,863	$392,863
Eric Lauzat	—	—	133,400	$582,958	$582,958
Oscar E. Marina	10,700	$49,969	14,500	$63,365	$113,334
Non-Employee Directors
Fred Berens	12,000	$3,840	—	—	$3,840
Maura J. Clark	12,000	$3,840	—	—	$3,840
William M. Tatham	12,000	$3,840	—	—	$3,840
Edward D. Shirley	—	—	—	—	—
M. Steven Langman	—	—	—	—	—
Franz-Ferdinand Buerstedde	—	—	—	—	—

The following table sets forth the cash proceeds that each of our executive officers and non-employee directors would receive at or promptly after the effective time of the merger in respect of unvested RSU Awards held as of June 30, 2016, including in respect of RSU Awards that may vest in accordance with their terms prior to the effective time of the merger. No additional RSU Awards have vested as of the date of this proxy statement. In August 2015, Mr. Beattie was awarded 103,600 RSU awards that vest on the basis of performance targets for the fiscal year ended June 30, 2016 (“fiscal 2016”). The number of RSU Awards earned as a result of the achievement of such performance targets has not yet been certified by the compensation committee of the Board as of the date of this proxy statement and, therefore, the value thereof is estimated assuming 100% vesting of such RSU awards.

Name	RSU Awards (#)	Value of RSU Awards
Executive Officers
E. Scott Beattie	317,801	$4,449,214
JuE Wong	42,100	$589,400
George P. Cleary	—	—
Rod R. Little	66,867	$936,138
Pierre Pirard	77,301	$1,082,214
Eric Lauzat	68,600	$960,400
Oscar E. Marina	17,101	$239,414
Non-Employee Directors
Fred Berens	5,700	$79,800
Maura J. Clark	5,700	$79,800
William M. Tatham	5,700	$79,800
Edward D. Shirley	5,700	$79,800
M. Steven Langman	5,700	$79,800
Franz-Ferdinand Buerstedde	5,700	$79,800

Change of Control Severance Benefits for Executive Officers

Severance Policy

Elizabeth Arden maintains the Elizabeth Arden, Inc. Severance Policy (as amended, the “Severance Policy”), pursuant to which executive officers are entitled to the following payments and benefits upon such executive officer’s (i) termination of employment without “cause” (as defined in the Severance Policy) within two years following a change of control or (ii) resignation for “good reason” (as defined in the Severance Policy and described below) within two years following a change of control. The merger will constitute a change of control for purposes of the Severance Policy.

•	A lump sum severance payment equal to the sum of (i) the executive officer’s annual base salary, plus (ii) the executive officer’s target bonus, multiplied by either (a) 2.99 for our chief executive officer; or (b) 1.5 for executive vice presidents or presidents of business units of Elizabeth Arden;

•	A lump sum payment equal to the executive officer’s pro-rated target bonus for the year of termination;

•	A lump sum payment equal to the sum of (i) 24 months of the employer portion of monthly health insurance premiums, and (ii) 24 months of executive disability insurance premiums, as applicable.

The Severance Policy also gives the compensation committee of the Board the discretion to provide reasonable outplacement services in connection with qualifying terminations under the Severance Policy.

Our Board approved an amendment to the Severance Policy on June 16, 2016 to expand the list of “good reason” termination events that could entitle a participant to severance payments and benefits under the Severance Policy. Prior to the amendment, such events were limited to a material adverse change in the participant’s authority, duties, or responsibilities, and a relocation of the participant’s office by more than fifty (50) miles, but did not include any adverse changes relating to a participant’s compensation, which our Board determined appropriate to address. As amended, a good reason termination event would include a reduction in base salary, a reduction in targeted annual or targeted long-term incentive compensation, or a reduction in the aggregate level of employee benefits (excluding certain defined benefit pension and post-retirement welfare benefits).

Change of control severance payments under the Severance Policy are subject to the officer’s execution of a general release of claims. In addition, if payments under the Severance Policy, together with any other payment or benefit received in connection with a change of control of Elizabeth Arden (such as the accelerated vesting of outstanding equity or performance or service-based cash awards), would result in an excise tax under Section 4999 of the Internal Revenue Code, then such payments and benefits will be reduced to the extent necessary to eliminate such excise tax, but only if the present value of such payments and benefits (net all federal, state and local taxes) after such reduction would be greater than if no such reduction were made and the full amount of such payments and benefits were paid and subject to such excise tax.

For an estimate of the value of the payments and benefits described above that could become payable to Elizabeth Arden’s named executive officers (“NEOs”) under the Severance Policy, please see “—Golden Parachute Compensation” and the described assumptions. The estimated aggregate value of such payments and benefits that could become payable to Elizabeth Arden’s other executive officers is approximately $5.3 million, based on the same assumptions.

Long-Term Performance-Based Cash Awards

Elizabeth Arden maintains the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan, amended and restated as of December 2, 2015 (the “Incentive Plan”), pursuant to which executive officers are eligible to receive, among other things, long-term performance-based cash awards. Generally, these performance-based cash awards vest in equal thirds over a three-year period from the date of grant, subject to the satisfaction of specified performance targets.

Under the terms of the Incentive Plan, upon the occurrence of a change of control, outstanding performance-based cash awards previously granted to our executive officers vest at either (i) their target value (if the applicable performance period has not yet concluded) or (ii) their actual value based on applicable performance targets that have already been achieved for prior performance periods. The merger will constitute a change of control for purposes of the Incentive Plan. For performance-based cash awards that vest on the basis of performance targets for fiscal 2016, the number of RSU Awards earned as a result of the achievement of such performance targets has not yet been certified by the compensation committee of the Board as of the date of this proxy statement and, therefore, the value thereof is estimated assuming 100% vesting of such performance-based cash awards.

For an estimate of the value of the payments and benefits described above that could become payable to Elizabeth Arden’s NEOs with respect to long-term performance-based cash awards, please see “—Golden Parachute Compensation” and the described assumptions. The estimated aggregate value of such payments and benefits that could become payable to Elizabeth Arden’s other executive officers is approximately $432,000, based on the same assumptions.

Existing Offer Letters

Prior to the effective time of the merger, existing cash sign-on bonuses will continue to be paid pursuant to the terms of the employment offers made to Rod Little and one other executive officer who is not an NEO.

Under the terms of his offer of employment, as a special incentive to join Elizabeth Arden, Mr. Little is entitled to a one-time, service-based cash award in the amount of $500,000 (less applicable withholdings), which vests in three equal installments of $166,666.67. The first and second installments have previously vested and have been paid. The third and final installment will vest and become payable on April 1, 2017. Under the terms of Mr. Little’s offer of employment, if Mr. Little’s employment is terminated without cause or for good reason within two years following a change of control, then Mr. Little is entitled to a lump sum payment equal to the total of the unpaid installment of such service-based cash award. As of June 30, 2016, a total of $250,000 (less applicable withholdings) remains payable pursuant to a similar arrangement with one other executive officer who is not an NEO. This amount is scheduled to be paid in equal monthly installments until the thirty-six-month anniversary of the executive officer’s start date.

The merger will constitute a change of control for purposes of the above-described offer letters.

Retention Program

Pursuant to the merger, Elizabeth Arden may establish a cash retention program in the aggregate amount of not more than $1,100,000 to promote retention and to incentivize efforts by selected employees to consummate the closing of the merger. Payment of each retention award generally is contingent upon the participant’s continued employment through the closing date of the merger. As of the date of this proxy statement, one of Elizabeth Arden’s executive officers who is not an NEO is the only executive officer that is expected to participate in the program, with an expected award of $200,000. Although it is yet to be determined as of the date of this proxy statement, it is possible that other executive officers will be selected to participate in this program.

New Employment Arrangements

As of the date of this proxy statement, it is expected that Mr. Beattie will join Revlon’s board of directors as non-executive Vice Chairman (subject to his election to such position) following the closing of the merger and to serve as a senior advisor to Fabian Garcia, Revlon’s President and Chief Executive Officer. However, as of the date of this proxy statement, Mr. Beattie and Revlon have not entered into an agreement with respect to Mr. Beattie’s post-closing service with Revlon. Other than Mr. Beattie, none of our executive officers has any agreement, arrangement or understanding with Revlon, RCPC or any of their respective executive officers, directors or affiliates regarding employment or service with, or the right to purchase or participate in the equity of, Revlon, RCPC, the surviving corporation or any of their respective affiliates. Although no such agreements, arrangements or understandings exist as of the date of this proxy statement, other than with Mr. Beattie, certain of our executive officers may, prior to the completion of the merger, enter into new arrangements with Revlon, RCPC, the surviving corporation or any of their respective affiliates regarding employment or service with, or the right to purchase or participate in the equity of, Revlon, RCPC, the surviving corporation or certain of their respective affiliates, including the surviving corporation.

Potential Broad-Based Compensation Arrangements for Fiscal 2017

Pursuant to the terms of the merger agreement and accompanying disclosure letter, Elizabeth Arden may, following good faith consultation with Revlon, establish the terms and conditions applicable to fiscal year ended June 30, 2017 annual and long-term incentive plans for executive officers in the ordinary course of business and consistent with past practices. Though the terms of these programs will be generally consistent with our past practices, these programs may ultimately include terms that are different from, and potentially more favorable than, the terms of Elizabeth Arden’s existing incentive plans. However, in no case will any of these programs provide for accelerated vesting of awards in connection with the merger. As of the date of this proxy statement, the terms and conditions of any annual or long-term incentive plan for fiscal year ended June 30, 2017 for executive officers have not been determined, although pursuant to the terms of the merger agreement, Elizabeth Arden cannot make any additional equity awards to executive officers during the pendency of the merger.

Directors Appointed by Nightingale

As majority holder of Elizabeth Arden preferred stock, Nightingale has elected M. Steven Langman and Franz-Ferdinand Buerstedde to serve on the Board. Nightingale Onshore and Nightingale Offshore are investment funds affiliated with Rhône Capital L.L.C., of which Messrs. Langman and Buerstedde are both Managing Directors. Pursuant to the Repurchase Agreement, immediately prior to the effective time of the merger, Elizabeth Arden will purchase all of the 50,000 shares of Elizabeth Arden preferred stock beneficially owned by Nightingale with funds provided to (or paid on behalf of) Elizabeth Arden by Revlon and RCPC, for a cash purchase price equal to $1,100 per each share of Elizabeth Arden preferred stock beneficially owned by Nightingale (which represents 110% of the per share liquidation value) plus any accrued but unpaid dividends, which is the amount required to be paid under the terms of Elizabeth Arden’s Articles of Amendment to the Amended and Restated Articles of Incorporation for a repurchase of the Elizabeth Arden preferred stock in connection with a change of control transaction consummated prior to August 19, 2016. Immediately prior to the effective time of the merger, all Nightingale Warrants will be canceled for no additional consideration. See the section entitled “The Preferred Stock Repurchase and Warrant Cancellation Agreement” beginning on page 96.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the tables below present the estimated amounts of compensation that each NEO could receive that are based on or otherwise relate to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to Elizabeth Arden’s NEOs. This merger-related compensation is subject to a non-binding advisory vote of Elizabeth Arden’s shareholders. See the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal,” beginning on page 27.

Because the terms and conditions of any annual or long-term incentive plan for the fiscal year ended June 30, 2017 for executive officers have not been determined as of the date of this proxy statement, the amounts set forth below have been calculated assuming the merger was consummated on June 30, 2016, the latest practicable date prior to the date of this proxy statement, and, where applicable, assuming each NEO was terminated by Elizabeth Arden without cause or by the officer for good reason (each, a “qualifying termination”) on June 30, 2016. The amounts included in the table below are estimates of amounts that would be payable to the NEOs, based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement and in the footnotes to the tables. Some of the assumptions are based on information not currently available, and as a result, the actual amounts, if any, to be received by an NEO may differ materially from the amounts set forth below. All dollar amounts set forth below have been rounded to the nearest whole number. See “Potential Broad-Based Compensation Arrangements for Fiscal 2017” above.

Golden Parachute Compensation

Name	Cash(1)	Equity(2)	Perquisites/ Benefits(3)	Other(4)	Total
E. Scott Beattie	$6,282,000	$5,621,793	$66,515	—	$11,970,308
Rod R. Little	$2,288,333	$1,519,096	$42,102	$166,667	$4,016,198
Eric Lauzat	$2,142,557	$1,543,358	$9,255	—	$3,695,170
Pierre Pirard	$1,583,333	$1,475,077	$16,631	—	$3,075,041

(1)	As detailed in the following table, the amounts in the above Cash column represent the double-trigger cash severance payable to each NEO upon a qualifying termination within two years following a change of control, and single-trigger performance-based cash awards as described in the section entitled “—Long Term Performance-Based Cash Awards.”

Name	Base Salary + Target Bonus x Multiplier (a)	Pro-Rated Target Bonus (b)	Performance- Based Cash Awards	Total
E. Scott Beattie	$5,382,000	$900,000	—	$6,282,000
Rod R. Little	$1,530,000	$420,000	$338,333	$2,288,333
Eric Lauzat	$1,406,468	$386,089	$350,000	$2,142,557
Pierre Pirard	$1,080,000	$270,000	$233,333	$1,583,333

(a)	Calculated as shown in the following table, which represents the sum of annual base salary plus target bonus, multiplied by each executive’s respective severance multiplier:

Name	Base Salary	Target Bonus(c)	Subtotal (Base Salary + Target Bonus)	Severance Multiplier	Total
E. Scott Beattie	$900,000	$900,000	$1,800,000	2.99	$5,382,000
Rod R. Little	$600,000	$420,000	$1,020,000	1.5	$1,530,000
Eric Lauzat (d)	$551,556	$386,089	$937,645	1.5	$1,406,468
Pierre Pirard	$450,000	$270,000	$720,000	1.5	$1,080,000

(b)	This table assumes that each NEO experienced a qualifying termination on June 30, 2016. As such, each NEO receives 12 months of the pro-rated target bonus for fiscal 2016, calculated as described at note (c) below. Actual fiscal 2016 bonuses will be paid on metrics achieved and may differ from 100% of target.
(c)	Calculated by multiplying the NEO’s base salary by his respective target bonus percentage (100% for Mr. Beattie, 70% for Messrs. Little and Lauzat, and 60% for Mr. Pirard).
(d)	Mr. Lauzat’s current base salary is CHF 411,440, paid on a net basis. His actual gross salary for fiscal 2016 is dependent upon applicable employment taxes which depend on certain factors that are not known as of the date of this proxy statement, including the number of days that Mr. Lauzat is physically present in Geneva during a given period and certain other factors. The above amounts represent Elizabeth Arden’s current estimate of Mr. Lauzat’s gross base salary and bonus. The above estimated gross salary in U.S. dollars for Mr. Lauzat is based on Elizabeth Arden’s current estimate of his gross salary in Swiss francs of 540,000 CHF, converted to U.S. dollars using an exchange ratio of 1.0214 U.S. dollars to the Swiss franc, which is the average of all “ask” prices for the period from July 1, 2015 through June 30, 2016, as quoted on www.oanda.com.

(2)	Represents the aggregate value of the consideration to be paid to each officer in respect of equity awards pursuant to the terms of the merger agreement. For the number of unvested Stock Options and RSU Awards held by each of the officers and for more information on the treatment of such awards under the Merger Agreement, please see the sections entitled “—Treatment of Outstanding Equity Awards” and “—Summary Tables.”

(3)	Calculated as shown in the following table, which represents the amount equal to the sum of (i) twenty-four months of the employer portion of monthly health insurance premiums, and (ii) twenty-four months of the monthly executive disability insurance premiums, as applicable.

Name	24 Months Employer Portion of Medical Premiums	24 Months Disability Insurance Premiums	Total
E. Scott Beattie	$31,100	$35,415	$66,515
Rod R. Little	$31,100	$11,002	$42,102
Eric Lauzat	—	$9,255	$9,255
Pierre Pirard	$11,026	$5,605	$16,631

(4)	Represents the remaining unpaid installment of the service-based cash award provided under Mr. Little’s offer letter, as described in the section entitled “—Existing Offer Letters.”

Director and Officer Indemnification and Insurance

Pursuant to the merger agreement, Revlon, RCPC and Sub agree that all rights to indemnification for acts or omissions occurring at or prior to the effective time of the merger (including any matters arising in connection with the transactions contemplated by the merger agreement) existing in favor of any individual who, on or prior to the effective time of the merger, was an officer, director or employee of Elizabeth Arden or served on behalf of Elizabeth Arden as an officer, director or employee of any of Elizabeth Arden’s subsidiaries or affiliates (which we refer to as “Indemnitees”) as provided in the articles or certificates of incorporation or by-laws (or comparable organization documents) of Elizabeth Arden or any of Elizabeth Arden’s subsidiaries or affiliates or in any agreement shall survive the merger and continue in full force and effect with respect to such Indemnitee. Revlon and the surviving corporation (i) must indemnify, defend and hold harmless, and advance expenses to Indemnitees with respect to all acts or omissions by them, in their capacities as such at any time prior to the effective time of the merger, to the fullest extent that is legally permitted and (ii) may not amend any provisions of the articles of incorporation or by-laws of Elizabeth Arden or any of Elizabeth Arden’s subsidiaries that were in effect on the date of the merger agreement or any indemnification agreement of Elizabeth Arden or Elizabeth Arden’s subsidiaries that has been made available to Revlon that was in effect on the date of the merger agreement, in a manner that would adversely affect the rights of Indemnitees provided thereunder.

For a period commencing as of the effective time of the merger and ending on its sixth anniversary, Revlon, the surviving corporation and its subsidiaries must (i) indemnify, defend and hold harmless each Indemnitee from and against any expenses or liabilities paid in connection with any claim, action, or investigation to the extent that it pertains to any actual or alleged action or omission by the Indemnitee in its capacity as such or the merger agreement and any transactions contemplated thereby and (ii) pay expenses in advance of the final disposition of any claim, action or investigation of any Indemnitee upon the receipt of an undertaking by such Indemnitee to repay such amount if it is determined that the Indemnitee is not entitled to be indemnified. Revlon and the surviving corporation shall not settle or consent to the entry of any judgment or seek termination with respect to any claim, action, suit, proceeding or investigation for which indemnification may be sought unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnitees from all liability arising out of such claim, action, suit, proceeding or investigation.

Prior to the effective time of the merger, Elizabeth Arden will obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of Elizabeth Arden’s existing directors’ and officers’ insurance policies and Elizabeth Arden’s existing fiduciary liability insurance policies (collectively, the “D&O Insurance”) for at least six years from and after the effective time of the merger with respect to any claim related to any period of time at or prior to the effective time of the merger. If Elizabeth Arden or the surviving corporation fails to obtain such “tail” insurance policy as of the effective time of the merger, the surviving corporation is required to maintain, for a period of six years from and after the effective time of the merger, the D&O Insurance in place as of the date of the merger agreement or (ii) provide, for a period of at least six years after the effective time of the merger, comparable D&O Insurance that provides coverage for events occurring at or prior to the effective time of the merger.

For additional information, see the section entitled “The Agreement and Plan of Merger—Indemnification; Directors’ and Officers’ Insurance,” beginning on page 92.

Certain Effects of the Merger

If the proposal to approve the merger agreement is approved by the affirmative vote of (i) the holders of a majority of the outstanding shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock entitled to vote on such matter, voting as a single class and (ii) the holders of a majority of the outstanding shares of Elizabeth Arden common stock and Elizabeth Arden preferred stock entitled to vote on such matter, voting as separate classes, and the other conditions to the closing of the merger are either satisfied or (to the extent permitted by applicable law) waived, Sub will be merged with and into Elizabeth Arden upon the terms set forth in the merger agreement. As the surviving corporation in the merger, Elizabeth Arden will continue to exist following the merger as a wholly-owned subsidiary of RCPC.

Following the merger, all of Elizabeth Arden’s equity interests will be beneficially owned by RCPC, and by virtue of the merger, none of Elizabeth Arden’s current shareholders will have any ownership interest in, or be a shareholder of, Elizabeth Arden, the surviving corporation, Revlon or RCPC after the completion of the merger. As a result, Elizabeth Arden’s current shareholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Elizabeth Arden common stock. Following the merger, RCPC will benefit from any increase in Elizabeth Arden’s value and also will bear the risk of any decrease in Elizabeth Arden’s value.

Upon completion of the merger, each share of Elizabeth Arden common stock issued and outstanding immediately prior to the effective time of the merger (other than Excluded Shares) will be canceled, extinguished and automatically converted into the right to receive the merger consideration, without interest, subject to any applicable withholding taxes. See the section of entitled “The Agreement and Plan of Merger—Merger Consideration,” beginning on page 66. Pursuant to the Repurchase Agreement, immediately prior to the effective time of the merger, Elizabeth Arden will purchase all issued and outstanding shares of Elizabeth Arden preferred stock beneficially held by Nightingale with funds provided to (or paid on behalf of) Elizabeth Arden by Revlon and RCPC, and all Nightingale Warrants will be canceled for no additional consideration.

Under Section 607.1302 of the FBCA, so long as Elizabeth Arden common stock continues to be listed on NASDAQ, appraisal rights will NOT be available to Elizabeth Arden’s shareholders in connection with the merger.

For information regarding the effects of the merger on Elizabeth Arden’s outstanding equity awards, please see the section entitled “—Interests of Directors and Executive Officers in the Merger,” beginning on page 50, and the section entitled “The Agreement and Plan of Merger—Treatment of Stock Options and RSU Awards” beginning on page 66.

Elizabeth Arden common stock is currently registered under the Exchange Act and trades on NASDAQ under the symbol “RDEN.” Following the completion of the merger, shares of Elizabeth Arden common stock will no longer be traded on NASDAQ or any other public market. In addition, the registration of shares of Elizabeth Arden common stock under the Exchange Act will be terminated, and Elizabeth Arden may no longer be required by the Exchange Act or SEC rules to file periodic and other reports with the SEC with respect to Elizabeth Arden common stock. Termination of registration of Elizabeth Arden common stock under the Exchange Act will reduce the information required to be furnished by Elizabeth Arden to Elizabeth Arden’s shareholders and the SEC, and would make certain provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with shareholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to Elizabeth Arden to the extent that they apply solely as a result of the registration of Elizabeth Arden common stock under the Exchange Act.

Consequences if the Merger is Not Completed

If the Elizabeth Arden shareholder approval is not obtained, or if the merger is not completed for any other reason, you will not receive any consideration from Revlon, RCPC or Sub for your shares of Elizabeth Arden common stock. Instead, Elizabeth Arden will remain a public company and Elizabeth Arden common stock will continue to be listed and traded on NASDAQ. In such circumstances, we expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of shares of Elizabeth Arden common stock will continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of Elizabeth Arden common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of Elizabeth Arden common stock, including the risk that the market price of Elizabeth Arden common stock may decline to the extent that the current market price of Elizabeth Arden common stock reflects a market assumption that the merger will be completed. If the proposal to approve the merger agreement is not approved by Elizabeth Arden’s shareholders as set forth above or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Elizabeth Arden will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, if the merger agreement is terminated under specified circumstances, Elizabeth Arden is required to pay Revlon a $14,000,000 termination fee. See the section entitled “The Agreement and Plan of Merger—Termination Fees,” beginning on page 90.

Financing of the Merger

We anticipate that the total funds needed to complete the merger (including the funds needed to pay the holders of Elizabeth Arden common stock, Elizabeth Arden preferred stock and other equity-based interests the amounts due to them under the merger agreement, as well as to refinance Elizabeth Arden’s existing indebtedness) would be approximately $870 million based upon the number of shares of Elizabeth Arden common stock, Elizabeth Arden preferred stock and other equity-based interests outstanding as of June 16, 2016, which funds shall be funded through a combination of debt financing and cash on hand of Revlon, RCPC and their subsidiaries.

In connection with the foregoing, RCPC has entered into a debt commitment letter, dated as of June 16, 2016, with the Lenders. Pursuant to and subject to the terms of the debt commitment letter, the Lenders have committed to arrange and underwrite senior credit facilities in an aggregate amount of up to $2.6 billion, consisting of (i) a $400 million senior secured asset-based revolving credit facility (provided that no more than $160 million (as may be increased to no more than $200 million by any corresponding reduction in the term facility and/or the bridge facility/unsecured notes referred to below) plus an amount equal to any original issue discount resulting from market flex, working capital adjustments and certain lending fees and expenses will be available on the closing date of the merger), (ii) a $1.8 billion senior secured term loan facility and (iii) to the extent that the proceeds of the senior unsecured notes are not available to consummate the merger, up to $400 million senior unsecured bridge loan facility (provided that the size of such bridge facility will be reduced by the amount of gross cash proceeds of any senior unsecured notes that will be issued by RCPC on or prior to the closing date of the merger). On August 4, 2016, RCPC’s private placement of $450 million of senior unsecured notes was closed into escrow.

The proceeds of the above facilities/notes will be utilized on the closing date of the merger (i) to pay the consideration payable under the merger agreement and the Repurchase Agreement, (ii) to refinance certain existing indebtedness of Elizabeth Arden and RCPC, (iii) to pay any and all fees and expenses in connection with the merger or the financing thereof or otherwise in respect of any of the foregoing transactions and (iv) only to the extent there are any excess proceeds, for general corporate purposes of RCPC and its subsidiaries.

The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of conditions, including (i) the negotiation, execution and delivery of definitive documentation with respect to the credit facilities consistent with the debt commitment letter and specified documentation standards and all documents and instruments necessary to perfect the Lenders’ security interests in respect of the credit facilities (subject to certain “limited conditionality” exceptions), (ii) delivery of certain customary closing documents (including, among others, legal opinions, officer’s certificates, borrowing notices, customary evidence of authorization and a customary solvency certificate from RCPC’s chief financial officer) and certain financial statements (including pro forma financial statements) of RCPC and Elizabeth Arden, (iii) since the date of the debt commitment letter, there shall not have been a Company material adverse effect (as described below), (iv) the merger shall have been consummated, or substantially simultaneously with the initial borrowings under the debt financing, shall be consummated in accordance with the terms of the merger agreement and no provision of the merger agreement shall have been amended, modified or waived in any respect that is materially adverse to the Lenders without the prior written consent of the Lenders (which consent cannot be unreasonably withheld, delayed or conditioned), (v) the refinancing of existing indebtedness of Elizabeth Arden and RCPC, (vi) all fees required to be paid on the closing date of the merger pursuant to the fee letter executed in connection with the debt financing and reasonable out-of-pocket expenses required to be paid on the closing date of the merger pursuant to the debt commitment letter, to the extent invoiced at least two business days prior to such date (except as otherwise agreed by RCPC), shall have been paid (except to the extent being offset against the proceeds of the debt financing), (vii) commercially reasonable efforts shall have been used to afford the Lenders a period, following the delivery of certain required information, of 20 consecutive calendar days (which period shall exclude days from and including July 1, 2016 to July 4, 2016 and November 24, 2016 to November 27, 2016 and shall have concluded prior to August 19, 2016 or commenced after September 6, 2016) prior to the closing date of the merger in order to market the asset-based revolving credit facility and the term loan facility and (viii) the investment banks engaged in respect of any unsecured notes to be issued by RCPC shall have been afforded a period, following the delivery of certain required information, of 20 consecutive calendar days (subject to blackout dates consistent with paragraph (vii) above) prior to the closing date of the merger agreement in order to market any such notes. The final termination date for the debt commitment letter is December 16, 2016.

Elizabeth Arden believes the amounts committed under the debt commitment letter, together with cash on hand of Revlon, RCPC and their subsidiaries, will be sufficient to complete the merger, and that Revlon’s, RCPC’s and Sub’s representations, warranties and covenants related to obtaining financing for the merger provide substantial assurances that the merger will be consummated on a timely basis.

Under the merger agreement, the obligation of Revlon, RCPC and Sub to complete the merger is not conditioned upon Revlon’s or RCPC’s receipt of financing.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general summary of certain material U.S. federal income tax consequences of the merger to beneficial owners of Elizabeth Arden common stock who receive cash for their shares of Elizabeth Arden common stock in the merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a beneficial owner of shares in light of such beneficial owner’s particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. This summary only addresses shares of common stock held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), (generally, property held for investment). This summary does not address tax considerations applicable to any holder of shares that may be subject to special treatment under the U.S. federal income tax laws, including:

•	a bank, insurance company or other financial institution;

•	a tax-exempt organization;

•	a retirement plan or other tax-deferred account;

•	a partnership, an S corporation or other entity treated as a pass-through entity for U.S. federal income tax purposes (or an investor in such an entity);

•	a mutual fund;

•	a real estate investment trust or regulated investment company;

•	a personal holding company;

•	a dealer or broker in stocks and securities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of shares subject to the alternative minimum tax provisions of the Code;

•	a holder of shares that received the shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;

•	a “controlled foreign corporation,” “passive foreign investment company” or corporation that accumulates earnings to avoid U.S. federal income tax;

•	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction; or

•	a U.S. expatriate or former long-term resident of the United States.

This summary is based on the Code, the Treasury regulations promulgated under the Code and rulings and judicial decisions, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service (which we refer to as the “IRS”) with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO A HOLDER OF SHARES OF ELIZABETH ARDEN COMMON STOCK. WE URGE BENEFICIAL OWNERS OF SHARES TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN TAX LAWS, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of Elizabeth Arden common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

We use the term “non-U.S. holder” to mean a beneficial owner of Elizabeth Arden common stock (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) beneficially owns shares of Elizabeth Arden common stock, the tax treatment of the partnership and its partners generally will depend on the status of the partners and the activities of the partnership. A partner in a partnership holding shares of Elizabeth Arden common stock should consult such partner’s tax advisor.

U.S. Holders

General. A U.S. holder’s receipt of cash in exchange for shares of Elizabeth Arden common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. holder who receives cash in exchange for shares of Elizabeth Arden common stock in the merger will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of Elizabeth Arden common stock (that is, shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the shares is more than one year at the effective time of the merger. Long-term capital gain recognized by individuals and other non-corporate persons that are U.S. holders generally is subject to tax at a reduced rate of U.S. federal income tax. There are limitations on the deductibility of capital losses.

Tax on Net Investment Income. A 3.8% tax is imposed on all or a portion of the “net investment income” (within the meaning of the Code) of certain individuals, trusts and estates if their income exceeds certain thresholds. For individuals, the additional 3.8% tax will be imposed on the lesser of (i) an individual’s “net investment income” for the taxable year or (ii) the amount by which an individual’s modified adjusted gross income for the taxable year exceeds $250,000 (if the individual is married and filing jointly or a surviving spouse), $125,000 (if the individual is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed “net investment income” for the taxable year or (ii) the excess of adjusted gross income for the taxable year over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. For these purposes, “net investment income” generally will include any gain recognized on the receipt of cash for shares in the merger.

Information Reporting and Backup Withholding. A U.S. holder may be subject to information reporting. In addition, all payments to which a U.S. holder would be entitled pursuant to the merger will be subject to backup withholding at the statutory rate unless such holder (i) is a corporation or other exempt recipient (and, when required, demonstrates this fact), or (ii) provides a taxpayer identification number (which we refer to as a “TIN”) and certifies, under penalty of perjury, that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not otherwise establish exemption should complete and sign an IRS Form W-9 in order to provide the information and certification necessary to avoid backup withholding and possible penalties. If a U.S. holder does not provide a correct TIN, such U.S. holder may be subject to backup withholding and penalties imposed by the IRS.

Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a U.S. holder’s U.S. federal income tax liability, provided the required information is given to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a U.S. holder may obtain a refund by filing a

U.S. federal income tax return in a timely manner. U.S. holders are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

Non-U.S. Holders

General. A non-U.S. holder’s receipt of cash for shares of Elizabeth Arden common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•	the non-U.S. holder is an individual who was present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are met;

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

•	we are or have been a United States real property holding corporation, or “USRPHC,” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger or the period that the non-U.S. holder held our shares and the non-U.S. holder held (actually or constructively) more than 5% of our common shares at any time during the five-year period ending on the date of the merger.

Gain described in the first bullet point above generally will be subject to tax at a flat rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), net of applicable U.S.-source losses from sales or exchanges of other capital assets recognized by such non-U.S. holder during the taxable year. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a 30% branch profits tax (or applicable lower treaty rate). Non-U.S. holders are urged to consult their tax advisors as to any applicable tax treaties that might provide for different rules.

With respect to the third bullet point above, the determination whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our United States and foreign real property interests. We believe that we have not been a USRPHC for U.S. federal income tax purposes at any time during the five-year period ending on the date of the merger.

Information Reporting and Backup Withholding. Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. A non-U.S. holder must generally submit an IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is given to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a non-U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner. Non-U.S. holders are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SHARES OF ELIZABETH ARDEN COMMON STOCK. HOLDERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS

AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS.

Regulatory Approvals Required for the Merger

Under the merger agreement, the respective obligations of Elizabeth Arden, Revlon, RCPC and Sub to complete the merger are subject to, among other things, the expiration or termination of any applicable waiting period (and any extension thereof) applicable to the completion of the merger under the HSR Act and receipt of all other antitrust approvals including those under the antitrust laws of Germany and South Africa. On June 30, 2016, Elizabeth Arden and Revlon filed their respective notification and report forms under the HSR Act with the Antitrust Division of the United States Department of Justice (which we refer to as the “DOJ”) and the United States Federal Trade Commission (which we refer to as the “FTC”), which triggered the start of the HSR Act waiting period.

On June 27, 2016 and June 28, 2016, Revlon and Elizabeth Arden jointly filed for regulatory approval under the antitrust laws of Germany and South Africa, respectively.

On July 13, 2016, Revlon and Elizabeth Arden received early termination of the HSR Act waiting period. On July 18, 2016, after an expedited review, the German competition authority cleared the merger to proceed.

At any time before or after the effective time of the merger, the DOJ, the FTC, antitrust authorities outside the United States or U.S. state attorneys general could take action under applicable antitrust laws, including seeking to enjoin the completion of the merger, conditionally approving the merger upon the divestiture of Elizabeth Arden’s, RCPC’s or Revlon’s assets, subjecting the completion of the merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. See the section entitled “The Agreement and Plan of Merger—Efforts to Complete the Merger” beginning on page 80.

We currently expect to obtain all remaining antitrust and other regulatory approvals that are required for the completion of the merger by the end of 2016; however, we cannot guarantee when any such approvals will be obtained, or that they will be obtained at all.

Litigation Related to the Merger

On June 24, 2016, a putative shareholder class action lawsuit (Parker v. Elizabeth Arden, Inc. et al., Case No. CACE-16-011781) (which we refer to as the “Parker complaint”) was filed in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida against Elizabeth Arden, the members of the Board, Revlon, RCPC, and Sub. In general, the Parker complaint alleges that: (i) the members of the Board breached their fiduciary duties to Elizabeth Arden shareholders by, among other things, approving the merger pursuant to an unfair process and at an inadequate and unfair price; and (ii) Elizabeth Arden, Revlon, RCPC, and Sub aided and abetted the breaches of fiduciary duty by the members of the Board. The plaintiff seeks, among other things, injunctive relief prohibiting consummation of the merger, compensatory damages, rescissory damages in the event the merger is consummated, and an award of attorneys’ fees and expenses. On July 26, 2016, the plaintiff in this action filed an amended complaint which asserts a claim against Rhône Capital L.L.C., Nightingale Onshore and Nightingale Offshore, an alleged controlling shareholder of Elizabeth Arden, breached its alleged fiduciary duties to the holders of Elizabeth Arden common stock by forcing Elizabeth Arden to agree to the unfair terms of the merger, and which includes allegations that the members of the Board breached their fiduciary duties by failing to disclose to Elizabeth Arden shareholders all material information about the merger and that Elizabeth Arden, Revlon, RCPC, and Sub aided and abetted the alleged breaches of fiduciary duty by Rhône Capital L.L.C., Nightingale Onshore and Nightingale Offshore. On August 1, 2016, the plaintiff in this action and in the Ross action filed a motion seeking, among other things, to consolidate this action and the Ross action with the various other actions that have been filed and to be appointed as co-lead plaintiffs in the consolidated action, which motion is currently pending. A hearing on plaintiffs’ motion is scheduled for August 5, 2016.

On June 29, 2016, a putative shareholder class action and derivative lawsuit (Christiansen v. Rhône Capital L.L.C. et al., Case No. CACE-16-011746) (which we refer to as the “Christiansen complaint”) was filed in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida against Rhône Capital L.L.C., Nightingale Onshore, Nightingale Offshore, the members of the Board, Revlon, RCPC, and Sub. In general, the Christiansen complaint alleges that: (i) the members of the Board breached their fiduciary duties to the holders of Elizabeth Arden’s common stock and to the company by, among other things, approving the merger pursuant to a flawed process that placed the interests of the holders of the Elizabeth Arden preferred stock ahead of the interests of Elizabeth Arden and the holders of Elizabeth Arden common stock; (ii) Rhône Capital L.L.C., Nightingale Onshore and Nightingale Offshore, an alleged controlling shareholder of Elizabeth Arden, breached its alleged fiduciary duties to the holders of Elizabeth Arden common stock and to Elizabeth Arden by forcing Elizabeth Arden to agree to the unfair terms of the merger; and (iii) Revlon, RCPC, and Sub aided and abetted the breaches of fiduciary duty by the members of the Board to the holders of Elizabeth Arden common stock and to Elizabeth Arden. The plaintiff seeks, among other things, injunctive relief prohibiting consummation of the merger, a declaration that the merger agreement was entered into in breach of the fiduciary duties owed to Elizabeth Arden and holders of Elizabeth Arden common stock by the members of the Board, Rhône Capital L.L.C., Nightingale Onshore and Nightingale Offshore, and an award of attorneys’ fees and expenses. On July 22, 2016, the plaintiff in this action filed a motion seeking, among other things, to consolidate this action with the various other actions that have been filed and to be appointed as lead plaintiff in the consolidated action, which motion is currently pending. A hearing on plaintiff’s motion is scheduled for August 5, 2016.

On July 19, 2016, a putative shareholder class action lawsuit (Ross v. Elizabeth Arden, Inc. et al., Case No. CACE-16-013220) (which we refer to as the “Ross complaint”) was filed in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida against Elizabeth Arden, the members of the Board, Revlon, RCPC, and Sub. In general, the Ross complaint alleges that: (i) the members of the Board breached their fiduciary duties to Elizabeth Arden shareholders by, among other things, approving the merger pursuant to an unfair process and at an inadequate and unfair price and failing to disclose to Elizabeth Arden shareholders all material information related to the merger; and (ii) Revlon, RCPC, and Sub aided and abetted the breaches of fiduciary duty by the members of the Board. The plaintiff seeks, among other things, injunctive relief prohibiting consummation of the merger, compensatory damages, rescissory damages in the event the merger is consummated, and an award of attorneys’ fees and expenses. On July 20, 2016, the plaintiff in this action filed a motion seeking expedited discovery and proceedings in contemplation of filing a motion for preliminary injunction, which motion is currently pending. On August 1, 2016, the plaintiff in this action and in the Parker action filed a motion seeking, among other things, to consolidate this action and the Ross action with the various other actions that have been filed and to be appointed as co-lead plaintiffs in the consolidated action, which motion is currently pending. A hearing on plaintiffs’ motion is scheduled for August 5, 2016.

On July 25, 2016, a putative shareholder class action lawsuit (Hutson v. Elizabeth Arden, Inc. et al., Case No. CACE-16-013566) (which we refer to as the “Hutson complaint”) was filed in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida against Elizabeth Arden, the members of the Board, Revlon, RCPC, and Sub. In general, the Hutson complaint alleges that: (i) the members of the Board breached their fiduciary duties to Elizabeth Arden shareholders by, among other things, approving the merger pursuant to an unfair process and at an inadequate and unfair price and failing to disclose to Elizabeth Arden shareholders all material information related to the merger; and (ii) Revlon, RCPC, and Sub aided and abetted the breaches of fiduciary duty by the members of the Board. The plaintiff seeks, among other things, injunctive relief prohibiting consummation of the merger, compensatory damages, rescissory damages in the event the merger is consummated, and an award of attorneys’ fees and expenses.

On July 25, 2016, a putative shareholder class action lawsuit (Stein v. Rhône Capital L.L.C. et al., Case No. CACE-16-013580) (which we refer to as the “Stein complaint”) was filed in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida against Rhône Capital L.L.C., Nightingale Onshore, Nightingale Offshore, the members of the Board, Revlon, RCPC, and Sub. In general, the Stein complaint alleges that: (i) the members of the Board breached their fiduciary duties to Elizabeth Arden shareholders by, among other things, approving the merger pursuant to an unfair process and at an inadequate and unfair price and failing to disclose to Elizabeth Arden shareholders all material information related to the merger; (ii) Rhône Capital L.L.C., Nightingale Onshore and Nightingale Offshore, an alleged controlling shareholder of Elizabeth Arden, breached its alleged fiduciary duties to the holders of Elizabeth Arden common stock by forcing Elizabeth Arden to agree to the unfair terms of the merger; and (iii) Revlon, RCPC, and Sub aided and abetted the breaches of fiduciary duty by the members of the Board and by Rhône Capital L.L.C., Nightingale Onshore and Nightingale Offshore. The plaintiff seeks, among other things, injunctive relief prohibiting consummation of the merger, rescission of the merger agreement, and an award of attorneys’ fees and expenses.

Additional lawsuits arising out of or relating to the merger agreement or the merger may be filed in the future.

THE AGREEMENT AND PLAN OF MERGER

The summary of the material provisions of the merger agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety.

The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding Elizabeth Arden, Revlon, RCPC or Sub or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of Elizabeth Arden, in the public filings that Elizabeth Arden makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov. See the section entitled “Where You Can Find More Information,” beginning on page 103.

The representations, warranties and covenants made in the merger agreement by Elizabeth Arden, Revlon, RCPC and Sub are qualified and subject to important limitations agreed to by Elizabeth Arden, Revlon, RCPC and Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by Elizabeth Arden, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Date of the Merger Agreement

The merger agreement was executed by Elizabeth Arden, Revlon, RCPC and Sub on June 16, 2016 (which we refer to as the “date of the merger agreement”).

The Merger

The merger agreement provides that Sub will be merged with and into Elizabeth Arden upon the terms, and subject to the conditions, set forth in the merger agreement, with Elizabeth Arden continuing as the surviving corporation and a wholly-owned subsidiary of RCPC.

Following the completion of the merger, Elizabeth Arden will become a wholly-owned subsidiary of RCPC, and Elizabeth Arden common stock will be delisted from NASDAQ, deregistered under the Exchange Act and cease to be publicly traded.

Closing; Effective Time of the Merger

Unless otherwise mutually agreed in writing among Elizabeth Arden, Revlon, RCPC and Sub, the closing of the merger will take place no later than the third business day following the day on which all of the conditions to the merger (described under “—Conditions to the Merger” beginning on page 86) are satisfied or waived (other than any condition that by its nature cannot be satisfied until the closing of the merger, but subject to the satisfaction or waiver of any such condition) unless the marketing period (as described below) has not been completed at such time. If the marketing period has not ended at such time, the closing of the merger will instead occur on the earlier to occur of (i) the third business day after the final day of the marketing period or (ii) a business day during the marketing period specified by Revlon on no less than three business days’ written notice to Elizabeth Arden, but subject, in each case, to the satisfaction or waiver of all conditions to the merger (other than any condition that by its nature cannot be satisfied until the closing of the merger, but subject to the satisfaction or waiver of any such condition).

The merger will become effective at such date and time as articles of merger are duly filed with the Department of State of the State of Florida, or a later date and time agreed to by the parties and specified in the articles of merger. Assuming timely satisfaction of the conditions to the merger, we currently expect the closing of the merger to occur by the end of 2016.

Marketing Period

The “marketing period” referred to above is the first period of twenty-two consecutive calendar days beginning on the date all of the required financial information (as described under “—Financing—Elizabeth Arden Cooperation with Financing” beginning on page 82) regarding Elizabeth Arden is delivered to Revlon and RCPC and (i) throughout which Revlon and RCPC will have all of the required financial information and such required financial information will be compliant (as defined below), and (ii) nothing will have occurred and no condition will exist that would cause any of the conditions to the obligations of Revlon, RCPC and Sub to close the merger (other than conditions that by their nature are to be satisfied at the closing of the merger) to fail to be satisfied assuming that the date of the closing of the merger was to be scheduled for any time during such twenty-two consecutive calendar day period. The marketing period will (a) not count the days from and including July 1, 2016 through and including July 4, 2016; (c) either end on or prior to August 19, 2016 or will not commence prior to September 6, 2016; and (c) not count the days from and including November 24, 2016 through and including November 27, 2016. The marketing period will end on any earlier date on which the debt financing is consummated.

Required financial information is “compliant” if (i) it does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make it not materially misleading and (ii) the historical financial statements of Elizabeth Arden included in such required financial information complies in all material respects, subject to certain exceptions, with the requirements of Regulations S-X for an offering under the Securities Act pursuant to a registration statement on Form S-1 in connection with the registration of debt securities of Revlon or RCPC of the type contemplated by the debt financing (as further described under “Financing of the Merger” beginning on page 58), and are sufficient to permit Revlon’s and RCPC’s independent accountants to issue customary comfort letters, in order to consummate any offering of debt securities on any day during the marketing period.

Merger Consideration

Elizabeth Arden Common Stock

At the effective time of the merger, each share of Elizabeth Arden common stock issued and outstanding immediately prior thereto (other than Excluded Shares) will be converted into the right to receive $14.00 in cash, without interest and less any applicable withholding taxes.

Treatment of Equity Awards Stock Options and RSU Awards

Stock Options

Each Stock Option that is outstanding and unexercised immediately prior to the effective time of the merger (whether vested or unvested) will be canceled by virtue of the merger and without any action on the part of any holder of any Stock Option, in consideration for the right to receive, at or as promptly as practicable following the effective time of the merger, a cash payment, if any, equal to the product of (i) the number of shares of Elizabeth Arden common stock subject to such Stock Option immediately prior to the effective time of the merger and (ii) the excess, if any, of the merger consideration over the exercise price of such Stock Option, less any required withholding taxes and without interest. Any Stock Option with an exercise price per share that is greater than or equal to the merger consideration will be canceled in exchange for no consideration.

RSU Awards

Each RSU Award outstanding immediately prior to the effective time of the merger will become fully vested and be converted into the right to receive, at or as promptly as practicable following the effective time of the merger, an amount in cash equal to the merger consideration, less any required withholding taxes and without interest.

Treatment of Series A Serial Preferred Stock and Warrants

Pursuant to the Repurchase Agreement, immediately prior to the effective time of the merger, Elizabeth Arden will purchase all issued and outstanding shares of Elizabeth Arden preferred stock beneficially held by Nightingale, with funds provided to (or paid on behalf of) Elizabeth Arden by Revlon and RCPC, and all Nightingale Warrants will be canceled for no additional consideration. See the section entitled “The Preferred Stock Repurchase and Warrant Cancellation Agreement” beginning on page 96.

Exchange and Payment Procedures

You should not send in your share certificate(s) with your proxy card. A letter of transmittal with instructions for the surrender of certificates representing shares of Elizabeth Arden common stock will be mailed to shareholders if the merger is completed.

At or before the effective time of the merger, Revlon will deposit, or will cause to be deposited, with the paying agent cash in the aggregate amount necessary for the paying agent to make payment of the aggregate merger consideration to all holders of shares of Elizabeth Arden common stock (other than holders of Excluded Shares). If the funds deposited with the paying agent diminish for any reason below the amount required to make prompt payment of the merger consideration in full, then Revlon will promptly deposit or cause to be deposited, additional funds with the paying agent in an amount that is equal to the deficiency in the amount required to make such payment.

As promptly as practicable, and in any event within three business days, after the date of the effective time of the merger, the surviving corporation will cause the paying agent to mail to each record holder of shares of Elizabeth Arden common stock (whether holding a share certificate or book-entry shares) a letter of transmittal and instructions describing how such record holder may exchange, his, her or its shares of Elizabeth Arden common stock for the merger consideration.

If you hold a share certificate, you should NOT return your share certificate with the enclosed proxy card, and you should not forward your share certificate to the paying agent without a duly completely letter of transmittal.

If you are a record holder of shares of Elizabeth Arden common stock (and do not hold such shares by book-entry) you will not be entitled to receive the merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent and such other documents as may be required under the instructions delivered with the letter of transmittal. If your shares are certificated, you must also surrender your share certificate or certificates to the paying agent.

No holder of book-entry shares of Elizabeth Arden common stock will be required to deliver a share certificate or an executed letter of transmittal to the paying agent to receive the merger consideration such holder is entitled to receive (and, at the effective time of the merger, such holder will automatically be entitled to receive such merger consideration) so long as such holder has delivered, or Elizabeth Arden possesses, information sufficient to effect payment to such holder of the merger consideration such holder is entitled to receive in accordance with the merger agreement.

If payment of all or any portion of the merger consideration in respect of a surrendered share of Elizabeth Arden common stock is to be made to a person other than the registered holder of such surrendered share of Elizabeth Arden common stock, such payment will not be made unless such share of Elizabeth Arden common stock is properly endorsed or otherwise in proper form for transfer and the person requesting such payment has paid all applicable taxes with respect to such transfer or required by reason of such payment in a name other than that of the registered holder of such share of Elizabeth Arden common stock, or will have established to the satisfaction of the payment agent that any such tax is not applicable.

No interest will be paid or accrued on the merger consideration payable upon your surrender of your shares of Elizabeth Arden common stock (whether held by share certificate or book-entry). Revlon, RCPC, Sub, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the merger consideration, the amounts payable to the holders of Stock Options and the amounts payable to the holders of RSU Awards. Any sum that is withheld and paid over to the appropriate governmental authority will be treated for all purposes of the merger agreement to have been paid to the person with regard to whom it is withheld.

From and after the effective time of the merger, the stock transfer books of Elizabeth Arden will be closed and there will be no registration of transfers on Elizabeth Arden’s stock transfer books of shares of Elizabeth Arden common stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, certificates representing shares of Elizabeth Arden common stock are presented to the surviving corporation for transfer, such certificates will be canceled against delivery of the merger consideration in accordance with the procedures set forth in the merger agreement.

Any portion of the merger consideration deposited with the paying agent that remains undistributed to the holders of Elizabeth Arden common stock for twelve months after the effective time of the merger will be delivered to Revlon, or its designee, upon demand. Record holders of shares of Elizabeth Arden common stock (other than holders of Excluded Shares) who have not received the merger consideration may thereafter look only to Revlon, or such designee, for payment of their claims to cash to which such holders may be entitled. None of the surviving corporation, Revlon, Sub, RCPC, Elizabeth Arden or the paying agent will be liable to any person for any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar legal requirements.

If you have lost a certificate representing shares of Elizabeth Arden common stock, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by the surviving corporation or paying agent, post a bond in a reasonable amount determined by the surviving corporation or the paying agent, as applicable, as indemnity against any claim that may be made with respect to such lost, stolen or destroyed certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you are strongly encouraged to read carefully and in their entirety.

Representations and Warranties

Representations and Warranties of Elizabeth Arden

Elizabeth Arden made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure letter that we delivered in connection with the merger agreement. These representations and warranties relate to, among other things:

•	Elizabeth Arden and Elizabeth Arden’s subsidiaries’ due organization, existence, good standing, authority to carry on Elizabeth Arden’s businesses, and qualification to do business;

•	governing documents of Elizabeth Arden and Elizabeth Arden’s subsidiaries;

•	Elizabeth Arden’s capitalization;

•	the Stock Options and RSU Awards outstanding as of June 9, 2016;

•	the absence of any subscriptions, options, warrants, puts, calls, convertible, equity-linked securities or other similar rights, agreements, commitments or contracts of any kind obligating Elizabeth Arden or any of its subsidiaries to issue, deliver, repurchase, transfer or sell any shares of capital stock, voting or equity interests, or securities convertible into shares capital stock of Elizabeth Arden or any of its subsidiaries;

•	the absence of voting trusts, shareholders’ agreements, proxies or other agreements to which Elizabeth Arden or Elizabeth Arden’s subsidiaries are party relating to the voting or transfer of the shares of Elizabeth Arden or any of its subsidiaries;

•	the absence of bonds, debentures, notes, or other indebtedness of Elizabeth Arden which provide the right to vote (or convertible into, or exchangeable for, securities which provide the right to vote) on any matters on which holders of shares of common stock of Elizabeth Arden or any of its subsidiaries may vote;

•	Elizabeth Arden’s corporate power and authority to enter into and, subject to obtaining the Elizabeth Arden shareholder approval, consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against Elizabeth Arden;

•	(i) the declaration by the Board of the advisability and the fairness to Elizabeth Arden’s shareholders of the merger agreement, the merger and other transactions contemplated by the merger agreement, (ii) the approval and adoption by the Board of the merger agreement and the merger and the transactions contemplated by the merger agreement and (iii) the Board’s recommendation;

•	the absence of conflicts with, or violations of, Elizabeth Arden’s or Elizabeth Arden’s subsidiaries’ governing documents, applicable legal requirements and Elizabeth Arden’s material contracts, or the creation of any lien (other than permitted liens), as a result of Elizabeth Arden entering into and performing under the merger agreement;

•	required governmental consents, approvals, notices and filings;

•	Elizabeth Arden’s and Elizabeth Arden’s subsidiaries’ products;

•	compliance with applicable legal requirements and permits and licenses;

•	the accuracy, and level of compliance with applicable legal requirements, rules and regulations, of Elizabeth Arden’s SEC filings since June 30, 2013 and the financial statements included therein, and Elizabeth Arden’s disclosure controls and procedures and internal controls over financial reporting;

•	the absence of a Company material adverse effect (as described below) since June 30, 2015, and the absence of certain undisclosed liabilities;

•	inventory of Elizabeth Arden and its subsidiaries, and returns of Elizabeth Arden’s and its subsidiaries’ products;

•	the absence of legal proceedings, investigations and governmental orders against Elizabeth Arden or Elizabeth Arden’s subsidiaries;

•	employee benefit plans and labor matters;

•	intellectual property;

•	tax matters;

•	material contracts and the absence of any default under any material contract;

•	the receipt of a fairness opinion from Centerview;

•	the absence of any undisclosed broker’s or finder’s fees;

•	real property and leases;

•	insurance policies;

•	environmental matters;

•	the inapplicability of any anti-takeover law and that Elizabeth Arden is not a party to a shareholder rights agreement, “poison pill” or similar agreement or plan;

•	related party transactions;

•	business relationships;

•	compliance with foreign asset control regulations and anti-corruption and anti-bribery laws;

•	the approval required of Elizabeth Arden’s shareholders for approval of the merger agreement and the transactions contemplated thereby; and

•	accuracy of information contained in this proxy statement.

Many of Elizabeth Arden’s representations and warranties are qualified by, among other things, exceptions relating to the absence of a “Company material adverse effect”, which is any event, occurrence, state of facts, circumstance, condition or effect or change or development that (i) would reasonably be expected to prevent or materially impair the ability of Elizabeth Arden or any of its subsidiaries to consummate the merger and the other transactions contemplated by the merger agreement, or (ii) has a material adverse effect on the business, results of operations or financial condition of Elizabeth Arden and its subsidiaries taken as a whole; provided that, in the case of clause (ii) above, no event, occurrence, state of facts, circumstance, condition or effect or change or development resulting from or arising out of any of the following will constitute or be taken into account in determining whether there has been a “Company material adverse effect”:

•	changes in general economic or political conditions or financial, credit or securities markets in general (including changes in interest or exchange rates) in any country or region in which Elizabeth Arden or any of its subsidiaries conducts business;

•	any effects that affect the industries in which Elizabeth Arden or any of Elizabeth Arden’s subsidiaries operate;

•	any changes in legal requirements applicable to Elizabeth Arden or any of Elizabeth Arden’s subsidiaries or any of their respective properties or assets or changes in GAAP, or any changes in interpretations of the foregoing;

•	acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any acts of war, armed hostilities, sabotage or terrorism;

•	the negotiation, announcement or existence of, or any action taken that is required or expressly contemplated by the merger agreement and the transactions contemplated thereby (including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, employees, investors, or venture partners) or any action taken by Elizabeth Arden at the written request of or with the written consent of Revlon;

•

any changes in the credit rating of Elizabeth Arden or any of its subsidiaries, the market price or trading volume of shares of Elizabeth Arden common stock or any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period (however, any underlying event causing such changes or failures in whole or in part may be taken into account in determining whether a Company material adverse effect has occurred);

•	any litigation arising from allegations of a breach of fiduciary duty relating to the merger agreement or the transactions contemplated by the merger agreement; or

•	any weather-related events, earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity.

Additionally, solely with respect to the exceptions described in the first, second, third, fourth or eight bullets above, any effect, escalation or worsening that has a materially disproportionate adverse impact on Elizabeth Arden and its subsidiaries relative to other companies operating in the geographic markets or segments of the industry in which Elizabeth Arden and its subsidiaries operate will be considered for purposes of determining whether a Company material adverse effect has occurred.

Representations and Warranties of Revlon, RCPC and Sub

The merger agreement also contains customary representations and warranties made by Revlon, RCPC and Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. The representations and warranties of Revlon, RCPC and Sub relate to, among other things:

•	their due organization or formation, existence, good standing, authority and all necessary governmental approvals to own, lease and operate their properties and to carry on their businesses, and qualified or licensed to do business;

•	their governing documents;

•	their corporate or similar power and authority to enter into, and consummate the transactions under the merger agreement, and the enforceability of the merger agreement against them;

•	the absence of conflicts with, or violations of, their governing documents, applicable legal requirements and agreements to which they are a party, or the creation of a lien, as a result of entering into and performing under the merger agreement;

•	required governmental consents, approvals, notices and filings;

•	the absence of legal proceedings, investigations and governmental orders against them;

•	the debt commitment letter and related fee letter;

•	the absence of any amendments or modifications to the debt commitment letter and related fee letter;

•	the absence of conditions related to the debt financing other than as set forth in the debt commitment letter or any alternative debt financing;

•	the net proceeds contemplated by the debt commitment letter will, with Revlon’s, RCPC’s and their subsidiaries’ available cash, be sufficient to pay the aggregate merger consideration (and any repayment or refinancing of debt contemplated by the merger agreement or the debt commitment letter) and any other amounts required to be paid in connection with the consummation of the transactions contemplated by the merger agreement;

•	the capitalization and formation of Sub;

•	the absence of any undisclosed broker’s or finder’s fees;

•	ownership of Elizabeth Arden common stock by Revlon and its subsidiaries; and

•	accuracy of information supplied by Revlon, RCPC and Sub to be included in this proxy statement.

Many of Revlon, RCPC and Sub’s representations and warranties are qualified by, among other things, exceptions relating to the absence of a “Parent material adverse effect”, which is any change, effect or circumstance that would reasonably be expected to prevent or materially impair the ability of Revlon to consummate the merger and the other transactions contemplated by the merger agreement.

The representations and warranties in the merger agreement of Elizabeth Arden, Revlon, RCPC and Sub will not survive the consummation of the merger or the termination of the merger agreement.

Conduct of Elizabeth Arden’s Business Pending the Merger

Under the merger agreement, Elizabeth Arden has agreed that, subject to certain exceptions in the merger agreement and the disclosure letter Elizabeth Arden delivered in connection with the merger agreement or as required by applicable legal requirements, between the date of the merger agreement and the effective time of the merger, unless Revlon provides its prior written consent (which cannot be unreasonably withheld, conditioned or delayed), Elizabeth Arden will, and will cause Elizabeth Arden’s subsidiaries, to cause Elizabeth Arden’s businesses to be conducted in the ordinary course of business and in a manner consistent with past practice. Elizabeth Arden has also agreed to, and to cause Elizabeth Arden’s subsidiaries to, use commercially reasonable efforts to (i) maintain and preserve intact Elizabeth Arden’s business organizations and reputation, (ii) keep available the services of key personnel, (iii) maintain existing relations and goodwill with governmental authorities and other persons having significant business relationships with Elizabeth Arden and (iv) pay trade payables in the ordinary course of business.

Subject to certain exceptions set forth in the merger agreement and the disclosure letter Elizabeth Arden delivered in connection with the merger agreement or as required by applicable legal requirement, between the date of the merger agreement and the effective time of the merger, unless Revlon provides its prior written consent (which cannot be unreasonably withheld, conditioned or delayed), Elizabeth Arden will not, and will not permit Elizabeth Arden’s subsidiaries to take any of the following actions:

•	amend or otherwise change Elizabeth Arden’s articles of incorporation or by-laws or similar organizational documents of any of Elizabeth Arden’s subsidiaries;

•	split, combine, subdivide, reclassify, purchase, redeem or otherwise acquire, issue, sell, pledge, dispose, encumber or grant any shares of Elizabeth Arden’s or its subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights to acquire any shares of Elizabeth Arden’s or its subsidiaries’ capital stock, except for any such transaction by one of Elizabeth Arden’s wholly-owned subsidiaries which remains Elizabeth Arden’s wholly-owned subsidiary after consummation of such transaction;

•	declare, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to Elizabeth Arden’s or any of Elizabeth Arden’s subsidiaries’ capital stock, other than (i) those paid by Elizabeth Arden’s subsidiaries to Elizabeth Arden or any wholly-owned subsidiary of Elizabeth Arden and (ii) cash dividends paid on Elizabeth Arden preferred stock;

•

except as required pursuant to any benefit plan of Elizabeth Arden or its subsidiaries in effect as of the date of the merger agreement: (i) increase the compensation or benefits payable to any of Elizabeth Arden or Elizabeth Arden’s subsidiaries’ directors, executive officers, employees or individual service providers; (ii) grant any severance or termination pay to, or enter into any employment, retention, change of control or severance agreement or arrangement with any of Elizabeth Arden’s or Elizabeth Arden’s subsidiaries’ directors, executive officers, employees or individual service providers; (iii) establish, amend or terminate any benefit plan of Elizabeth Arden or its subsidiaries or other plan, trust, fund, policy, agreement, program or arrangement for the benefit of any current or former directors, officers, employees or individual service providers, or any of their respective beneficiaries, except for renewals or amendments in the ordinary course of business consistent with past practice that do not materially increase the cost to Elizabeth Arden, Elizabeth Arden’s subsidiaries or Revlon or RCPC; (iv) adopt, enter into, amend or terminate any collective bargaining agreement or arrangement relating to union or organized employees; (v) hire any employees; or (vi) adopt, enter into, grant, or establish any incentive compensation or any program for incentive compensation;

•	grant, confer or award options, convertible securities, restricted stock, restricted stock units or other rights to acquire Elizabeth Arden’s or Elizabeth Arden’s subsidiaries’ capital stock or take any action to accelerate the vesting of or cause to be exercisable any unvested or unexercisable option or other equity-based award (except as provided by the terms of any unexercisable options or other equity awards outstanding as of the date of the merger agreement);

•	acquire any entity, business or material portion of the assets of any person except for (i) inventory in the ordinary course of business consistent with past practices and (ii) licenses in the ordinary course of business consistent with past practices requiring an upfront or similar payment not in excess of $2,000,000 and/or guaranteed minimum royalty or similar payments by Elizabeth Arden or any of Elizabeth Arden’s subsidiaries for any 12-month period not in excess of $1,000,000;

•	enter into new lines of business outside of the existing businesses;

•	create, incur, guarantee or become liable for or modify in any material respect the terms of any indebtedness other than (i) guarantees by Elizabeth Arden of indebtedness of Elizabeth Arden’s wholly-owned subsidiaries and (ii) indebtedness of Elizabeth Arden’s subsidiaries payable to Elizabeth Arden or a wholly-owned subsidiary of Elizabeth Arden;

•	enter into, modify or amend in any respect materially adverse to Elizabeth Arden or any of Elizabeth Arden’s subsidiaries, waive or grant any material release or relinquish any material rights under, or terminate, any material contract or material lease;

•	make any material change to Elizabeth Arden’s or Elizabeth Arden’s subsidiaries’ methods of accounting in effect at June 30, 2015, except as required by GAAP, Regulation S-X of the Exchange Act, a governmental authority, or a change in applicable legal requirement;

•	except for transactions among Elizabeth Arden and Elizabeth Arden’s wholly-owned subsidiaries or among Elizabeth Arden’s wholly-owned subsidiaries, sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber or subject to any lien (other than permitted liens) or otherwise dispose of any material portion of Elizabeth Arden or Elizabeth Arden’s subsidiaries’ properties or assets, other than dispositions by Elizabeth Arden and Elizabeth Arden’s subsidiaries in the ordinary course of business consistent with past practice in an amount not to exceed $2,000,000 in the aggregate;

•	make any investment in, or loan or advance (other than travel and similar advances to employees in the ordinary course of business consistent with past practice) to, any person other than (i) in the ordinary course of business consistent with past practice in an amount not to exceed $1,000,000 in the aggregate or (ii) a direct or indirect wholly-owned subsidiary of Elizabeth Arden in the ordinary course of business consistent with past practice;

•

(i) make any material tax election other than in the ordinary course of business consistent with past practice, (ii) revoke or change any material tax election, (iii) change (or request any taxing authority to change) any material aspect of its method of tax accounting or annual tax accounting period, (iv) file any amended tax return with respect to any material tax, (v) incur any material tax liability outside of the ordinary course of business, (vi) incur any material amount of gross income for U.S. federal income tax purposes as a result of any intercompany transaction or a transaction in which cash is not a material portion of the consideration outside of the ordinary course of business, (vii) file any material tax return prepared in a manner inconsistent with past practice, (viii) settle or compromise any audit or proceeding relating to a material amount of taxes, (ix) enter into any material agreement principally relating to taxes with respect to Elizabeth Arden or any of Elizabeth Arden’s subsidiaries, (x) waive or extend the statute of limitations in respect of any material taxes (other than for extensions of time to file tax returns obtained in the ordinary course of business), (xi) issue, increase or modify any intercompany indebtedness (A) where a non-U.S. subsidiary of Elizabeth Arden is the borrower other than in the ordinary course of business or (B) where a non-U.S. subsidiary of Elizabeth Arden is a lender or guarantor and Elizabeth Arden or a U.S. subsidiary of Elizabeth Arden is the borrower, or (xii) surrender any material claim for a refund of taxes;

•	make or agree to make capital expenditures totaling in the aggregate more than $5,000,000 per fiscal quarter;

•	adopt or enter into, or permit to be adopted or entered into, a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Elizabeth Arden or any of Elizabeth Arden’s subsidiaries;

•	release, withdraw, concur with the dismissal of, or settle any material claim, action, suit or proceeding involving Elizabeth Arden or any of Elizabeth Arden’s subsidiaries, other than routine, immaterial matters in the ordinary course of business;

•	settle, pay, discharge or satisfy any claim, action, suit, proceeding or investigation against or regarding Elizabeth Arden or any of Elizabeth Arden’s subsidiaries, other than matters that involve only the payment of monetary damages not in excess of $250,000 individually or $500,000 in the aggregate;

•	take, or omit to take, any action which would reasonably be expected to cause a default or event of default under any of Elizabeth Arden’s existing indebtedness;

•	enter into any agreement, understanding or arrangement with respect to the voting or registration of the shares of Elizabeth Arden’s or any of Elizabeth Arden’s subsidiaries’ capital stock;

•	enter into, amend, modify, waive or terminate any related party transaction; or

•	authorize or enter into, or permit any of Elizabeth Arden’s subsidiaries to authorize or enter into, any agreement or otherwise make any commitment to do any of the foregoing.

Restrictions on Solicitation of Competing Proposals

Subject to certain exceptions described below, Elizabeth Arden has agreed that it and its subsidiaries will, and Elizabeth Arden will cause its and their officers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives (which we refer to collectively as “Elizabeth Arden representatives”) to, and will direct its and their affiliates to, (i) immediately cease any discussions or negotiations with any persons that may be ongoing with respect to a competing proposal (as described below), and (ii) until the earlier of the effective time of the merger or termination of the merger agreement (if any), not, directly or indirectly:

•	solicit, initiate, knowingly facilitate or encourage any competing proposal;

•	participate in any negotiations regarding, or furnish to any person any information with respect to, any competing proposal;

•	engage in discussions with any person with respect to any competing proposal;

•	approve or recommend any competing proposal;

•	enter into any letter of intent or similar document, or any agreement or commitment, providing for any competing proposal;

•

take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including (x) any transaction under, or a third party becoming an “interested shareholder” under, Section 607.0901 of the FBCA and (y) any transaction under 607.0902 of the FBCA), or any restrictive provision of any applicable anti-takeover provision in the articles of incorporation or by-laws of Elizabeth Arden, inapplicable to any person other than Revlon, RCPC and their affiliates or to any transactions constituting or contemplated by any competing proposal; or

•	adopt resolutions to do any of the foregoing or agree to do any of the foregoing.

Elizabeth Arden must take actions necessary to enforce, and not, without Revlon’s prior written consent, terminate, amend, modify or waive, any “standstill” or similar provision in any confidentiality or other agreement with another person. However, if the Board determines in good faith (after consultation with outside counsel) that taking such action to enforce or the failure to take such other action would be inconsistent with its fiduciary duties, Elizabeth Arden may, upon delivery of advance written notice to Revlon and RCPC, waive any standstill or similar provisions to the extent necessary to permit another person to make, on a confidential basis to the Board, a competing proposal conditioned upon such person agreeing that Elizabeth Arden will not be prohibited from providing any information to Revlon and RCPC (including regarding any such competing proposal).

A “competing proposal” is defined in the merger agreement to mean any inquiry, bona fide proposal for (other than by Revlon or any of its subsidiaries), or expression by any person or group for:

•	any merger, consolidation or similar transaction, or issuance or acquisition of securities, recapitalization, tender offer or other similar transaction in which (i) a person or group of persons directly or indirectly acquires, or if consummated in accordance with its terms would acquire, beneficial or record ownership of securities representing more than 20% of the outstanding shares of any class of voting securities of Elizabeth Arden or more than 20% of the aggregate voting power of Elizabeth Arden or (ii) Elizabeth Arden issues securities representing more than 20% of the issued and outstanding shares of any class of voting securities of Elizabeth Arden or more than 20% of the aggregate voting power of Elizabeth Arden;

•	any direct or indirect sale, lease, exchange, transfer, acquisition or disposition of any assets or business of Elizabeth Arden and Elizabeth Arden’s subsidiaries (whether in a single transaction or series of related transactions) (x) that constitutes or accounts for more than 20% of the consolidated net revenues of Elizabeth Arden or (y) for a price that is more than 20% of Elizabeth Arden’s enterprise value giving effect to the amount of the merger consideration; or

•	any liquidation or dissolution of Elizabeth Arden. Notwithstanding the non-solicitation provisions described above, if, at any time following the date of the merger agreement and prior to the receipt of the Elizabeth Arden shareholder approval, (i) Elizabeth Arden receives an unsolicited written competing proposal not resulting from any breach of the non-solicitation provisions described above, and (ii) the Board determines in good faith, after consultation with Elizabeth Arden’s outside counsel and financial advisors, that such competing proposal constitutes or would reasonably be expected to result in a “superior proposal” (as described below) if information is furnished to the third party making the competing proposal and Elizabeth Arden engages in discussions or negotiations with such third party regarding the competing proposal, then Elizabeth Arden may furnish such information (provided that Elizabeth Arden substantially simultaneously makes available to Revlon such information to the extent the information was not previously made available to Revlon) and engage in such discussions or negotiations. Elizabeth Arden must provide written and oral notice to Revlon of such determination by the Board promptly (but in no event more than 36 hours) after taking any such actions. Prior to furnishing any information to a third party making such a competing proposal, Elizabeth Arden must receive from the third party an executed confidentiality agreement on terms no less favorable in the aggregate to Elizabeth Arden than the confidentiality agreement, dated February 16, 2016 (the “parent confidentiality agreement”), by and between Elizabeth Arden and MacAndrews & Forbes.

Elizabeth Arden must notify Revlon (orally and in writing) promptly (but in any event within 36 hours) following the receipt of any competing proposal, and (x) if the competing proposal is in writing, deliver to Revlon a copy of such competing proposal and any related draft agreement and other written material setting forth the terms of the competing proposal, or (y) if oral, provide a reasonably detailed summary of the material terms and conditions of such competing proposal (including the identity of the person making such acquisition proposal). Elizabeth Arden must keep Revlon reasonably informed on a prompt and timely basis of the status and material details of any such competing proposal and with respect to any material change to the terms of any such competing proposal within 36 hours following such material change.

A “superior proposal” is defined in the merger agreement to mean a bona fide unsolicited written competing proposal (with all percentages in the definition of competing proposal increased to 70%) on terms that the Board determines in good faith (after consultation with Elizabeth Arden’s outside counsel and financial advisors) would be more favorable to Elizabeth Arden’s shareholders than the transactions contemplated by the merger agreement, taking into account all factors that the Board acting in good faith considers appropriate, including (i) any proposal by Revlon in writing to amend the terms of the merger agreement, (ii) the identity of the person (and such person’s beneficial owners) making the competing proposal and (iii) the consideration, terms, conditions, timing, likelihood of consummation, financing terms and legal, financial and regulatory aspects of the competing proposal.

At any time after the date of the merger agreement and prior to receipt of the Elizabeth Arden shareholder approval, the Board may cause Elizabeth Arden to terminate the merger agreement to enter into a binding written agreement with respect to an unsolicited, written competing proposal not resulting from any breach of the non-solicitation provisions described above that the Board concludes in good faith after consultation with Elizabeth Arden’s outside counsel and financial advisors constitutes a superior proposal, provided that Elizabeth Arden must, concurrently with and as a condition to such termination, cause Elizabeth Arden to pay the Elizabeth Arden Termination Fee (as described under “—Termination Fees—Elizabeth Arden Termination Fee” beginning on page 90).

Obligation of the Board with Respect to Its Recommendation

Except as described below, neither the Board nor any committee of the Board may (i) withhold, withdraw, rescind, amend, qualify or modify in any manner adverse to Revlon, or make any public announcement inconsistent with, the Board’s recommendation, (ii) approve, adopt endorse or recommend a competing proposal or any inquiry or proposal that would reasonably be expected to lead to a competing proposal, (iii) take any formal action or make any recommendation or public statement in connection with a tender or exchange offer (other than a recommendation against such offer or a customary “stop, look and listen” or similar communication) or (iv) following the date any competing proposal or material modification to such competing proposal is first made public or sent to Elizabeth Arden’s shareholders, fail to issue a press release expressly reaffirming the Board’s recommendation within five business days after Revlon’s written request to do so. The Board or a committee thereof taking, or failing to take, as applicable, any of these actions is referred to as a “Change of Recommendation.” In addition, except as set forth in the merger agreement, neither the Board nor any committee of the Board may cause or permit Elizabeth Arden or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other similar agreement related to or providing for any competing proposal or requiring Elizabeth Arden to abandon, terminate, delay or fail to consummate the merger contemplated by the merger agreement, or publicly propose or announce an intention to take any of the actions described above.

Nothing in the provisions of the merger agreement relating to competing proposal prevents Elizabeth Arden or its subsidiaries from complying with Rule 14e-2, Rule 14d-9 or Item 1012(a) of Regulation M-A under the Exchange Act or from making any disclosure if the Board determines in good faith (after consultation with outside counsel) that the failure to make such disclosure would be inconsistent with its fiduciary obligations under applicable legal requirements; provided that Elizabeth Arden may not make any such disclosure, to the extent that it constitutes a Change of Recommendation, without complying with the provisions of the merger agreement relating to a Change of Recommendation, and any such disclosure that does not reaffirm the Board’s recommendation to approve the merger (subject to certain exceptions) will constitute a Change of Recommendation.

At any time after the date of the merger agreement and prior to the receipt of the Elizabeth Arden shareholder approval, the Board may effect a Change of Recommendation if (i) Elizabeth Arden has received an unsolicited, written competing proposal not resulting from any breach of the non-solicitation provisions described above and the Board concludes in good faith, after consultation with Elizabeth Arden’s outside counsel and financial advisors, constitutes a superior proposal, or (ii) the Board concludes in good faith, after consultation with Elizabeth Arden’s outside counsel and financial advisors, that in light of an event, development or change in circumstances that is material to Elizabeth Arden and Elizabeth Arden’s subsidiaries as a whole and first arises after the date of the merger agreement and was not known or reasonably foreseeable to Elizabeth Arden or the Board, on the date of the merger agreement, which event, development or change in circumstances does not relate to certain specified events (including a competing proposal) (any such event, development or change, an “Intervening Event”), the failure to make a Change of Recommendation would be inconsistent with the Board’s fiduciary duties.

Before the Board may make a Change of Recommendation, as described above, or terminate the merger agreement for a superior proposal (as described under “—Restrictions on Solicitation of Competing Proposals” beginning on page 75), the Board must determine in good faith, after consultation with Elizabeth Arden’s outside counsel and financial advisors, taking into account all proposed amendments to the merger agreement (as described below) that the competing proposal remains a superior proposal, or, in respect of an Intervening Event, that the failure to make the Change of Recommendation would remain inconsistent with its fiduciary duties. In addition, Elizabeth Arden must:

•	have complied with the non-solicitation provisions described above in all material respects;

•	provide prior written notice to Revlon of its intent to take either such action specifying either the terms and conditions of the superior proposal (including a final draft of the definitive agreement for such superior proposal) and the identity of the person making such proposal, or all available information with respect to the Intervening Event;

•	provide Revlon five business days after receipt of such written notice to propose amendments to the merger agreement and negotiate with Revlon with respect to such amendments; and

In addition, in the event of any change to the material terms and conditions of any such competing proposal, or a change in the material facts and circumstances relating to such Intervening Event, Elizabeth Arden is required to notify Revlon in writing of such modification or change and again comply with the requirements summarized above, except that Revlon’s period for proposing amendments to the merger agreement will be reduced to three business days.

If, in connection with Revlon’s matching rights described above or otherwise, the merger agreement is amended to provide for, or the merger agreement is terminated and a new agreement is entered into for, the sale of less than all of the assets and business of the Elizabeth Arden (but enough assets and business to constitute a superior proposal) to Revlon or any of its subsidiaries, then Revlon and any of its subsidiaries will have the right (but not an obligation) to, and Elizabeth Arden is obligated to take actions reasonably necessary or appropriate to allow Revlon and any of its subsidiaries to, commence and consummate a tender offer to acquire Elizabeth Arden’s common stock or otherwise offer to and consummate a transaction to acquire Elizabeth Arden. In connection with any such tender offer or other transaction, (i) the per share price will be no less than the merger consideration minus the amount of any dividends or other distributions declared or paid with respect to the common stock of Elizabeth Arden since the date of the merger agreement, (ii) any such tender offer or other transaction would be conditioned on the closing of Elizabeth Arden’s sale of assets to Revlon or its subsidiaries, and (iii) Revlon and Elizabeth Arden will use commercially reasonable efforts to ensure such tender offer or other transaction does not materially delay the consummation of such asset sale. Notwithstanding Elizabeth Arden’s obligations in connection with any such tender offer or other transaction with Revlon or any of its subsidiaries, the Board may make any recommendation with respect to any such proposed tender offer or other transaction as it determines in its sole discretion.

If, however, the merger agreement is terminated by Elizabeth Arden in connection with Elizabeth Arden entering into a definitive agreement with respect to a superior proposal for the sale of less than all of the assets and business of the Elizabeth Arden (but enough assets and business to constitute a superior proposal) in accordance with the merger agreement (as described under “—Restrictions on Solicitation of Competing Proposals” beginning on page 75), then the standstill provisions (including those applicable to MacAndrews & Forbes, Revlon, RCPC and their respective affiliates) set forth in the parent confidentiality agreement shall remain in effect until the later to occur of (i) the expiration of the period set forth in the parent confidentiality agreement in accordance with the terms thereof and (ii) the date that is six months following the consummation of such transaction, except that in no event will such standstill provisions terminate later than June 30, 2017. However, the provisions in the foregoing sentence will automatically cease to apply with respect to any such superior proposal that, following Elizabeth Arden’s entry into the definitive agreement with respect to such superior proposal, is amended or modified in a manner that has the effect of materially reducing the purchase price payable with respect thereto.

Shareholders’ Meeting

Elizabeth Arden is required to convene a meeting of Elizabeth Arden’s shareholders as promptly as practicable after the mailing of this proxy statement and (other than in the case in which Elizabeth Arden is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the SEC or its staff or a court of competent jurisdiction has instructed Elizabeth Arden is necessary under applicable legal requirement or order and for such supplemental or amended disclosure to be disseminated and reviewed by Elizabeth Arden’s shareholders prior to such meeting) in no event will such meeting be held later than forty-five days after the date the proxy statement is mailed to Elizabeth Arden’s shareholders.

Elizabeth Arden may adjourn or postpone the meeting of Elizabeth Arden’s shareholders only if (i) Elizabeth Arden has determined in good faith after consultation with its outside counsel that the failure to adjourn or postpone such meeting would reasonably be expected to be a violation of applicable legal requirements, (ii) as of the time that such meeting is originally scheduled there are insufficient shares of Elizabeth Arden common stock represented to constitute a quorum necessary to conduct the business of such meeting or insufficient proxies returned to obtain the Elizabeth Arden shareholder approval and Revlon requests an adjournment or postponement, or (iii) after consultation with Revlon, to the extent reasonably necessary to allow reasonable additional time for the filing and/or mailing of any supplement or amendment to this proxy statement that Elizabeth Arden determines in good faith after consultation with its outside counsel is required under applicable legal requirements and for such supplement or amendment to be disseminated to and reviewed by Elizabeth Arden’s shareholders in advance of such meeting. However, without the prior written consent of Revlon, Elizabeth Arden may only adjourn or postpone the shareholders’ meeting for an aggregate period of no more than thirty days after the day on which the shareholders’ meeting is originally scheduled, and in no circumstance will Elizabeth Arden be permitted to adjourn or postpone such meeting to a date that is on or after the date that is five business days before the termination date (as described under “—Termination” beginning on page 88).

Unless the Board makes a Change of Recommendation due to a superior proposal or an Intervening Event, Elizabeth Arden will use its reasonable best efforts to solicit proxies from the holders of Elizabeth Arden common stock for the purposes of obtaining the Elizabeth Arden shareholder approval at the shareholders’ meeting. Notwithstanding any Change of Recommendation by the Board, unless the merger agreement is terminated in accordance with its terms, the merger agreement will be submitted to the holders of Elizabeth Arden common stock as promptly as reasonably practicable for the purpose of obtaining the Elizabeth Arden shareholder approval at the shareholders’ meeting.

Efforts to Complete the Merger

Each of Revlon, RCPC, Sub and Elizabeth Arden will cooperate and use their reasonable best efforts to consummate the transactions contemplated by the merger agreement as soon as practicable and to cause all conditions to the merger (as described under “—Conditions to the Merger” beginning on page 86) to be satisfied, including obtaining and maintaining all necessary actions or nonactions, consents, clearances and approvals from governmental authorities (including with respect to obtaining U.S., German and South African antitrust approvals) or other persons necessary in connection with the consummation of the transactions contemplated by the merger agreement, and the making of all necessary registrations and filings (including those with governmental authorities, if any) and the taking of all reasonable or customary steps as may be necessary to obtain an approval from, or to avoid an action or proceeding by, any governmental authority or other persons necessary in connection with the consummation of the transactions contemplated by the merger agreement.

Revlon, RCPC and Sub have agreed to take (and to cause their subsidiaries to take) promptly any and all actions necessary to avoid or eliminate each and every impediment and obtain all antitrust approvals that may be required by any foreign or U.S. federal, state or local governmental authority to enable the parties to close the transactions contemplated by the merger agreement as promptly as practicable and prior to the termination date (as described under “—Termination” beginning on page 88), including the following actions:

•	each of Revlon and Elizabeth Arden complying substantially with any requests for additional information or documentary material from any governmental authority under any antitrust laws;

•	Revlon proposing, negotiating, offering to commit and effect (and if such offer is accepted, committing to and effecting), by consent decree, hold separate order or otherwise, the sale, divestiture, license or disposition of the assets or businesses of Revlon, RCPC, the surviving corporation or their respective subsidiaries;

•	Revlon proposing, negotiating or offering to commit and effect (and, if accepted, committing to and effecting) actions that limit its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of Revlon, the surviving corporation or their respective subsidiaries; and

•	each of Revlon and Elizabeth Arden taking any and all other actions reasonably necessary to ensure that the waiting period under the HSR Act expires or terminates and that any other required antitrust approvals, including those required in Germany and South Africa, are obtained and that no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding relating to any antitrust laws would preclude consummation of the merger by the termination date (as described under “—Termination” beginning on page 88).

To assist Revlon in complying with its obligations described above, Elizabeth Arden and its subsidiaries and affiliates have agreed to take any action reasonably in furtherance of the foregoing if requested in writing by Revlon and so long as such action is conditioned on the closing of the merger. None of Revlon’s affiliates (other than its subsidiaries) are required to take or agree to take any actions in furtherance of the obligations described above.

In connection with the preparation of any required governmental filings or submissions, the parties to the merger agreement have agreed to furnish to the other parties any necessary information and reasonable assistance as such other party may reasonably request, and will use its reasonable best efforts to cooperate in responding to any inquiry from a governmental authority, including immediately informing the other party of such inquiry, consulting before making any presentations or submissions to a governmental authority, and supplying each other with copies of all material correspondence, filings or substantive communications between such party and any governmental authority, except that such materials may be redacted to remove references concerning the valuation of Elizabeth Arden and as necessary to address privilege concerns. Each party has agreed to give the other parties the opportunity to attend any meetings, or to participate in any substantive communication with, a governmental authority to the extent permitted by such governmental authority. Elizabeth Arden has agreed to give (or to cause its subsidiaries to give) notices to third parties to obtain any third-party consents that are necessary or proper to consummate the merger, and Revlon will, and will cause its subsidiaries to, use reasonable best efforts to cooperate with Elizabeth Arden in its efforts to obtain such consents.

In the event any “control share acquisition,” “fair price,” “business combination” or other anti-takeover legal requirements becomes applicable to the merger agreement or any transaction contemplated thereby, then Revlon, Elizabeth Arden and their respective boards of directors will take all reasonable action necessary so that the transactions contemplated by the merger agreement may be consummated as promptly as practicable and otherwise act to eliminate if possible, and otherwise to minimize, the effects of such legal requirement on the transactions contemplated by the merger agreement.

Financing

Generally

Each of Revlon, RCPC and Sub have agreed to use commercially reasonable efforts to:

•	maintain in effect the debt commitment letter and the fee letter;

•	negotiate definitive agreements consistent with the terms and conditions contained in the debt commitment letter (or on other terms that would not (i) adversely affect the ability of Revlon, RCPC and Sub to consummate the transactions contemplated by the merger agreement, (ii) reduce the aggregate amount of the financing commitment below the amount required to consummate the transactions contemplated by the merger agreement and pay related fees and expenses and (iii) add new or amend the existing conditions to the debt financing in a manner that would reasonably be expected to prevent, impede or materially delay the consummation of the merger and other transactions contemplated by the merger agreement);

•	satisfy (or obtain the waiver of) on a timely basis all conditions in the debt commitment letter, the fee letter and the definitive agreements and otherwise comply with all of its obligations thereunder; and

•	upon satisfaction of such conditions (or waiver) in the debt commitment letter, consummate the closing of the merger and cause each lender to fund its respective committed portion of the financing commitment required to consummate the transaction contemplated by the merger agreement and pay related fees and expenses.

Revlon, RCPC and Sub have agreed to use commercially reasonable efforts to obtain the debt financing on the terms and conditions described in the debt commitment letter (which we refer to as the “financing commitment”), and will not, subject to certain exceptions, without the prior written consent of Elizabeth Arden, permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or replacement to, the financing commitment if such amendment, modification, waiver or replacement: (i) adds new or adversely modifies the existing conditions to the debt financing in a manner that would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by the merger agreement, (ii) adversely affects the ability of Revlon, RCPC or Sub to enforce their rights against other parties to the debt commitment letter or the definitive agreements relative to the ability of Elizabeth Arden to enforce its rights against other parties to the debt commitment letter or definitive documents in effect as of the date of the merger agreement, (iii) reduces the aggregate amount of the financing commitment below the amount required to consummate the transactions contemplated in the merger agreement and pay related fees and expenses, or (iv) would otherwise reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by the merger agreement.

If any portion of the debt financing becomes unavailable, Revlon, RCPC and Sub will (i) promptly notify Elizabeth Arden and the reason therefor and (ii) use their commercially reasonable efforts to obtain alternative financing from the same or other sources in an amount sufficient, when taken together with available cash on hand and any other debt financing then-available, to consummate the transactions contemplated by the merger agreement with terms that are not less favorable in the aggregate to Revlon and RCPC than the terms contained in the debt commitment letter and the related fee letter (taking into account any flex provisions).

Elizabeth Arden Cooperation with Financing

Elizabeth Arden has agreed to, and agreed to cause Elizabeth Arden’s subsidiaries to, and agreed to use commercially reasonable efforts to cause Elizabeth Arden and their officers, employees, consultants and advisors (including legal and accounting advisors) to, use commercially reasonable efforts to provide to Revlon and RCPC, all cooperation reasonably requested by Revlon in connection with the arrangement of the debt financing (provided, that (i) no such requested cooperation may unreasonably interfere with the business or operations of Elizabeth Arden or Elizabeth Arden’s subsidiaries, (ii) the taking of any action would not conflict with the governing documents of Elizabeth Arden or any legal requirements), including:

•	making senior management and advisors of Elizabeth Arden and Elizabeth Arden’s subsidiaries available to assist in the preparation for, and participate in, a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with prospective financing sources, investors and rating agencies in connection with the financing;

•	assisting with the preparation of pro forma financial information and pro forma financial statements for rating agency presentations, offering documents, bank information memoranda, prospectuses, business projections and all other material to be used in connection with the debt financing (including customary authorization and management representation letters) and providing customary estimates and other forward-looking financial information regarding the future performance of the business of Elizabeth Arden and Elizabeth Arden’s subsidiaries to the extent requested by the financing sources;

•	using commercially reasonable efforts to cause Elizabeth Arden’s independent accountants to provide assistance and cooperation, including participating in a reasonable number of drafting sessions and accounting due diligence sessions, providing consents to Revlon to use their audit reports relating to Elizabeth Arden and providing drafts of any customary “comfort letters” prior to the commencement of any road show, which the accountants would be prepared to issue at the time of pricing or closing of any offering or private placement;

•	assisting in the preparation of and executing and delivering definitive financing documents, including interest hedging arrangements, pledge and security documents, and certificates and other documents and back-up for legal opinions, in each case as applicable and to the extent reasonably requested by Revlon, and otherwise reasonably facilitating the pledging of collateral;

•	requesting and cooperating in obtaining customary lien terminations and payoff letters relating to any indebtedness of Elizabeth Arden and Elizabeth Arden’s subsidiaries, to be effective no earlier than the consummation of the merger;

•	providing reasonable access during business hours by Revlon, RCPC and any financing sources, and their respective officers, employees, consultants and advisors (including legal, valuation, and accounting advisors) to the books and records, properties, officers, directors, agents and representatives of Elizabeth Arden and Elizabeth Arden’s subsidiaries;

•	furnishing to Revlon and the financing sources all financial and other pertinent information regarding Elizabeth Arden and Elizabeth Arden’s subsidiaries as may be necessary in connection with any debt financing or otherwise reasonably requested by Revlon promptly following such request to consummate the debt financing (the “required financial information”);

•	taking all actions reasonably requested to (i) permit the prospective lenders involved in the debt financing to evaluate Elizabeth Arden’s and Elizabeth Arden’s subsidiaries’ assets, cash management and accounting systems, policies and procedures relating thereto, including inventory appraisals and field audits, for the purpose of establishing collateral arrangements and (ii) establish bank and other accounts and blocked account contracts and lock box arrangements in connection with the foregoing;

•	providing all documentation and other information about Elizabeth Arden and Elizabeth Arden’s subsidiaries required by applicable “know your customer” and anti-money laundering rules and regulations including the USA Patriot Act;

•	subject to the occurrence of the consummation of the merger, taking all corporate actions necessary to permit consummation of the debt financing; and

•	at the reasonable request of Revlon, use commercially reasonable efforts to update any information provided by Elizabeth Arden regarding Elizabeth Arden and Elizabeth Arden’s subsidiaries included in any offering document to be used in connection with the debt financing to the extent that such information would, when taken as a whole in the absence of such an update, contain untrue statements of material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading.

Notwithstanding the foregoing, neither Elizabeth Arden nor any of Elizabeth Arden’s subsidiaries shall be required to: (i) bear any out-of-pocket cost or expense or pay any fee in connection with the debt financing; (ii) incur any liability (or cause their respective directors, officers or employees to incur any liability) under the debt financing; (iii) deliver any legal opinions by its counsel; or (iv) enter into any agreement or commitment that would be effective prior to the closing of the merger (other than such customary management representation letters and authorization letters referred to above).

Transaction Litigation

Prior to the earlier of the effective time of the merger or the termination of the merger agreement, Elizabeth Arden will control the defense of any litigation brought by its shareholders against Elizabeth Arden and/or its directors relating to the transactions contemplated by the merger agreement. However, with respect to such litigation, the merger agreement requires that Elizabeth Arden (i) promptly provide Revlon with copies of all proceedings and correspondence relating to any such litigation, (ii) give Revlon the opportunity to participate regarding the defense or settlement, (iii) give due consideration to Revlon’s advice and (iv) not enter into a settlement agreement or consent to a settlement (other than any settlement solely for monetary damages paid entirely from proceeds of insurance, except for any applicable deductible) without Revlon’s written consent (not to be unreasonably withheld, conditioned or delayed).

Employee Benefit Matters

For a period of two years following the date of the consummation of the merger (or, if earlier, the date of termination of the applicable Elizabeth Arden employee (as defined below)), Revlon will, or will cause one of its subsidiaries to, provide to each employee of Elizabeth Arden and any of Elizabeth Arden’s subsidiaries who continues his or her employment with Revlon or any of Revlon’s subsidiaries (including the surviving corporation) (collectively, “Elizabeth Arden employees”) with: (i) base salary that is not less than the base salary in effect immediately prior to the effective time of the merger; (ii) target annual and long-term incentive compensation opportunities that are not less favorable than those in effect immediately prior to the effective time of the merger; and (iii) subject to certain exceptions, employee benefits (excluding any defined benefit or supplemental pension plan, and post-termination health, life or other welfare benefits, in each case, except as required by a benefit plan of Elizabeth Arden or any of Elizabeth Arden’s subsidiaries or by applicable legal requirement) that are, in the aggregate, not less favorable than those provided to such Elizabeth Arden employee as of the effective time of the merger.

The surviving corporation will (i) honor the Elizabeth Arden, Inc. Severance Policy (in effect as of the date of the merger agreement and as it may be amended in accordance with the terms of the merger agreement and the disclosure letter delivered by Elizabeth Arden in connection therewith), and (ii) honor any severance policy or program applicable to an Elizabeth Arden employee as of the date of the merger agreement who does not participate in the Elizabeth Arden, Inc. Severance Policy and whose employment terminates before the second anniversary of the consummation of the merger. Revlon will, or will cause the surviving corporation to, honor any fiscal year 2017 bonus program and long-term incentive awards, in each case implemented or granted by Elizabeth Arden in accordance with the terms of the merger agreement and the disclosure letter delivered by Elizabeth Arden in connection with the merger agreement.

For purposes of eligibility and vesting under Elizabeth Arden’s or any of Elizabeth Arden’s subsidiaries’ benefit plans and the employee benefit plans of Revlon, the surviving corporation and the surviving corporation’s subsidiaries (such employee benefit plans, “new plans”) providing benefits to any Elizabeth Arden employees after the effective time, and for purposes of accrual of vacation and other paid time off and severance benefits under any new plans, each Elizabeth Arden employee will be credited for years of service with Elizabeth Arden or its subsidiaries prior to the effective time, except that this service credit will not apply for benefit accrual under any defined benefit pension plan or to the extent it would result in a duplication of benefits. Additionally, (A) each Elizabeth Arden employee will be immediately eligible to participate, without any waiting period, in any and all new plans to the extent coverage under such new plan replaces coverage under a comparable benefit plan of Elizabeth Arden or any of its subsidiaries in which such Elizabeth Arden employee participated immediately before the effective time, and (B) for any new plan providing medical, dental, pharmaceutical and/or vision benefits to any Elizabeth Arden employee, Revlon will use commercially reasonable efforts to cause (i) all pre-existing condition exclusions, evidence of insurability requirements and actively-at-work requirements of any such new plan to be waived for such Elizabeth Arden employee and his or her covered dependents and (ii) any eligible expenses incurred by such Elizabeth Arden employee and his or her covered dependents under the applicable benefit plan of Elizabeth Arden or its subsidiaries during the portion of the plan year of such new plan ending on the date such Elizabeth Arden employee begins participation in such new plan to be taken into account under the new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Elizabeth Arden employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plans.

Following the date of the merger agreement, no new offering periods will be commenced for purposes of Elizabeth Arden’s 2011 Employee Stock Purchase Plan.

Revlon and Elizabeth Arden have agreed to provide, and cause their respective subsidiaries to provide, and use their reasonable best efforts to cause each of their respective representatives to provide, all cooperation reasonably requested by any other party to the merger agreement in connection with satisfying all legal obligations with respect to any works council, economic committee, union or similar body. Except as required to comply with any applicable legal requirement, neither Elizabeth Arden nor any of Elizabeth Arden’s affiliates will, without the prior written consent of Revlon, enter or offer to enter into any agreement with any works council, economic committee, union or similar body which would result in changes in the terms and conditions of employment or pension benefits of any Elizabeth Arden employee.

None of the obligations in the merger agreement relating to employee benefits and labor matters create any third-party beneficiary right in any person (including Elizabeth Arden employees or any other employee or service provider of Revlon, Elizabeth Arden, the surviving corporation or any of their respective subsidiaries or affiliates), or any rights in any such persons. Nothing in the merger agreement will guarantee employment for any Elizabeth Arden employee or other employee, or require Revlon, Elizabeth Arden, the surviving corporation or any of their respective subsidiaries or affiliates to continue any benefit plan of Elizabeth Arden or any of Elizabeth Arden’s subsidiaries.

Treatment of Elizabeth Arden’s 7.375% Senior Notes due 2021

As soon as reasonably practicable (but in no event later than five business days) after Elizabeth Arden’s receipt of a written request by Revlon, Elizabeth Arden will use its commercially reasonable efforts to (i) make an offer (the “Debt Offer”) to purchase all of the outstanding aggregate principal amount of Elizabeth Arden’s 7.375% Senior Notes due 2021 (the “Notes”) and (ii) commence a consent solicitation (the “Consent Solicitation”) to amend the indenture governing the Notes, dated as of January 21, 2011 (as supplemented from time to time, the “Notes Indenture”), by and among Elizabeth Arden and U.S. Bank National Association, as trustee (the “Indenture Trustee”) to remove the negative covenants and default provisions from the Notes Indenture that are required to be removed to effect the merger.

At the closing of the merger, subject to the satisfaction or waiver of the conditions to the Debt Offer, Elizabeth Arden will accept for purchase each Note validly tendered and not withdrawn prior to such date pursuant to the Debt Offer. Revlon has the sole discretion to (x) set the terms and conditions of the Debt Offer (including the price to be paid) and the amendments to the Notes and Notes Indenture, and (y) to terminate, amend or extend the Debt Offer.

To the extent the Debt Offer does not take place, then Elizabeth Arden will take the following actions (together with the Debt Offer and Consent Solicitation, the “notes refinancing”) to cause the redemption of the Notes in accordance with the terms of the Notes Indenture:

•	determine with Revlon the amount required to be deposited with the Indenture Trustee to discharge the Notes and the Notes Indenture (the “Indenture Discharge Amount”);

•	mail or cause to be mailed a notice of redemption to the holders of the Notes;

•	irrevocably deposit the Indenture Discharge Amount in trust with the Indenture Trustee;

•	deliver to the Indenture Trustee irrevocable instructions to apply the Indenture Discharge Amount to the payment of the redemption price for the Notes as of the redemption date;

•	deliver to the Indenture Trustee the officers’ certificate and opinion of counsel (which opinion will be provided by Revlon) specified in the terms of the Notes Indenture; and

•	request in writing that the Indenture Trustee acknowledge in writing the discharge of the Notes and the Notes Indenture.

The consummation of the notes refinancing is conditioned on the occurrence of the merger, and Revlon will provide all funds required to consummation such notes refinancing (including all reasonable documented out-of-pocket expenses related thereto).

Elizabeth Arden will and will cause Elizabeth Arden’s representatives and Elizabeth Arden’s advisors to use their commercially reasonable efforts to provide all cooperation reasonably requested by Revlon in connection with the notes refinancing, including (i) entering into, at the closing of the Consent Solicitation (or on an earlier date as may be specified in the note refinancing materials) and receipt of the requisite consents of noteholders, one or more supplemental indentures reflecting the amendments to the Notes Indenture approved in the Consent Solicitation and (ii) using commercially reasonable efforts to cause the Indenture Trustee to promptly enter into such supplemental indentures. Any such cooperation in connection with the notes refinancing is subject to the same limitations, restrictions and conditions described under “—Financing—Elizabeth Arden Cooperation with Financing” beginning on page 82.

Revlon will prepare all necessary and appropriate documentation in connection with the notes refinancing, which such documentation will be in form and substance reasonably satisfactory to Elizabeth Arden and Revlon. Revlon and Elizabeth Arden will make appropriate amendments or supplements to the notes refinancing documentation to ensure such documentation does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Revlon is entitled to select one or more dealer managers or other agents reasonably satisfactory to Elizabeth Arden to provide assistance with the notes refinancing, and Elizabeth Arden and its subsidiaries will use their commercially reasonable efforts to cooperate with any such party, including by entering into customary agreements with such party. Revlon will indemnify Elizabeth Arden, its subsidiaries and respective officers, directors, employees, consultants, agents, advisors and representatives from and against any and all losses, claims, costs or expenses incurred by such persons in connection with the Debt Offer, except to the extent such losses, claims, costs or expenses arise from the gross negligence or willful misconduct of any such persons seeking indemnification.

Other Covenants and Agreements

Elizabeth Arden and Revlon, RCPC and Sub have made certain other covenants to, and agreements, with each other regarding various other matters, including:

•	preparation of this proxy statement, and public statements, disclosure and notification of certain matters related to, and concerning, the merger agreement and the transactions contemplated by the merger agreement;

•	subject to certain exceptions and limitations, Elizabeth Arden providing reasonable access to Elizabeth Arden’s employees, properties, books, contracts and records, tax returns and other information relating to Elizabeth Arden or Elizabeth Arden’s subsidiaries reasonably requested by Revlon between the date of the merger agreement and the effective time of the merger (or the date, if any, on which the merger agreement is terminated);

•	confidentiality with respect to information provided by the parties under the terms of, or in connection with, the merger agreement and the merger;

•	Elizabeth Arden taking all actions reasonably necessary or appropriate to ensure that the dispositions of equity securities of Elizabeth Arden (including derivative securities) pursuant to the transactions contemplated by the merger agreement by any officer or director of Elizabeth Arden who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act; and

•	Elizabeth Arden cooperating with Revlon and using reasonable best efforts to take all actions reasonably necessary on its part under applicable legal requirements and rules and policies of NASDAQ to cause the delisting of Elizabeth Arden and Elizabeth Arden common stock from NASDAQ and the deregistration of Elizabeth Arden common stock under the Exchange Act as promptly as practicable after the effective time of the merger.

Conditions to the Merger

The respective obligations of Elizabeth Arden, Revlon, RCPC and Sub to consummate the merger are subject to the satisfaction (or mutual waiver by each of Revlon and Elizabeth Arden) of the following conditions on or prior to the date of the closing of the merger:

•	the Elizabeth Arden shareholder approval will have been obtained;

•	all required antitrust approvals will have been received (including the expiration or termination of any waiting periods under the HSR Act, and the antitrust approvals under the antitrust laws of Germany and South Africa); and

•	the absence of any legal requirement or order enacted, issued, promulgated, enforced or entered by any governmental authority making the merger illegal or otherwise prohibiting the merger.

The obligations of Revlon, RCPC and Sub to effect the merger are also subject to the satisfaction (or waiver by Revlon) of the following additional conditions at or prior to the date of the closing of the merger:

•	Elizabeth Arden’s representations and warranties regarding the absence of a Company material adverse effect since June 30, 2015, must be true and correct both when made and as of the effective date of the merger;

•	Elizabeth Arden’s representations and warranties regarding Elizabeth Arden’s capitalization, the absence of any options, warrants, convertible securities or similar rights, agreements, commitments or contracts, and the absence of certain agreements relating to the voting or transfer of Elizabeth Arden’s shares, in each case, must be true and correct both when made and as of the effective date of the merger except for any de minimis inaccuracy (unless made as of another specified date, and then only as of that date);

•	Elizabeth Arden’s representations and warranties regarding Elizabeth Arden’s organization, authority to carry on Elizabeth Arden’s businesses, qualification to do business, governing documents, outstanding Stock Options or RSUs, the absence of voting indebtedness, Elizabeth Arden’s corporate power and authority with respect to the merger and the transactions contemplated thereby, the absence of any undisclosed broker’s or finder’s fees, the applicability of any anti-takeover statutes and absence of an Elizabeth Arden shareholder rights plan, in each case must be true and correct in all material respects both when made and as of the effective date of the merger (unless made as of another specified date, and then only as of that date);

•	Elizabeth Arden’s other representations and warranties set forth in the merger agreement, and without giving effect to any limitations as to “materiality” or “Company material adverse effect”, must be true and correct both when made and as of the effective date of the merger (unless made as of another specified date, and then only as of that date), except where the failure to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company material adverse effect;

•	Elizabeth Arden has performed or complied in all material respects with its obligations, agreements and covenants under the merger agreement at or prior to closing of the merger;

•	Elizabeth Arden has delivered to Revlon a certificate signed on behalf of Elizabeth Arden by Elizabeth Arden’s chief executive officer and chief financial officer certifying that all of the above conditions with respect to the representations and warranties and performance of the obligations of Elizabeth Arden have been satisfied; and

•	since the date of the merger agreement there have been no changes, events, circumstances, effects, developments, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Company material adverse effect.

Elizabeth Arden’s obligation to effect the merger is also subject to the satisfaction or waiver by Elizabeth Arden at or prior to the effective time of the merger of the following additional conditions:

•	the representations and warranties of Revlon, RCPC and Sub set forth in the merger agreement, and without giving effect to any limitations as to “materiality” or “Parent material adverse effect”, must be true and correct both when made and as of the effective date of the merger (unless made as of another specified date, and then only as of that date), except where the failure to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent material adverse effect;

•	each of Revlon, RCPC and Sub has performed or complied in all material respects with its obligations under the merger agreement at or prior to the closing of the merger; and

•	Revlon has delivered to Elizabeth Arden a certificate signed by an executive officer of Revlon certifying that all of the above conditions with respect to the representations and warranties and performance of the obligations of Revlon, RCPC and Sub have been satisfied.

None of Elizabeth Arden, Revlon, RCPC or Sub may rely on the failure of any condition described above to be satisfied to excuse such party’s obligation to effect the merger if such failure was caused by such party’s failure to use the efforts required from such party to consummate the transactions contemplated by the merger agreement.

Termination

Elizabeth Arden, Revlon, RCPC and Sub may, by mutual written consent, terminate and abandon the merger agreement at any time prior to the effective time of the merger.

The merger agreement may also be terminated and abandoned at any time prior to the effective time of the merger as follows by either Revlon or Elizabeth Arden, if:

•	the merger has not been consummated on or before the termination date; provided that this termination right will not be available to any party if the failure of the merger to be so consummated on or before the termination date was primarily due to the failure of such party to perform any of its obligations under the merger agreement;

•	any order by a governmental authority of competent jurisdiction permanently restrains, enjoins or otherwise prohibits the consummation of the merger and such order is final and non-appealable; provided that this termination right will not be available to any party if the issuance of the final, non-appealable order was primarily due to the failure of such party, and in the case of Revlon including the failure of RCPC or Sub, to perform any of its obligations under the merger agreement; or

•	the shareholders’ meeting has been held and concluded without the Elizabeth Arden shareholder approval having been obtained.

The merger agreement may also be terminated and abandoned at any time prior to the effective time of the merger as follows by Revlon, if:

•	there has been a breach of a representation, warranty, covenant or agreement made by Elizabeth Arden in the merger agreement, which breach or failure to perform would result in the failure of the conditions to the closing of the merger relating to the accuracy of the representations and warranties of Elizabeth Arden or compliance by Elizabeth Arden with its obligations under the merger agreement (as described under “—Conditions to the Merger” beginning on page 86), and such breach or failure to be true cannot be cured on or prior to the termination date, or if curable before such time, is not cured within 30 days after Elizabeth Arden’s receipt of written notice of such breach or failure; provided that this termination right will not be available to Revlon if Revlon, RCPC or Sub is then in breach of any of its covenants, agreements, representations or warranties under the merger agreement such that the conditions to the closing of the merger relating to the accuracy of Revlon’s, RCPC’s and Sub’s representations and warranties or Revlon’s, RCPC’s and Sub’s compliance with their respective obligations under the merger agreement would not be satisfied;

•	at any time prior to receipt of the Elizabeth Arden shareholder approval, the Board makes a Change of Recommendation (as described under “—Obligation of the Board with Respect to its Recommendation” beginning on page 77); or

•	Elizabeth Arden shall have breached in any material respect its obligations under the restrictions on solicitation set forth in the merger agreement (as described under “—Restrictions on Solicitation of Competing Proposals” and “—Obligation of the Board with Respect to its Recommendation” beginning on page 75 and 76, respectively).

The merger agreement may also be terminated and abandoned at any time prior to the effective time of the merger as follows by Elizabeth Arden, if:

•	there has been a breach of a representation, warranty, covenant or agreement made by Revlon, RCPC or Sub in the merger agreement, which breach or failure to perform would result in the failure of the conditions to the closing of the merger relating to the accuracy of the representations and warranties of Revlon, RCPC and Sub or compliance by Revlon, RCPC and Sub with their respective obligations under the merger agreement (as described under “—Conditions to the Merger” beginning on page 86), and such breach or failure to be true cannot be cured on or prior to the termination date, or if curable before such time, is not cured within 30 days after Revlon’s receipt of written notice of such breach or failure; provided that this termination right will not be available to Elizabeth Arden if Elizabeth Arden is then in breach of any of its covenants, agreements, representations or warranties under the merger agreement such that the conditions to the closing of the merger relating to the accuracy of Elizabeth Arden’s representations and warranties or Elizabeth Arden’s compliance with its obligations under the merger agreement would not be satisfied;

•	at any time after the date of the merger agreement and prior to receipt of the Elizabeth Arden shareholder approval, the Board caused Elizabeth Arden to terminate the merger agreement to enter into a binding written agreement with respect to an unsolicited, written competing proposal not resulting from any breach of the non-solicitation provisions (as described under “—Restrictions on Solicitation of Competing Proposals” beginning on page 75) that the Board concluded in good faith after consultation with Elizabeth Arden’s outside counsel and financial advisors constituted a superior proposal, provided that Elizabeth Arden must, concurrently with and as a condition to such termination, cause Elizabeth Arden to pay the Elizabeth Arden Termination Fee (as described under “—Termination Fees—Elizabeth Arden Termination Fee” beginning on page 90); or

•	(i) the conditions to the obligations of each party, and the conditions to the obligations of Revlon, RCPC and Sub, to consummate the merger (other than those conditions that by their nature are to be satisfied or waived on the date of the closing, provided such conditions are reasonably capable of being satisfied at the closing of the merger) have been satisfied or waived, (ii) Elizabeth Arden has irrevocably confirmed by written notice to Revlon after the end of the marketing period (as described under “—Closing; Effective Time of the Merger—Marketing Period” beginning on page 66) that the conditions to Elizabeth Arden’s obligation to consummate the merger (other than those conditions that by their nature are to be satisfied on the date of the closing but that are expected to be satisfied at the closing of the merger) have been satisfied or that it is willing to waive any unsatisfied conditions and that Elizabeth Arden stands, and will stand, ready, willing and able to consummate the merger, and (iii) Revlon, RCPC and Sub fail to consummate the merger agreement within five business days after delivery of such written notice and Elizabeth Arden stood ready, willing and able to consummate the merger through the end of such period; provided that Elizabeth Arden will not have the right to terminate the merger agreement pursuant to this termination right if it is in material breach of the merger agreement.

If the merger agreement is terminated, the merger agreement shall become void and of no effect without liability of any party (or any direct or indirect shareholder, affiliate or representative of such party or any lender or other provider of debt financing to Revlon or RCPC) to the other party hereto, except (i) that certain specified provisions of the merger agreement will survive including, among others, those related to confidentiality, termination fees, exclusive remedies in connection with the merger agreement, allocation of expenses incurred in connection with the merger agreement and certain other miscellaneous provisions; and (ii) in the event of any liability arising out of, or as the result of, fraud or any willful breach of any covenant, agreement, representation or warranty, the aggrieved party shall be entitled to all rights and remedies available at law or in equity, subject to provisions regarding exclusive remedies and specific performance.

Termination Fees

Elizabeth Arden Termination Fee

Elizabeth Arden is required to pay Revlon a $14,000,000 termination fee in cash (the “Elizabeth Arden Termination Fee”) if:

•	Each of the following three events occurs (provided that for purposes of the following “50%” is substituted for references to “20%” in the definition of “competing proposal”):

•	prior to the termination of the merger agreement, any competing proposal is made directly to Elizabeth Arden’s shareholders or otherwise becomes publicly known, or any person publicly announces or communicates a competing proposal to Elizabeth Arden;

•	the merger agreement is terminated (i) by Revlon or Elizabeth Arden pursuant to the termination date being reached or the failure to obtain the Elizabeth Arden shareholder approval or (ii) by Revlon pursuant to its termination right for Elizabeth Arden’s breach in any material respect of its obligations under the restrictions on solicitation set forth in the merger agreement under “—Restrictions on Solicitation of Competing Proposals” and “—Obligation of the Board with Respect to its Recommendation” beginning on page 75 and 77, respectively; and

•	within twelve months after any such termination of the merger agreement, Elizabeth Arden or any of Elizabeth Arden’s subsidiaries consummates any competing proposal or enters into a definitive agreement with respect to any competing proposal that is subsequently consummated;

•	the merger agreement is terminated by Revlon pursuant to the Board having made a Change of Recommendation;

•	the merger agreement is terminated by Elizabeth Arden or Revlon pursuant to any other termination right (other than Elizabeth Arden’s termination right as described in the last bullet under “—Termination” beginning on page 87) and, at the time of such termination, (i) the Elizabeth Arden shareholder approval shall not have been obtained and (ii) Revlon would have been permitted to terminate the merger agreement pursuant to the Board having made a Change of Recommendation; or

•	at any time after the date of the merger agreement and prior to receipt of the Elizabeth Arden shareholder approval, the Board caused Elizabeth Arden to terminate the merger agreement to enter into a binding written agreement with respect to an unsolicited, written competing proposal not resulting from any breach of the non-solicitation provisions (as described under “—Restrictions on Solicitation of Competing Proposals” beginning on page 75) that the Board concluded in good faith after consultation with Elizabeth Arden’s outside counsel and financial advisors constituted a superior proposal.

Upon payment of the Elizabeth Arden Termination Fee, neither Elizabeth Arden nor any other person will have any further liability to Revlon or any other person with respect to the merger agreement or the transactions contemplated thereby.

Revlon Termination Fee

If the merger agreement is terminated by Elizabeth Arden pursuant Elizabeth Arden’s termination right as described in the last bullet under “—Termination” beginning on page 88, and Revlon, RCPC and Sub have failed to consummate the merger by the required date as a result of the full amount of the debt financing failing to be funded or prospectively funded at the closing of the merger (other than as a result of a willful breach by Revlon, RCPC or Sub of their obligations as described under “—Financing—Generally” beginning on page 81), then Revlon shall pay to Elizabeth Arden a $40,000,000 termination fee payable in cash (the “Revlon Termination Fee”).

Upon payment of the Revlon Termination Fee, neither Revlon nor any other person (including the debt financing sources) will have any further liability to Elizabeth Arden or any other person with respect to the merger agreement or the transaction contemplated hereby.

Remedies

If Revlon receives full payment of the Elizabeth Arden Termination Fee in accordance with the merger agreement (as described in “—Termination Fees—Elizabeth Arden Termination Fee” beginning on page 90), (i) the receipt of such Elizabeth Arden Termination Fee will be the sole and exclusive remedy of Revlon, RCPC and Sub against Elizabeth Arden and Elizabeth Arden’s subsidiaries and any of their former, current or future officers, directors, partners, shareholders, managers, members or affiliates (referred to in this section as the “Elizabeth Arden related parties”) for any loss suffered as a result of the failure of the merger to be consummated or failure to perform under the merger agreement, (ii) none of the Elizabeth Arden related parties will have any further liability or obligation under the merger agreement or the transactions contemplated thereunder, (iii) such Elizabeth Arden Termination Fee will be liquidated damages for losses or damages suffered by the party receiving such termination fee or any other person in connection with the termination of the merger agreement and (iv) none of Revlon, RCPC, Sub or any other person will be entitled to maintain any claim, action or proceeding against Elizabeth Arden related parties arising out of or in connection with the merger agreement or any of the transactions contemplated thereby.

If Elizabeth Arden receives full payment of the Revlon Termination Fee in accordance with the merger agreement (as described in “—Termination Fees—Revlon Termination Fee” beginning on page 90), (i) the receipt of such Revlon Termination Fee will be the sole and exclusive remedy of Elizabeth Arden against Revlon, RCPC, Sub and their subsidiaries and any of their former, current or future officers, directors, partners, shareholders, managers, members or affiliates (referred to in this section as the “Revlon related parties”) for any loss suffered as a result of the failure of the merger to be consummated or failure to perform under the merger agreement, (ii) none of the Revlon related parties will have any further liability or obligation under the merger agreement or the transactions contemplated thereunder, (iii) such Revlon Termination Fee will be liquidated damages for losses or damages suffered by the party receiving such termination fee or any other person in connection with the termination of the merger agreement and (iv) none of Elizabeth Arden or any other person will be entitled to maintain any claim, action or proceeding against the Revlon related parties arising out of or in connection with the merger agreement or any of the transactions contemplated thereby.

No Elizabeth Arden related party will have any rights or claims against any of the debt financing sources and no such debt financing sources will have any rights or claims against any Elizabeth Arden related party in connection with the merger agreement, the debt financing or the transactions contemplated thereby. No debt financing sources will be subject to any special, consequential, punitive or indirect damages or damage of a tortious nature.

The parties are entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in addition to any other remedy to which they are entitled at law or in equity. In no event will Elizabeth Arden or any other person be entitled to enforce specifically Revlon’s, RCPC’s and Sub’s obligations to consummate the merger unless:

•	the marketing period (as described under “—Closing; Effective Time of the Merger—Marketing Period” beginning on page 66) has expired and the conditions to the obligations of each party, and the conditions to the obligations of Revlon, RCPC and Sub, to consummate the merger (other than those conditions that by their nature are to be satisfied or waived on the date of the closing, provided such conditions are capable of being satisfied at the closing of the merger) have been satisfied or waived;

•	Revlon and RCPC have received the full amount of debt financing or the full amount of the debt financing will be available to Revlon and RCPC at the closing of the merger subject only to consummation of the closing of the merger; and

•	Elizabeth Arden has irrevocably and unconditionally confirmed that if specific performance is granted and the debt financing is funded, then the merger will occur.

Under no circumstances will Elizabeth Arden be permitted or entitled to receive both a grant of specific performance and payment of the Revlon Termination Fee.

Expenses

All fees and expenses incurred in connection with the merger agreement and the transactions contemplated therein will be paid by the party incurring such fees and expenses, except that (i) Revlon, RCPC or Sub will pay the filing fees with respect to filings made pursuant to the HSR Act and all other antitrust laws and (ii) Revlon or RCPC will pay all the transfer taxes and other similar taxes incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, and will file all tax returns related thereto, regardless of who may be liable thereof under applicable legal requirement.

Indemnification; Directors’ and Officers’ Insurance

Revlon, RCPC and Sub agree that all rights to exculpation and indemnification and advancement for acts or omissions occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger (including any matters arising in connection with the transactions contemplated by the merger agreement), now existing in favor of any Indemnitee as provided in the articles or certificates of incorporation or by-laws (or comparable organization documents) of Elizabeth Arden or any of Elizabeth Arden’s subsidiaries or affiliates or in any agreement shall survive the merger and continue in full force and effect with respect to such Indemnitee. Revlon and the surviving corporation (i) must indemnify, defend and hold harmless, and advance expenses to Indemnitees with respect to all acts or omissions by them, in their capacities as such at any time prior to the effective time of the merger, to the fullest extent that is legally permitted and (b) may not amend any provisions of the articles of incorporation or by-laws of Elizabeth Arden or any of Elizabeth Arden’s subsidiaries that were in effect on the date of the merger agreement or any indemnification agreement of Elizabeth Arden or Elizabeth Arden’s subsidiaries that has been made available to Revlon that was in effect on the date of the merger agreement, in a manner that would adversely affect the rights of Indemnitees provided thereunder.

For a period commencing as of the effective time of the merger and ending on its sixth anniversary, Revlon, the surviving corporation and its subsidiaries will (i) indemnify, defend and hold harmless each Indemnitee from and against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation to the extent that it pertains to any actual or alleged action or omission by the Indemnitee in its capacity as such or the merger agreement and any transactions contemplated thereby and (ii) pay expenses in advance of the final disposition of any claim, action, suit, proceeding or investigation of any Indemnitee upon the receipt of an undertaking by such Indemnitee to repay such amount if it is determined that the Indemnitee is not entitled to be indemnified. Revlon and the surviving corporation shall not settle or consent to the entry of any judgment or seek termination with respect to any claim, action, suit, proceeding or investigation for which indemnification may be sought unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnitees from all liability arising out of such claim, action, suit, proceeding or investigation.

Prior to the effective time of the merger, Elizabeth Arden will (or if Elizabeth Arden is unable to, Revlon will cause the surviving corporation as of the effective time of the merger to) obtain and fully pay the premium for D&O Insurance for at least six years from and after the effective time of the merger with respect to any claim related to any period of time at or prior to the effective time of the merger. The D&O Insurance must have terms that are no less favorable than the coverage provided under Elizabeth Arden’s existing policies, and its insurance carrier must have at least the same credit rating as Elizabeth Arden’s current insurance carrier. The premium for such “tail” insurance is capped at 300% of the annual premium currently paid by Elizabeth Arden. If Elizabeth

Arden or the surviving corporation fails to obtain such “tail” insurance policy as of the effective time of the merger, (i) the surviving corporation is required to maintain, for a period of six years from and after the effective time of the merger, the D&O Insurance in place as of the date of the merger agreement with Elizabeth Arden’s current insurance carrier (or an insurance carrier with at least the same credit rating) and on terms no less favorable than the coverage provided under Elizabeth Arden’s existing policies as of the date of the merger or (ii) Revlon will provide, or cause the surviving corporation to provide, for a period of at least six years after the effective time of the merger, the Indemnitees who are insured under Elizabeth Arden’s D&O Insurance with comparable D&O Insurance that provides coverage for events occurring at or prior to the effective time of the merger from an insurance carrier with at least the same credit rating as Elizabeth Arden’s current insurance carrier and coverage that is no less favorable than Elizabeth Arden’s existing policy (or, the best available coverage if substantially equivalent insurance coverage is unavailable). Revlon and the surviving corporation are not required to pay an annual premium for such D&O Insurance that exceeds 300% of the annual premium currently paid by Elizabeth Arden for such insurance.

The Indemnitees are third-party beneficiaries to the indemnification provisions described above and have the right to enforce such provisions. Such indemnification provisions survive the consummation of the merger indefinitely and are binding, jointly and severally, on all the successors and assigns of Revlon, the surviving corporation and its subsidiaries.

Modification or Amendment

The merger agreement may be amended at any time prior to the effective time of the merger by a mutual written agreement of the parties to the merger agreement, signed by each party to the merger agreement. Certain provisions (including those relating to termination fees, remedies, governing law, and waiver of jury trial) may not be amended in a manner that impacts or is otherwise adverse in any respect to the debt financing sources without the prior written consent of such debt financing sources.

THE SUPPORT AGREEMENTS

The following is a summary of the material terms and conditions of the support agreements entered into in connection with the merger agreement. The description of the Support agreements in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of each of the Nightingale Support Agreement and the Beattie Support Agreement, which are attached to this proxy statement as Annex C and Annex D, respectively, and are incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about each of the Support agreements that is important to you. We encourage you to read each of the support agreements carefully and in its entirety.

In connection with the merger agreement, on June 16, 2016, Revlon, RCPC and Sub entered into the Nightingale Support Agreement with Nightingale, and the Beattie Support Agreement with E. Scott Beattie, Elizabeth Arden’s Chairman, President and Chief Executive Officer.

Pursuant to their respective Support Agreements, each of Nightingale and E. Scott Beattie (each a “Supporting Shareholder”) have agreed to, among other things and subject to certain conditions, vote their respective shares of capital stock in Elizabeth Arden (i) in favor of the approval of the merger agreement, the merger and the approval of any other matter that is required to be approved by Elizabeth Arden’s shareholders in order to effect the transactions contemplated by the merger agreement (including any proposal to adjourn or postpone a meeting of Elizabeth Arden’s shareholders to a later date if there are not sufficient votes to approve the merger agreement on the date that the shareholders’ meeting is held) and (ii) against (a) any competing proposal or any agreement or arrangement constituting or related to a competing proposal, (b) any action that would result in a liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporation reorganization of Elizabeth Arden or (c) any action, proposal or transaction or agreement involving Elizabeth Arden or any of Elizabeth Arden’s subsidiaries that would reasonably be expected to prevent, interfere with or delay the consummation of the merger and the other transactions contemplated by the merger agreement or that would otherwise be inconsistent with the merger and the other transactions contemplated by the merger agreement.

In furtherance of the foregoing, each Supporting Shareholder has irrevocably granted to, and appointed, until termination of such Supporting Shareholder’s Support Agreement, Revlon (and each of Revlon’s officers) as such Supporting Shareholder’s proxy and attorney-in-fact to vote or grant a written consent in respect of all of such Supporting Shareholder’s shares of capital stock subject to such Supporting Shareholder’s Support Agreement (or execute and deliver a proxy to vote or grant a written consent in respect of such shares), on the matters and in the manner discussed above. However, this grant of a proxy is effective only if Elizabeth Arden has not received prior to the date of the shareholders’ meeting, a duly executed irrevocable proxy card of such Supporting Shareholder directing that the shares of capital stock of such Supporting Shareholder subject to such Supporting Shareholder’s Support Agreement be voted in the manner discussed above.

As of the close of business on the record date of August 4, 2016, (i) E. Scott Beattie and his affiliates held approximately 1,180,116 shares of Elizabeth Arden common stock, which represent approximately 3.9% of the total outstanding shares of Elizabeth Arden common stock, and (ii) Nightingale held approximately 4,064,897 shares of Elizabeth Arden common stock and 50,000 shares of Elizabeth Arden preferred stock, which represent approximately 13.6% of the total outstanding shares of Elizabeth Arden common stock and 100% of the outstanding shares of Elizabeth Arden preferred stock, respectively. As of the record date, based on the number of shares of Elizabeth Arden common stock, Elizabeth Arden preferred stock and Nightingale Warrants outstanding, Nightingale held approximately 20% of outstanding voting power where Elizabeth Arden common stock and Elizabeth Arden preferred stock vote as a single class.

The shares subject to the Beattie Support Agreement are shares of Elizabeth Arden common stock beneficially owned by E. Scott Beattie and any additional shares of capital stock of Elizabeth Arden that become beneficially owned by E. Scott Beattie after the date of the Beattie Support Agreement.

The shares subject to the Nightingale Support Agreement are shares of Elizabeth Arden common stock beneficially owned by Nightingale, shares of Elizabeth Arden preferred stock beneficially owned by Nightingale and any additional shares of capital stock of Elizabeth Arden that become beneficially owned by Nightingale after the date of the Nightingale Support Agreement. With respect to the voting of Elizabeth Arden preferred stock, in the event that the Nightingale Support Agreement is terminated because the Board effects a Change of Recommendation (as described under “The Agreement and Plan of Merger—Obligation of the Board with respect to its Recommendation” beginning on page 77), Nightingale has agreed to vote all Elizabeth Arden preferred stock in connection with any meeting of Elizabeth Arden’s shareholders at which holders of Elizabeth Arden preferred stock are entitled to vote in a separate class from holders of Elizabeth Arden common stock (including any adjournment or postponement thereof or any action by written consent in lieu of a meeting of Elizabeth Arden’s shareholders or otherwise requiring approval of the Elizabeth Arden’s shareholders) in the same proportion as all total votes that are actually voted on the subject matter described above.

Each Supporting Shareholder has agreed to, and to direct and cause its representatives to, immediately cease any discussions or negotiations with any persons that may be ongoing with respect to a competing proposal (as defined under “The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals” beginning on page 75) and, until the earlier of the effective time of the merger or the date, if any, on which the applicable Support Agreement is terminated, not, directly or indirectly (i) solicit, initiate, or knowingly facilitate or encourage any competing proposal, (ii) participate in any negotiations regarding, or furnish to any person any information with respect to, any competing proposal, or (iii) engage in discussions with any person with respect to any competing proposal.

Each Supporting Shareholder has agreed not to, directly or indirectly, (i) transfer (which includes any sale, assignment, gift, pledge, hypothecation or other disposition) or consent to, agree to permit any such transfer of, any or all of the shares subject to such Supporting Shareholder’s Support Agreement or any interest therein, or create any encumbrances that would prevent the applicable Supporting Shareholder, from voting such shares in accordance with the Support Agreement, (ii) enter into any contract, option or other agreement, arrangement or understanding inconsistent with the terms of the Support Agreement with respect to any transfer of such shares or any interest therein, (iii) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to such shares relating to the subject matter in the Support Agreement, (iv) deposit or permit the deposit of such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares or (v) take or permit any other action that would reasonably be expected to in any way restrict, limit or interfere with the performance of its obligations under, or transactions contemplated by, the Support Agreement.

Each of the Support Agreements terminates upon the earliest to occur of (i) the termination of the merger agreement in accordance with its terms, (ii) the effective time of the merger, (iii) the date on which the Board effects a Change of Recommendation and (iv) the date of the entry, without the prior written consent of the applicable Supporting Shareholder, into any amendment or modification of the merger agreement or any waiver of any of Elizabeth Arden’s right under the merger agreement, in each case, that results in a decrease in, or change in the form of, the merger consideration. With respect to the Nightingale Support Agreement, in the event that it is terminated because the Board effects a Change of Recommendation, provisions related to transfer restrictions and changes to shares shall survive with respect to Nightingale’s Elizabeth Arden preferred stock.

THE PREFERRED STOCK REPURCHASE AND WARRANT CANCELLATION AGREEMENT

The following is a summary of the material terms and conditions of the Repurchase Agreement. The description of the Repurchase Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Repurchase Agreement, a copy of which is attached as Annex E and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Repurchase Agreement that is important to you. We encourage you to read the Repurchase Agreement carefully and in its entirety.

In connection with the merger agreement, on June 16, 2016, the Repurchase Agreement was entered into by and among Elizabeth Arden, Revlon, RCPC, Sub and Nightingale. Pursuant to the Repurchase Agreement, Nightingale has agreed to sell and Elizabeth Arden has agreed to purchase the 50,000 shares of Elizabeth Arden preferred stock beneficially owned by Nightingale for a cash purchase price equal to $1,100.00 per each share of Elizabeth Arden preferred stock beneficially owned by Nightingale (which represents 110% of the per share liquidation value) plus any accrued but unpaid dividends, which is the amount required to be paid under the terms of Elizabeth Arden’s Articles of Amendment to the Amended and Restated Articles of Incorporation for a repurchase of the Elizabeth Arden preferred stock in connection with a change of control transaction consummated prior to August 19, 2016 (the “Preferred Stock Purchase Price”). The funds required to pay the Preferred Shares Purchase Price are to be provided by (or paid on behalf of) Revlon prior to the effective time of the merger. Additionally, Nightingale approved the cancellation of the Nightingale Warrants for no additional consideration effective at the closing of the merger.

The Nightingale Warrants, that certain Shareholders Agreement by and between Elizabeth Arden and Nightingale, dated as of August 19, 2014 (the “Shareholders Agreement”), and any other agreement between Elizabeth Arden or any of Elizabeth Arden’s subsidiaries, on the one hand, and Nightingale Onshore or Nightingale Offshore or any of their affiliates, on the other hand, (other than the Nightingale Agreement) will irrevocably terminate and be of no further force and effect upon date of the closing of the transactions contemplated by the merger agreement. However, any agreements for the benefit of the directors of Elizabeth Arden who were appointed by Nightingale pursuant to the Shareholders Agreement will remain in effect in accordance with their terms.

Nightingale irrevocably waived any and all consent or approval rights it possesses, if any, under the Shareholders Agreement with respect to Elizabeth Arden’s entry into, and consummation of transactions contemplated by, the merger agreement.

The closing of the transactions contemplated by the Repurchase Agreement shall occur at the closing of the merger agreement and will be effective immediately prior to the merger. At the closing of the transactions contemplated by the Repurchase Agreement, (i) the parties will enter into a termination of the Nightingale Warrants and Shareholders Agreement to be mutually agreed upon, (ii) Nightingale will certify that each of Nightingale Onshore and Nightingale Offshore is not a “foreign person” within the meaning of Section 1445 of the Code and (iii) Elizabeth Arden will pay Nightingale the Preferred Stock Purchase Price.

The Repurchase Agreement will terminate in its entirety upon the termination of the merger agreement in accordance with its terms or by the mutual written agreement of the parties to the Repurchase Agreement.

MARKET PRICE AND DIVIDEND DATA

Elizabeth Arden common stock is traded on NASDAQ under the symbol “RDEN.” As of the close of business on July 5, 2016, the latest practicable trading day before the filing of this proxy statement, there were 29,949,317 shares of Elizabeth Arden common stock outstanding and entitled to vote, held by approximately 295 holders of record of Elizabeth Arden common stock.

The following table presents the high and low sale prices of Elizabeth Arden common stock for the period indicated in published financial sources, and no dividends were declared per share of Elizabeth Arden common stock during such periods:

	Quarter Ended	High	Low
Fiscal 2015	9/30/14	$21.82	$14.65
	12/31/14	$21.67	$14.50
	3/31/15	$21.55	$14.48
	6/30/15	$16.19	$13.20
Fiscal 2016	9/30/2015	$14.31	$9.10
	12/31/2015	$13.49	$9.17
	3/31/2016	$9.91	$5.02
	6/30/2016	$13.97	$7.30

The following table presents the closing per share sales price of Elizabeth Arden common stock, as reported on NASDAQ on June 16, 2016 the last full trading day before the public announcement of the merger, and on July 7. 2016, the last full trading day before the filing of this proxy statement:

Date	Closing per Share Price
June 16, 2016	$9.31
July 7, 2016	$13.82

You are encouraged to obtain current market prices of Elizabeth Arden common stock in connection with voting your shares. Following the merger, there will be no further market for Elizabeth Arden common stock, and Elizabeth Arden common stock will be delisted from NASDAQ and deregistered under the Exchange Act.

Elizabeth Arden has not declared any cash dividends on Elizabeth Arden common stock since Elizabeth Arden became a beauty products company in 1995, and Elizabeth Arden currently has no plans to declare dividends on Elizabeth Arden common stock in the foreseeable future. Any future determination by the Board to pay dividends on Elizabeth Arden common stock will be made only after considering Elizabeth Arden’s financial condition, results of operations, capital requirements and other relevant factors. Elizabeth Arden’s revolving credit facility, the second lien facility and the indenture relating to the 7 3/8% senior notes due 2021 restrict Elizabeth Arden’s ability to pay cash dividends based upon its ability to satisfy certain financial covenants, including having a certain amount of borrowing capacity and satisfying a fixed charge coverage ratio after the payment of the dividends. In addition, no cash dividend may be declared or paid on Elizabeth Arden common stock or other classes of stock over which the Elizabeth Arden preferred stock has preference unless full cumulative dividends have been or contemporaneously are declared and paid in cash on the Elizabeth Arden preferred stock.

STOCK OWNERSHIP

We have listed below, as of August 4, 2016 (except as otherwise indicated), the beneficial ownership of Elizabeth Arden common stock by (i) each of our directors, (ii) each of our “named executive officers,” (iii) all of our directors and executive officers as a group and (iv) each person known by Elizabeth Arden to be the beneficial owner of more than 5% of the number of outstanding shares of Elizabeth Arden common stock. The table is based on information we received from the directors, executive officers and filings made with the SEC as of August 4, 2016. We are not aware of any other beneficial owner of more than 5% of the number of outstanding shares of Elizabeth Arden common stock as of August 4, 2016. Unless otherwise indicated, each of our directors and “named executive officers” has (i) the same business address as Elizabeth Arden and (ii) sole investment and voting power over all of the shares that he or she beneficially owns. All share numbers have been rounded to the nearest whole number.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
E. Scott Beattie(2)	1,930,416	6.3%
M. Steven Langman(3)	4,705	*
Fred Berens(4)	826,005	2.7%
Franz-Ferdinand Buerstedde(5)	4,705	*
Maura J. Clark(6)	52,205	*
William M. Tatham(7)	56,540	*
Edward D. Shirley(8)	4,705	*
Eric Lauzat(9)	51,199	*
Rod R. Little(10)	45,856	*
Pierre Pirard(11)	127,211	*
Rhône Capital L.L.C. and Affiliates(12)	6,537,164	20.2%
NWQ Investment Management Company LLC(13)	2,590,623	8.6%
M&G Investment Management Limited and M&G Investment Funds 1(14)	3,050,564	10.2%
The Vanguard Group(15)	1,687,694	5.6%
All directors and current executive officers as a group (13 persons)(16)	3,253,303	10.5%

*	Less than one percent of the class.
(1)	Includes, where applicable, shares of common stock issuable upon the vesting of restricted stock units, stock options and/or warrants that are scheduled to vest or that may be exercised within 60 days after July 5, 2016, except as otherwise noted below.
(2)	Includes (i) 996,087 shares of common stock, (ii) 184,029 shares of common stock held in a family trust for which Mr. Beattie’s spouse is the trustee, (iii) 125,533 restricted stock units that are scheduled to vest in August 2016, and (iv) 624,767 shares of common stock issuable upon the exercise of stock options. Of these shares of common stock, 993,339 shares are held by brokers in margin accounts, regardless of whether loans are outstanding.
(3)	Mr. Langman has an understanding with entities affiliated with Rhône Capital L.L.C. pursuant to which he holds his reported securities for the benefit of entities affiliated with Rhône Capital L.L.C. As such, Mr. Langman disclaims beneficial ownership of these securities.
(4)	Includes (i) 788,405 shares of common stock, (ii) 100 shares of common stock held in a custodial account for one of Mr. Berens’ children, and (iii) 37,500 shares of common stock issuable upon the exercise of stock options. Of these shares of common stock, no shares are held by brokers in margin accounts.
(5)	Mr. Buerstedde has an understanding with entities affiliated with Rhône Capital L.L.C. pursuant to which he holds his reported securities for the benefit of entities affiliated with Rhône Capital L.L.C. As such, Mr. Buerstedde disclaims beneficial ownership of these securities.

(6)	Includes (i) 14,705 shares of common stock and (ii) 37,500 shares of common stock issuable upon the exercise of stock options.
(7)	Includes (i) 13,535 shares of common stock owned individually by Mr. Tatham, (ii) 4,555 shares of common stock owned by Mr. Tatham’s spouse, (iii) 950 shares of common stock owned by a family holding company of which Mr. Tatham is president and director, and (iv) 37,500 shares of common stock issuable upon the exercise of stock options. Mr. Tatham disclaims beneficial ownership as to the shares of common stock owned by his spouse and the family holding company.
(8)	Includes 4,705 shares of common stock.
(9)	Includes (i) 5,200 shares of common stock, (ii) 17,666 restricted stock units that are scheduled to vest in August 2016, and (iii) 28,333 shares of common stock issuable upon the exercise of stock options.
(10)	Includes (i) 2,857 shares of common stock, (ii) 16,799 restricted stock units that are scheduled to vest in August 2016, and (iii) 26,200 shares of common stock issuable upon the exercise of stock options.
(11)	Includes (i) 40,212 shares of common stock, (ii) 23,800 restricted stock units that are scheduled to vest in August 2016, and (iii) 63,199 shares of common stock issuable upon the exercise of stock options.
(12)	Includes (i) 4,064,087 shares of common stock, (ii) 2,452,267 shares of common stock issuable upon the exercise of warrants held by entities affiliated with Rhône Capital L.L.C. (“Rhône Capital”), (iii) grants of Restricted Stock Units covering 11,400 shares of common stock, which are scheduled to vest in December 2018, to persons who are managing directors of Rhône Group L.L.C. and, at the time of grant, directors of Elizabeth Arden, and (iv) 9,410 shares of common stock issued to persons who are managing directors of Rhône Group L.L.C. and, at the time of grant, directors of Elizabeth Arden, as reported in public filings available on or prior to July 5, 2015. With respect to items (iii) and (iv), these persons each have an understanding with entities affiliated with Rhône Capital pursuant to which they each hold reported securities for the benefit of entities affiliated with Rhône Capital L.L.C.
(13)	Based on Amendment No. 11 to Schedule 13G dated June 30, 2016, filed by NWQ Investment Management Company, LLC, which reflects sole dispositive power with respect to 2,590,623 shares of common stock and sole voting power with respect to 2,590,445 shares of common stock. The address of NWQ Investment Management Company, LLC is 2049 Century Park East, 16th Floor, Los Angeles, CA 90067.
(14)	Based on Amendment No. 10 to Schedule 13G dated December 31, 2015, filed by M&G Investment Management Limited and M&G Investment Funds (1), which reflects shared voting and dispositive power held by each of M&G Investment Management Limited and M&G Investment Funds 1 with respect to 3,050,564 shares of common stock. The address of M&G Investment Management Limited and M&G Investment Funds 1 is Governor’s House, Laurence Pountney Hill, London EC4R 0HH, United Kingdom.
(15)	Based on Schedule 13G filing dated December 31, 2015, filed by The Vanguard Group which reflects (i) sole voting power with respect to 31,738 shares of common stock; (ii) sole dispositive power with respect to 1,657,456 shares of common stock; and (iii) shared dispositive power with respect to 30,238 shares of common stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(16)	Includes (i) 2,116,806 shares of common stock and (ii) 204,965 restricted stock units that are scheduled to vest in August 2016, and (iii) 931,532 shares of common stock issuable upon exercise of stock options. Of these shares of common stock, 993,339 shares are held by brokers in margin accounts, regardless of whether loans are outstanding.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

FUTURE SHAREHOLDER PROPOSALS

Elizabeth Arden’s 2016 annual meeting of shareholders is tentatively scheduled to take place on December 21, 2016. However, if the merger is completed prior to the date of such annual meeting, there will be no annual meeting of shareholders. If the merger is not completed, Elizabeth Arden’s shareholders will continue to be entitled to attend and participate in Elizabeth Arden shareholder meetings.

Elizabeth Arden’s shareholders may submit proposals on matters appropriate for shareholder action at meetings of Elizabeth Arden’s shareholders in accordance with Rule 14a-8 of the Exchange Act. To be submitted for inclusion in the proxy statement for the 2016 annual meeting, shareholder proposals must have satisfied all applicable requirements of Rule 14a-8 and must have been received by the Corporate Secretary of Elizabeth Arden no later than the close of business on June 25, 2016. Nothing in this paragraph shall be deemed to require Elizabeth Arden to include in its proxy statement and proxy relating to the 2016 annual meeting any shareholder proposal that may be omitted from the proxy materials of Elizabeth Arden under applicable regulations of the Exchange Act in effect at the time such proposal is received.

Our bylaws provide that for a proposal to be properly brought before an annual meeting by a shareholder, notice of such proposal must be delivered to the Corporate Secretary of Elizabeth Arden not less than ninety days nor more than one hundred twenty days prior to the one-year anniversary of the preceding years’ annual meeting. As a result, notice of any proposal with respect to the 2016 annual meeting of shareholders submitted pursuant to these provisions of our bylaws, and containing the information required by our bylaws, must be delivered to the Corporate Secretary of Elizabeth Arden no earlier than August 4, 2016 and no later than the close of business on September 3, 2016. However, if the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, shareholder proposals, to be timely, must be delivered, or mailed and received, not later than the ninetieth day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made.

Shareholder proposals and nominations should be sent to:

Corporate Secretary

Elizabeth Arden, Inc.

880 Southwest 145th Avenue, Suite #200

Pembroke Pines, Florida 33027

HOUSEHOLDING OF PROXY MATERIAL

If you and other residents at your mailing address own shares of Elizabeth Arden common stock in “street name,” your bank, broker, trust or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement or notice of internet availability of proxy for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the bank, broker, trust or other nominee will assume that you have consented and will send only one copy of our annual report and proxy statement or notice of internet availability of proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Corporate Secretary at 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33027. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or if you wish to receive individual copies of our proxy statements, annual reports or notices of internet availability of proxy, as applicable, for future meetings, we will send a copy to you if you write or call our Corporate Secretary at 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33027 or telephone: (954) 364-6900.

If you and other residents at your mailing address are registered shareholders and you received more than one copy of this proxy statement, but you wish to receive only one copy of our annual report and proxy statement or notice of internet availability of proxy, you may request, in writing, that Elizabeth Arden eliminate these duplicate mailings. To request the elimination of duplicate copies, please write to Corporate Secretary at 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33027.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	Elizabeth Arden’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed on August 19, 2015;

•	Elizabeth Arden’s Quarterly Report on Form 10-Q for (i) the fiscal quarter ended March 31, 2016, filed on May 5, 2016, (ii) the fiscal quarter ended December 31, 2015, filed on February 5, 2016 and (iii) the fiscal quarter ended September 30, 2015, filed on November 6, 2015;

•	Elizabeth Arden’s Current Report on Form 8-K filed on June 17, 2016, July 19, 2016 and August 1, 2016; and

•	Elizabeth Arden’s Definitive Proxy Statement on Schedule 14A for Elizabeth Arden’s 2015 annual meeting of shareholders filed on October 23, 2015.

Copies of any of the documents we file with the SEC may be obtained free of charge either on our website at www.corporate.elizabetharden.com, and by contacting our Corporate Secretary at Elizabeth Arden, Inc., 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33027, Attention: Corporate Secretary or by calling (802) 488-2559.

If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 5, 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

REVLON, INC.,

REVLON CONSUMER PRODUCTS CORPORATION,

RR TRANSACTION CORP.

and

ELIZABETH ARDEN, INC.

Dated as of June 16, 2016

A-i

A-ii

A-iii

THIS AGREEMENT AND PLAN OF MERGER, dated as of June 16, 2016 (this “Agreement”), is made by and among Revlon, Inc., a Delaware corporation (“Ultimate Parent”), Revlon Consumer Products Corporation, a Delaware corporation and wholly-owned subsidiary of Ultimate Parent (“Operating Parent” and, collectively with Ultimate Parent, “Parent”), RR Transaction Corp., a Florida corporation and a wholly owned direct subsidiary of Operating Parent (“Acquisition Sub”), and Elizabeth Arden, Inc., a Florida corporation (the “Company”).

WITNESSETH

WHEREAS, the respective boards of directors of Parent and Acquisition Sub have each unanimously (i) determined that it is in the best interests of their respective stockholders for Parent to acquire the Company on the terms and subject to the conditions set forth herein, (ii) approved and declared advisable the merger of Acquisition Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Florida Business Corporation Act (the “FBCA”) and (iii) adopted this Agreement and approved the execution, delivery and performance of this Agreement by Parent and Acquisition Sub and the consummation of the transactions contemplated hereby, including the Merger;

WHEREAS, the Company Board, at a meeting duly called and held prior to the execution of this Agreement, duly and unanimously, by all those directors in attendance, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair, advisable and in the best interest of the Company and its shareholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the FBCA, and (iii) determined to recommend that the shareholders of the Company approve this Agreement and the Merger on the terms and subject to the conditions of this Agreement;

WHEREAS, on or prior to the date hereof, the Company, Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P. have executed and delivered a Preferred Stock Repurchase and Warrant Cancellation Agreement (the “Nightingale Agreement”) pursuant to which each of Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P. (collectively, “Nightingale”) agreed to (x) require the Company to repurchase each share of Series A Serial Preferred Stock held by Nightingale on the terms set forth in the Nightingale Agreement (the “Series A Serial Preferred Stock Transactions”) and (y) consent to the cancellation by the Company of the Nightingale Warrants, in each case on the Closing Date; and

WHEREAS, on or prior to the date hereof, and as a condition and inducement to the willingness of Parent and Acquisition Sub to enter into this Agreement and to consummate the transaction contemplated hereby, Nightingale and certain other stockholders of the Company have each executed and delivered to Parent and Acquisition Sub a support agreement pursuant to which such persons have agreed, among other things, to vote such shares in favor of the Merger (each, a “Voting Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Defined terms used in this Agreement have the meanings ascribed to them by definition in this Agreement or in Appendix A.

ARTICLE II

THE OFFER AND THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the FBCA, at the Effective Time, Acquisition Sub shall be merged with and into the Company, whereupon the separate existence of Acquisition Sub shall cease, and the Company shall continue under the name “Elizabeth Arden, Inc.” as the surviving corporation (the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Florida.

Section 2.2 Closing. The closing of the Merger (the “Closing”) will take place at 10:00 A.M. New York time on the third (3rd) Business Day following the satisfaction or waiver of all the conditions (other than any condition that by its nature cannot be satisfied until the Closing, but subject to satisfaction or waiver of any such condition) set forth in Article VII hereof, at the offices of Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, New York 10005, unless another time, date or place is agreed to in writing by the parties hereto (the date of the Closing being the “Closing Date”); provided, however, that, notwithstanding the satisfaction or waiver of the conditions set forth in Article VII, if the Marketing Period has not ended at the time of the satisfaction or waiver of such conditions, the Closing shall occur instead on the earlier to occur of (a) a Business Day during the Marketing Period specified by Parent on no less than three (3) Business Days’ written notice to the Company and (b) three (3) Business Days after the final day of the Marketing Period (subject in each case to the satisfaction or waiver of the conditions set forth in Article VII (other than any condition that by its nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of any such condition) as of the date determined pursuant to this proviso), or such other date, time, or place as agreed to in writing by the parties hereto.

Section 2.3 Effective Time.

(a) Concurrently with the Closing, the Company, Parent and Acquisition Sub shall cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”) with respect to the Merger to be executed and filed with the Department of State of the State of Florida (the “Department of State”) as provided under the FBCA. The Merger shall become effective on the date and time at which the Articles of Merger has been duly filed with the Department of State or at such later date and time as is agreed between the parties and specified in the Articles of Merger (such date and time being hereinafter referred to as the “Effective Time”).

(b) From and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Acquisition Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Acquisition Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

Section 2.4 Surviving Corporation Articles of Incorporation and By-laws. Subject to Section 6.6 of this Agreement, at the Effective Time, the articles of incorporation and the by-laws of the Surviving Corporation shall be amended to be in the form of the articles of incorporation and by-laws of Acquisition Sub, except that the name of the Surviving Corporation shall be “Elizabeth Arden, Inc.”, until thereafter amended in accordance with applicable Legal Requirements and the applicable provisions of such articles of incorporation and by-laws.

Section 2.5 Surviving Corporation Board of Directors. Subject to applicable Legal Requirements, each of the parties hereto shall take all necessary action to ensure that the board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Acquisition Sub immediately prior to the Effective Time, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

Section 2.6 Officers. From and after the Effective Time, the officers of the Company at the Effective Time, or such other persons as Parent shall select prior to the Effective Time in its sole discretion, shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable Legal Requirements.

ARTICLE III

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 3.1 Effect of the Merger on Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquisition Sub or the holders of any securities of the Company or Acquisition Sub:

(a) Cancellation of Company Securities. Each share of Common Stock held by the Company as treasury stock or held by Parent or Acquisition Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

(b) Conversion of Company Securities. Except as otherwise provided in this Agreement, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 3.1(a) hereof) shall be converted into the right to receive $14.00 in cash, without interest, less any required withholding Taxes (the “Merger Consideration”), subject to Section 3.1(d). The holders of certificates or book-entry shares which immediately prior to the Effective Time represented such Common Stock (respectively, the “Certificates” and “Book-Entry Shares”) shall cease to have any rights with respect to such Common Stock other than the right to receive the Merger Consideration in accordance with Section 3.2 of this Agreement.

(c) Conversion of Acquisition Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and constitute the only outstanding shares of capital stock of the Surviving Corporation.

(d) Adjustments. Without limiting the other provisions of this Agreement and other than as contemplated by this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding shares of Common Stock shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (other than cash dividends paid on the Series A Serial Preferred Stock pursuant to Section 6.1(c) of this Agreement), the Merger Consideration shall be equitably adjusted to reflect such change to provide Parent and the holders of Common Stock the same economic benefit as contemplated by this Agreement prior to any such event; provided that the Company may not effect such change except as permitted by this Agreement.

Section 3.2 Exchange of Certificates.

(a) Designation of Paying Agent; Deposit of Exchange Fund. Prior to the Effective Time, Parent shall designate a national bank or trust company as paying agent (the “Paying Agent”), the identity and the terms of appointment of which shall be reasonably acceptable to the Company, for the payment of the Merger Consideration as provided in Section 3.1(b). Parent shall pay the fees and expenses of the Paying Agent. At or before the filing of the Articles of Merger with the Department of State, Parent shall deposit, or cause to be deposited with the Paying Agent, cash constituting an amount equal to the Total Common Merger Consideration (all cash deposited with the Paying Agent, the “Exchange Fund”). In the event the Exchange

Fund shall be insufficient for the Paying Agent to promptly pay the cash amounts contemplated by Section 3.1(b), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment. The Paying Agent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Common Stock and (ii) applied promptly to making the payments pursuant to Section 3.2(c) hereof. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.2(c), except as expressly provided for in this Agreement.

(b) As promptly as practicable following the Effective Time and in any event not later than the third (3rd) Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate or Book-Entry Shares that immediately prior to the Effective Time represented outstanding shares of Common Stock (i) a letter of transmittal in customary form, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify and/or (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration into which the number of shares of Common Stock previously represented by such Certificate or Book-Entry Shares shall have been converted pursuant to this Agreement (which instructions shall be in the form and have such other provisions as Parent and the Company may reasonably specify).

(c) Upon surrender of a Certificate (or Affidavit of Loss in lieu thereof) or Book-Entry Shares for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to the instructions, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Common Stock represented by such Certificate or Book-Entry Shares that were converted into the right to receive the Merger Consideration pursuant to Section 3.1(b), by (y) the Merger Consideration (less any applicable withholding taxes payable in respect thereof), and such Certificate or Book-Entry Shares, as applicable, so surrendered shall forthwith be cancelled. Notwithstanding the foregoing, no holder of Book-Entry Shares shall be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 3.1(b); provided that such holder of Book-Entry Shares has delivered, or the Company shall possess, information sufficient to effect payment to such holder of the Merger Consideration that such holder is entitled to receive pursuant to Section 3.1(b). Each registered holder of one or more Book-Entry Shares shall automatically, subject to the proviso in the immediately preceding sentence, upon the Effective Time be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Common Stock represented by such holder’s Book-Entry Shares that were converted into the right to receive the Merger Consideration pursuant to Section 3.1(b) by (y) the Merger Consideration (less any applicable withholding taxes payable in respect thereof), and the Book-Entry Shares shall forthwith be cancelled. The Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable upon the surrender of the Certificates or Book-Entry Shares. If payment of all or any portion of the Merger Consideration in respect of cancelled Common Stock is to be made to a person other than the person in whose name surrendered Certificates or Book-Entry Shares are registered, it will be a condition to such payment that the Certificates or Book-Entry Shares, as applicable, so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall have paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificates or Book Entry Shares surrendered or shall have established to the satisfaction of the Paying Agent that such Tax is not applicable.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates or Book-Entry Shares for twelve (12) months after the Effective Time shall be delivered to Parent, or its designee, upon demand, and any such holders prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to Parent, or such designee, as general creditor thereof for payment of their claims for cash, without interest, to which such holders may be entitled.

(e) No Liability. None of Parent, Acquisition Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement.

(f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, (ii) to the extent that there are any losses with respect to any investments of the Exchange Fund, Parent shall, in accordance with Section 3.2(a), promptly deposit, or cause to be deposited, additional funds with the Paying Agent for the benefit of the holders of Common Stock in the amount of such losses, (iii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement, and (iv) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-l or P-l or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. Any interest or income produced by such investments will become a part of the Exchange Fund.

Section 3.3 Stock Options and Restricted Stock Units.

(a) Treatment of Options. As of the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) shall be canceled by virtue of the Merger and without any action on the part of any holder of any Company Option, in consideration for the right to receive at or as promptly as practicable following the Effective Time a cash payment, if any, with respect thereto equal to the product of (i) the number of shares of Common Stock subject to such Company Option immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock subject to such Company Option immediately prior to the Effective Time, less any required withholding Taxes and without interest (the “Option Cash Payment”). As of the Effective Time, all Company Options (whether vested or unvested) shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company Option shall cease to have any rights with respect thereto, except the right to receive the Option Cash Payment, if any. For the avoidance of doubt, if the exercise price per share of Common Stock subject to any Company Option equals or exceeds the Merger Consideration, then the holder of such Company Option shall receive no consideration in respect thereof. Prior to the Effective Time, the Company shall take all actions necessary to effectuate this Section 3.3(a).

(b) Treatment of Restricted Share Units. As of the Effective Time, each Restricted Share Unit outstanding immediately prior to the Effective Time shall become fully vested and be converted into the right to receive at or as promptly as practicable following the Effective Time an amount in cash equal to the Merger Consideration, less any required withholding Taxes and without interest (the “Restricted Unit Payment”). As of the Effective Time, all Restricted Share Units shall no longer be outstanding and shall automatically cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to receive the Restricted Unit Payment. Notwithstanding anything herein to the contrary, all amounts payable in respect of a Restricted Share Unit shall be paid in accordance with the terms of the applicable Company Plan and award agreement, except as may be (i) necessary to avoid the imposition of any additional Taxes or penalties in respect thereof pursuant to Section 409A of the Code, or (ii) required under a payment election made by an individual award holder in respect of the applicable Restricted Share Unit. For purposes of the foregoing, each outstanding award of Restricted Share Units that is subject to a performance-based vesting requirement shall become fully vested and converted as provided above based upon the number of units at the “target” level of performance applicable to such award. Prior to the Effective Time, the Company shall take all actions necessary to effectuate this Section 3.3(b).

(c) At or prior to the Closing, Parent shall deposit, or cause to be deposited, with the Company or the Surviving Corporation, as applicable cash in the amount necessary to make the payments required under Section 3.3(a) and Section 3.3(b). Parent shall cause the Surviving Corporation to make the payments required under Section 3.3(a) and Section 3.3(b) at, or as promptly as practicable following, the Effective Time.

Section 3.4 Series A Serial Preferred Stock and Nightingale Warrants. At the Closing and immediately prior to the Effective Time, the Company shall (i) consummate the Series A Serial Preferred Stock Transactions and (ii) take all action necessary to cause the immediate cancellation of any outstanding Nightingale Warrants without payment of any consideration to the holders of such Nightingale Warrants. At or prior to the Closing, Parent shall deposit, or cause to be deposited, with the Company, or pay on behalf of the Company, cash in the amount necessary to make the payments required pursuant to the Series A Serial Preferred Stock Transactions.

Section 3.5 Debt Offer. At the Closing, the Company shall (a) accept for payment (with funds to be advanced or contributed by Parent) all Notes validly tendered and not withdrawn on or prior to the date of Closing pursuant to the Debt Offer, subject to the satisfaction or waiver of all conditions to the Debt Offer; and (b) if Parent has not delivered to the Company a written request to commence the Debt Offer and Consent Solicitation pursuant to the first sentence of Section 6.18(a) (and has not itself commenced the Debt Offer and the Consent Solicitation), or withdraws such request after it is given, or the Debt Offer is not consummated because a condition thereto has not been satisfied (provided that Parent has provided the documentation contemplated by Section 6.18(b)), (A) mail or cause to be mailed a notice of redemption (the “Notice of Redemption”) to the holders of the Notes in accordance with Sections 3.03 and 3.07(c) of the Notes Indenture and Section 5(c) of the Notes, (B) irrevocably deposit (with funds to be advanced or contributed by Parent) the Indenture Discharge Amount in trust with the Indenture Trustee pursuant to Section 11.01 of the Notes Indenture, (C) deliver to the Indenture Trustee irrevocable instructions to apply such deposited funds toward the payment of the redemption price for the Notes on the redemption date specified in the Notice of Redemption in accordance with Section 11.02 of the Notes Indenture, (D) deliver to the Indenture Trustee the officers’ certificate and opinion of counsel (which opinion shall be provided by Parent) specified in Section 12.04 of the Notes Indenture, and (E) request in writing that the Indenture Trustee acknowledge in writing the discharge of the Notes and the Notes Indenture with respect to the Notes (the “Acknowledgment”); provided, that any failure of the Indenture Trustee to provide the Acknowledgment shall not constitute a breach by the Company of this Section 3.5.

Section 3.6 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an Affidavit of Loss of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Paying Agent in their respective reasonable discretion, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article III.

Section 3.7 Transfers; No Further Ownership Rights. From and after the Effective Time, the stock transfer books of the Company will be closed and there shall be no registration of transfers on the stock transfer books of the Company of shares of Common Stock that were outstanding immediately prior to the Effective Time, and the holders of Certificates and Book-Entry Shares will cease to have any rights with respect to any Common Stock, except as otherwise provided for in this Agreement or by applicable Legal Requirements. If Certificates are presented to the Surviving Corporation for transfer following the Effective Time, they shall be canceled against delivery of the Merger Consideration, as provided for in this Article III, for each share of Common Stock formerly represented by such Certificates. All cash paid upon the surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock formerly represented by such Certificates or Book-Entry Shares, subject, however, to Parent and the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized by the Company and which remain unpaid at the Effective Time.

Section 3.8 Withholding Rights. Notwithstanding anything to the contrary contained herein, each of Parent, Acquisition Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any amounts payable to the holders of Common Stock, Company Options and Restricted Share Units pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or non-U.S. tax Legal Requirements. To the extent that amounts are so deducted and withheld by or on behalf of Parent, Acquisition Sub, the Surviving Corporation or the Paying Agent and paid over to the appropriate Governmental Authority, such deducted, withheld and paid over amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in any Company SEC Documents (including all exhibits and schedules thereto) filed with or furnished to the SEC on or after June 30, 2013 and publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System as of the third (3rd) Business Day prior to the date hereof (excluding disclosures, statements or other information contained in the “Forward-Looking Statements” or “Risk Factors” sections thereof that are predictive, cautionary or forward looking in nature) or (ii) as disclosed in the corresponding section of the separate disclosure letter which has been delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on its face), the Company hereby represents and warrants to Parent as follows:

Section 4.1 Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries (i) is a corporation or legal entity duly organized or formed, validly existing and in good standing, under the laws of its jurisdiction of organization or formation, (ii) has the requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and (iii) is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, with respect to clause (i) only as it relates to the Company’s subsidiaries and clauses (ii) and (iii), for any such failures to have such power or authority or to be so qualified or licensed or in good standing, as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.2 Articles of Incorporation and By-Laws. The Company has made available to Parent a complete and correct copy of the Company Articles of Incorporation and the By-laws, each as amended to date, of the Company. The Company Articles of Incorporation and the By-laws and the equivalent organizational documents of each of the Company’s subsidiaries are in full force and effect. None of the Company’s subsidiaries is in violation of any provision of its respective articles or certificate of incorporation or by-laws (or equivalent organizational documents) except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is not in violation of any provision of the Company Articles of Incorporation or the By-laws except as would not, and would not reasonably be expected to, result in material liability to Parent or the Company from and after the Closing or prevent or materially impede the consummation of the transactions contemplated by this Agreement.

Section 4.3 Capitalization.

(a) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 50,000 shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”). As of June 9, 2016 (i) 29,949,317 shares of Common Stock were issued and outstanding, (ii) 50,000 shares of Preferred Stock were issued and outstanding, (iii) 2,452,267 Nightingale Warrants exercisable for 2,452,267 shares of Common Stock were outstanding and (iv) 4,841,308 shares of Common Stock were held in treasury. As of the date hereof, there were 2,682,539 shares of Common Stock authorized and reserved for future issuance under the Company Plan related to outstanding Stock Option and Restricted Share Unit grants, including 1,904,367 for outstanding Company Options and 778,172 outstanding Restricted Share Units. Except as set forth above, as of the date hereof, no shares of capital stock of, or other equity or voting interests in, the Company, or options, warrants or other rights to acquire any such stock or securities were issued, reserved for issuance or outstanding. From and after June 9, 2016 until and including the date hereof, no shares of capital stock of, or other equity or voting interests in, the Company have been issued except pursuant to the exercise of Company Options outstanding as of June 9, 2016, or the settlement of Restricted Share Units outstanding as of June 9, 2016, and no options, warrants or other rights to acquire any such stock or securities have been issued. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. None of the Company’s subsidiaries owns any shares of Common Stock.

(b) Section 4.3(b) of the Company Disclosure Letter sets forth a true and complete list, as of the close of business on June 9, 2016, of (i) (A) each outstanding Company Option and (B) each outstanding Restricted Share Unit (each, an “Equity Award”); (ii) the name of the Equity Award holder; (iii) the number of shares of Common Stock underlying each Equity Award; (iv) the date on which each Equity Award was granted; (v) the exercise price of each Equity Award, in the case of Equity Awards that are Company Options; and (vi) the expiration date of each Equity Award, in the case of Equity Awards that are Company Options.

(c) Except as set forth in Section 4.3(a), there are no outstanding subscriptions, options, warrants, puts, calls, convertible, or equity-linked securities or other similar rights, agreements, commitments or contracts of any kind to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound obligating the Company or any of its subsidiaries to issue, deliver, repurchase, transfer or sell, or cause to be issued, delivered, repurchased, transferred or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, or the value of which are determined based on the value of, shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, put, call, right, agreement, commitment or contract. There are no voting trusts, Stockholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of the shares of any of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party.

(d) There are no bonds, debentures, notes, or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Common Stock or common stock of any of the Company’s subsidiaries may vote.

(e) All “significant subsidiaries” of the Company, as such term is defined in Section 1-02 of Regulation S-X under the Exchange Act, and all entities listed on Exhibit 21 to the Company’s annual report on Form 10-K for its fiscal year ended 2015, and their respective jurisdictions of organization are listed in Section 4.3(e) of the Company Disclosure Letter. All the outstanding shares of capital stock of, or other equity interests in, each significant subsidiary have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of all Liens other than Permitted Liens. None of the Company or any of its subsidiaries own, directly or indirectly, any equity interests in any person other than the Company’s subsidiaries.

Section 4.4 Authority Relative to Agreement.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby subject to, in the case of the consummation of the Merger, the adoption and approval of this Agreement and the transactions contemplated hereby at the Stockholder Meeting (at which a quorum is present) by the affirmative vote of a majority of the Total Votes entitled to be cast at such meeting (and the affirmative vote of a majority of all votes entitled to be cast by the holders of the Series A Serial Preferred Stock and the holders of Common Stock, voting as separate classes) (the “Company Stockholder Approval”) and the receipt of Nightingale’s consent pursuant to Section 1.3 of the Shareholders Agreement. Assuming the accuracy of the representations set forth in Section 5.9, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the receipt of the Company Stockholder Approval, and the filing of the Articles of Merger with the Department of State). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Acquisition Sub and the accuracy of the representations set forth in Section 5.9, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Legal Requirement of general applicability relating to or affecting creditor’s rights, and by general equitable principles).

(b) The Company Board, at a meeting duly called and held prior to the execution of this Agreement, duly and unanimously, by all those directors in attendance, (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, the stockholders of the Company, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, (iii) resolved to recommend adoption by the stockholders of the Company of this Agreement, the Merger and the transactions contemplated hereby on the terms and subject to the conditions of this Agreement (such recommendation, the “Company Recommendation”) and (iv) took all other actions necessary to exempt the Voting Agreements, the Nightingale Agreement and, to the extent required, this Agreement and the transactions contemplated hereby, from any “fair price,” “moratorium,” “control share acquisition,” “interested shareholder,” “business combination,” “affiliated transaction” or other similar Legal Requirement, including Sections 607.0901 and 607.0902 of the FBCA, which resolutions, as of the date hereof, have not been subsequently withdrawn or modified in a manner adverse to Parent or Acquisition Sub. The Company has made available to Parent prior to the date hereof a true, complete and correct copy of the final version of the resolutions by which the Company Board took the actions described in the prior sentence.

Section 4.5 No Conflict; Required Filings and Consents.

(a) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger or any of the transactions contemplated by this Agreement, or the Company’s compliance with any of the provisions of this Agreement will (with or without notice or lapse of time, or both), (i) assuming the accuracy of the representations and warranties contained in Section 5.9, conflict with or violate the Company Articles of Incorporation or the By-laws or the equivalent organizational documents of the Company’s subsidiaries, (ii) assuming receipt of the Company Stockholder Approval and the consents, approvals and authorizations specified in Section 4.5(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Legal Requirements applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise in others any right of termination, amendment, acceleration or cancellation under any Company Material Contract or (iv) result in the creation of a Lien, other than any Permitted Lien, upon any of the properties or assets of the Company or any of its subsidiaries pursuant to or under, any note, bond, mortgage, indenture, credit agreement or Company Material Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, other than, in the case of clauses (ii) through (iv), any such violation, breach, conflict, default, termination, cancellation, acceleration or Lien that would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger or any of the transactions contemplated by this Agreement, or the Company’s compliance with any of the provisions of this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) any such consent or approval set forth on Section 4.5(b) of the Company Disclosure Letter, (ii) applicable requirements under any international, federal or state securities laws (including compliance with any applicable requirements of the Exchange Act, the Securities Act or Blue Sky Laws), (iii) applicable requirements under the HSR Act and other Antitrust Approvals, (iv) the filing of the Articles of Merger under the FBCA and (v) applicable requirements of the rules of the NASDAQ, and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.6 Company Products.

(a) Since June 30, 2013, neither the Company nor any of its subsidiaries has had any liability in excess of $100,000 (excluding from such dollar threshold any amounts covered by any insurance policy of the Company or any of its subsidiaries) in connection with any individual claim or series of related claims, arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold or manufactured by or on behalf of the Company or any of its subsidiaries (each such product, a “Company Product”).

(b) Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since June 30, 2013, (i) all Company Products have been labeled, promoted, distributed, manufactured, sold and/or marketed in compliance with all requirements under applicable Legal Requirements and (ii) to the Company’s knowledge, neither the Company nor its subsidiaries has committed any act or failed to commit any act that would reasonably be expected to result in, and there has been no occurrence that would reasonably be expected to give rise to or form the basis of, any product liability or product defect.

(c) Since June 30, 2013, neither the Company nor its subsidiaries has been required by any Governmental Authority, or was required under applicable Legal Requirements, to make any recall or withdrawal of any Company Product.

(d) Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since June 30, 2013, the Company has not received any written inspection requests, inspection reports or other written correspondence from any Governmental Authority that asserts or alleges that the operation of the Company or any of its subsidiaries is or was not or may not be in compliance with any applicable Legal Requirements.

Section 4.7 Permits and Licenses; Compliance with Legal Requirements.

(a) Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company or any of its subsidiaries to own, lease and operate the properties of the Company and its subsidiaries or to carry on its business as it is now being conducted (the “Company Permits”), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company or any of its subsidiaries is, and since June 30, 2013 has not been, in conflict with, or in default or violation of, (i) any Legal Requirements applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected or (ii) any of the Company Permits, except in each case for any such conflicts, defaults or violations that would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except where the failure to do so would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its subsidiaries maintain policies and procedures regarding data security and privacy that are in compliance with all applicable Legal Requirements, the Payment Card Industry Data Security Standards and their obligations to customers. Since June 30, 2013, to the knowledge of the Company, there have been no security breaches relating to violations of any security policy regarding or any unauthorized access of any data or information of the Company’s Information Systems that have had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except where the failure to do so would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the use and dissemination by the Company and its subsidiaries of any and all data and information concerning individuals is in compliance with all its/their privacy policies, Legal Requirements and the Payment Card Industry Data Security Standards.

Section 4.8 Company SEC Documents.

(a) Since June 30, 2013, the Company has filed with the SEC all material forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (the “Company SEC Documents”). As of their respective dates, or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such amendment or superseding filing, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents at the time it was filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since June 30, 2013, no executive officer of the Company has failed to make the certifications required by him or her under Sections 302, 404 or 906 of the Sarbanes-Oxley Act, with respect to any Company SEC Document, except as disclosed in certifications filed with the Company SEC Documents.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and their consolidated results of operations and consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments described therein, including in any notes thereto) in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC). The books and records of the Company and its subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and all other applicable accounting requirements and Legal Requirements. The Company’s and its subsidiaries’ revenue recognition and accounting for sales policies and practices fairly represent the actual sales and revenue of the Company and its subsidiaries for the periods indicated in the financial statements included in the Company SEC Documents.

Section 4.9 Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e)

and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are designed to provide reasonable assurances that information required to be disclosed in the Company’s periodic reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time specified in the rules and forms of the SEC. Since June 30, 2013, to the Company’s knowledge, the Company has not identified (a) any material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (b) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 4.10 Absence of Certain Changes or Events. From June 30, 2015 through the date of this Agreement, (i) except for the negotiation, execution and delivery of this Agreement, the businesses of the Company and its subsidiaries have been conducted in the ordinary course of business consistent with past practice in all material respects and (ii) there has not been any event, development, occurrence, state of facts, circumstance, condition, effect or change that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.11 No Undisclosed Liabilities. Except (a) to the extent disclosed, reflected, accrued or reserved against in the consolidated, unaudited balance sheet of the Company and its subsidiaries as of March 31, 2016 (including the notes thereto), (b) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of such financial statements and (c) liabilities that are incurred in connection with the transactions contemplated by this Agreement, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would have, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated Affiliate of any of them, including any structured finance, special purpose or limited purpose entity or person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in any Company SEC Document.

Section 4.12 Inventory.

(a) The Inventory of the Company and its subsidiaries consists of manufactured and purchased components and finished goods, and non-saleable marketing and promotional items, all of which are of a quality that is usable or saleable consistent with the Company’s ordinary course of business, subject to established accounting reserves for obsolescence and similar matters.

(b) All items included in the Inventory of the Company and its subsidiaries are the property of the Company or its subsidiaries, as the case may be, free and clear of any Lien other than Permitted Liens.

(c) Since June 30, 2015, neither the Company nor any of its subsidiaries has engaged in any practice which had or has the effect of, or is designed or intended to have the effect of, fraudulently increasing or accelerating the Company’s or any of its subsidiaries’ sales or accounts receivable.

Section 4.13 Product Returns, Allowances, Etc. Since June 30, 2015, the aggregate rate of Company Product returns, discounts and allowances, has not differed in any manner materially more adverse to the Company or its subsidiaries, taken as a whole, as compared to the same year-to-date periods for the fiscal years ended June 30, 2014 and June 30, 2015.

Section 4.14 Absence of Litigation. As of the date of this Agreement, there is no claim, charge, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any of their respective properties or assets at law, in equity or at the administrative level, and there are no Orders, before any arbitrator or Governmental Authority, in each case as would have, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.15 Employee Benefit Plans

(a) Section 4.15(a) of the Company Disclosure Letter sets forth a true and complete list of each material Company Benefit Plan, other than Company Benefit Plans which both (i) do not provide pension benefits and (ii) are not subject to or covered by the Legal Requirements of the United States or any political subdivision thereof. The Company has made available to Parent and Acquisition Sub true and complete copies of (i) each material Company Benefit Plan (including all amendments thereto), whether or not such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code; and (ii) with respect to each material Company Benefit Plan, to the extent applicable, (A) the most recent annual report on Form 5500 and all schedules thereto filed with respect to such Company Benefit Plan; (B) the most recent summary plan description and summary of material modifications, if applicable; (C) each current trust agreement, insurance contract or policy, group annuity contract and any other funding arrangement relating to such Company Benefit Plan; (D) the most recent actuarial report, financial statement or valuation report; and (E) a current IRS opinion or favorable determination letter.

(b) Other than Company Benefit Plans which are not subject to or covered by the Legal Requirements of the United States or any political subdivision thereof, each Company Benefit Plan has been operated and administered in accordance with its terms and all Legal Requirements, including ERISA and the Code, except for instances of non-compliance that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. There are no actions, suits, audits or investigations by any Governmental Authority, termination proceedings or other claims (except routine claims for benefits payable under the Company Benefit Plans in the ordinary course of business) pending or, to the knowledge of the Company, threatened, against or involving any Company Benefit Plan or asserting any rights to or claims for benefits under any Company Benefit Plan, other than any such investigations, proceedings, or claims that would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) None of the Company, any of its subsidiaries, nor any ERISA Affiliate maintains, sponsors, contributes to, is required to contribute to, or has any actual or contingent liability with respect to any (i) Multiemployer Plan, (ii) plan or arrangement subject to Title IV or Section 302 of ERISA, or (iii) plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

(d) None of the Company, any of its subsidiaries, nor any ERISA Affiliate has any liability under Title IV or Section 302 of ERISA, contingent or otherwise, that has not been satisfied in full, and no condition exists that presents a risk to the Company, any of its subsidiaries or any ERISA Affiliate of incurring any such liability.

(e) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the IRS or is entitled rely on a favorable opinion letter issued by the IRS with respect to the applicable form of prototype plan, and, to the knowledge of the Company, nothing has occurred since the date of such determination or opinion letter that would reasonably be expected to adversely affect such qualification.

(f) Except as required by the terms of this Agreement or applicable Legal Requirement, as expressly permitted under the Company Disclosure Letter, or as set forth on Section 4.15(f) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or together with any other event, condition or circumstance (including any termination of employment or service)): (i) entitle any current or former employee, officer, director or individual service provider of the Company or any of its subsidiaries to any payment or benefit (or result in the funding of any such payment or benefit); (ii) increase the amount of any compensation, equity award or other benefits otherwise payable by the Company or any of its subsidiaries; (iii) result in the acceleration of the time of payment, funding or vesting of any compensation, equity award or other benefits under any Company Benefit Plan; or (iv) result in any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any current or former employee, officer, director, or individual service provider of the Company or any of its subsidiaries.

(g) Neither the Company nor any of its subsidiaries is a party to, or is otherwise obligated under, any plan, policy, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under Section 409A, 457A, or 4999 of the Code (or any corresponding provisions of state or local Legal Requirement).

(h) No Company Benefit Plan provides health insurance benefits to current or former employees or individual service providers of the Company or any of its subsidiaries beyond their retirement or other termination of service, other than as required by Section 4980B of the Code or other Legal Requirements, or pursuant to individual separation arrangements for periods that do not exceed six (6) months.

(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to all Company Benefit Plans subject to or covered by the Legal Requirements of a country (or political subdivision of a country) other than the United States, such Company Benefit Plans have been maintained in accordance with all applicable requirements (including those of the applicable plan or arrangement and those of applicable Legal Requirements) and in good standing with all applicable regulatory authorities. The present value of the accrued benefit liabilities (whether or not vested) under each such Company Benefit Plan (or, if less, the value of the accrued benefit liabilities attributable to the Company or its subsidiaries under such Company Benefit Plan), determined as of the end of the Company’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Company Benefit Plan (or, if less, the value of the assets attributable to the Company or its subsidiaries under such Company Benefit Plan) allocable to such benefit liabilities, except as reflected in the financial statements included in the Company SEC Documents or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.16 Labor Matters. There are no collective bargaining or other similar labor agreements or arrangements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound. As of the date of this Agreement, none of the employees or individual service providers of the Company or any of its subsidiaries is represented by any union with respect to their employment by or service with the Company or such subsidiary. There is no union organization activity involving any of the employees or individual service providers of the Company or its subsidiaries pending or, to the knowledge of the Company, threatened. There is not, nor at any time since June 30, 2012 has there been, any labor strike, slowdown or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employee or individual service provider of the Company or any of its subsidiaries. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) there is no unfair labor practice, labor dispute (other than routine individual grievances in the ordinary course of business), charge or claim before an administrative agency or labor arbitration proceeding pending, or to the knowledge of the Company, threatened against the Company or any of its subsidiaries; and (ii) the Company and its subsidiaries are in compliance with all applicable Legal Requirements with respect to employment, employment practices, discrimination, terms and conditions of employment, wages and hours, unfair labor practices, employee and individual service provider classification, and the WARN Act (and any similar state or local statute or Legal Requirement), and have not received any written notice to the contrary.

Section 4.17 Intellectual Property.

(a) Section 4.17 of the Company Disclosure Letter sets forth a complete and accurate list of all trademark registrations, active domain names, patents, and applications for registration of any of the foregoing, that are owned by the Company or its subsidiaries, and in each case are material to the business of the Company and its subsidiaries, taken as a whole. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company or one of its subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights owned by the Company or its subsidiaries, free and clear of any Liens, except Permitted Liens; (ii) the Company or one of its subsidiaries own or have the right to use in the manner currently used by the Company and its subsidiaries all Intellectual Property Rights necessary to conduct the business of the Company and its subsidiaries as currently conducted (such Intellectual Property Rights owned by the Company or its subsidiaries, the “Company Intellectual Property Rights”); (iii) the Company Intellectual Property Rights are subsisting and, to the knowledge of the Company, valid and in full force and effect; (iv) no Company Intellectual Property Rights are subject to any outstanding judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any Governmental Authority restricting the use of such Intellectual Property Rights; and (v) neither the Company nor any of its subsidiaries has received, in the past three (3) years, any written charge, complaint, claim, demand or notice challenging the validity, ownership or enforceability of any of the Company Intellectual Property Rights.

(b) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) to the knowledge of the Company, the conduct of the business of the Company and its subsidiaries does not infringe upon, misappropriate or otherwise violate any Intellectual Property Rights of any other person; (ii) neither the Company nor any of its subsidiaries has received, in the past three (3) years, any written charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other violation that has not been settled or otherwise fully resolved; and (iii) to the knowledge of the Company, no person has infringed, misappropriated or otherwise violated any Company Intellectual Property Rights in the past three (3) years.

(c) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company and its subsidiaries have taken commercially reasonable measures to protect the confidentiality of its trade secrets and confidential information.

Section 4.18 Taxes. (i) Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (x) the Company and each of its subsidiaries timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct and complete, and (y) the Company and each of its subsidiaries has timely paid all Taxes that are required to be paid by any of them (including any Taxes required to be withheld from amounts owing to any employee, creditor or third-party or for which appropriate reserves have been reflected in the financial statements included in the Company SEC Documents); (ii) as of the date of this Agreement no material audits, examinations, investigations or other proceedings in respect of any Taxes are pending or threatened in writing with respect to the Company or any of its subsidiaries; (iii) there are no material Liens for Taxes on any of the assets of the Company or any of its subsidiaries other than Permitted Liens; (iv) as of the date of this Agreement, except with respect to the federal income Tax Returns of the Company for the years ending June 30, 2010, June 30, 2011, and June 30, 2012, neither the Company nor any of its subsidiaries has waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency other than pursuant to extensions of time to file Tax Returns (or to pay Taxes, to the extent such extensions extend the time to pay Taxes) obtained in the ordinary course of business consistent with past practice; (v) neither the Company nor any of its subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local or non-U.S. Legal Requirement) in the two (2) years prior to the date of this Agreement; (vi) as of the date of this Agreement, no material claim has been made in writing during the past three (3) years by a Governmental Authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that it is or may be subject to taxation by such jurisdiction; (vii) neither the Company nor any of its subsidiaries has entered into any “reportable transaction” (other than a “loss transaction”) within the meaning of Treasury Regulation Section 1.6011-4(b) (or any similar provision of state, local or non-U.S. Legal Requirement); (viii) as of the date of this Agreement, the federal income Tax

Returns of the Company and each of its subsidiaries have been examined by the IRS (or the applicable statute of limitations for the assessment of Taxes for such periods have expired) for all periods through and including June 30, 2009; (ix) neither the Company nor any of its subsidiaries has any material liability for the Taxes of another person (pursuant Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Legal Requirement) or otherwise) by reason of (A) being a member of an affiliated, consolidated, combined or unitary group (other than a group of which the Company or any of its subsidiaries is the common parent) or otherwise as a transferee or successor, in each case, on or prior to the date of this Agreement or (B) being party to any tax sharing or tax indemnification agreement or other similar agreement (other than customary Tax indemnification provisions in commercial contracts entered into in the ordinary course of business and not primarily related to Taxes) entered into on or prior to the date of this Agreement; and (x) as of the date of this Agreement, all material deficiencies asserted or assessments made by any taxing authority with respect to the Company or any of its subsidiaries have been fully paid, settled or withdrawn. For purposes of this Section 4.18, any reference to the Company or any of its subsidiaries shall be deemed to include any person that merged with or was liquidated or converted into the Company or such subsidiary, as applicable.

Section 4.19 Material Contracts.

(a) For purposes of this Agreement, a “Company Material Contract” shall mean any of the following to which the Company or any of its subsidiaries is a party:

(i) “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC);

(ii) contract or instrument relating to Indebtedness for borrowed money or third-party financial guarantee with a principal amount in excess of $5,000,000;

(iii) contract, agreement or arrangement, other than contracts, agreements, arrangements and purchase orders entered into in the ordinary course of business (which shall include those contracts, agreements, arrangements and purchase orders with customers for the sale of inventory and related to the purchase of finished goods or raw materials), under which the Company or any of its subsidiaries is (A) subject to restrictions on the right of such person to compete with any person anywhere in the world in any material respect in connection with the marketing and sale of beauty and cosmetic products to retailers, (B) prevented from entering into any territory, market or geographic region, (C) grants “most favored nation” status to another person or includes a “take or pay” provision or (D) grants a right of exclusivity to any third party supplier, distributor or licensee, in each case of (A), (B), (C) or (D) that is material to the Company and its subsidiaries, taken as a whole;

(iv) contract or agreement relating to the formation, creation, ownership, operation, management or control of any partnership, joint venture, alliance or revenue or earnings sharing arrangement that is material to the Company and its subsidiaries taken as a whole;

(v) contract entered into since June 30, 2014 providing for the disposition or acquisition of any assets, business or securities of any person (other than the Company) for an aggregate consideration in excess of $5,000,000, other than purchase orders related to the purchase of finished goods or raw materials or sale of inventory in the ordinary course of business;

(vi) contract with any of the (A) ten (10) largest customers of the Company and its subsidiaries (each, a “Major Customer”), as measured by the dollar value of goods or services sold since June 30, 2015 through the date of this Agreement, (B) ten (10) largest third-party manufacturers of the Company or its subsidiaries, (each, a “Major Manufacturer”), as measured by the dollar value of goods or services purchased since June 30, 2015 through the date of this Agreement, or (C) Company’s material fragrance oil suppliers, in each case, other than contracts and purchase orders related to the purchase of finished goods or raw materials or sale of inventory in the ordinary course of business;

(vii) license (inbound and outbound), sublicense, development agreement, or other contract, agreement or arrangement under which the Company or any of its subsidiaries grants or receives the right to use any Intellectual Property Rights (other than licenses for readily available commercial software and licenses that under their current terms will expire on or prior to December 31, 2016) that (A) involve the payment or receipt of amounts by the Company or any of its subsidiaries of more than $5,000,000 in any twelve month period or (B) (x) relate to product endorsements, sponsorships or other promotional arrangements (including celebrity product endorsements or sponsorships) and (y) involve the payment of amounts by the Company or any of its subsidiaries of more than $5,000,000 in any twelve month period (collectively, the “License and Endorsement Agreements”), in each case, other than purchase orders related to the purchase of finished goods or raw materials or sale of inventory in the ordinary course of business;

(viii) contract providing for the Company or any of its subsidiaries to purchase all of its requirements for, or all of a third party’s output of, any product or service, or providing for the Company or any of its subsidiaries to sell all of its output of, or supply all of a third party’s requirements for, any product or service;

(ix) any interest rate, currency or commodity swap, exchange commodity option or hedging contract, agreement, instrument or other arrangement with a remaining term in excess of ninety (90) days that is material to the Company and its subsidiaries, taken as a whole, or pursuant to which a termination payment in excess of $5,000,000 would be payable by or to the Company or any of its subsidiaries were such hedge to be liquidated on the date of this Agreement; or

(x) written license, sublicense or other written contract, agreement or arrangement relating or pertaining to Red Door Spa that is material to the Company and its subsidiaries as a whole, taken as a whole, or, to the knowledge of the Company, material to Red Door Spa.

(b) Each Company Material Contract has been made available to Parent as of the date hereof. Neither the Company nor any subsidiary of the Company is in breach of or default under the terms of any Company Material Contract where such breach or default would have, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would have, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company and, to the knowledge of the Company, is in full force and effect, except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Legal Requirements, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.20 Opinion of Financial Advisor. The Company Board has received the written opinion of Centerview Partners LLC, dated June 16, 2016 that, as of the date of such opinion, and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of shares of outstanding Common Stock (other than shares of Common Stock held by the Company as treasury stock or held by Parent, Acquisition Sub or any affiliate of the Company immediately prior to the Effective Time) pursuant to this Agreement is fair, from a financial point of view, to such holders (the “Fairness Opinion”).

Section 4.21 Brokers. No broker, finder or investment banker other than Centerview Partners LLC is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

Section 4.22 Real Property.

(a) None of the Company or any of its subsidiaries owns any real property.

(b) Each material lease, sublease or other agreement under which the Company uses or occupies or has the right to use or occupy any real property (collectively, the “Company Leases”), has been made available to Parent as of the date hereof, except for non-U.S. Company Leases. Each Company Lease is not subject to any Lien that is not a Permitted Lien, is in full force and effect and neither the Company nor any of its subsidiaries is in breach of or default under, or has received written notice of any breach of or default under, any Company Lease, and to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by any other party thereto, except, in each case, for such breaches or defaults that has not had a Company Material Adverse Effect.

Section 4.23 Insurance. Except as has not had, individually or in the aggregate, a Company Material Adverse Effect, all material policies of insurance maintained by the Company or any of its subsidiaries are in full force and effect, no notice of cancellation has been received with respect to such policies (other than in connection with ordinary renewals) and there is no existing default or event which, with the giving of notice of lapse of time or both, would constitute a default, by any insured thereunder. As of the date hereof, (i) there is no material claim by the Company or any of its subsidiaries pending under any such policies as to which coverage has been denied or disputed in writing by the applicable insurer, and (ii) to the Company’s knowledge, neither the Company nor any of its subsidiaries has received either any written notice of any violation of, or non-compliance with, any insurance policy or any written notice that could reasonably be expected to be followed by a written notice of cancellation or non-renewal of any insurance policy. All premiums due and payable under all such policies have been paid and the Company or a subsidiary of the Company, as applicable, is in compliance with the terms and conditions of such policies other than non-compliance which would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.24 Environmental. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and its subsidiaries are in compliance with all applicable Environmental Laws, which compliance includes the possession and maintenance of, and compliance with, all Company Permits required under applicable Environmental Laws for the operation of the business of the Company and its subsidiaries as presently conducted;

(b) As of the date of this Agreement, none of the Company or any of its subsidiaries has received any written communication alleging that the Company is in violation of, or has any liability under, any Environmental Law;

(c) None of the Company or any of its subsidiaries has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed of any Hazardous Substances, except in compliance with applicable Environmental Law in a manner that would not reasonably be expected to require any cleanups or other remediation activities pursuant to any Environmental Law;

(d) None of the Company or any of its subsidiaries has received any written communication alleging that the Company or any of its subsidiaries has exposed any employee or any third-party to Hazardous Substances in violation of any Environmental Law that remains unresolved or, to the Company’s knowledge, in a manner that caused or allegedly caused personal injury;

(e) As of the date of this Agreement, none of the Company or any of its subsidiaries is a party to or is the subject of any pending claim, action, Order, proceeding or, to the Company’s knowledge, any pending investigation, or, to the Company’s knowledge, any threatened claim, action, Order, proceeding or investigation before any arbitrator or Governmental Authority alleging any liability under or noncompliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law;

(f) No cleanups or other remediation activities are being conducted, or are being proposed to be conducted, either by the Company or any of its subsidiaries or at any property currently or, to the Company’s knowledge, formerly owned or leased by the Company or any of its subsidiaries for the purpose of treating, abating, removing, containing or otherwise addressing Hazardous Substances; and

(g) The representations and warranties in this Section 4.24 are the sole and exclusive representations and warranties of the Company with respect to environmental matters, including matters relating to Environmental Law or Hazardous Substances.

Section 4.25 Takeover Statutes. The Company Board, at a meeting duly called and held prior to the execution of this Agreement, duly and unanimously, by all those directors in attendance, approved this Agreement, the Merger and the other transactions contemplated hereby and has taken all actions necessary (assuming the representations and warranties contained in Section 5.9 are accurate) so that no Takeover Statutes shall be applicable to the execution, delivery or performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement. The Company is not party to a stockholder rights agreement, “poison pill” or similar agreement or plan.

Section 4.26 Company Affiliate Transactions. No present or former director, officer, stockholder, partner, member, employee or affiliate (other than subsidiaries of the Company) of the Company or any of its subsidiaries, nor any of such person’s affiliates or immediate family members (each of the foregoing a “Related Party”) is a party to any contract with or binding upon the Company or its subsidiaries (other than employment agreements) or any of their respective properties or assets or has any material interest in any property used by the Company or its subsidiaries or has engaged in any transaction with any of the foregoing since June 30, 2013, in either case that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (a “Company Affiliate Transaction”) that has not been so disclosed. Any Company Affiliate Transaction as of the time it was entered into and as of the time of any amendment or renewal thereof contained such terms, provisions and conditions as were at least as favorable to the Company or any of its subsidiaries as would have been obtainable by the Company in a similar transaction with an unaffiliated third-party. To the knowledge of the Company, no Related Party of the Company or any of its subsidiaries owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director or in another similar capacity of, any supplier or other independent contractor of the Company or any of its subsidiaries, or any organization which has a contract with the Company or any of its subsidiaries.

Section 4.27 Business Relationships. None of the Company or any of its subsidiaries has received any notice in writing from any Major Customer, Major Manufacturer, material fragrance oil supplier or party to any License and Endorsement Agreement indicating that such person intends to terminate its relationship with the Company or any of the Company’s subsidiaries, except to the extent such termination would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.28 Foreign Asset Control Regulations; Anti-Corruption and Anti-Bribery Laws.

(a) The Company and its subsidiaries and their respective Affiliates, directors, officers and employees have complied in all respects with the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd-1 et seq.) and any other applicable foreign or domestic anticorruption or antibribery laws (collectively, the “Fraud and Bribery Laws”). None of the Company or any of its subsidiaries or any of their respective Affiliates, directors, officers, or, to the knowledge of the Company, its agents, employees or other representatives (in each case acting on the Company’s or any of its subsidiaries’ behalf and in their capacities as such) has directly or indirectly (i) used any corporate funds to make or provide any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) offered, promised, paid or delivered any fee, commission or other sum of money or item of value, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise or instrumentality that was illegal under any applicable Legal Requirement, (iii) made any payment to any customer or supplier, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent or (v) paid, offered or promised to make or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, or receive any unlawful kickback or bribe.

(b) Without limiting the generality of Section 4.7, neither the Company nor any of its subsidiaries is operating, or since June 30, 2013 has operated, in material violation of (i) any applicable U.S. and international economic and trade sanctions, including, but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act, the Sudan Accountability and Divestment Act, any applicable sanctions regulations administered and enforced by the U.S. Department of State, the U.S. Department of Treasury (including the Office of Foreign Assets Control (“OFAC”)) or any enabling legislation, executive orders, rules and regulations relating thereto, (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, (iii) any applicable Legal Requirements concerning the exportation of any products, technology, technical data and services, including but not limited to, where applicable, the Export Administration Act, the Arms Export Control Act, and all executive orders, rules and regulations administered by the U.S. Department of Commerce, the U.S. Department of State and the U.S. Department of Treasury, (iv) any applicable antiboycott Legal Requirements, including but not limited to the Export Administration Act and the Ribicoff Amendment to the 1976 Tax Reform Act, and any applicable executive orders, rules and regulations administered by the U.S. Department of Commerce and the IRS, or (v) any applicable Legal Requirements, executive orders, rules and regulations administered by the Bureau of Customs and Border Protection of the U.S. Department of Homeland Security. To the Company’s knowledge, none of the Company or any of its subsidiaries is a person that is a target of U.S. or international economic and trade sanctions or engages in any dealings or transactions with any such person.

(c) Since June 30, 2013, none of the Company or any of its subsidiaries has received written notice that it is the subject of any bribery, improper contribution or anti-kickback investigation by any Governmental Authority and, to the Company’s knowledge, no such investigation is pending or threatened.

Section 4.29 Vote Required. The affirmative vote of a majority of the Total Votes entitled to be cast at the Stockholders’ Meeting (and the affirmative vote of a majority of all votes entitled to be cast by the holders of the Series A Serial Preferred Stock and the holders of Common Stock, voting as separate classes) is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve this Agreement, approve the Merger or consummate any of the other transactions contemplated by this Agreement.

Section 4.30 Information Supplied. The Proxy Statement will not, on the date it is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and will not, at the time of the Stockholders’ Meeting, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders’ Meeting which shall have become false or misleading in any material respect. The Proxy Statement will comply with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by, or on behalf of, the Parent or Acquisition Sub for inclusion or incorporation by reference in any of the foregoing documents or any statements or omissions based upon such information.

Section 4.31 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV or in the certificate referenced in Section 7.2(c), neither the Company nor any other person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Acquisition Sub in connection with the transactions contemplated hereby, including the accuracy, completeness or currency thereof.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

Parent and Acquisition Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 5.1 Organization and Qualification; Subsidiaries. Each of Ultimate Parent, Operating Parent and Acquisition Sub (i) is a corporation or legal entity duly organized or formed, validly existing and in good standing, under the laws of its jurisdiction of organization or formation, (ii) has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power or authority or such governmental approvals would not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Ultimate Parent, Operating Parent and Acquisition Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.2 Certificate of Incorporation, By-Laws, and Other Organizational Documents. Parent has made available to the Company a complete and correct copy of the certificate of incorporation, By-laws (or equivalent organizational documents), and other organizational documents, agreements or arrangements, each as amended to date, of each of Ultimate Parent, Operating Parent and Acquisition Sub (collectively, “Parent Organizational Documents”). The Parent Organizational Documents are in full force and effect. None of Ultimate Parent, Operating Parent, Acquisition Sub or, to the knowledge of Parent, the other parties thereto are in violation of any provision of the Parent Organizational Documents, as applicable, except as would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.3 Authority Relative to Agreement. Each of Ultimate Parent, Operating Parent and Acquisition Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Ultimate Parent, Operating Parent and Acquisition Sub and the consummation by Ultimate Parent, Operating Parent and Acquisition Sub of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Ultimate Parent, Operating Parent and Acquisition Sub and no other corporate proceedings on the part of Ultimate Parent, Operating Parent or Acquisition Sub or their respective stockholders are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, (x) the adoption of this Agreement by Operating Parent in its capacity as the sole stockholder of Acquisition Sub, which adoption shall occur immediately following the execution of this Agreement, and (y) the filing of the Articles of Merger with the Department of State). This Agreement has been duly and validly executed and delivered by Ultimate Parent, Operating Parent and Acquisition Sub and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Ultimate Parent, Operating Parent and Acquisition Sub, enforceable against Ultimate Parent, Operating Parent and Acquisition Sub in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Legal Requirements of general applicability relating to or affecting creditor’s rights, and by general equitable principles).

Section 5.4 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Ultimate Parent, Operating Parent and Acquisition Sub does not, and the performance of this Agreement by Ultimate Parent, Operating Parent and Acquisition Sub will not, (i) conflict with or violate the certificate of incorporation or By-laws (or equivalent organizational documents) of (A) Ultimate Parent, (B) Operating Parent or (C) Acquisition Sub, (ii) assuming the consents, approvals and authorizations specified in Section 5.4(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Legal Requirements applicable to Parent or Acquisition Sub or by which any property or asset of Parent or Acquisition Sub is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Acquisition Sub pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Acquisition Sub is a party or by which Parent or Acquisition Sub or any property or asset of Parent or Acquisition Sub is bound or affected, other than, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have, and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Ultimate Parent, Operating Parent and Acquisition Sub do not, and the consummation by Ultimate Parent, Operating Parent and Acquisition Sub of the transactions contemplated by this Agreement will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the HSR Act and other Antitrust Approvals, filing and recordation of appropriate merger documents as required by the FBCA and the rules of the NASDAQ or other stock exchange, if applicable, and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.5 Absence of Litigation. As of the date hereof, there is no claim, action, proceeding, or investigation pending or, to the knowledge of Parent, threatened against either Parent or Acquisition Sub or any of their respective properties or assets at law or in equity, and there are no Orders before any arbitrator or Governmental Authority, in each case as would have, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.6 Financing.

(a) Parent has delivered to the Company a true, complete and correct copy of (i) an executed debt financing commitment letter, dated as of the date of this Agreement (as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with Section 6.10, the “Commitment Letter”), from the lenders (including any lenders who become party thereto by joinder) party thereto (collectively, the “Lenders”), pursuant to which the Lenders have agreed, subject to the terms and conditions thereof, to provide the debt amounts set forth therein (the debt financing contemplated by the Commitment Letter, together with any permitted Alternative Debt Financing, is collectively referred to in this Agreement as the “Debt Financing”) and (ii) the fee letter referred to in the Commitment Letter (redacted in a customary manner, which redacted terms would not decrease the amount of or increase the conditionality of the Debt Financing) (the “Fee Letter”), each as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with Section 6.10. Except as set forth in the Commitment Letter or the Fee Letter delivered to the Company, as of the date of this Agreement, there are no conditions precedent to the obligations of the Lenders to provide the Debt Financing or any contingencies that would permit the Lenders to reduce the total amount of the Debt Financing. There are no other agreements, side letters or arrangements relating to the Debt Financing to which Parent or any of its subsidiaries is a party as of the date of this Agreement (other than customary engagement letters and fee discount letter). As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default, event of default or breach on the part of Parent or Acquisition Sub or, to the knowledge of Parent, any other party thereto, under the Commitment Letter or the Fee Letter, in each case, that would adversely affect or delay in any material respect the availability of the Debt Financing at Closing. Assuming no breach by the Company of its representations and/or obligations hereunder, in either case, such that the closing conditions set forth in Sections 7.2(a) or 7.2(b) would fail to be satisfied, neither Parent nor Acquisition Sub has any reason to believe that it will be unable to satisfy on a timely basis any condition to closing to be satisfied by it in the Commitment Letter or the Fee Letter on or prior to the Closing Date.

(b) Parent has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Commitment Letter and Fee Letter on or before the date of this Agreement, and will pay in full any such amounts due on or before the Closing Date. The Commitment Letter and Fee Letter have not been modified, altered or amended on or prior to the date of this Agreement. None of the commitments under the Commitment Letter have been withdrawn, terminated or rescinded prior to the date of this Agreement. The Commitment Letter and Fee Letter are in full force and effect as of the date of this Agreement and are legal, valid and binding obligations of Parent (or the Affiliate of such Parent party thereto), enforceable against such Parent (or the Affiliate of such Parent party thereto) and, to the knowledge of Parent, each other party thereto, in each case, in accordance with their terms, except to the extent that enforceability may be limited by the applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and principles of equity.

(c) The proceeds of the Debt Financing, if funded, together with available cash of Parent and its subsidiaries, will constitute sufficient funds for the satisfaction of all of Parent’s and Acquisition Sub’s obligations under this Agreement on the Closing Date, including the payment of the Total Common Merger Consideration and all other amounts to be paid on the Closing Date pursuant to Section 3.2, Section 3.3 and Section 3.4 and the payment of all associated costs and expenses of the Merger (including any repayment, redemption or refinancing of the Notes and any other Indebtedness of the Company required in connection therewith). Without limitation to Section 8.3(b) and Section 8.4(b), the obligations of Parent and Acquisition Sub under this Agreement are not subject to any conditions regarding the ability of Parent, Acquisition Sub or any of their respective Affiliates, or any other person, to obtain financing for the consummation of the Merger and the other transactions contemplated by this Agreement.

Section 5.7 Capitalization of Acquisition Sub. As of the date of this Agreement, the authorized share capital of Acquisition Sub consists of 1,000 shares, par value $0.001 per share, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Acquisition Sub is, and at the Effective Time will be, owned by Operating Parent. Acquisition Sub does not have outstanding any option, warrant, right or other agreement pursuant to which any person other than Parent may acquire any equity interest of Acquisition Sub. Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 5.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Company or any of its subsidiaries in connection with the Merger based upon arrangements made by or on behalf of Parent.

Section 5.9 Parent Ownership of Company Securities; FBCA Section 607.0901. None of Parent or any of its subsidiaries is the “beneficial owner” (as defined in Section 607.0901 of the FBCA) of any shares of Common Stock or other securities of the Company or any options, warrants or other rights to acquire Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company. Neither Parent nor any of its “affiliates” or “associates” (each as defined in Section 607.0901 of the FBCA) is, or has been at any time with the last three (3) years, an “interested shareholder” as defined in Section 607.0901 of the FBCA. Neither Parent nor any of its subsidiaries has taken, or authorized or permitted any its Representatives to take, any action that would cause Parent or any of its “affiliates” or “associates” (each as defined in Section 607.0901 of the FBCA) thereof to be deemed an “interested shareholder” as defined in Section 607.0901 of the FBCA or otherwise render Section 607.0901 of the FBCA inapplicable to the Merger.

Section 5.10 Information Supplied. The information supplied by Parent and Acquisition Sub for inclusion in the Proxy Statement will not, on the date it is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and will not, at the time of the Stockholders’ Meeting, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders’ Meeting which shall have become false or misleading in any material respect. Notwithstanding the foregoing, Parent and Acquisition Sub make no representation or warranty with respect to any information supplied by or on behalf of the Company for inclusion or incorporation by reference in any of the foregoing documents or any statements or omissions based upon such information.

Section 5.11 Acknowledgement of Disclaimer of Other Representations and Warranties. Parent and Acquisition Sub each acknowledge and agree that, except for the representations and warranties expressly set forth in Article IV this Agreement or in the certificate referenced in Section 7.2(c), neither the Company nor any of its subsidiaries, nor any of their respective Representatives, nor any other person on behalf of the Company, makes any other express or implied representation or warranty with respect to the Company or any of its subsidiaries or their respective businesses or with respect to any other information made available to Parent or Acquisition Sub in connection with the transactions contemplated by this Agreement, and Parent and Acquisition Sub are not relying on any representation or warranty except for those expressly set forth in this Agreement or any certificate delivered pursuant to Section 7.2(c). Each of Parent and Acquisition Sub acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition, operations and business of the Company and its subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, including the Merger, each of Parent and Acquisition Sub has relied on the results of its own independent investigation.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (i) as required by applicable Legal Requirement, (ii) as consented to in writing by Parent, which consent shall not unreasonably be withheld, conditioned or delayed, (iii) as may be expressly required by or expressly contemplated pursuant to this Agreement or (iv) as set forth in Section 6.1 of the Company Disclosure Letter, the Company shall, and shall cause its subsidiaries to, cause the business of the Company and its subsidiaries to be conducted only in, and to cause such entities to not take any action except in, the ordinary course of business and in a manner consistent with past practice. The Company shall, and shall cause its subsidiaries to, use their commercially reasonable efforts to preserve intact the Company’s and its subsidiaries’ business organization and reputation, to keep available the services of their key managers, key officers, and key employees, and to maintain existing relations and goodwill with Governmental Authorities, material customers, material suppliers, material creditors, material lessors, material licensors other than those being terminated in accordance with their terms and other persons (including any brand ambassadors) having significant business relationships with the Company and to pay their trade payables in the ordinary course of business. Without limitation to the foregoing, the Company agrees with Parent that, except (1) as required by applicable Legal Requirement, (2) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (3) as may be expressly required by or expressly contemplated pursuant to this Agreement or (4) as set forth in Section 6.1 of the Company Disclosure Letter, the Company shall not, and shall not permit its subsidiaries to:

(a) amend or otherwise change, or permit any of its subsidiaries to amend or otherwise change, the Company Articles of Incorporation or By-laws of the Company or such similar applicable organizational documents of any of the Company’s subsidiaries;

(b) split, combine, subdivide, reclassify, purchase, redeem or otherwise acquire, issue, sell, pledge, dispose, encumber or grant any shares of its or its subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries’ capital stock, except for any such transaction by a wholly owned subsidiary which remains a wholly owned subsidiary after consummation of such transaction; provided, however, that (i) the Company may issue shares upon exercise of any Company Option or the settlement of any Restricted Share Unit, in each case, outstanding as of the date hereof, and (ii) the Company may acquire shares of capital stock in connection with tax withholdings and exercise price settlements upon the exercise of Company Options or the settlement of Restricted Share Units, in each case, existing on the date hereof;

(c) declare, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company’s or any of its subsidiaries’ capital stock, other than (i) dividends or other distributions paid by any subsidiary of the Company to the Company or any wholly-owned subsidiary of the Company and (ii) cash dividends paid upon the Series A Serial Preferred Stock (it being agreed that dividends shall not be paid upon the Series A Serial Preferred Stock other than in cash);

(d) except as required pursuant to any Company Benefit Plan in effect as of the date hereof and set forth in Section 4.15(a) of the Company Disclosure Letter: (i) increase the compensation or other benefits payable or to become payable to directors, executive officers, employees or individual service providers of the Company or any of its subsidiaries; (ii) grant any severance or termination pay to, or enter into any employment, retention, change of control or severance agreement or arrangement with any director, executive officer, employee or individual service provider of the Company or any of its subsidiaries; (iii) establish, adopt, enter into, amend or terminate any Company Benefit Plan or other plan, trust, fund, policy, agreement, program or arrangement for the benefit of any current or former directors, officers, employees or individual service providers, or any of their respective beneficiaries, except for renewals or amendments in the ordinary course of business consistent with past practice that do not materially increase the cost to the Company or its subsidiaries or Parent; (iv) adopt, enter into, amend or terminate any collective bargaining agreement or other arrangement relating to union or organized employees; (v) hire any employees; or (vi) adopt, enter into, grant, or establish any incentive compensation or any program for incentive compensation (whether an annual incentive, a long-term incentive, or otherwise).

(e) grant, confer or award options, convertible securities, restricted stock, restricted stock units or other rights to acquire any of its or its subsidiaries’ capital stock or take any action not otherwise contemplated by this Agreement to accelerate the vesting of or cause to be exercisable any otherwise unvested or unexercisable option or other equity or equity-based award (except as otherwise provided by the terms of any unexercisable options or other equity awards outstanding on the date hereof);

(f) acquire or permit its subsidiaries to acquire (including by merger, consolidation, or acquisition of stock or assets) any entity, business or material portion of the assets of any person except for (i) inventory in the ordinary course of business consistent with past practices and (ii) licenses in the ordinary course of business consistent with past practices requiring an upfront payment or similar payment in an amount not in excess of $2,000,000 and/or guaranteed minimum royalty or similar payments by the Company or any of its subsidiaries for any twelve (12) month period in an amount not in excess of $1,000,000;

(g) enter into new lines of business outside of the existing business;

(h) create, incur, guarantee or assume or otherwise become liable for or modify in any material respect (or permit its subsidiaries to create, incur, guarantee or assume or otherwise become liable for or modify in any material respect) the terms of any Indebtedness, including any Company Indebtedness, other than (i) guarantees by the Company of Indebtedness of its wholly-owned subsidiaries and (ii) Indebtedness of a subsidiary of the Company payable to the Company or a wholly-owned subsidiary of the Company;

(i) modify or amend in any respect materially adverse to the Company or any of its subsidiaries, waive or grant any material release or relinquish any material rights under, or terminate, any Company Material Contract or Company Lease other than the expiration or renewal of any Company Material Contract or

Company Lease in accordance with its terms, or enter into any contract, agreement, or arrangement that would have been a Company Material Contract or Company Lease if entered into prior to the date hereof;

(j) make any material change to its methods of accounting in effect at June 30, 2015 (as disclosed in the Company’s most recent annual report on Form 10-K), except (i) as required by GAAP, Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization), or (ii) as required by a change in applicable Legal Requirements;

(k) except for transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of any material portion of its properties or assets, other than dispositions by the Company and its subsidiaries in the ordinary course of business consistent with past practice in an amount not to exceed $2,000,000 in the aggregate;

(l) make any investment (by contribution to capital, property transfer, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any person other than (A) in the ordinary course of business consistent with past practice in an amount not to exceed $1,000,000 in the aggregate or (B) in a direct or indirect wholly-owned subsidiary of the Company in the ordinary course of business consistent with past practice;

(m) except to the extent otherwise required by applicable Legal Requirements, (i) make any material Tax election other than in the ordinary course of business consistent with past practice, (ii) revoke or change any material Tax election, (iii) change (or request any taxing authority to change) any material aspect of its method of Tax accounting or annual Tax accounting period, (iv) file any amended Tax Return with respect to any material Tax, (v) incur any material Tax liability outside of the ordinary course of business, (vi) incur any material amount of gross income for U.S. federal income tax purposes as a result of any intercompany transaction or a transaction in which cash is not a material portion of the consideration outside of the ordinary course of business, (vii) file any material Tax Return prepared in a manner inconsistent with past practice, (viii) settle or compromise any audit or proceeding relating to a material amount of Taxes, (ix) enter into any material agreement principally relating to Taxes with respect to the Company or any subsidiaries, (x) waive or extend the statute of limitations in respect of any material Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), (xi) issue, increase or modify (or permit any of its subsidiaries to issue, increase or modify) any intercompany Indebtedness (A) where a non-U.S. subsidiary is the borrower other than in the ordinary course of business or (B) where a non-U.S. subsidiary is a lender or guarantor and the Company or a U.S. subsidiary is the borrower, or (xii) surrender any material claim for a refund of Taxes;

(n) [intentionally omitted]

(o) make or agree to make, or permit any of its subsidiaries to make or agree to make, capital expenditures totaling in the aggregate more than $5,000,000 per fiscal quarter;

(p) adopt or enter into, or permit to be adopted or entered into, a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

(q) release, withdraw, concur with the dismissal of, or settle any material claim, action, suit or proceeding involving the Company or any of its subsidiaries, other than routine, immaterial matters (including the settlement of any insurance claims) in the ordinary course of business;

(r) settle, pay, discharge or satisfy any claim, action, suit, proceeding or investigation against or regarding the Company or any of its subsidiaries, whether civil, criminal, administrative or investigative, other than matters that involve only the payment of monetary damages not in excess of $250,000 individually or $500,000 in the aggregate (excluding from such dollar threshold any amounts covered by any insurance policy of the Company or any of its subsidiaries);

(s) take, or omit to take (or permit any of its subsidiaries to take, or omit to take), any action which would reasonably be expected to cause a default or event of default under any Company Indebtedness;

(t) enter into any agreement, understanding or arrangement with respect to the voting or registration of the shares of the Company’s or its subsidiaries’ capital stock;

(u) enter into, amend, modify, waive or terminate any Company Affiliate Transaction; or

(v) authorize or enter into, or permit any of its subsidiaries to authorize or enter into, any agreement or otherwise make any commitment to do any of the foregoing.

Section 6.2 Appropriate Action; Consents; Filings.

(a) Subject to Section 6.5, the parties hereto will cooperate with each other and use their respective reasonable best efforts to consummate and make effective the transactions contemplated hereby as soon as practicable and to cause the conditions to the Merger set forth in Article VII to be satisfied, including (i) the obtaining and maintaining of all necessary actions or nonactions, consents, clearances and approvals from Governmental Authorities including the approvals set forth on Section 6.2 of the Company Disclosure Letter (the “Antitrust Approvals”) or other persons necessary in connection with the consummation of the transactions contemplated by this Agreement and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable or customary steps as may be necessary to obtain an approval from, or to avoid an action or proceeding by, any Governmental Authority or other persons necessary in connection with the consummation of the transactions contemplated by this Agreement and (ii) the execution and delivery of any additional instruments necessary to consummate the Merger and other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Each of the parties hereto shall promptly (and in no event later than ten (10) Business Days following the date that this Agreement is executed) make its respective filings required under the HSR Act, and thereafter promptly make any other filings required to obtain any other Antitrust Approvals with respect to the transactions contemplated hereby.

(b) Parent and Acquisition Sub agree to take (and to cause their subsidiaries to take) promptly any and all actions necessary to avoid or eliminate each and every impediment and obtain all Antitrust Approvals that may be required by any foreign or U.S. federal, state or local Governmental Authority so as to enable the parties to close the transactions contemplated by this Agreement as promptly as practicable and in any event before the Outside Date. Such actions shall include (i) each of Parent and the Company complying substantially with any requests for additional information or documentary material from any Governmental Authority under any Antitrust Laws; (ii) Parent proposing, negotiating, offering to commit and effect (and if such offer is accepted, committing to and effecting), by consent decree, hold separate order or otherwise, the sale, divestiture, license or disposition of such assets or businesses of Parent or, effective as of the Effective Time, the Surviving Corporation, or their respective subsidiaries; (iii) Parent proposing, negotiating, or offering to commit and effect (and if such offer is accepted, committing to and effecting) actions that limit its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of Parent, the Surviving Corporation or their respective subsidiaries; and (iv) each of Parent and the Company taking any and all other actions reasonably necessary in order to ensure that the waiting period under the HSR Act has expired or been terminated and that any other required Antitrust Approvals have been obtained and that no decree, judgment, injunction (preliminary or permanent), temporary restraining order or any other order in any suit or proceeding relating to any Antitrust Laws would preclude consummation of the Merger by the Outside Date; for the avoidance of any doubt, such actions shall include all necessary actions to appeal that decree, judgment, injunction (preliminary or permanent), temporary restraining order with an appellate court or other appellate Governmental Authority of competent jurisdiction unless and until a final, non-appealable order has been issued. To assist Parent in complying with its obligations set forth in this Section 6.2, and only if requested in writing by Parent, the Company and its subsidiaries and Affiliates agree to take, or cause to be taken, any action reasonably in furtherance of the foregoing, so long as such action is conditioned upon the Closing. Furthermore, and for the avoidance of doubt, none of Parent’s Affiliates (other than Parent’s subsidiaries) shall be required to take or agree to take any action or actions in furtherance of this Section 6.2(b).

(c) The Company shall give (or shall cause its subsidiaries to give) any notices to third parties, and Parent shall use, and cause each of its subsidiaries to use, its reasonable best efforts to cooperate with the Company in its efforts, to obtain any third-party consents not covered by paragraph (a) above that are necessary or proper to consummate the Merger; provided that the Company shall not be required to make any payments to a third-party to obtain any consent or approval of such third-party prior to the Closing, and shall not agree to make any such payments without Parent’s prior written consent. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will use its reasonable best efforts to cooperate in responding to any inquiry from a Governmental Authority, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings (other than the HSR Notification and Report Form) or substantive communications between either party and any Governmental Authority with respect to this Agreement; provided that such materials may be redacted to remove references concerning the valuation of the Company and as necessary to address reasonable attorney-client or other privilege concerns. Each party will give the other party the opportunity to attend any meetings, or to participate in any substantive communications with, a Government Authority to the extent permitted by such Government Authority. Notwithstanding the foregoing, obtaining any third-party consents pursuant to this paragraph (c) shall not be considered a condition to the obligations of Parent and Acquisition Sub to consummate the Merger.

Section 6.3 Access to Information; Confidentiality.

(a) From the date hereof to the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, to the extent permitted by applicable Legal Requirements and notwithstanding anything to the contrary in the Confidentiality Agreement, upon reasonable notice, the Company will provide to Parent and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, Debt Financing Sources, agents and other representatives (collectively, “Representatives”), subject to the other restrictions in this Section 6.3, reasonable access during normal business hours to the Company’s employees, properties, books, contracts and records, Tax Returns and other information as Parent may reasonably request regarding the business, assets, liabilities, employees, Taxes and other aspects of the Company (but not including access to perform physical or environmental examinations or to take samples of the soil, ground water, air or products without the prior written consent of the Company); provided, however, that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) in the reasonable good faith judgment of the Company, any contract or applicable Legal Requirement requires the Company to restrict or otherwise prohibit access to such documents or information, (ii) access to such documents or information would give rise to a risk of waiving any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information, or (iii) in the reasonable good faith judgment of the Company, such access would violate any obligations of the Company or any of its subsidiaries with respect to confidentiality obligations to any third party. In the event that the Company does not provide access or information in reliance on the preceding sentence, it shall use its commercially reasonable efforts to communicate the applicable information to Parent in a way that would not violate the foregoing restrictions, including by (A) using its commercially reasonable efforts to obtain the required consent of any third party necessary (in the Company’s good faith judgment) to provide such disclosure or (B) providing such information in redacted form as is necessary to preserve such a privilege or comply with such Legal Requirement, or otherwise make appropriate substitute disclosure arrangements, to the extent possible, that are reasonably acceptable to Parent and the Company. Any investigation conducted pursuant to the access contemplated by this Section 6.3 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its subsidiaries or create a risk of damage or destruction of any property or assets of the Company or any of its subsidiaries.

(b) The information provided pursuant to this Section 6.3 shall be used solely for the purpose of the Merger and the transactions contemplated hereby. The parties shall comply with, and shall cause their respective Representatives to comply with, all of their or their Affiliates’ respective obligations under the Confidentiality Agreement, subject to Section 6.3(a). Notwithstanding anything in the Confidentiality Agreement to the contrary, the parties agree that (i) a Partial Company Transaction that is entered into in accordance with Section 6.5(e) shall not be deemed an Alternative Transaction (as defined in the Confidentiality Agreement), (ii) the standstill provisions in Section 12 of Confidentiality Agreement applicable to Parent, Acquisition Sub and their respective Affiliates shall not terminate upon the Company’s entry into an agreement providing for a Partial Company Transaction in accordance with Section 6.5(e) and (iii) in the event that the Company enters into a Partial Company Transaction in accordance with Section 6.5(e), the standstill provisions set forth in Section 12 of the Confidentiality Agreement shall remain in effect until the later to occur of (A) the expiration of the period set forth in Section 12 of the Confidentiality Agreement in accordance with the terms thereof and (B) the date that is six (6) months following the consummation of such Partial Company Transaction; provided that in no event shall such provisions terminate any later than June 30, 2017. The provisions in the foregoing sentence shall automatically cease to apply with respect to any Partial Company Transaction (or any agreement with respect thereto) that, following the Company’s entry into such agreement in accordance with Section 6.5(e), is amended or modified in a manner that has the effect of materially reducing the purchase price payable with respect thereto.

Section 6.4 Stockholder Meeting; Proxy Statement.

(a) As promptly as practicable following the date hereof (and in any event, but subject to Parent’s timely performance of its obligations under Section 6.4(b), within fifteen (15) Business Days of the date hereof or such later date as to which Parent consents in writing (such consent not to be unreasonably withheld, conditioned or delayed)), the Company shall prepare and shall cause to be filed with the SEC in preliminary form a proxy statement on Schedule 14A relating to the Stockholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Except as expressly contemplated by Section 6.5(e), the Proxy Statement shall include the Company Recommendation, the Fairness Opinion and any materials required to be provided to the stockholders of the Company pursuant to the FBCA. The Company will cause the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by Parent or Acquisition Sub for inclusion or incorporation by reference in the Proxy Statement. The Company shall cause the Proxy Statement to comply in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all rules of NASDAQ. The Company shall promptly notify Parent’s counsel upon the receipt of any comments, whether written or oral, from the SEC or the staff of the SEC, or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall promptly provide Parent’s counsel with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, and the Company shall consult with Parent and its counsel prior to submitting to the SEC or the staff of the SEC any response to any such comments. Prior to the filing of the Proxy Statement or the dissemination thereof to the holders of Common Stock, or submitting to the SEC or the staff of the SEC any response to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Parent and its counsel a reasonable opportunity to review and comment on such documents and responses, and the Company will consider, in good faith, incorporating any such comments of Parent and/or its counsel prior to such filing, dissemination or submission.

(b) Parent shall provide to the Company in writing all information concerning Parent and Acquisition Sub as is customarily included in a Proxy Statement prepared in connection with transactions of the type contemplated by this Agreement and as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto. Parent will cause the information relating to Parent or Acquisition Sub supplied by it for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Parent or Acquisition Sub with respect to information supplied by the Company or any of its subsidiaries or Affiliates for inclusion or incorporation by reference in the Proxy Statement. Parent will furnish to the Company in writing the information relating to it and Acquisition Sub required by the Exchange Act to be set forth in the Proxy Statement promptly following written request therefor from the Company.

(c) As promptly as practicable after the Proxy Statement Clearance Date, the Company shall, in accordance with applicable Legal Requirements (including the FBCA), its constituent documents (including the Company Articles of Incorporation and the By-laws) and the rules of NASDAQ (i) establish a record date for and give notice of a meeting of the stockholders of the Company, for the purpose of voting upon the approval of this Agreement (the “Stockholders’ Meeting”), and (ii) mail to the holders of Common Stock as of the record date established for the Stockholders’ Meeting a Proxy Statement (the date the Company elects to take such action or is required to take such action, the “Proxy Date”). The Company shall duly call, convene and hold the Stockholders’ Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that in no event shall such meeting be held later than forty-five (45) days following the date the Proxy Statement is mailed to the stockholders of the Company other than in the case in which the Company is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the SEC or its staff or a court of competent jurisdiction has instructed the Company is necessary under applicable Legal Requirements or Order and for such supplemental or amended disclosure to be disseminated and reviewed by the holders of Common Stock prior to the Stockholders’ Meeting. Notwithstanding anything to the contrary contained in this Agreement, the Company may, with or without the consent of Parent, adjourn or postpone the Stockholders’ Meeting only if (A) the Company has determined in good faith after consultation with its outside counsel that the failure of the Company to adjourn or postpone the Stockholders’ Meeting would reasonably be expected to be a violation of applicable Legal Requirement, (B) as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders’ Meeting or insufficient proxies returned to obtain the Company Stockholder Approval, and Parent requests such an adjournment or postponement, or (C) after consultation with Parent, to the extent reasonably necessary to allow reasonable additional time for the filing and/or mailing of any supplement or amendment to the Proxy Statement that the Company has determined in good faith after consultation with its outside counsel is required under applicable Legal Requirement and for such supplement or amendment to the Proxy Statement to be disseminated to and reviewed by the stockholders of the Company in advance of the Stockholders’ Meeting; provided, however, that, without the prior written consent of Parent, the Company may only adjourn or postpone the Stockholders’ meeting under this Section 6.4(c) for an aggregate period of no more than thirty (30) days after the day on which the Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement); provided, further, that the Company shall not be permitted in any circumstance to adjourn or postpone the Stockholders’ Meeting to a date that is on or after the date that is five (5) Business Days prior to the Outside Date. Once the Company has established a record date for the Stockholders’ Meeting, the Company shall not change such record date or establish a different record date for the Stockholders’ Meeting without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Legal

Requirements or the Company’s constituent documents (including the Company Articles of Incorporation and the By-laws). The Company shall ensure that all proxies solicited in connection with the Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements (including all applicable rules of NASDAQ and the FBCA) and, unless the Company Board shall have made a Change of Recommendation in accordance with Section 6.5(e), the Company shall use its reasonable best efforts to solicit proxies from the holders of Common Stock for the adoption and approval of this Agreement. Notwithstanding any Change of Recommendation, unless this Agreement shall have been terminated in accordance with its terms, the Company shall submit this Agreement to the holders of Common Stock as promptly as reasonably practicable for the purpose of obtaining the Company Stockholder Approval at the Stockholders’ Meeting. The Company shall, upon the reasonable request of Parent, advise Parent in writing at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Stockholders’ Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval.

(d) If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its subsidiaries or its or their respective officers or directors is known by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Each of Parent, Acquisition Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

Section 6.5 Solicitation; Change of Recommendation.

(a) The Company agrees that it shall, and shall cause its subsidiaries and its and their Representatives to, and shall direct its and their Affiliates to, immediately cease any discussions or negotiations with any persons that may be ongoing with respect to a Competing Proposal and, until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, not, directly or indirectly: (i) solicit, initiate, knowingly facilitate or encourage any Competing Proposal; (ii) participate in any negotiations regarding, or furnish to any person any information with respect to, any Competing Proposal; (iii) engage in discussions with any person with respect to any Competing Proposal; (iv) approve or recommend any Competing Proposal; (v) enter into any letter of intent or similar document or any agreement or commitment providing for any Competing Proposal; (vi) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar Takeover Statute, or any restrictive provision of any applicable anti-takeover provision in the Company Articles of Incorporation or By-laws of the Company, inapplicable to any person other than Parent and its Affiliates or to any transactions constituting or contemplated by a Competing Proposal; or (vii) adopt resolutions to do any of the foregoing or agree to do any of the foregoing. The Company shall take such action as is necessary to enforce, and not, without Parent’s prior written consent, terminate, amend, modify or waive any standstill or similar provision in any confidentiality or other agreement with such person; provided that the Company hereby waives all standstill provisions in Section 12 of the Confidentiality Agreement applicable to Parent, Acquisition Sub and their respective Affiliates; provided, further, that if the Company Board determines in good faith, after consultation with its outside counsel, that taking such action to enforce or the failure to take such other action described above in this sentence would be inconsistent with the directors’ fiduciary duties under applicable Legal Requirements, the Company may, upon delivery of advance written notice to Parent, waive any such standstill or similar provisions solely to the extent necessary to permit a third-party to make, on a confidential basis to the Company Board, a Competing Proposal, conditioned upon such third-party agreeing that the Company shall not be prohibited from providing any information to Parent (including regarding any such Competing Proposal) in accordance with, and otherwise complying with, this Section 6.5.

(b) Notwithstanding the limitations set forth in Section 6.5(a), if, at any time after the date hereof and prior to the Company’s receipt of the Company Stockholder Approval, (i) the Company or any of its subsidiaries or any of their respective Representatives receives an unsolicited written Competing Proposal that did not result from any breach of this Section 6.5 and (ii) the Company Board determines in good faith after consultation with the Company’s outside counsel and financial advisors that such Competing Proposal constitutes or would reasonably be expected to result, after the taking of any of the actions referred to in either clause (x) or (y) below, in a Superior Proposal, the Company may take the following actions: (x) furnish information to the third-party making such Competing Proposal (provided that the Company makes such information available to Parent substantially simultaneously to the extent such information was not previously made available to Parent) and (y) engage in discussions or negotiations with the third-party with respect to the Competing Proposal, in each case of (x) and (y), if, and only if, prior to so furnishing such information, the Company receives from the third-party an executed confidentiality agreement on terms no less favorable in the aggregate to the Company than the Confidentiality Agreement as of the date it was executed (an “Acceptable Confidentiality Agreement”); provided, however, that promptly (but in no event more than thirty-six (36) hours) following the Company taking such actions as described in clauses (x) and (y) above, the Company shall provide notice to Parent (orally and in writing) of such determination of the Company Board as provided for in clauses (i) or (ii) above. From and after the execution of this Agreement, the Company shall notify Parent (orally and in writing) promptly (but in any event within thirty-six (36) hours) of the receipt by it, any of its subsidiaries or any of their respective Representatives of any Competing Proposal and (A) if it is in writing, deliver to Parent a copy of such Competing Proposal and any related draft agreements and other written material setting forth the terms and conditions of such Competing Proposal or (B) if it is oral, provide to Parent a reasonably detailed summary of the material terms and conditions thereof including of the identity of the person (and the identity of such person’s beneficial owners) making such Competing Proposal. The Company shall keep Parent reasonably informed on a prompt and timely basis of the status and material details (including any change to the price) of any such Competing Proposal and with respect to any material change to the terms of any such Competing Proposal within thirty-six (36) hours of such material change.

(c) Except as otherwise provided in Section 6.5(d) or Section 6.5(e), neither the Company Board nor any committee thereof may (i) withdraw or withhold, rescind, amend, modify or qualify in any manner adverse to Parent the Company Recommendation or make any public announcement inconsistent with the Company Recommendation, or publicly propose to do any of the foregoing, (ii) fail to include the Company Recommendation in the Proxy Statement or any amendment thereof, (iii) approve, adopt, endorse, declare the advisability of or recommend any Competing Proposal or any inquiry or proposal that would reasonably be expected to lead to a Competing Proposal, (iv) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (other than a recommendation against such offer or a customary “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, subject to Section 6.5(d)), (v) following the date any Competing Proposal or any material modification thereto is first made public, sent or given to the stockholders of the Company, fail to issue a press release that expressly reaffirms the Company Recommendation within five (5) Business Days following Parent’s written request to do so (any action described in clause (i), (ii), (iii), (iv) or (v) whether taken by the Company, the Company Board or any committee thereof, being referred to as a “Change of Recommendation”), (vi) cause, authorize or permit the Company or any of its subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement-in-principle, merger agreement, acquisition agreement or other similar agreement related to or providing for any Competing Proposal (other than an Acceptable Confidentiality Agreement) or requiring the Company to abandon, terminate, delay or fail to consummate the transactions contemplated by, or otherwise breach, this Agreement or (vii) publicly propose or announce an intention to take any of the foregoing actions.

(d) Nothing in this Section 6.5 shall be deemed to prohibit the Company or its subsidiaries from complying with Rule 14e-2, Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (including making any “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) thereunder) or to prohibit the Company from making any disclosure if the Company Board determines in good faith (after consultation with its outside counsel) that failure to do so would be inconsistent with its fiduciary obligations under applicable Legal Requirements, nor shall any such action be deemed to constitute a breach of the Company’s obligations under this Agreement; provided, however, that nothing in this Section 6.5(d) shall permit the Company to effect a Change of Recommendation (including in compliance with Rule 14e-2, Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or other applicable Legal Requirements) without complying with Section 6.5(e) and, for the avoidance of doubt, any such disclosure that does not reaffirm the Company Recommendation (other than a “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall constitute a Change of Recommendation.

(e) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time after the date hereof and prior to the Company’s receipt of the Company Stockholder Approval, the Company Board may: (i) make a Change of Recommendation in response to (A) the Company receiving an unsolicited, written Competing Proposal that did not result from any breach of this Section 6.5 that the Company Board has concluded in good faith after consultation with the Company’s outside counsel and financial advisors constitutes a Superior Proposal, or (B) an Intervening Event, in each case, if the Company Board has concluded in good faith after consultation with the Company’s outside counsel and financial advisors that the failure of the Company Board to make such Change of Recommendation would be inconsistent with the directors’ fiduciary duties under applicable Legal Requirements); or (ii) cause the Company to terminate this Agreement in accordance with Section 8.1(i), pay, simultaneously with and as a condition precedent to such termination (provided Parent provides wiring instructions for such payment), the Company Termination Fee and enter into a binding written agreement (a “Superior Proposal Agreement”) with respect to an unsolicited, written Competing Proposal received not resulting from any breach of this Section 6.5 that the Company Board has concluded in good faith after consultation with the Company’s outside counsel and financial advisors constitutes a Superior Proposal; provided, however, that prior to taking the action set forth in clause (i) or (ii) above, as applicable, (x) the Company (A) shall have complied with this Section 6.5 in all material respects and (B) first provided prior written notice to Parent in advance of its intention to take such action (a “Company Board Notice”) which notice shall specify (1) in the case of such an action taken in connection with a Superior Proposal, the terms and conditions of any such Superior Proposal (including the final draft of the Superior Proposal Agreement, if applicable) and the identity of the person (and the identity of such person’s beneficial owners) making such Competing Proposal or (2) in the case of such an action taken in connection with an Intervening Event, all available information with respect to such Intervening Event, and (y) for a period of five (5) Business Days following Parent’s receipt of the Company Board Notice, Parent shall be entitled to deliver to the Company one or more proposals for amendments to this Agreement and the Company shall negotiate with Parent in good faith with respect thereto, and, after such five (5) Business Day period, the Company Board determines in good faith, after consultation with the Company’s outside counsel and financial advisors, taking into account all amendments or revisions to this Agreement proposed by Parent, that the Competing Proposal remains a Superior Proposal, or, in the case of a Company Board Notice that is related to an Intervening Event, that the failure to make such Change of Recommendation continues to be inconsistent with the Company Board’s fiduciary duties under applicable Legal Requirements. Any subsequent modification to the material terms and conditions of such Competing Proposal (including any revision to price), or any change to the material facts and circumstances relating to such Intervening Event, as applicable, shall require the Company to deliver to Parent a new Company Board Notice and again comply with the requirements of this Section 6.5(e) with respect to such revised Competing Proposal or Intervening Event, except that the period referred to in clause (y) above shall be deemed to be the longer of (I) three (3) Business Days and (II) the period remaining under the notice period under clause (y) above immediately prior to the delivery of such additional notice pursuant to this sentence. For the avoidance of doubt, the Company may simultaneously give notice of its intention both to make a Change of Recommendation and to terminate this Agreement to enter into a Superior Proposal Agreement and the notice and negotiation periods set forth in this Section 6.5(e) for such actions may pass simultaneously.

(f) As used in this Agreement, “Competing Proposal” shall mean any inquiry, bona fide proposal for (other than a proposal or offer by Parent or any of its subsidiaries), or expression by any person or “group” (as defined for purposes of Section 13(d) of the Exchange Act) for: (i) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (x) a person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires, or if consummated in accordance with its terms would acquire, beneficial or record ownership of securities representing more than 20% of the outstanding shares of any class of voting securities of the Company or more than 20% of the aggregate voting power of the Company; or (y) the Company issues securities representing more than 20% of the issued and outstanding shares of any class of voting securities of the Company or more than 20% of the aggregate voting power of the Company; or (ii) any direct or indirect sale, lease, exchange, transfer, acquisition or disposition of any assets or business of the Company and of the subsidiaries of the Company (whether in a single transaction or a series of related transactions) (A) that constitutes or accounts for more than 20% of the consolidated net revenues of the Company, or (B) for a price that is more than 20% of the enterprise value of the Company giving effect to the amount of the Merger Consideration; or (iii) any liquidation or dissolution of the Company.

(g) As used in this Agreement, “Superior Proposal” shall mean a bona fide unsolicited written Competing Proposal (with all percentages in the definition of Competing Proposal increased to 70%) on terms that the Company Board determines in good faith, after consultation with the Company’s outside counsel and financial advisors, would be more favorable to the stockholders of the Company than the transactions contemplated by this Agreement, taking into account all factors the Company Board acting in good faith considers to be appropriate, including (i) any proposal by Parent in writing to amend or modify the terms hereof, (ii) the identity of the person (and the identity of such person’s beneficial owners) making such Competing Proposal, and (iii) the consideration, terms, conditions, timing, likelihood of consummation, financing terms and legal, financial, and regulatory aspects of such Competing Proposal.

(h) In the event that (i) this Agreement is amended to provide for a Partial Company Transaction with Parent or any of its subsidiaries, including in connection with an exercise of Parent’s right to propose amendments to this Agreement in accordance with Section 6.5(e) (a “Partial Company Parent Transaction”), or (ii) this Agreement is terminated and Parent or any of its subsidiaries, on the one hand, and the Company or any of its subsidiaries, on the other hand, enter into an agreement that provides for a Partial Company Parent Transaction, in either case at any time following delivery of a Company Board Notice in connection with a Competing Proposal related to a Partial Company Transaction, then, notwithstanding Section 12 of the Confidentiality Agreement, so long as this Agreement is not terminated pursuant to Section 8.1(i) (Superior Proposal), Parent and any of its subsidiaries shall have the right, but not the obligation, to, and the Company shall take such actions as are reasonably necessary or appropriate to allow Parent and any of its subsidiaries to (including by terminating or waiving any standstill or similar provision in any confidentiality or other agreement), (x) commence, conduct and consummate a tender offer to acquire Common Stock or (y) otherwise offer to, agree to and consummate a transaction to acquire the Company, in each case on terms determined by Parent provided that (A) the per share price shall be no less than (I) the Merger Consideration minus (II) the amount of any dividends or other distributions declared or paid with respect to the Common Stock from and after the date hereof, if any, (B) the consummation of such tender offer or other transaction shall be conditioned on the consummation of the Partial Company Parent Transaction, and (C) Parent and the Company shall use their commercially reasonable efforts to ensure that such tender offer or other transaction does not materially delay or impede the consummation of the Partial Company Parent Transaction. Notwithstanding anything contained in this Section 6.5(h), Parent acknowledges that the Company Board may make any recommendation (or take any similar position) with respect to any such proposed tender offer or other transaction as the Company Board determines in its sole discretion. For the avoidance of doubt, this Section 6.5(h) does not modify or limit in any way the rights of Parent and obligations of the Company set forth in Section 6.5(e), with respect to a proposed Partial Company Transaction or otherwise, including with respect to Parent’s right to propose amendments to this Agreement in connection with a Competing Proposal and the notice requirements and related time periods set forth therein.

Section 6.6 Directors’ and Officers’ Indemnification and Insurance.

(a) Parent and Acquisition Sub agree that all rights to exculpation and indemnification and advancement for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of any Indemnitee as provided in the articles or certificates of incorporation or By-laws (or comparable organization documents) of the Company or any of its subsidiaries or Affiliates or in any agreement shall survive the Merger and shall continue in full force and effect with respect to such Indemnitee. Parent and the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) (i) indemnify, defend and hold harmless, and advance expenses to, Indemnitees with respect to all acts or omissions by them, in their capacities as such at any time prior to the Effective Time, to the fullest extent permitted by Legal Requirements and (ii) not amend, repeal or otherwise modify any provisions of the Company Articles of Incorporation or By-laws (or equivalent organizational documents) of the Company or any of its subsidiaries as in effect on the date of this Agreement and any indemnification agreement of the Company or its subsidiaries or other applicable contract that has been made available to Parent as in effect on the date of this Agreement in any manner that would adversely affect the rights thereunder of any Indemnitees.

(b) Without limiting the provisions of Section 6.6(a), during the period commencing as of the Effective Time and ending on the sixth anniversary of the Effective Time, Parent, the Surviving Corporation and its subsidiaries will: (i) indemnify, defend and hold harmless each Indemnitee against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any action or omission or alleged action or omission in such Indemnitee’s capacity as a director, officer or employee of the Company or any of its subsidiaries or Affiliates; or (B) the Merger, this Agreement and any transactions contemplated hereby; and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including reasonable attorneys’ fees) of any Indemnitee upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified. Notwithstanding anything to the contrary contained in this Section 6.6(b) or elsewhere in this Agreement, neither Parent nor the Surviving Corporation shall (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation for which indemnification may be sought under this Section 6.6(b) unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnitees from all liability arising out of such claim, action, suit, proceeding or investigation.

(c) Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, the “D&O Insurance”), for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies; provided that the premium for such “tail” insurance shall not exceed 300% of the annual premium currently paid by the Company (in which case Parent shall cause the Surviving Corporation to obtain as much comparable insurance as available for 300% of the annual premium currently paid by the Company). If the Company or the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, (i) the Surviving Corporation shall continue to maintain in effect, for a period of at least six (6) years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or (ii) Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six (6) years after the Effective Time, the Indemnitees who are insured under the Company’s D&O Insurance with comparable D&O Insurance that provides coverage for events occurring at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier, that is no less favorable than the existing policy of the Company or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the annual premium currently paid by the Company for such insurance; provided further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring at or prior to the Effective Time, for a cost not exceeding such amount.

(d) The Indemnitees to whom this Section 6.6 applies shall be third-party beneficiaries of this Section 6.6. The provisions of this Section 6.6 are intended to be for the benefit of each Indemnitee and his or her successors, heirs or representatives. Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnitee in enforcing the indemnity and other obligations provided in this Section 6.6.

(e) The rights of each Indemnitee under this Section 6.6 shall be in addition to any rights such person may have under the certificate of incorporation or by-laws of the Company, the Surviving Corporation or any of its subsidiaries, or under any applicable Legal Requirements or insurance policy or under any agreement of any Indemnitee with the Company or any of its subsidiaries.

(f) Notwithstanding anything contained in Section 9.1 or Section 9.6 hereof to the contrary, this Section 6.6 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Corporation and its subsidiaries, and shall be enforceable by the Indemnitees and their successors, heirs or representatives. In the event that Parent or the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or a majority of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, shall succeed to the obligations set forth in this Section 6.6.

Section 6.7 Notification of Certain Matters. The Company shall promptly (and in any event within two (2) Business Days) notify Parent, and Parent shall promptly (and in any event within two (2) Business Days) notify the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement, the Merger or the transactions contemplated hereby, or from any person alleging that the consent of such person is or may be required in connection with the Merger or the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (b) any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to this Agreement, the Merger or the transactions contemplated hereby and (c) the discovery by such party of any fact, circumstance or event, the occurrence or non-occurrence of which could reasonably be expected, individually or taken together with all other existing facts, events and circumstances known to such party, to cause or result in any of the conditions of the obligations of such party to consummate the Merger not to be satisfied or the satisfaction of which to be materially delayed. The delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties or covenants of the parties or the conditions to the obligations of the parties hereunder.

Section 6.8 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Legal Requirements, court process or any listing agreement with or rules of the NYSE, NASDAQ or other stock exchange on which securities of Ultimate Parent or the Company is listed; provided that Parent and the Company may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as such statement is substantially similar to previous press releases, public disclosures or public statements made jointly by Parent and the Company (or individually, if approved by the other party); and provided, further, that Parent and Acquisition Sub may make public statements regarding any Competing Proposal that has been made public or in response to public statements of any person (other than research analysts and proxy advisory firms) recommending or encouraging stockholders of the Company not to adopt and approve this Agreement, the Merger and the transactions contemplated hereby, after consulting with the Company and considering in good faith any comments provided by the Company with respect to such public statements to the extent permitted by Legal Requirements, court process or any listing agreement with or rules of the NYSE, NASDAQ or other stock exchange on which securities of Ultimate Parent or the Company is listed. Notwithstanding the foregoing, but subject to Section 6.5, the restrictions set forth in this Section 6.8 shall not apply to any public statement made or proposed to be made by the Company or Parent in connection with or following a Change of Recommendation.

Section 6.9 Employee Matters.

(a) For the period commencing on the Closing Date until the second anniversary thereof (or, if earlier, the date of termination of the applicable Company Employee (as defined below)), Parent shall provide or shall cause one of its subsidiaries, including the Surviving Corporation or any of its subsidiaries, to provide to each employee of the Company and any of its subsidiaries who continues his or her employment with Parent or any of its subsidiaries, including the Surviving Corporation and any of its subsidiaries (collectively, “Company Employees”), following the Closing Date, with: (i) base salary that is not less than the base salary as in effect immediately prior to the Effective Time, (ii) target annual and long-term incentive compensation opportunities that are not less favorable than that in effect immediately prior to the Effective Time (provided that cash compensation may be substituted for equity compensation for purposes of long-term incentive compensation), and (iii) employee benefits (excluding, for this purpose, any defined benefit or supplemental pension plan (whether or not tax-qualified), and post-termination health, life or other welfare benefits, in each case, except as required by a Company Benefit Plan or by applicable Legal Requirements) that are, in the aggregate, not less favorable than the employee benefits provided to such Company Employee as of the Effective Time; provided that a change in employee benefits shall not be deemed to violate this clause (iii) if such change results from a change in the applicable program for all similarly-situated employees of Parent and its subsidiaries in the applicable jurisdiction so long as (A) Parent and its subsidiaries continue to offer benefits to employees (including Company Employees) that include medical, dental, vision, disability and life insurance, and a matching program comparable to the Company’s 401(k) Plan or, as applicable, a Company subsidiary’s existing defined contribution plan, and (B) the aggregate employee benefits provided to the employee are not less favorable than the aggregate employee benefits provided to similarly-situated employees of Parent and its subsidiaries in the applicable jurisdiction. Without limiting the generality of the foregoing, the Surviving Corporation shall (x) honor or cause to be honored the Elizabeth Arden, Inc. Severance Policy in accordance with its terms (in effect on the date hereof, and as it may be amended in accordance with the terms of this Agreement and the Company Disclosure Letter) and (y) with respect to any Company Employee who does not participate in the Elizabeth Arden, Inc. Severance Policy and whose employment with the Surviving Corporation and its Affiliates terminates prior to the second anniversary of the Closing Date, honor or cause to be honored any severance policy or program applicable to such Company Employee as of the date of this Agreement (as set forth in the plans or descriptions of plans in Section 4.15(a) of the Company Disclosure Letter, including the Elizabeth Arden, Inc. Non-Executive Severance Policy, in each case as in effect on the date of this

Agreement, and as it may be amended in accordance with the terms of this Agreement and the Company Disclosure Letter), including by taking into account service and compensation following the Effective Time. Parent shall honor or cause the Surviving Corporation to honor any fiscal year 2017 bonus program and any long-term incentive awards, in each case implemented or granted by the Company in accordance with the terms of this Agreement and the Company Disclosure Letter.

(b) For purposes of eligibility and vesting under the Company Benefit Plans and the Employee Benefit Plans of Parent, the Surviving Corporation and the Surviving Corporation’s subsidiaries providing benefits to any Company Employees after the Closing (the “New Plans”), and for purposes of accrual of vacation and other paid time off and severance benefits under New Plans, each Company Employee shall be credited with his or her years of service with the Company or its subsidiaries, as the case may be, before the Closing, to the same extent as such Company Employee was entitled, before the Closing, to credit for such service under any similar Company Benefit Plan; provided that the foregoing service credit shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company Benefit Plan in which such Company Employee participated immediately before the replacement; and (ii) for purposes of each such New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall use commercially reasonable efforts to cause all pre-existing condition exclusions, evidence of insurability requirements and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, and Parent shall use commercially reasonable efforts to cause any eligible expenses incurred by such Company Employee and his or her covered dependents under the applicable Company Benefit Plan during the portion of the plan year of such New Plan ending on the date such Company Employee’s participation in such New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c) Following the date of this Agreement, no new offering periods shall be commenced for purposes of the Company’s 2011 Employee Stock Purchase Plan.

(d) Parent and the Company shall each provide, and shall cause each of their respective subsidiaries to provide, and shall use their respective reasonable best efforts to cause each of their respective representatives, including legal, human resources and regulatory, to provide, all cooperation reasonably requested by any other party hereto in connection with satisfying legal obligations, including all notifications and consultations and other processes necessary to effectuate the transactions contemplated hereby, which shall include any required notifications and consultations and other processes with respect to any works council, economic committee, union or similar body. Prior to the Effective Time, except as necessary to comply with any applicable Legal Requirement, neither the Company nor any of its Affiliates will, without the prior written consent of Parent, enter or offer to enter into any agreement with any works council, economic committee, union or similar body which would have the effect of making any changes in the terms and conditions of employment or pension benefits of any of the Company Employees.

(e) Parent and the Company (and their respective subsidiaries) shall reasonably cooperate and use good faith efforts in all matters reasonably necessary to effect the transactions contemplated by this Section 6.9.

(f) Without limiting the generality of Section 9.8, the provisions of this Section 6.9 are solely for the benefit of the parties to this Agreement, and no Continuing Employee or any other employee or service provider of Parent, the Company, the Surviving Corporation, or any of their respective subsidiaries or Affiliates (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 6.9 shall create such rights in any such persons. Nothing herein shall (i) guarantee employment for any period of time or preclude the ability of Parent, the Company, the Surviving Corporation, or any of their respective subsidiaries or Affiliates to terminate the employment or service of any Continuing Employee or other employee or service provider at any time and for any reason or without reason; (ii) require Parent, the Company, the Surviving Corporation, or any of their respective subsidiaries or Affiliates to continue any Company Benefit Plans, or other compensation or benefit plans, programs, policies, agreements or arrangements, or prevent the amendment, modification or termination thereof; (iii) amend any Company Benefit Plans or other compensation or benefit plans, programs, policies, agreements or arrangements; or (iv) except as specifically provided in this Section 6.9, require Parent, the Surviving Corporation or any of their respective subsidiaries or Affiliates to provide any Company Employee with any particular level of compensation or benefits.

Section 6.10 Financing.

(a) Each of Parent and Acquisition Sub shall, subject to the terms and conditions of this Agreement, use its commercially reasonable efforts to obtain the proceeds of the Debt Financing at Closing on the terms and conditions described in the Commitment Letter and Fee Letter, including using commercially reasonable efforts to (i) maintain in effect the Commitment Letter and Fee Letter, in each case as in effect on the date of this Agreement (subject to the last sentence of this Section 6.10(a)), in accordance with their terms, (ii) negotiate definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) consistent with the terms and conditions contained therein (including, as necessary, the “flex” provisions contained in the Fee Letter) (or if available, on other terms that are acceptable to Parent and would not (x) adversely affect the ability of Parent and Acquisition Sub to consummate the transactions contemplated hereby, (y) reduce the aggregate amount of the Debt Financing below the amount required to consummate the Merger and the other transactions contemplated by this Agreement and to pay fees and expenses and (z) add any new (or adversely modify any existing) condition to the consummation of the Debt Financing as compared to those in the Commitment Letter and Fee Letter as in effect of the date of this Agreement in a manner that would reasonably be expected to prevent, impede or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) satisfy (or, if deemed advisable by Parent, obtain the waiver of) on a timely basis all conditions in the Commitment Letter, Fee Letter and the Definitive Agreements and otherwise comply with all of its obligations thereunder. In the event that all conditions contained in the Commitment Letter have been satisfied or waived and Parent is required to consummate the Closing pursuant to Section 2.2, Parent shall use commercially reasonable efforts to cause each Lender to fund its respective committed portion of the Debt Financing required to consummate the transactions contemplated by this Agreement and to pay related fees and expenses on the Closing Date; provided, however that nothing contained in this Section 6.10 shall require either Parent or Acquisition Sub to bring any enforcement action or proceeding against any Debt Financing Source to enforce its respective rights under the commitment to procure Debt Financing pursuant to the applicable Commitment Letter and Fee Letter. Neither Parent nor Acquisition Sub shall, without the prior written consent of the Company, permit any amendment or modification to, or any waiver of any provision (including any remedy) under, or replace (it being understood that any Alternative Debt Financing shall not be deemed a replacement for purposes of this sentence), the Commitment Letter or Fee Letter if such amendment, modification, or waiver or replacement (w) adds new (or adversely modifies any existing) conditions to the consummation of the Debt Financing as compared to those in the Commitment Letter and Fee Letter as in effect on the date of this Agreement in a manner that would reasonably be expected to prevent, impede or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement, (x) adversely affects the ability of Parent or Acquisition Sub to enforce their rights against other parties to the Commitment Letter, Fee Letter or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified, relative to the ability of Parent to enforce its rights against such other parties to the Commitment Letter and Fee Letter as in effect on the date hereof or in the Definitive Agreements, (y) reduces the aggregate amount of the Debt Financing below the amount required to consummate the Merger and the other transactions contemplated by this Agreement and to pay related fees and expenses, or (z) would otherwise reasonably be expected to prevent, impede or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement; provided that for the avoidance of doubt no consent from the Company shall be required for: (A) any amendment, replacement, supplement or modification of the Commitment Letter that is limited to adding lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Commitment Letter as of the date of this Agreement (including in replacement of a Lender), (B) implementation or exercise of any “flex”

provisions provided in the Fee Letter as in effect as of the date hereof, or (C) any amendment, replacement, supplement or modification to the Commitment Letter or Definitive Agreements so long as such action would not be prohibited by the foregoing clauses (w)-(z).

(b) In the event that any portion of the Debt Financing becomes unavailable, regardless of the reason therefor (other than a breach by the Company of this Agreement which prevents or renders impracticable the consummation of the Debt Financing) each of Parent and Acquisition Sub will (1) use its commercially reasonable efforts to obtain alternative debt financing from the same or other source (the “Alternative Debt Financing”) (in an amount sufficient, when taken together with available cash on hand, and any then-available Debt Financing pursuant to any then-existing Commitment Letter, to consummate the transactions contemplated by this Agreement) on terms not less favorable in the aggregate to Parent than those contained in the Commitment Letter and the Fee Letter that the alternative financing would replace (taking into account any flex provisions) and (2) promptly notify the Company of such unavailability and the reason therefor. Notwithstanding anything to the contrary, nothing in this Section 6.10 shall require Parent to pay any material fees in excess of those contemplated by the Fee Letter.

(c) For purposes of the foregoing Sections 6.10(a) and (b), (i) the term “Commitment Letter” shall be deemed to include any commitment letter (or similar agreement) with respect to any alternative debt financing arranged in compliance herewith (and any Commitment Letters remaining in effect at the time in question), (ii) the term “Fee Letter” shall be deemed to include any fee letter (or similar agreement) with respect to any alternative debt financing arranged in compliance with this Section 6.10, and (iii) the term “Lenders” shall be deemed to include any lenders providing the alternative debt financing arranged in compliance herewith. Parent and Acquisition Sub shall provide the Company with prompt notice of any breach or default by any party to any Commitment Letters or the Definitive Agreements of which Parent or Acquisition Sub gains knowledge and termination or repudiation by any party to any Commitment Letters or the Definitive Agreements or any provision thereof; provided, however, that in no event will Parent or Acquisition Sub be under any obligation to disclose any information that is subject to attorney-client or similar privilege if Parent or Acquisition Sub shall have used its commercially reasonable efforts to disclose such information in a way that would not waive such privilege.

Section 6.11 Financing Cooperation.

(a) At all times from and after the date hereof to and through the Closing Date, at the sole expense of Parent, the Company shall, and shall cause its subsidiaries to, and shall use commercially reasonable efforts to cause the respective officers, employees, consultants and advisors, including legal and accounting advisors, of the Company and its subsidiaries to, use their respective commercially reasonable efforts to provide to Parent such cooperation as may be reasonably requested by Parent in connection with obtaining the Debt Financing, including:

(i) making senior management and advisors of the Company and its subsidiaries available to assist in preparation for and participate in a reasonable number of meetings, presentations, road shows, drafting sessions and due diligence sessions with the Debt Financing Sources and other proposed lenders, legal counsel, underwriters, initial purchasers, placement agents and potential investors, and in sessions with rating agencies, subject to customary confidentiality provisions;

(ii) assisting Parent with Parent’s preparation of pro forma financial information and pro forma financial statements and materials for rating agency presentations, offering documents, private placement memoranda, registration statements, bank information memoranda, prospectuses, business projections and similar documents used in connection with the Debt Financing (the “Offering Materials”) and providing customary estimates and other forward-looking financial information regarding the future performance of the business of the Company and its subsidiaries to the extent reasonably requested by the Debt Financing Sources, and providing customary authorization and management representation letters in connection therewith; provided, that any such Offering Materials need not be issued by the Company or any of its subsidiaries prior to the Closing;

(iii) using commercially reasonable efforts to cause its independent accountants to provide assistance and cooperation to Parent, including participating in a reasonable number of drafting sessions and accounting due diligence sessions providing consents to Parent to use their audit reports relating to the Company and providing drafts of any customary “comfort letters” prior to the commencement of any road show, which such accountants would be prepared to issue at the time of pricing and at closing of any offering or private placement of the Debt Financing (in the form of debt securities) pursuant to Rule 144A under the Securities Act;

(iv) assisting in the preparation of and executing and delivering definitive financing documents, including interest hedging arrangements, pledge and security documents, and certificates and other documents and back-up for legal opinions, in each case as applicable and to the extent reasonably requested by Parent, and otherwise reasonably facilitating the pledging of collateral; provided, that no obligation of the Company or any of its Subsidiaries shall be effective prior to the Closing;

(v) requesting and cooperating in obtaining customary lien terminations relating to any Indebtedness of the Company and its subsidiaries, to be effective no earlier than the Closing;

(vi) providing reasonable access during business hours by Parent and any Debt Financing Sources, and their respective officers, employees, consultants and advisors (including legal, valuation, and accounting advisors) to the books and records, properties, officers, directors, agents and representatives of the Company and its subsidiaries, subject to customary confidentiality provisions;

(vii) furnishing to Parent and the Debt Financing Sources all financial and other pertinent information regarding the Company and its subsidiaries as may be necessary in connection with any Debt Financing or otherwise reasonably requested by Parent promptly following such request to consummate the Debt Financing, including (A) all historical financial statements and historical financial data regarding the Company and its subsidiaries, in each case (1) prepared in accordance with GAAP and (2) that is required by Regulation S-X under the Securities Act and other accounting rules and regulations of the SEC) for inclusion in a registration statement to be filed with the SEC with respect to debt securities of Parent (as of and for the periods required thereby) (other than pursuant to Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X), or (B) such information regarding the Company and its subsidiaries (1) that is otherwise customarily included in private placement memoranda relating to offerings under Rule 144A of the Securities Act or bank information memoranda, as applicable, in each case of the type contemplated by the Debt Financing, and (2) as is otherwise necessary in order to receive customary “comfort” (including as to “negative assurance” comfort and change period) from the Company’s independent accountants in connection with offerings of debt securities (all such information described in this clause (vii) together with any replacements or restatements thereof and any supplements thereto if any such information would cease to be Compliant and, if necessary, consent of the Company’s auditors to make customary use of applicable information in connection with the Debt Financing, the “Required Financial Information”);

(viii) taking all actions reasonably requested to (A) permit the prospective lenders involved in the Debt Financing to evaluate the Company’s and its subsidiaries’ assets, cash management and accounting systems, policies and procedures relating thereto, including inventory appraisals and field audits, for the purpose of establishing collateral arrangements and (B) establish bank and other accounts and blocked account contracts and lock box arrangements in connection with the foregoing, subject to customary confidentiality provisions and provided that no right of any Lender or obligation of the Company or any of its subsidiaries thereunder shall be effective until the Closing;

(ix) providing at least three (3) Business Days prior to the Closing all documentation and other information about the Company and its subsidiaries required by applicable “know your customer” and anti-money laundering rules and regulations including the USA Patriot Act to the extent requested at least ten (10) Business Days prior to the anticipated Closing; and

(x) subject to the occurrence of the Closing, taking all corporate actions necessary to permit consummation of the Debt Financing;

provided, in each case under this clause (a), that nothing herein shall require (1) such cooperation to the extent it would unreasonably interfere with the business or operations of the Company or its subsidiaries, or (2) the taking of any action that would conflict with or violate (x) the Company Articles of Incorporation or By-laws, in each case that are not contingent upon the Effective Time or (y) any applicable Legal Requirement. The Company hereby consents to the use of its and its subsidiaries’ logos as may be reasonably necessary in connection with the Debt Financing.

(b) Notwithstanding anything in this Section 6.11 to the contrary, neither the Company nor any of its subsidiaries shall be required to (i) prior to the Closing bear any out-of-pocket cost or expense or pay any fee in connection with the Debt Financing (provided that if any such fees or expenses are incurred, Parent shall promptly reimburse such fees and expenses upon request), (ii) incur any liability (or cause their respective directors, officers or employees to incur any liability) under the Debt Financing prior to the Closing; (iii) deliver any legal opinions by its counsel or (iv) enter into any agreement or commitment that would be effective prior to the Closing (other than such customary management representation letters and authorization letters referred to in clause (a)(ii) above). Notwithstanding anything to the contrary, nothing in this Agreement shall prevent prior to the Closing Date (A) any escrow arrangements in connection with an offering of high yield debt securities as part of the Debt Financing or (B) the Debt Offer and Consent Solicitation in furtherance of the terms of Section 6.18. Parent shall indemnify and hold harmless the Company, its subsidiaries, and its and their respective officers, directors, employees, consultants, agents, advisors and representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Debt Financing and any information utilized in connection therewith (other than any information provided in writing by the Company or any of its subsidiaries specifically for use therein), in each case other than to the extent any of the foregoing arises from the bad faith, gross negligence or willful misconduct of the Company or any of its subsidiaries or their respective Affiliates, officers, directors or employees.

(c) The Company shall deliver to Acquisition Sub on or prior to the Closing Date, payoff letters with respect to (i) the Third Amended and Restated Credit Agreement, dated as of January 21, 2011 (the “Credit Agreement”), by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, supplemented, or otherwise modified from time to time) and (ii) the Credit Agreement (Second Lien), dated as of June 12, 2012 (the “Second Lien Credit Agreement”), between the Company and JPMorgan Chase Bank, N.A. (as amended, supplemented, or otherwise modified from time to time), which payoff letters shall substantially provide (subject to customary exceptions) (x) that in each case, upon receipt of the payoff amount set forth in the applicable payoff letter, the respective Indebtedness incurred thereunder and related instruments shall be automatically terminated and (y) that all Liens (and guarantees), if any, in connection therewith relating to the assets and properties of the Company or any of its subsidiaries securing such Indebtedness, shall be, upon the payment of the amount set forth in the payoff letter (and, if applicable, providing for letters of credit or cash collateral) be automatically released and terminated).

(d) The Company will use its commercially reasonable efforts to, and will cause its subsidiaries to use commercially reasonable efforts to, upon the reasonable request of Parent, update any information provided by the Company regarding the Company and its subsidiaries (to the extent it is available) included in any offering document to be used in connection with the Debt Financing to the extent that such information would, when taken as a whole in the absence of such an update, contain untrue statements of material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading. In addition, if, in connection with a marketing effort contemplated by the Commitment Letter, Parent reasonably requests the Company to file a Current Report on Form 8-K pursuant to the Exchange Act that contains material non-public information with respect to the Company, which Parent reasonably desires to include in a customary offering memorandum for the Debt Financing, then the Company shall discuss in good faith whether the Company shall file a Current Report on Form 8-K or similar document containing such material non-public information.

Section 6.12 Acquisition Sub. Parent will take all actions necessary to (a) cause Acquisition Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Closing, Acquisition Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement, or incur or guarantee any Indebtedness.

Section 6.13 No Control of the Company’s Business. Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries’ operations.

Section 6.14 Rule 16b-3. Prior to the Effective Time, the Company shall take all actions necessary or appropriate to ensure that the dispositions of equity securities of the Company (including derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.15 Stockholder Litigation. Prior to the earlier of the Effective Time or the termination of this Agreement, the Company shall control the defense of any litigation brought by stockholders of the Company against the Company and/or its directors relating to the transactions contemplated by this Agreement, including the Merger; provided, however, that the Company (i) shall promptly provide Parent with copies of all proceedings and correspondence relating to such litigation, (ii) shall give Parent the opportunity to participate with the Company regarding the defense or settlement of any such litigation, (iii) shall give due consideration to Parent’s advice with respect to such litigation and (iv) shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any litigation arising or resulting from the transactions contemplated by this Agreement (other than any settlement solely for monetary damages paid entirely from proceeds of insurance, except for any applicable deductible), or consent to the same without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 6.16 Stock Exchange De-listing. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements and rules and policies of the NASDAQ to cause the delisting of the Company and of the Common Stock from the NASDAQ as promptly as practicable after the Effective Time and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after such delisting.

Section 6.17 State Takeover Laws. If any “control share acquisition,” “fair price,” “business combination” or other anti-takeover Legal Requirements becomes or is deemed to be applicable to this Agreement or any transaction contemplated by this Agreement, then Parent, the Company and their respective boards of directors or managers, as applicable, shall take all reasonable action necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate if possible, and otherwise to minimize, the effects of such statute or regulation on the Merger and the other transactions contemplated hereby.

Section 6.18 Treatment of Certain Indebtedness.

(a) As soon as reasonably practicable after the receipt by the Company of any written request by Parent to do so, but in no event later than five (5) Business Days following receipt of such written request (provided that Parent has provided the documentation contemplated by Section 6.18(b)), the Company shall use its commercially reasonable efforts to take the following actions on such terms and conditions that are consistent with the requirements of the Notes Indenture and the Notes and otherwise reasonably specified, from time to time, by Parent: (i) make an offer to purchase with respect to all of the outstanding aggregate principal amount of the Notes (the “Debt Offer”) and (ii) commence a related consent solicitation (the “Consent Solicitation”) to amend the Notes Indenture to remove the negative covenants and default provisions therefrom that are required to be removed to effect the Merger. On the Closing Date, the Company shall accept for purchase (with funds to be advanced or contributed by Parent) each Note validly tendered and not withdrawn pursuant to the Debt Offer, subject to the satisfaction or waiver of all conditions to the Debt Offer. Upon Parent’s written request, the Company shall withdraw and terminate, amend or extend, or cause to be withdrawn and terminated, amended or extended, any Debt Offer and Consent Solicitation. For the avoidance of doubt, it is understood and agreed that the price to be paid in connection with the Debt Offer, conditionality, ability to terminate, amend or extend the Debt Offer, and the form and substance of the amendments to the Notes and the Notes Indenture to take effect on the Closing Date, and the decision by Parent to terminate or extend the Debt Offer, shall be within Parent’s sole discretion. None of the Notes shall be required to be repurchased prior to the Closing Date. To the extent Parent does not deliver to the Company a written request pursuant to the first sentence of this Section 6.18(a) (and has not itself commenced the Debt Offer and the Consent Solicitation), or withdraws such request after it is given, or the Debt Offer will not be consummated because a condition thereto will not be satisfied or waived on or prior to the Closing, then at least three (3) Business Days prior to the Closing Date, the Company and Parent shall determine the amount (the “Indenture Discharge Amount”) that will be required to be irrevocably deposited in trust with the Indenture Trustee to effect the discharge of the Notes Indenture and the Notes pursuant to Section 11.01 of the Notes Indenture, assuming the mailing of the Notice of Redemption on the Closing Date (the “Optional Redemption”, and together with the transactions described in clauses (i) and (ii) above, the “Notes Refinancing”). Notwithstanding the foregoing, (x) the closing of any Notes Refinancing shall be conditioned on the occurrence of the Closing and funded (including all reasonable and documented out-of-pocket expenses related thereto) by amounts provided, advanced or contribution by Parent or Acquisition Sub, and (y) the Company and its subsidiaries shall not be required to take any action in violation of Legal Requirements or the Notes Indenture or the Notes in connection with the Notes Refinancing. The Company shall, and shall cause its Representatives and advisors to, use their respective commercially reasonable efforts to provide all cooperation reasonably requested by Parent in connection with the Notes Refinancing, including entering into, upon the closing of the Consent Solicitation (or on such earlier date as may be provided in the Debt Offer and Consent Solicitation materials) and receipt of the requisite consents of noteholders, one or more supplemental indentures (to be effective upon the execution thereof, with the operative provisions thereof to take effect from and after the date of the initial acceptance by the Company of Notes for purchase in the Debt Offer) reflecting the amendments to the Notes Indenture approved in such Consent Solicitation, and using its commercially reasonable efforts to cause the Indenture Trustee, as trustee under the Notes Indenture, to promptly enter into such supplemental indenture or supplemental indentures. Such cooperation shall be subject to the same limitations, restrictions and conditions set forth in Section 6.11 with respect to the Debt Financing cooperation.

(b) Parent shall prepare all necessary and appropriate documentation (including, if applicable, all mailings to the holders of the Notes) in connection with the Notes Refinancing, in form and substance reasonably satisfactory to the Company and Parent. Parent and the Company shall reasonably cooperate with each other in the preparation of the Debt Offer Documents and such other related documentation, which shall be subject to the prior review of, and comment by, the Company. If at any time prior to the completion of the Notes Refinancing any information should be discovered by the Company or Parent that should be set forth in an amendment or supplement to Debt Offer Documents and such other related documentation, so that such documentation shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement prepared by Parent (subject to the review of, and comment by, the Company) describing such information shall be disseminated by or on behalf of the Company to the holders of the Notes.

(c) In connection with the Debt Offer, Parent may select one or more dealer managers, information agents, depositaries and other agents reasonably satisfactory to the Company to provide assistance in connection therewith. The Company shall, and shall cause its subsidiaries to, use their commercially reasonable efforts to cooperate with such parties so selected, including entering into customary agreements with such parties in order to effectuate the Debt Offer and the Consent Solicitation; provided, that such cooperation shall be subject to the same limitations, restrictions and conditions set forth in Section 6.11 with respect to the Debt Financing cooperation.

(d) Parent shall pay the fees and out-of-pocket expenses of any dealer manager, information agent, depositary or other agent retained in connection with the Debt Offer (which agents shall be selected by Parent and reasonably satisfactory to the Company) upon the incurrence of such fees and out-of-pocket expenses, and Parent further agrees to reimburse the Company for all of the reasonable and documented out-of-pocket costs, fees and expenses incurred by the Company in connection with the Debt Offer (including any action taken to enforce Parent’s reimbursement obligation hereunder), including fees of outside counsel, accountants and advisors. Parent shall indemnify and hold harmless the Company, its subsidiaries and its and their respective officers, directors, employees, consultants, agents, advisors and representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Debt Offer and any information utilized in connection therewith (other than any information provided in writing by the Company or any of its subsidiaries specifically for use therein), in each case other than to the extent any of the foregoing arises from the gross negligence or willful misconduct of the Company or any of its subsidiaries or any of their respective officers, directors, employees, agents or representatives.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1 Conditions to the Obligations of Each Party. The respective obligations of each party hereto to consummate the Merger are subject to the satisfaction (or mutual waiver by each of Parent and Company, if permissible under applicable Legal Requirements) on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Antitrust. All Antitrust Approvals shall have been received (including the expiration or termination of any waiting period under the HSR Act applicable to the consummation of the Merger).

(c) No Injunctions or Restraints. No court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Legal Requirement or Order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

Section 7.2 Conditions to the Obligations of Parent and Acquisition Sub. The obligations of Parent and Acquisition Sub to consummate the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Legal Requirements, by Parent) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 4.10(ii) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time, (ii) set forth in Section 4.3(a) and Section 4.3(c) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), except for any de minimis inaccuracy, (iii) set forth in Section 4.1, Section 4.2, Section 4.3(b), Section 4.3(d), Section 4.4, Section 4.21 and Section 4.25 shall be true and correct in all material respects both when made and at and as of the Closing Date, as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), and (iv) set forth in this Agreement other than those Sections specifically identified in clause (i), (ii) or (iii) of this Section 7.2(a) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) both when made and at and as of the Closing Date, as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), except where the failure of such representations and warranties to not be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with its obligations, agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have delivered to Parent a certificate dated as of the Closing Date signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer thereof to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) No Company Material Adverse Effect. Since the date of this Agreement, there shall have occurred no changes, events, circumstances, effects, developments, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

Section 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Legal Requirements, by the Company) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Acquisition Sub set forth in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) both when made and at and as of the Closing Date, as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), except where the failure of such representations and warranties to not be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Acquisition Sub. Each of Parent and Acquisition Sub shall have performed or complied in all material respects with its obligations, agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing.

(c) Officer’s Certificate. Parent shall have delivered to the Company a certificate dated as of the Closing Date signed on behalf of the Company by an executive officer thereof to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

Section 7.4 Frustration of Closing Conditions. None of the Company, Parent or Acquisition Sub may rely on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use the efforts to consummate the Merger and the other transactions contemplated hereby required under this Agreement, including as required by and subject to Section 6.2.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time, as follows:

(a) by mutual written consent of each of Parent, Acquisition Sub and the Company;

(b) by either the Company or Parent, if the Merger has not been consummated on or before the date that is six (6) months from the date of this Agreement (the “Outside Date”); provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party if the failure of the Merger to be so consummated on or before the Outside Date was primarily due to the failure of such party to perform any of its obligations under this Agreement;

(c) by either the Company or Parent, if any court or Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting consummation of the Merger, and such Order or other action shall have become final and non-appealable; provided that the right to terminate this Agreement under this Section 8.1(c) shall not be available to a party if the issuance of such final, non-appealable Order was primarily due to the failure of such party, and in the case of Parent including the failure of Acquisition Sub, to perform any of its obligations under this Agreement, including the obligations set forth in Section 6.2(b);

(d) by either the Company or Parent, if the Stockholders’ Meeting (including any adjournments or postponements thereof) shall have been held and concluded without the Company Stockholder Approval having been obtained;

(e) by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (i) would result in a failure of conditions set forth in Section 7.2(a) or 7.2(b) and (ii) cannot be cured on or before the Outside Date or, if curable before the Outside Date, is not cured by the Company within thirty (30) days of receipt by the Company of written notice of such breach or failure; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if Parent or Acquisition Sub is then in breach of any of its covenants, agreements, representations or warranties contained in this Agreement such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied;

(f) by Parent, at any time prior to receipt of the Company Stockholder Approval, if the Company Board shall have effected a Change of Recommendation (whether or not in compliance with Section 6.5);

(g) by Parent, if the Company shall have breached in any material respect any of its obligations under Section 6.5;

(h) by the Company, if Parent or Acquisition Sub shall have breached or failed to perform any of its representations or warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (i) would result in a failure of the conditions set forth in Section 7.3(a) or 7.3(b) and (ii) cannot be cured on or before the Outside Date or, if curable in such time frame, is not cured by Parent within thirty (30) days of receipt by Parent of written notice of such breach or failure; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(h) if the Company is then in breach of any of its covenants, agreements, representations or warranties contained in this Agreement such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied;

(i) by the Company, in accordance with Section 6.5(e); or

(j) by the Company, if (i) all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing; provided that such conditions are reasonably capable of being satisfied at the Closing), (ii) the Company has irrevocably confirmed in a written notice delivered to Parent after the end of the Marketing Period that the conditions to Closing set forth in Section 7.3 (other than those conditions that by their nature are to be satisfied at the Closing but that are expected to be satisfied at the Closing) have been satisfied or the Company has confirmed by written notice to Parent that it is willing to waive any unsatisfied conditions in Section 7.3 and, in either case, that the Company stands, and will stand, ready, willing and able to consummate the Merger and (iii) Parent and Acquisition Sub fail to consummate the Merger within five (5) Business Days after the delivery of such written notice and the Company stood ready, willing and able to consummate the Merger through the end of such five (5) Business Day period; provided, further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(j) if the Company is in material breach of this Agreement.

Section 8.2 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect without liability of any party (or any direct or indirect stockholder, Affiliate or Representative of such party or any lender or other provider of Debt Financing to Parent) to the other party hereto, except (i) the provisions of Section 6.3(b), Section 6.5(h), Section 6.11(b), this Section 8.2, Section 8.3, Section 8.4, Section 8.5, Section 9.10(b) and Article IX shall survive any termination hereof pursuant to Section 8.1 and (ii) in the event of any liability arising out of or the result of, fraud or any willful breach of any covenant, agreement, representation or warranty, the aggrieved party shall be entitled to all rights and remedies available at law or in equity, subject to Sections 8.4 and 9.10(b).

Section 8.3 Termination Fees.

(a) Company Termination Fee. If:

(i) (x) prior to the termination of this Agreement, any Competing Proposal (for purposes of this subsection, substituting 50% for the 20% thresholds set forth in the definition of Competing Proposal) is made directly to the stockholders of the Company or otherwise becomes publicly known, or any person publicly announces an intention (whether or not conditional and whether or not withdrawn) to make a Competing Proposal or communicates a Competing Proposal to the Company (or any officer or director thereof); and (y) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) (Outside Date) or Section 8.1(d) (Company Stockholder Approval) or by Parent pursuant to Section 8.1(e) (Company Breach) or Section 8.1(g) (Breach of Section 6.5) and (z) within twelve (12) months after termination of this Agreement, the Company or any of its subsidiaries consummates any Competing Proposal or enters into a letter of intent, agreement in principle, acquisition agreement or other definitive agreement with respect to any Competing Proposal or a transaction in respect of any Competing Proposal that is subsequently consummated; or

(ii) (x) this Agreement is terminated by Parent pursuant to Section 8.1(f) (Change of Recommendation) or (y) this Agreement is terminated by the Company or Parent pursuant to any other provision of Section 8.1 (other than Section 8.1(j)) and, at the time of such termination, (A) the Company Stockholder Approval shall not have been obtained and (B) Parent would have been permitted to terminate this Agreement pursuant to Section 8.1(f) (Change in Recommendation); or

(iii) this Agreement is terminated by the Company pursuant to Section 8.1(i) (Superior Proposal);

then, in any such event, the Company shall pay to Parent a fee payable in cash equal to $14,000,000 (the “Company Termination Fee”), and neither the Company nor any other person shall have any further liability to Parent or any other person with respect to this Agreement or the transactions contemplated hereby, such payment to be made (x) in the case of Section 8.3(a)(i), when a transaction in respect of such Competing Proposal is consummated; (y) in the case of Section 8.3(a)(ii), no later than two (2) Business Days after the termination of this Agreement; or (z) in the case of Section 8.3(a)(iii), upon the termination of this Agreement; it being understood that in no event shall the Company be required to pay the fee referred to in this Section 8.3(a) on more than one occasion.

(b) Parent Termination Fee. If this Agreement is terminated by the Company pursuant to Section 8.1(j), and Parent and Acquisition Sub have failed to consummate the Merger by the required date as a result of the full amount of the Debt Financing failing to be funded or prospectively funded at the Closing (other than as a result of willful breach by Parent or Acquisition Sub of Section 6.10 hereof), then Parent shall pay to the Company a fee payable in cash equal to $40,000,000 (the “Parent Termination Fee”), and notwithstanding anything herein to the contrary neither Parent nor any other person (including the Debt Financing Sources) shall have any further liability to the Company or any other person with respect to this Agreement or the transactions contemplated hereby, such payment to be made no later than two (2) Business Days after the termination of this Agreement; it being understood that in no event shall Parent be required to pay the fee referred to in this Section 8.3(b) on more than one occasion.

Section 8.4 Exclusive Remedy.

(a) Exclusive Remedy of Parent. In the event that Parent or its designee shall receive full payment of the Company Termination Fee pursuant to the terms of this Agreement: (i) the receipt of the Company Termination Fee shall be the sole and exclusive remedy of Parent and Acquisition Sub against the Company and its subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (collectively, the “Company Related Parties”) for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, upon payment of such amount(s), (ii) none of the Company Related Parties shall have any further liability or obligation (whether at law, in equity, in contract, in tort or otherwise) relating to or arising out of this Agreement or the transactions contemplated by this Agreement, (iii) the Company Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Acquisition Sub, any of their respective Affiliates or any other person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and (iv) none of Parent, Acquisition Sub, any of their respective Affiliates or any other person shall be entitled to bring or maintain any claim, action or proceeding (whether at law, in equity, in contract, in tort or otherwise) against the Company Related Parties arising out of or in connection with this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination; provided, however, that nothing in this Section 8.4(a) shall limit the rights of Parent and Acquisition Sub under Section 9.10.

(b) Exclusive Remedy of the Company. In the event that the Company or its designee shall receive full payment of the Parent Termination Fee pursuant to the terms of this Agreement: (i) the receipt of the Parent Termination Fee shall be the sole and exclusive remedy of the Company against Parent and Acquisition Sub and their respective subsidiaries, Affiliates, the Debt Financing Sources, and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or other Representatives (collectively, the “Parent Related Parties”) for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, upon payment of such amount(s), (ii) none of the Parent Related Parties shall have any further liability or obligation (whether at law, in equity, in contract, in tort or otherwise) relating to or arising out of this Agreement or the transactions contemplated by this Agreement, (iii) the Parent Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company, any of its subsidiaries or Affiliates or any other person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and (iv) none of the Company, any of its subsidiaries or Affiliates or any other person shall be entitled to bring or maintain any claim, action or proceeding (whether at law, in equity, in contract, in tort or otherwise) against the Parent Related Parties, arising out of or in connection with this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination; provided, however, that nothing in this Section 8.4(b) shall limit the rights of the Company under Section 9.10(b).

(c) Notwithstanding anything to the contrary contained herein, no Company Related Party shall have any rights or claims against any Debt Financing Source in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, and no Debt Financing Source shall have any rights or claims against any Seller Related Party in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise; provided that, following consummation of the Merger, the foregoing will not limit the rights of the parties to the Debt Financing under any commitment letter related thereto. No Debt Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature.

Section 8.5 Expenses; Transfer Taxes.

(a) All fees, costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such fees, costs and expenses, except that the filing fees in respect to filings made pursuant to the HSR Act and all other Antitrust Laws shall be paid by Parent or Acquisition Sub.

(b) Parent shall pay all documentary, sales, use, real property transfer, registration, value added, transfer, stamp, recording and similar Taxes, fees, and costs together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto incurred in connection with this

Agreement and the transactions contemplated hereby, and shall file all Tax Returns related thereto, regardless of who may be liable therefor under applicable Legal Requirements.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or, except as provided in Section 8.2, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including those contained in Section 6.6 and Section 6.9.

Section 9.2 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or e-mail of a .pdf attachment (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 7:00 p.m. (addressee’s local time) shall be deemed to have been received at 8:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

if to Ultimate Parent, Operating Parent or Acquisition Sub:

c/o Revlon, Inc.

One New York Plaza, 49th Floor

New York, New York 10004

E-mail:            Michael.Sheehan@revlon.com

Mitra.Hormozi@revlon.com
Attention:	Michael T. Sheehan
Mitra Hormozi

with copies to (which shall not constitute notice):

Milbank, Tweed, Hadley & McCloy LLP

28 Liberty Street

New York, New York 10005

Fax: (212) 530-5219

E-mail:	dzeltner@milbank.com
sgolenbock@milbank.com
Attention:	David E. Zeltner
Scott W. Golenbock

if to the Company:

c/o Elizabeth Arden, Inc. 880 Southwest 145th Avenue, Suite #200 Pembroke Pines, Florida 33027 Fax: (954) 364-6920 Attention: Oscar Marina, Executive Vice President and General Counsel

with copies to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Fax:	(212) 310-8007
E-mail:	michael.aiello@weil.com
howard.chatzinoff@weil.com
Attention:	Michael J. Aiello
Howard Chatzinoff

Section 9.3 Interpretation; Certain Definitions. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article, Section, Annex or Exhibit, such reference shall be to an Article or Section of, or an Annex or Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “made available to Parent” and words of similar import refer to information posted to the electronic data room for Project Rouge and maintained by the Company for purposes of the transactions contemplated by this Agreement or otherwise delivered to Parent or a Representative of Parent (including by e-mail or by specific identification of filing or exhibit to a filing available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system) no later than 5:30 p.m. New York Time on June 13, 2016. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute, as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also to its permitted successors and assigns. All references to “dollars” or “$” refer to currency of the United States of America. For the purposes of applying a reference to a monetary sum expressed in “dollars” or “$” to an amount paid in a currency other than currency of the United States of America, such monetary sum shall be converted at an exchange rate equal to the mid-point closing rate for converting “dollars” or “$” into such other currency on the applicable date as quoted by Bloomberg. References to “wholly owned subsidiaries” of the Company shall include any subsidiary of which the Company owns, directly or indirectly, all of the equity interests.

Section 9.4 Amendment. This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of, or authorized by, their respective board of directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Notwithstanding anything to the contrary contained herein, Section 8.3(b), Section 8.4(b), Section 8.4(c), Section 9.8, Section 9.9, Section 9.10(b), Section 9.11(c) and Section 9.13 and this Section 9.4 (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of such Sections) may not be amended, supplement, waived or otherwise modified in any manner that impacts or is otherwise adverse in any respect to the Debt Financing Sources without the prior written consent of the Debt Financing Sources.

Section 9.5 Waiver. At any time prior to the Effective Time, subject to applicable Legal Requirement, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto,

(b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other party with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Acquisition Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 9.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Legal Requirement, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

Section 9.7 Assignment. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of a Legal Requirement or otherwise) without the prior written consent of the other parties hereto, except that the Agreement may be assigned by Parent or Acquisition Sub to an Affiliate of such party or any source of financing for the transactions contemplated by this Agreement; provided that the party making such assignment shall not be released from its obligations hereunder. For the avoidance of doubt, the shares of Acquisition Sub may be transferred to any person of which Parent is directly or indirectly a wholly owned subsidiary or any direct or indirect wholly owned subsidiary of such person; provided that such transfer shall not release Parent or Acquisition Sub from their obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.8 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the annexes, exhibits and schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and except for (a) the provisions of Section 6.6 hereof and (b) as to any Debt Financing Source, the provisions of Section 8.3(b), Section 8.4(b), Section 8.4(c), Section 9.4, Section 9.9, Section 9.10(b), Section 9.11(c), Section 9.13 and this Section 9.8 (which shall expressly inure to the benefit of the Debt Financing Sources and the Debt Financing Sources shall be entitled to rely on and enforce the provisions of such Sections), is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.5 without notice or liability to any other person. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Accordingly, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.9 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction); provided, however, that the laws of the State of Florida shall govern any matters pertaining to the internal corporate governance of the Company, including, the interpretation of the Company Board’s fiduciary duties to the stockholders of the Company in connection with this Agreement and the Merger.

Section 9.10 Specific Performance.

(a) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Subject to Section 9.10(b), the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Subject to Section 9.10(b), each of the parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. If, prior to the Outside Date, any party brings a legal proceeding to enforce the terms and provisions hereof, the Outside Date may, to the extent determined to be appropriate by the court of competent jurisdiction presiding over such legal proceeding, be extended by any time period established by such court.

(b) Notwithstanding anything herein to the contrary, in no event shall the Company or any other person be entitled to enforce or seek to enforce specifically Parent’s and Acquisition Sub’s obligations to consummate the Merger unless:

(i) with respect to the Merger and the payment of the Merger Consideration, the Marketing Period has expired and all the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied at the Closing, each of which shall be capable of being satisfied at the Closing) have been satisfied (and remain satisfied) or waived;

(ii) Parent (either directly or through its subsidiaries) has received the full amount of the Debt Financing and/or Parent (either directly or through its subsidiaries) has entered into Definitive Agreements in accordance with Section 6.10(a) and the full amount of the Debt Financing will be available to Parent (either directly or through its subsidiaries) at the Closing (in each case, other than as a result of willful breach by Parent or Acquisition Sub of Section 6.10 hereof), subject only to consummation of the Closing; and

(iii) the Company has irrevocably and unconditionally confirmed that if specific performance is granted and the Debt Financing is funded, then the Closing will occur (and the Company has not revoked such confirmation).

For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance and payment of the Parent Termination Fee.

Section 9.11 Consent to Jurisdiction.

(a) Each of Parent, Acquisition Sub and the Company hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery (or, if (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any federal court sitting in the State of Delaware), for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined in any such court.

(b) Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 9.11 shall affect the right of any party to serve legal process in any other manner permitted by applicable law, (b) consents to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement and (c) agrees that it will not attempt to deny or defeat in any manner such personal jurisdiction by motion or other request for leave from any such court. Each of Parent, Acquisition Sub and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Notwithstanding anything herein to the contrary, the Company Related Parties and each of the other parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action brought against any Debt Financing Source in connection with the Debt Financing, this Agreement or any of the transactions contemplated by this Agreement, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding against any Debt Financing Source arising out of or relating to the Debt Financing, this Agreement or any transaction contemplated by this Agreement in any New York State court or in any such Federal court, (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to you or us at the addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any such court.

Section 9.12 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail of a .pdf attachment) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.13 WAIVER OF JURY TRIAL. EACH OF PARENT, ACQUISITION SUB AND EACH COMPANY RELATED PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, ACQUISITION SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF OR IN ANY ACTION RELATING TO THE DEBT FINANCING OR INVOLVING ANY LENDER OR OTHER PROVIDER THEREOF, INCLUDING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY DEBT FINANCING SOURCE. EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 9.13.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Ultimate Parent, Operating Parent, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

REVLON, INC.

By:	/s/ Fabian T. Garcia
Name:	Fabian T. Garcia
Title:	President and Chief Executive Officer

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Fabian T. Garcia
Name:	Fabian T. Garcia
Title:	President and Chief Executive Officer

RR TRANSACTION CORP.

By:	/s/ Michael T. Sheehan
Name:	Michael T. Sheehan
Title:	Vice President and Secretary

[AGREEMENT AND PLAN OF MERGER]

ELIZABETH ARDEN, INC.

By:	/s/ E. Scott Beattie
Name:	E. Scott Beattie
Title:	Chairman and CEO

[AGREEMENT AND PLAN OF MERGER]

Appendix A

As used in the Agreement, the following terms shall have the following meanings:

“Acceptable Confidentiality Agreement” shall have the meaning set forth in Section 6.5(b).

“Acquisition Sub” shall have the meaning set forth in the Preamble.

“Affidavit of Loss” shall mean an affidavit of loss in a form reasonably satisfactory to the Surviving Corporation and Paying Agent.

“Affiliate” shall mean, with respect to any person (other than Nightingale or any of its affiliates), any other person (other than Nightingale or any of its affiliates) that directly or indirectly controls, is controlled by or is under common control with, such first person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any person, means the power to direct or cause the direction of the management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the Preamble.

“Alternative Debt Financing” shall have the meaning set forth in Section 6.10(b).

“Antitrust Approvals” shall have the meaning set forth in Section 6.2(a).

“Antitrust Laws” shall mean the HSR Act and any other applicable U.S. or foreign competition, antitrust, merger control or foreign investment Legal Requirements.

“Articles of Merger” shall have the meaning set forth in Section 2.3(a).

“Blue Sky Laws” shall mean state securities or “blue sky” Legal Requirements.

“Book-Entry Shares” shall have the meaning set forth in Section 3.1(b).

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Legal Requirements or executive order to close.

“By-laws” shall mean the by-laws of the Company.

“Certificates” shall have the meaning set forth in Section 3.1(b).

“Change of Recommendation” shall have the meaning set forth in Section 6.5(c).

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commitment Letter” shall have the meaning set forth in Section 5.6(a).

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Company Articles of Incorporation” shall mean the Amended and Restated Articles of Incorporation of the Company, as amended by the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated August 19, 2014.

“Company Affiliate Transaction” shall have the meaning set forth in Section 4.26.

“Company Benefit Plan” shall mean each “employee pension benefit plan” (as defined in Section 3(2) of ERISA), each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) (in each case, whether or not such plan is subject to ERISA), and each other plan, program, agreement, arrangement or policy relating to stock options, stock purchases, compensation, equity incentive awards, deferred compensation, bonus, severance, retention, employment, change of control, paid time off, health or medical insurance, life insurance, vision or dental insurance, fringe benefits, supplemental benefits or other employee benefits, in each case entered into, sponsored by, or maintained or contributed to, or required to be maintained or contributed to, by the Company or any of its subsidiaries, or with respect to which the Company or any of its subsidiaries has any actual or contingent liability (but in all cases excluding any such plan or arrangement maintained and operated by a Governmental Authority).

“Company Board” shall mean the board of directors of the Company.

“Company Board Notice” shall have the meaning set forth in Section 6.5(e).

“Company Disclosure Letter” shall have the meaning set forth in Article IV.

“Company Employees” shall have the meaning set forth in Section 6.9(a).

“Company Indebtedness” shall mean, without duplication, (a) any and all indebtedness, liabilities and obligations of the Company and its subsidiaries under or relating to the Notes, the Notes Indenture, the Credit Agreement and the Second Lien Credit Agreement, and (b) all other Indebtedness of the Company and its subsidiaries.

“Company Intellectual Property Rights” shall have the meaning set forth in Section 4.17(a).

“Company Leases” shall have the meaning set forth in Section 4.22(b).

“Company Material Adverse Effect” shall mean any Effect that (a) would reasonably be expected to prevent or materially impair the ability of the Company or any of its subsidiaries to consummate the Merger and the other transactions contemplated by this Agreement, or (b) has a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole; provided, that in the case of the foregoing clause (b), no Effect to the extent resulting from or arising out of any of the following shall constitute or be taken into account in determining whether there has been a Company Material Adverse Effect: (i) changes in general economic or political conditions or financial, credit or securities markets in general (including changes in interest or exchange rates) in any country or region in which the Company or any of its subsidiaries conducts business; (ii) any Effects that affect the industries in which the Company or any of the Company’s subsidiaries operate; (iii) any changes in Legal Requirements applicable to the Company or any of the Company’s subsidiaries or any of their respective properties or assets or changes in GAAP, or any changes in interpretations of the foregoing; (iv) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any acts of war, armed hostilities, sabotage or terrorism; (v) the negotiation, announcement or existence of, or any action taken that is required or expressly contemplated by this Agreement and the transactions contemplated hereby (including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, employees, investors, or venture partners) or any action taken by the

Company at the written request of or with the written consent of Parent; (vi) any changes in the credit rating of the Company or any of its subsidiaries, the market price or trading volume of shares of Common Stock or any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period, it being understood that any underlying event causing such changes or failures in whole or in part may be taken into account in determining whether a Company Material Adverse Effect has occurred; (vii) any litigation arising from allegations of a breach of fiduciary duty relating to this Agreement or the transactions contemplated by this Agreement; or (viii) any weather-related events, earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity, in each case of clauses (i), (ii), (iii), (iv) or (viii), to the extent such Effects, escalation or worsening do not have a materially disproportionate adverse impact on the Company and its subsidiaries relative to other companies operating in the geographic markets or segments of the industry in which the Company and its subsidiaries operate.

“Company Material Contract” shall have the meaning set forth in Section 4.19(a).

“Company Option” shall mean each outstanding option to purchase shares of Common Stock granted under any of the Company Plans.

“Company Plans” shall mean the Company’s 2004 Stock Incentive Plan, the Company’s 2004 Non-Employee Director Stock Option Plan, the Company’s 2010 Stock Award and Incentive Plan, and the Company’s 2014 Non-Employee Director Stock Award Plan, in each case, as amended, supplemented, and/or restated from time to time.

“Company Permits” shall have the meaning set forth in Section 4.7(a).

“Company Product” shall have the meaning set forth in Section 4.6(a).

“Company Recommendation” shall have the meaning set forth in Section 4.4(b).

“Company Related Parties” shall have the meaning set forth in Section 8.4(a).

“Company SEC Documents” shall have the meaning set forth in Section 4.8(a).

“Company Stockholder Approval” shall have the meaning set forth in Section 4.4(a).

“Company Termination Fee” shall have the meaning set forth in Section 8.3(a).

“Competing Proposal” shall have the meaning set forth in Section 6.5(f).

“Compliant” shall mean, with respect to the Required Financial Information, that (i) such Required Financial Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Financial Information not materially misleading under the circumstances, and (ii) the historical financial statements of the Company included in such Required Financial Information shall comply in all material respects with the requirements of Regulations S-X for an offering under the Securities Act pursuant to a registration statement on Form S-1 in connection with the registration of debt securities of Parent of the type contemplated by the Debt Financing (other than Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X), and are sufficient to permit the Company’s independent accountants to issue customary comfort letters (for high yield debt securities issued in a private placement under Rule 144A), in order to consummate any offering of debt securities on any day during the Marketing Period.

“Confidentiality Agreement” shall mean the Confidentiality Agreement, dated as of February 16, 2016, by and between Elizabeth Arden, Inc. and MacAndrews & Forbes Incorporated.

“Consent Solicitation” shall have the meaning set forth in Section 6.18(a).

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Credit Agreement” shall have the meaning set forth in Section 6.11(c).

“D&O Insurance” shall have the meaning set forth in Section 6.6(c).

“Debt Financing” shall have the meaning set forth in Section 5.6(a).

“Debt Financing Sources” shall mean the entities that have committed to provide, purchase or arrange all or any part of the Debt Financing, the Alternative Debt Financing or other financings in connection with the transactions contemplated hereby and the parties to any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their respective Affiliates, and their respective Affiliates’ officers, directors, employees, agents, equity holders and representatives and their respective successors and assigns.

“Debt Offer” shall have the meaning set forth in Section 6.18(a).

“Debt Offer Documents” shall mean any and all documentation relating to the Debt Offer, including any and all amendments and supplements thereto.

“Definitive Agreements” shall have the meaning set forth in Section 6.10(a).

“Department of State” shall have the meaning set forth in Section 2.3(a).

“Effect” means each of an event, occurrence, state of facts, circumstance, condition, effect or change or development.

“Effective Time” shall have the meaning set forth in Section 2.3(a).

“Employee Benefit Plan” shall mean “employee benefit plans” as defined in Section 3(3) of ERISA.

“Environmental Law” shall mean means any and all Legal Requirements enacted prior to the Closing Date and in effect on the Closing Date that regulate the protection or clean-up of the environment or exposure to Hazardous Substances.

“Equity Award” shall have the meaning set forth in Section 4.3(b).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the Company or any of its subsidiaries, or that is, or was at the relevant time, a member of the same “controlled group” as the Company or any of its subsidiaries pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Fund” shall have the meaning set forth in Section 3.2(a).

“Fairness Opinion” shall have the meaning set forth in Section 4.20.

“FBCA” shall have the meaning set forth in the Recitals.

“Fee Letter” shall have the meaning set forth in Section 5.6(a).

“Fraud and Bribery Laws” shall have the meaning set forth in Section 4.28(a).

“GAAP” shall mean the United States generally accepted accounting principles.

“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, or any governmental, regulatory, judicial or administrative authority, agency or commission.

“Hazardous Substance” shall mean any substance, material or waste that is defined, characterized or regulated under any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or words of similar meaning and regulatory effect, including petroleum, polychlorinated biphenyls and asbestos.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” shall mean, without duplication, (a) all indebtedness for borrowed money, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired and subject thereto; (c) all guarantees, endorsements and other contingent obligations in respect of indebtedness of others; (d) the deferred portion or installments of purchase price, and any amounts reserved for the payment of a contingent purchase price, in connection with the acquisition of any business; (e) obligations to reimburse issuers of any letters of credit; (f) any obligation evidenced by bonds, debentures, notes or similar instruments; and (g) capital lease obligations.

“Indemnitee” shall mean any individual who, on or prior to the Effective Time, was an officer, director or employee of the Company or served on behalf of the Company as an officer, director or employee of any of the Company’s subsidiaries or Affiliates or any of their predecessors in all of their capacities (including as stockholder, controlling or otherwise) and the heirs, executors, trustees, fiduciaries and administrators of such officer, director or employee.

“Indenture Discharge Amount” shall have the meaning set forth in Section 6.18(a).

“Indenture Trustee” shall mean the person acting as trustee under the Notes Indenture, which as of the date hereof is U.S. Bank National Association.

“Intellectual Property Rights” shall mean all worldwide intellectual property rights, whether registered or not, including patents, trademarks, trade names, service marks, and registrations and applications for all of them and goodwill connected with such trademarks, trade names and service marks, domain names, websites, internet addresses and applications therefor, trade dress, logos and designs and goodwill connected with the foregoing, copyrights, trade secrets, and any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world, including, software, source code, moral rights and publicity rights.

“Intervening Event” shall mean an event, development or change in circumstances that first arises or occurs after the date of this Agreement and is material to the Company and its subsidiaries taken as a whole, which (a) was neither known to the Company or the Company Board, nor reasonably foreseeable, on the date of this Agreement, and (b) does not relate to or arise out of (i) any Competing Proposal or the transactions contemplated by this Agreement; (ii) changes in the price or trading volume of Common Stock (except that the underlying cause of any such change, only to the extent such underlying cause otherwise falls within the definition of

“Intervening Event”, may be considered in evaluating whether an Intervening Event has occurred); (iii) the Antitrust Approvals or any action taken by Acquisition Sub or Parent or any of their subsidiaries or Affiliates in accordance with Section 6.2 or the consequences of any such action; (iv) any event development or change in circumstances generally affecting the industries in which the Company or any of the Company’s subsidiaries operate (except to the extent such event, development or change in circumstances would reasonably be expected to have a materially disproportionate effect on the Company and its subsidiaries relative to other similarly situated participants in the segments of the industry in which it operates); (v) any change or adverse conditions in the securities markets, including those relating to debt financing; (vi) the Company or any of its subsidiaries exceeding, or failing to meet, internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period; or (vii) any Effect on the business, results of operations or financial condition of Parent or any of its subsidiaries or Affiliates.

“Inventory” shall mean all raw materials, work-in-process and finished goods inventories of ingredients, components and products, including, without limitation all packaging materials and product formulations, that are owned, leased, used by or otherwise available to the Company for sale in connection with the operation of the Company’s business.

“IRS” shall mean the Internal Revenue Service.

“knowledge” shall mean the actual knowledge after due inquiry of the following officers and employees of the Company and Parent, as applicable: (i) for the Company: E. Scott Beattie, Rod Little, Oscar Marina, Lita Cunningham and Marcey Becker; and (ii) for Parent: Fabian Garcia, Juan Figuereo and Mitra Hormozi.

“Leased Real Property” shall mean the real property subject to the Company Leases and such other real property in respect of which the Company has leases, subleases or other agreements in place, pursuant to which the Company uses or occupies or has the right to use or occupy such real property.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code (including the Code), edict, decree, order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority or the NASDAQ.

“Lender” shall have the meaning set forth in Section 5.6(a).

“License and Endorsement Agreements” shall have the meaning set forth in Section 4.19(a)(vii).

“Lien” shall mean liens, claims, mortgages, deeds of trust, encumbrances, encroachments, easements, covenants, restrictions, title defects, conditions, pledges, options or other third-party rights, security interests or charges of any kind.

“Major Customer” shall have the meaning set forth in Section 4.19(a)(vi).

“Major Manufacturer” shall have the meaning set forth in Section 4.19(a)(vi).

“Marketing Period” shall mean the first period of twenty-two (22) consecutive calendar days commenced on the date on which the Required Financial Information is delivered to Parent (i) throughout and at the end of which Parent shall have the Required Financial Information and such Required Financial Information shall be Compliant and (ii) nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.1 and Section 7.2 (other than conditions that by their nature cannot be satisfied until the Closing) to fail to be satisfied assuming the Closing Date was to be scheduled for any time during such twenty-two (22) consecutive calendar day period provided that such twenty-two (22) consecutive calendar day period shall (a) not be required to be consecutive to the extent it would include July 1, 2016 through and including July 4, 2016

(which dates shall not count for purposes of the twenty-two (22) day period), (b) either end on or prior to August 19, 2016 or shall not commence prior to September 6, 2016 and (c) not be required to be consecutive to the extent it would include November 24, 2016 through and including November 27, 2016 (which dates shall not count for purposes of the twenty-two (22) day period). Notwithstanding anything in this definition to the contrary, the Marketing Period shall not commence or be deemed to have commenced if, after the date hereof and prior to the completion of such twenty-two (22) consecutive calendar day period: (A) the Company or any of its subsidiaries has publicly announced its intention to, or determines that it must, restate in any material respect any historical financial statements or any such restatement is under active consideration, in which case, the Marketing Period shall not commence unless and until such restatement has been completed and the applicable Required Financial Information has been amended and updated; (B) the Company’s independent accountants shall have withdrawn any audit opinion with respect to any financial statements contained in the Required Financial Information, in which case the Marketing Period shall not be deemed to commence unless and until a new audit opinion is issued with respect to such financial statements for the applicable periods by the Company’s independent accountants; (C) any Required Financial Information would not be Compliant at any time during such twenty-two (22) consecutive calendar day period (it being understood that if any Required Financial Information provided at the commencement of the Marketing Period ceases to be Compliant (it being understood that the Required Financial Information may be updated during such period in order to ensure such Required Financial Information remains Compliant throughout such period) during such twenty-two (22) consecutive calendar day period, then the Marketing Period shall be deemed not to have commenced until such Required Financial Information is Compliant), or otherwise would not include any Required Financial Information as defined; or (D) the Company or any of its subsidiaries shall have failed to file any periodic or current report required to be filed with the SEC by the date required under the Exchange Act (to the extent the failure to timely file such report materially and adversely impacts the marketing efforts relating to the Debt Financing), in which case the Marketing Period will not be deemed to commence unless and until all such reports have been filed. If the Company in good faith reasonably believes that it has delivered the Required Financial Information and the Required Financial Information is Compliant, it may deliver to Parent written notice to that effect (stating when it believes it completed the applicable delivery), in which case the Required Financial Information shall be deemed to have been delivered on the date of such delivery specified in such notice, unless Parent in good faith reasonably believes that the Company has not completed delivery of the Required Financial Information or the Required Financial Information is not Compliant and, within five (5) Business Days after its receipt of such notice from the Company, Parent delivers a written notice to the Company to that effect (stating with specificity the Required Financial Information that has not been delivered or is not Compliant). Notwithstanding the foregoing, the Marketing Period shall end on such earlier date as the Debt Financing has been consummated.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” shall have the meaning set forth in Section 3.1(b).

“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

“NASDAQ” shall mean the NASDAQ stock market.

“New Plans” shall have the meaning set forth in Section 6.9(b).

“Nightingale” shall have the meaning set forth in the Recitals.

“Nightingale Warrants” shall mean warrants for the purchase of up to 2,452,267 shares of Common Stock at an exercise price of $20.39.

“Notes” shall mean the Company’s 7.375% Senior Notes due 2021.

“Notes Indenture” shall mean the Indenture governing the Notes, dated as of January 21, 2011 (as supplemented from time to time), by and among the Company and U.S. Bank National Association, as trustee.

“Notes Refinancing” shall have the meaning set forth in Section 6.18(a).

“Notice of Redemption” shall have the meaning set forth in Section 3.5.

“NYSE” means the New York Stock Exchange.

“OFAC” shall have the meaning set forth in Section 4.28(b).

“Operating Parent” shall have the meaning set forth in the Preamble.

“Option Cash Payment” shall have the meaning set forth in Section 3.3(a).

“Optional Redemption” shall have the meaning set forth in Section 6.18(a).

“Order” shall mean any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority.

“Outside Date” shall have the meaning set forth in Section 8.1(b).

“Parent” shall have the meaning set forth in the Preamble.

“Parent Material Adverse Effect” shall mean any change, effect or circumstance that would reasonably be expected to prevent or materially impair the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement.

“Parent Organizational Documents” shall have the meaning set forth in Section 5.2.

“Parent Related Parties” shall have the meaning set forth in Section 8.4(b).

“Parent Termination Fee” shall have the meaning set forth in Section 8.3(b).

“Partial Company Parent Transaction” shall have the meaning set forth in Section 6.5(h).

“Partial Company Transaction” shall mean any transaction providing for the sale, lease, exchange, transfer, acquisition or disposition of less than all of the assets and business of the Company and of the subsidiaries of the Company, but for a sufficient amount of the assets and business of the Company and of its subsidiaries of the Company to constitute a Superior Proposal.

“Paying Agent” shall have the meaning set forth in Section 3.2(a).

“Payment Card Industry Data Security Standards” shall mean the Payment Card Industry Data Security Standards promulgated by the PCI Security Standards Council.

“Permitted Lien” shall mean (i) any Lien for Taxes not yet due and payable or being contested in good faith through appropriate proceedings, and for which adequate reserves have been established in accordance with GAAP, (ii) Liens securing Indebtedness set forth in Section 4.3(d) of the Company Disclosure Letter, (iii) with respect to Owned Real Property or Leased Real Property, easements or claims of easements, boundary line disputes, overlaps, encroachments, rights of parties in possession, and title to any portion of the premises lying within the right of way or boundary of any public road or private road, in each case that do not materially interfere with the business of the Company and its subsidiaries as presently conducted, (iv) Liens imposed or promulgated by Legal Requirements with respect to real property and improvements, including zoning regulations, that do not materially interfere with the Company’s business as presently conducted, (v) Liens disclosed on existing title reports or existing surveys provided to Parent prior to the date hereof, (vi) mechanics’, carriers’, workmen’s, repairmen’s and similar Liens incurred in the ordinary course of business, (vii) licenses, covenants and other rights to Intellectual Property Rights (excluding exclusive licenses, covenants and other rights that impair, in any material respect, the ownership or use of such Intellectual Property Rights) and (viii) Liens incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet of the Company.

“person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

“Preferred Stock” shall have the meaning set forth in Section 4.3(a).

“Proxy Date” shall have the meaning set forth in Section 6.4(c).

“Proxy Statement” shall have the meaning set forth in Section 6.4(a).

“Proxy Statement Clearance Date” shall mean the date on which the SEC has, orally or in writing, confirmed that it has no further comments on the Proxy Statement, including the first date following the tenth (10th) day following the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the Proxy Statement.

“Red Door Spa” means Elizabeth Arden Salon-Holdings, Inc., a Delaware corporation, and each of its direct and indirect subsidiaries and affiliated beauty salons and spas.

“Related Party” shall have the meaning set forth in Section 4.26.

“Representatives” shall have the meaning set forth in Section 6.3(a).

“Required Financial Information” shall have the meaning set forth in Section 6.11(a)(vii).

“Restricted Share Unit” shall mean each outstanding award of a right under any of the Company Plans (other than restricted shares of Common Stock) entitling the holder thereof to shares of Common Stock or cash equal to the value of shares of Common Stock.

“Restricted Unit Payment” shall have the meaning set forth in Section 3.3(b).

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended.

“SEC” shall mean the Securities and Exchange Commission.

“Second Lien Credit Agreement” shall have the meaning set forth in Section 6.11(c).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series A Serial Preferred Stock” shall mean the Series A Serial Preferred Stock, par value $0.01 per share, of the Company.

“Series A Serial Preferred Stock Transactions” shall have the meaning set forth in the Recitals.

“Shareholders Agreement” shall mean that certain Shareholders Agreement by and among the Company, Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P., dated as of August 19, 2014.

“Stockholders’ Meeting” shall have the meaning set forth in Section 6.4(c).

“subsidiary” of any person, means any corporation, partnership, joint venture or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of such entity’s board of directors or other governing body of such corporation or other legal entity.

“Superior Proposal” shall have the meaning set forth in Section 6.5(g).

“Superior Proposal Agreement” shall have the meaning set forth in Section 6.5(e).

“Surviving Corporation” shall have the meaning set forth in Section 2.1.

“Takeover Statutes” means any anti-takeover statute or regulation or similar Legal Requirement, including any affiliate transaction or control share acquisition, in each case under the FBCA (including (x) any transaction under, or a third-party becoming an “interested shareholder” under, 607.0901 of the FBCA, and (y) any transaction under 607.0902 of the FBCA) or other applicable Legal Requirement of the State of Florida.

“Tax” or “Taxes” shall mean any and all taxes and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any governmental or taxing authority including taxes or other similar charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; and taxes or other similar charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes.

“Tax Returns” shall mean returns, reports, claims for refund and information statements, including any schedule or attachment thereto, with respect to Taxes filed or required to be filed with the IRS or any other governmental or taxing authority, domestic or foreign, including consolidated, combined and unitary tax returns, including any amendment thereto.

“Total Common Merger Consideration” shall mean the product of (x) the number of shares of Common Stock issued and outstanding (other than those shares canceled or retired pursuant to Section 3.1(a)) immediately prior to the Effective Time and (y) the Merger Consideration.

“Total Vote” means, at any given time, the aggregate number of votes which may be cast by the holders of Series A Serial Preferred Stock and the holders of shares of Common Stock, voting together as one class.

“Ultimate Parent” shall have the meaning set forth in the Preamble.

“Voting Agreement” shall have the meaning set forth in the Recitals.

“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended.

“willful breach” shall mean, with respect to any agreement, a material breach that is a consequence of an act intentionally taken or not taken by the breaching party with the knowledge that the taking of, or failure to take, respectively, such act would, or would be reasonably expected to, cause a breach of such agreement.

Annex B

Centerview Partners LLC

31 West 52nd Street

New York, NY 10019

June 16, 2016

The Board of Directors

Elizabeth Arden, Inc.

2400 SW 145th Avenue

2nd Floor

Miramar, FL 33027

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.01 per share (the “Shares”) (other than Excluded Shares, as defined below) of Elizabeth Arden, Inc., a Florida corporation (the “Company”), of the $14.00 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger by and among Revlon, Inc., a Delaware corporation (“Ultimate Parent”), Revlon Consumer Products Corporation, a Delaware corporation and wholly owned subsidiary of Ultimate Parent (“Operating Parent,” and together with Ultimate Parent, “Parent”), RR Transaction Corp., a Florida corporation and a wholly owned direct subsidiary of Operating Parent (“Acquisition Sub”) and the Company. The Agreement provides that Acquisition Sub shall be merged with and into the Company (the “Merger” and, collectively, with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) the Shares held by the Company as treasury stock and (ii) Shares held by Parent or Acquisition Sub (the Shares referred to in clauses (i) and (ii), together with any Shares held by any affiliate of the Company, “Excluded Shares”) will be converted into the right to receive $14.00 in cash, without interest (the $14.00 per Share consideration to be paid in the Merger, the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have not (except for our current engagement) been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Parent or Acquisition Sub, and we have not received any compensation from Parent or Acquisition Sub during such period. We may provide financial advisory and other services to or with respect to the Company or Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated June 16, 2016 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended June 30, 2015, June 30, 2014 and June 30, 2013; (iii) certain interim reports to stockholders and Quarterly

The Board of Directors

Elizabeth Arden, Inc.

June 16, 2016

Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also conducted discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data and the strategic rationale for the Transaction. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered

The Board of Directors

Elizabeth Arden, Inc.

June 16, 2016

into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Centerview Partners LLC

CENTERVIEW PARTNERS LLC

Annex C

EXECUTION VERSION

SUPPORT AGREEMENT

SUPPORT AGREEMENT (this “Agreement”) dated as of June 16, 2016, by and among Revlon, Inc., a Delaware corporation (“Ultimate Parent”), Revlon Consumer Products Corporation, a Delaware corporation and wholly-owned subsidiary of Ultimate Parent (“Operating Parent” and, collectively with Ultimate Parent, “Parent”), and RR Transaction Corp., a Florida corporation and a wholly-owned direct subsidiary of Operating Parent (“Acquisition Sub”), on the one hand, and Nightingale Onshore Holdings L.P., a Delaware limited partnership, and Nightingale Offshore Holdings L.P., a Delaware limited partnership (collectively, the “Shareholders” and each a “Shareholder”), on the other hand.

WHEREAS, the Shareholders are shareholders of Elizabeth Arden, Inc., a Florida corporation (the “Company”);

WHEREAS, as of the date hereof, each Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of (a) the shares of Common Stock of the Company set forth opposite such Shareholder’s name on Schedule A hereto under the column “Number of Shares of Common Stock Owned” (the “Common Shares”) and (b) the shares of Series A Serial Preferred Stock of the Company set forth opposite such Shareholder’s name on Schedule A hereto under the column “Number of Shares of Series A Serial Preferred Stock Owned” (the “Preferred Shares” and, together with the Common Shares, the “Original Shares”);

WHEREAS, the “Subject Shares” as used in this Agreement shall mean the Original Shares collectively with any additional shares of capital stock of the Company that become beneficially owned by such Shareholder after the date of this Agreement;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, Acquisition Sub and the Company have entered into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), providing for, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, the merger of Acquisition Sub with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent in such merger (the “Merger”);

WHEREAS, in order to induce Parent and Acquisition Sub to enter into the Merger Agreement, the Shareholders have each agreed to enter into this Agreement and abide by the covenants and obligations with respect to the Subject Shares set forth herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO VOTE

Section 1.1 Voting of Subject Shares; Irrevocable Proxy.

(a) Each Shareholder agrees to vote (or cause the holder of record of the Subject Shares on any applicable record date to vote), in person or by proxy, all Subject Shares in connection with any meeting of the shareholders of the Company (including any adjournment or postponement thereof) or any action by written consent in lieu of a meeting of shareholders of the Company (i) in favor of the approval of the Merger Agreement and the approval of any other matter that is required to be approved by the shareholders of the Company in order to effect the transactions contemplated by the Merger Agreement (including any proposal to adjourn or postpone a meeting of the shareholders of the Company to a later date if there are not sufficient votes to approve the Merger Agreement on the date on which the meeting is held); and (ii) against (A) any Competing Proposal or any agreement or arrangement constituting or related to an Competing Proposal, (B) any action that would result in a liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company; or (C) any action, proposal, transaction or agreement involving the Company or any of its subsidiaries that would reasonably be expected to prevent, interfere with or delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement or that would otherwise be inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, and in connection therewith, such Shareholder agrees to execute any documents that are necessary or appropriate in order to effectuate the foregoing. Such Shareholder shall (or shall cause the holder of record of any Subject Shares on any applicable record date to) be present (in person or by proxy) at any meeting of shareholders of the Company (including any adjournment or postponement thereof) called to approve the Merger Agreement or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum.

(b) In furtherance of the foregoing, each Shareholder hereby irrevocably grants to, and appoints, until the termination of this Agreement in accordance with Section 2.1, Parent, each of Parent’s officers and any person or persons designated in writing by Parent, and each of them individually, as such Shareholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Shareholder, to vote or grant a written consent in respect of all of such Shareholder’s Subject Shares, or execute and deliver a proxy to vote or grant a written consent in respect of such Subject Shares, on the matters and in the manner specified in Section 1.1(a), provided that each Shareholder’s grant of the proxy contemplated by this Section 1.1(b) shall be effective if, and only if, the Company has not received prior to the date of the meeting at which any of the matters described in Section 1.1(a) are to be considered, a duly executed irrevocable proxy card of such Shareholder directing that the Subject Shares of such Shareholder be voted in the manner required by Section 1.1(a). Each Shareholder hereby affirms that such irrevocable proxy is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, Acquisition Sub and the Company, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that such proxy is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. Such proxy is executed and intended to be irrevocable in accordance with the provisions of Section 607.0722(5) of the FBCA until the termination of this Agreement in accordance with Section 2.1. Each Shareholder shall execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contemplated herein. Each Shareholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Shareholder’s Subject Shares. Parent may terminate this proxy with respect to any Shareholder at any time at its sole election by written notice provided to such Shareholder.

Section 1.2 No Transfers; No Inconsistent Arrangements. Except as provided hereunder, each Shareholder agrees not to, directly or indirectly, (i) transfer (which term shall include any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to, agree to or permit any such transfer of, any or all of the Subject Shares or any interest therein (except for a transfer for estate or tax planning purposes, for charitable purposes or as charitable gifts or donations where the transferee or third party agrees in writing to be bound by the terms hereof), or create or permit to exist any Liens, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a shareholder in respect of the Subject Shares (collectively, “Encumbrances”) that would prevent such Shareholder from voting the Subject Shares in accordance with this Agreement or from complying with its other obligations under this Agreement, other than any restrictions imposed by applicable law on any Subject Shares; (ii) enter into any contract, option or other agreement, arrangement or understanding inconsistent with the terms of this Agreement with respect to any transfer of Subject Shares or any interest therein; (iii) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares relating to the subject matter hereof; (iv) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares; or (v) take or permit any other action that would reasonably be expected to in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby (any of the actions set forth in clauses (i) through (v) above, and any conversion, exchange or other disposition of the Subject Shares in a transaction related to an Competing Proposal being referred to in this Agreement as a “Transfer”). Any action taken in violation of the foregoing sentence shall be null and void ab initio. To the extent a Shareholder’s Subject Shares are represented by certificates, such Shareholder shall make available to the Company such certificates in order for the Company to mark such certificates with legends required by the FBCA regarding the foregoing Transfer restrictions. If any involuntary Transfer of any of the Subject Shares shall occur, the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

Section 1.3 Non-Solicitation. Without limitation to Section 6.5 of the Merger Agreement, each Shareholder agrees to, and to direct and cause its Representatives to, immediately cease any discussions or negotiations with any persons that may be ongoing with respect to a Competing Proposal and, until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 2.1, not, directly or indirectly: (i) solicit, initiate, or knowingly facilitate or encourage any Competing Proposal; (ii) participate in any negotiations regarding, or furnish to any person any information with respect to, any Competing Proposal; or (iii) engage in discussions with any person with respect to any Competing Proposal.

Section 1.4 Capacity. Each Shareholder is signing this Agreement solely in its capacity as a shareholder of the Company, and nothing contained herein shall in any way limit or affect any of such Shareholder’s Representatives and Affiliates (or any future director or officer of the Company who may be affiliated or associated with any Shareholder or any of its Affiliates) from complying with his fiduciary duties in his capacity as a director or officer of the Company or from otherwise taking any action or inaction in his capacity as a director or officer of the Company, and no such action or inaction taken in compliance with such fiduciary duties in such capacity as a director shall be deemed to constitute a breach of this Agreement. Nothing in this Section 1.4 shall be construed to limit the obligations and agreements of the Company under the Merger Agreement.

Section 1.5 Documentation and Information. Each Shareholder (i) consents to and authorizes the publication and disclosure by Parent, Acquisition Sub or the Company of such Shareholder’s identity and holding of Subject Shares, and the nature of its commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and any transactions contemplated by the Merger Agreement, and (ii) agrees to give to Parent as promptly as practicable any information related to the foregoing that Parent may reasonably require for the preparation of any such disclosure documents. Each Shareholder agrees to notify Parent as promptly as practicable of any required corrections with respect to any written information supplied by such Shareholder specifically for use in any such disclosure document, if and to the extent such Shareholder becomes aware that any such information shall have become false or misleading in any material respect.

Section 1.6 Changes to Subject Shares. Each Shareholder agrees that all shares of the Common Stock, Series A Serial Preferred Stock or other capital stock of the Company entitled to vote on the Merger Agreement and Merger, that such Shareholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement, including shares issued upon the exercise of the Restricted Share Units or Company Options, shall be subject to the terms of this Agreement and shall constitute “Subject Shares” for all purposes of this Agreement. In the event of any share dividend or distribution, or any change to the Subject Shares by reason of any share dividend or distribution, split-up, recapitalization, combination, exchange of shares or any other similar transaction, the term “Subject Shares” as used in this Agreement shall be deemed to refer to and include the Subject Shares and all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in the relevant transaction. Each Shareholder hereby agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any additional Subject Shares of which such Shareholder acquires beneficial ownership or ownership of record.

Section 1.7 Shareholder Representations and Warranties. Each Shareholder represents and warrants to Parent and Acquisition Sub, severally but not jointly, as follows:

(a) Such Shareholder (i) is the sole owner of, and has, and at the time of the Shareholder Meeting will have, good title to, such Shareholder’s Subject Shares, free and clear of any and all Encumbrances except for Encumbrances arising (A) hereunder or (B) from any restrictions on transfer imposed by applicable federal or state securities laws; (ii) does not own, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Subject Shares and shares underlying the Restricted Share Units or the Company Options or Warrants; and (iii) has the sole right to vote and dispose of, and holds sole power to issue instructions with respect to, the matters set forth in this Agreement with no material limitations, qualifications or other restrictions on such rights, subject to applicable federal or state securities laws and the terms of this Agreement. As of the date hereof, such Shareholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the Subject Shares set forth opposite such Shareholder’s name on Schedule A hereto, and does not own any other shares of capital stock of the Company.

(b) This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of each of Parent and Acquisition Sub, constitutes a legal, valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(c) The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with, or result in the breach or termination of or constitute a default (with or without the giving of notice or the lapse of time or both) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation of any kind to which such Shareholder is a party or by which the Subject Shares are bound; or (ii) violate, or require any consent, approval, or notice under any provision of any judgment, order or decree or other Legal Requirement applicable to such Shareholder or any of the Subject Shares.

(d) The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any reports (or amendments thereto) with the SEC.

(e) Such Shareholder understands and acknowledges that each of the parties to the Merger Agreement are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Shareholder and the representations, warranties and covenants of such Shareholder contained herein. Such Shareholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

Section 1.8 Parent Representations and Warranties. Parent represents and warrants to the Shareholders, severally but not jointly, that this Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding obligation of the Shareholders, constitutes a legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

Section 1.9 Non-Survival of Representations and Warranties. The representations and warranties of the Shareholders contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

Section 1.10 Proportional Vote. In the event that this Agreement is terminated in accordance with clause (iii) of Section 2.1, then, notwithstanding such termination, each Shareholder agrees, until the earliest to occur of the events described in clauses (i), (ii) and (iv) of Section 2.1, (x) to vote (or cause the holder of record of the Preferred Shares on any applicable record date to vote), in person or by proxy, all Preferred Shares in connection with any meeting of the shareholders of the Company at which the holders of the Preferred Shares are entitled to vote in a separate class from holders of Common Stock (including any adjournment or postponement thereof or any action by written consent in lieu of a meeting of the shareholders or otherwise requiring approval of the shareholders of the Company) in the same proportion as all Total Votes are actually voted on any matter to which the first sentence of Section 1.1(a) applies, (y) that Section 1.1(b) shall survive, but with references therein to Section 1.1(a) deemed to be references to this Section 1.10, and (z) Section 1.2 and Section 1.6 of this Agreement shall survive solely with respect to the Subject Shares that are Preferred Shares.

ARTICLE II

MISCELLANEOUS

Section 2.1 Termination. Subject to Section 1.10, this Agreement shall terminate in its entirety upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms; (ii) the Effective Time; (iii) the date on which the Company Board effects a Change of Recommendation; and (iv) the date of the entry, without the prior written consent of the Shareholders, into any amendment or modification of the Merger Agreement or any waiver of any of the Company’s rights under the Merger Agreement, in each case, which results in a decrease in, or a change in the form of, the Merger Consideration. The provisions of this Article II (Miscellaneous) shall survive any termination of this Agreement. In the event of termination of this Agreement, this Agreement shall, subject to the immediately preceding sentence and Section 1.10, become void and of no effect with no liability on the part of any party hereto; provided, however, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement occurring prior to such termination.

Section 2.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile or e-mail transmission, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to any Shareholder, to the address set forth opposite such Shareholder’s name on Schedule A hereto;

and

(ii) if to Parent and Acquisition Sub, in accordance with Section 9.2 of the Merger Agreement, or to such other persons, addresses or facsimile numbers as may be designated in writing to each other party hereto by the person entitled to receive such communication as provided above.

Section 2.3 Amendments; Waivers; Extensions.

(a) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b) At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed by a duly authorized officer on behalf of such party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

Section 2.4 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated by this Agreement or the Merger Agreement are consummated.

Section 2.5 Binding Effect; Benefit; Assignment. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of a Legal Requirement or otherwise) without the prior written consent of the other parties hereto, except that the Agreement may be assigned by Parent or Acquisition Sub to an Affiliate of such party; provided that the party making such assignment shall not be released from its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 2.6 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction); provided, however, that the laws of the State of Florida shall govern any matters pertaining to the internal corporate governance of the Company.

Section 2.7 Counterparts. This Agreement may be executed in counterparts (including by electronic means), each of which shall be considered one and the same agreement and this Agreement shall become effective when a counterpart signed by each party shall be delivered to the other party, it being understood that both parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

Section 2.8 Venue; Waiver of Jury Trial.

(a) Each party hereby submits to the nonexclusive jurisdiction of the Delaware Court of Chancery (or, if (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any federal court sitting in the State of Delaware), for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined in any such court.

(b) Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 2.8 shall affect the right of any party to serve legal process in any other manner permitted by law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each party hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 2.8.

Section 2.9 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to, and does not, confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

Section 2.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 2.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breach party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (on behalf of themselves and the third-party beneficiaries of this Agreement) (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction, restraining such breach or threatened breach. No party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 2.11, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 2.12 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 2.13 Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article, Section, Annex or Exhibit, such reference shall be to an Article or Section of, or an Annex or Exhibit to, this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or any agreement or instrument that is referred to herein means such statute, agreement or instrument as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also to its permitted successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

REVLON, INC.

By:	/s/ Fabian T. Garcia
	Name:	Fabian T. Garcia

Title:	President and Chief Executive Officer

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Fabian T. Garcia
	Name:	Fabian T. Garcia

Title:	President and Chief Executive Officer

RR TRANSACTION CORP.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan

Title:	Vice President and Secretary

[SUPPORT AGREEMENT (NIGHTINGALE)]

NIGHTINGALE ONSHORE HOLDINGS L.P.

By:	/s/ Franz-Ferdinand Buerstedde
	Name:	Franz-Ferdinand Buerstedde

Title:	Authorized Signatory

NIGHTINGALE OFFSHORE HOLDINGS L.P.

By:	/s/ Franz-Ferdinand Buerstedde
	Name:	Franz-Ferdinand Buerstedde

Title:	Authorized Signatory

[SUPPORT AGREEMENT (NIGHTINGALE)]

SCHEDULE A

Name of Shareholder	Address	Number of Shares of Common Stock Owned	Number of Shares of Series A Serial Preferred Stock Owned
Nightingale Onshore Holdings L.P.	630 Fifth Avenue, Suite 2710 New York, NY 10111	4,064,897*	21,996

Nightingale Offshore Holdings L.P.	630 Fifth Avenue, Suite 2710 New York, NY 10111	4,064,897*	28,004

*	Both Nightingale Onshore Holdings L.P. Nightingale Offshore Holdings L.P. may be deemed the beneficial owner of these securities. For the avoidance of doubt, the number of Shares of Common Stock owned by both Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P., taken together, is 4,064,897.

Annex D

EXECUTION VERSION

SUPPORT AGREEMENT

SUPPORT AGREEMENT (this “Agreement”) dated as of June 16, 2016, by and among Revlon, Inc., a Delaware corporation (“Ultimate Parent”), Revlon Consumer Products Corporation, a Delaware corporation and wholly-owned subsidiary of Ultimate Parent (“Operating Parent” and, collectively with Ultimate Parent, “Parent”), and RR Transaction Corp., a Florida corporation and a wholly-owned direct subsidiary of Operating Parent (“Acquisition Sub”), on the one hand, and E. Scott Beattie (the “Shareholder”), on the other hand.

WHEREAS, the Shareholder is a shareholder of Elizabeth Arden, Inc., a Florida corporation (the “Company”);

WHEREAS, as of the date hereof, the Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the shares of Common Stock of the Company set forth on Schedule A hereto (the “Original Shares” and, together with any additional shares of capital stock of the Company that become beneficially owned by the Shareholder after the date of this Agreement, the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, Acquisition Sub and the Company have entered into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), providing for, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, the merger of Acquisition Sub with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent in such merger (the “Merger”);

WHEREAS, in order to induce Parent and Acquisition Sub to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement and abide by the covenants and obligations with respect to the Subject Shares set forth herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO VOTE

Section 1.1 Voting of Subject Shares; Irrevocable Proxy.

(a) The Shareholder agrees to vote (or cause the holder of record of the Subject Shares on any applicable record date to vote), in person or by proxy, all Subject Shares in connection with any meeting of the shareholders of the Company (including any adjournment or postponement thereof) or any action by written consent in lieu of a meeting of shareholders of the Company (i) in favor of the approval of the Merger Agreement and the approval of any other matter that is required to be approved by the shareholders of the Company in order to effect the transactions contemplated by the Merger Agreement (including any proposal to adjourn or postpone a meeting of the shareholders of the Company to a later date if there are not sufficient votes to approve the Merger Agreement on the date on which the meeting is held); and (ii) against (A) any Competing Proposal or any agreement or arrangement constituting or related to an Competing Proposal, (B) any action that would result in a liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company; or (C) any action, proposal, transaction or agreement involving the Company or any of its subsidiaries that would reasonably be expected to prevent, interfere with or delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement or that would otherwise be inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, and in connection therewith, the Shareholder agrees to execute any documents that are necessary or appropriate in order to effectuate the foregoing. The Shareholder shall (or shall cause the holder of record of any Subject Shares on any applicable record date to) be present (in person or by proxy) at any meeting of shareholders of the Company (including any adjournment or postponement thereof) called to approve the Merger Agreement or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum.

(b) In furtherance of the foregoing, the Shareholder hereby irrevocably grants to, and appoints, until the termination of this Agreement in accordance with Section 2.1, Parent, each of Parent’s officers and any person or persons designated in writing by Parent, and each of them individually, as the Shareholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of the Shareholder, to vote or grant a written consent in respect of all of the Shareholder’s Subject Shares, or execute and deliver a proxy to vote or grant a written consent in respect of such Subject Shares, on the matters and in the manner specified in Section 1.1(a), provided that the Shareholder’s grant of the proxy contemplated by this Section 1.1(b) shall be effective if, and only if, the Company has not received prior to the date of the meeting at which any of the matters described in Section 1.1(a) are to be considered, a duly executed irrevocable proxy card of the Shareholder directing that the Subject Shares of the Shareholder be voted in the manner required by Section 1.1(a). The Shareholder hereby affirms that such irrevocable proxy is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, Acquisition Sub and the Company, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that such proxy is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. Such proxy is executed and intended to be irrevocable in accordance with the provisions of Section 607.0722(5) of the FBCA until the termination of this Agreement in accordance with Section 2.1. The Shareholder shall execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contemplated herein. The Shareholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to the Shareholder’s Subject Shares. Parent may terminate this proxy with respect to the Shareholder at any time at its sole election by written notice provided to the Shareholder.

Section 1.2 No Transfers; No Inconsistent Arrangements. Except as provided hereunder, the Shareholder agrees not to, directly or indirectly, (i) transfer (which term shall include any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to, agree to or permit any such transfer of, any or all of the Subject Shares or any interest therein (except for a transfer for estate or tax planning purposes, for charitable purposes or as charitable gifts or donations where the transferee or third party agrees in writing to be bound by the terms hereof), or create or permit to exist any Liens, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a shareholder in respect of the Subject Shares (collectively, “Encumbrances”) that would prevent the Shareholder from voting the Subject Shares in accordance with this Agreement or from complying with the Shareholder’s other obligations under this Agreement, other than any restrictions imposed by applicable law on any Subject Shares; (ii) enter into any contract, option or other agreement, arrangement or understanding inconsistent with the terms of this Agreement with respect to any transfer of Subject Shares or any interest therein; (iii) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares relating to the subject matter hereof; (iv) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares; or (v) take or permit any other action that would reasonably be expected to in any way restrict, limit or interfere with the performance of the Shareholder’s obligations hereunder or the transactions contemplated hereby (any of the actions set forth in clauses (i) through (v) above, and any conversion, exchange or other disposition of the Subject Shares in a transaction related to an Competing Proposal being referred to in this Agreement as a “Transfer”). Any action taken in violation of the foregoing sentence shall be null and void ab initio. To the extent the Shareholder’s Subject Shares are represented by certificates, the Shareholder shall make available to the Company such certificates in order for the Company to mark such certificates with legends required by the FBCA regarding the foregoing Transfer restrictions. If any involuntary Transfer of any of the Subject Shares shall occur, the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

Section 1.3 Non-Solicitation. Without limitation to Section 6.5 of the Merger Agreement, the Shareholder agrees to immediately cease any discussions or negotiations with any persons that may be ongoing with respect to a Competing Proposal and, until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 2.1, not, directly or indirectly: (i) solicit, initiate, or knowingly facilitate or encourage any Competing Proposal; (ii) participate in any negotiations regarding, or furnish to any person any information with respect to, any Competing Proposal; or (iii) engage in discussions with any person with respect to any Competing Proposal.

Section 1.4 Capacity. The Shareholder is signing this Agreement solely in the Shareholder’s capacity as a shareholder of the Company, and nothing contained herein shall in any way limit or affect the Shareholder from complying with his fiduciary duties in his capacity as a director or officer of the Company or from otherwise taking any action or inaction in his capacity as a director or officer of the Company, and no such action or inaction taken in compliance with such fiduciary duties in such capacity as a director shall be deemed to constitute a breach of this Agreement. Nothing in this Section 1.4 shall be construed to limit the obligations and agreements of the Company under the Merger Agreement.

Section 1.5 Documentation and Information. The Shareholder (i) consents to and authorizes the publication and disclosure by Parent, Acquisition Sub or the Company of the Shareholder’s identity and holding of Subject Shares, and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and any transactions contemplated by the Merger Agreement, and (ii) agrees to give to Parent as promptly as practicable any information related to the foregoing that Parent may reasonably require for the preparation of any such disclosure documents. The Shareholder agrees to notify Parent as promptly as practicable of any required corrections with respect to any written information supplied by the Shareholder specifically for use in any such disclosure document, if and to the extent the Shareholder becomes aware that any such information shall have become false or misleading in any material respect.

Section 1.6 Changes to Subject Shares. The Shareholder agrees that all shares of the Common Stock, Series A Serial Preferred Stock or other capital stock of the Company entitled to vote on the Merger Agreement and Merger, that the Shareholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement, including shares issued upon the exercise of the Restricted Share Units or Company Options, shall be subject to the terms of this Agreement and shall constitute “Subject Shares” for all purposes of this Agreement. In the event of any share dividend or distribution, or any change to the Subject Shares by reason of any share dividend or distribution, split-up, recapitalization, combination, exchange of shares or any other similar transaction, the term “Subject Shares” as used in this Agreement shall be deemed to refer to and include the Subject Shares and all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in the relevant transaction. The Shareholder hereby agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any additional Subject Shares of which the Shareholder acquires beneficial ownership or ownership of record.

Section 1.7 Shareholder Representations and Warranties. The Shareholder represents and warrants to Parent and Acquisition Sub as follows:

(a) The Shareholder (i) is the sole owner of, and has, and at the time of the Shareholder Meeting will have, good title to, the Shareholder’s Subject Shares, free and clear of any and all Encumbrances except for Encumbrances (A) arising hereunder, (B) any restrictions on transfer imposed by applicable federal or state securities laws or (C) set forth on Schedule 1.7(a) hereto; (ii) does not own, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Subject Shares and shares underlying the Restricted Share Units or the Company Options or Warrants; and (iii) has the sole right to vote and dispose of, and holds sole power to issue instructions with respect to, the matters set forth in this Agreement with no material limitations, qualifications or other restrictions on such rights, subject to applicable federal or state securities laws and the terms of this Agreement. As of the date hereof, the Shareholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the Subject Shares set forth opposite the Shareholder’s name on Schedule A hereto, and does not own any other shares of capital stock of the Company.

(b) This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and binding obligation of each of Parent and Acquisition Sub, constitutes a legal, valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(c) The execution, delivery and performance by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with, or result in the breach or termination of or constitute a default (with or without the giving of notice or the lapse of time or both) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation of any kind to which the Shareholder is a party or by which the Subject Shares are bound; or (ii) violate, or require any consent, approval, or notice under any provision of any judgment, order or decree or other Legal Requirement applicable to the Shareholder or any of the Subject Shares.

(d) The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any reports (or amendments thereto) with the SEC.

(e) The Shareholder understands and acknowledges that each of the parties to the Merger Agreement are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Shareholder and the representations, warranties and covenants of the Shareholder contained herein. The Shareholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

Section 1.8 Parent Representations and Warranties. Parent represents and warrants to the Shareholder, severally but not jointly, that this Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding obligation of the Shareholder, constitutes a legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

Section 1.9 Non-Survival of Representations and Warranties. The representations and warranties of the Shareholder contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

ARTICLE II

MISCELLANEOUS

Section 2.1 Termination. This Agreement shall terminate in its entirety upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms; (ii) the Effective Time; (iii) the date on which the Company Board effects a Change of Recommendation; and (iv) the date of the entry, without the prior written consent of the Shareholder, into any amendment or modification of the Merger Agreement or any waiver of any of the Company’s rights under the Merger Agreement, in each case, which results in a decrease in, or a change in the form of, the Merger Consideration. The provisions of this Article II (Miscellaneous) shall survive any termination of this Agreement. In the event of termination of this Agreement, subject to the immediately preceding sentence, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement occurring prior to such termination.

Section 2.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile or e-mail transmission, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to the Shareholder, to the address set forth opposite the Shareholder’s name on Schedule A hereto;

and

(ii) if to Parent and Acquisition Sub, in accordance with Section 9.2 of the Merger Agreement, or to such other persons, addresses or facsimile numbers as may be designated in writing to each other party hereto by the person entitled to receive such communication as provided above.

Section 2.3 Amendments; Waivers; Extensions.

(a) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b) At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed by a duly authorized officer on behalf of such party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

Section 2.4 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated by this Agreement or the Merger Agreement are consummated.

Section 2.5 Binding Effect; Benefit; Assignment. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of a Legal

Requirement or otherwise) without the prior written consent of the other parties hereto, except that the Agreement may be assigned by Parent or Acquisition Sub to an Affiliate of such party; provided that the party making such assignment shall not be released from its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 2.6 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction); provided, however, that the laws of the State of Florida shall govern any matters pertaining to the internal corporate governance of the Company.

Section 2.7 Counterparts. This Agreement may be executed in counterparts (including by electronic means), each of which shall be considered one and the same agreement and this Agreement shall become effective when a counterpart signed by each party shall be delivered to the other party, it being understood that both parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

Section 2.8 Venue; Waiver of Jury Trial.

(a) Each party hereby submits to the nonexclusive jurisdiction of the Delaware Court of Chancery (or, if (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any federal court sitting in the State of Delaware), for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined in any such court.

(b) Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 2.8 shall affect the right of any party to serve legal process in any other manner permitted by law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each party hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 2.8.

Section 2.9 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to, and does not, confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

Section 2.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 2.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breach party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (on behalf of themselves and the third-party beneficiaries of this Agreement) (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction, restraining such breach or threatened breach. No party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 2.11, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 2.12 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 2.13 Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article, Section, Annex or Exhibit, such reference shall be to an Article or Section of, or an Annex or Exhibit to, this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or any agreement or instrument that is referred to herein means such statute, agreement or instrument as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also to its permitted successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

REVLON, INC.

By:	/s/ Fabian T. Garcia
Name: Fabian T. Garcia
Title: President and Chief Executive Officer

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Fabian T. Garcia
Name: Fabian T. Garcia
Title: President and Chief Executive Officer

RR TRANSACTION CORP.

By:	/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

[SUPPORT AGREEMENT (S. BEATTIE)]

By:	/s/ Scott Beattie
Name: Scott Beattie
Title: Chairman and CEO

[SUPPORT AGREEMENT (S. BEATTIE)]

SCHEDULE A

Name of Shareholder	Address	Number of Shares of Common Stock Owned
E. Scott Beattie	Elizabeth Arden, Inc. 880 Southwest 145th Avenue, Suite 200 Pembroke Pines, Florida 33027	1,897,920

Annex E

EXECUTION VERSION

PREFERRED STOCK REPURCHASE

AND WARRANT CANCELLATION AGREEMENT

PREFERRED STOCK REPURCHASE AND WARRANT CANCELLATION AGREEMENT (this “Agreement”) dated as of June 16, 2016, by and among Elizabeth Arden, Inc., a Florida corporation (the “Company”), Revlon, Inc., a Delaware corporation (“Ultimate Parent”), Revlon Consumer Products Corporation, a Delaware corporation and wholly-owned subsidiary of Ultimate Parent (“Operating Parent” and, collectively with Ultimate Parent, “Parent”), RR Transaction Corp., a Florida corporation and a wholly-owned direct subsidiary of Operating Parent (“Acquisition Sub”), Nightingale Onshore Holdings L.P., a Delaware limited partnership (“Nightingale Onshore”), and Nightingale Offshore Holdings L.P., a Delaware limited partnership (“Nightingale Offshore” and, together with Nightingale Onshore, “Nightingale”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, Acquisition Sub and the Company have entered into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), providing for, among other things, the merger of Acquisition Sub with and into the Company, with the Company continuing as the surviving corporation and wholly-owned subsidiary of Parent in such merger (the “Merger”);

WHEREAS, Nightingale is the beneficial owner in the aggregate of 50,000 shares of Series A Serial Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”), and warrants for the purchase of up to 2,452,267 shares of common stock, par value $0.01 per share, of the Company (the “Warrants”), and is party to that certain Shareholders Agreement, dated as of August 19, 2014, with the Company (the “Shareholders Agreement”);

WHEREAS, in order to induce Parent and Acquisition Sub to enter into the Merger Agreement, the Company and Nightingale have agreed to enter into this Agreement and abide by the covenants and obligations set forth herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

REDEMPTION OF PREFERRED STOCK; CANCELLATION OF WARRANTS

Section 1.1 Redemption of Preferred Stock; Cancellation of Warrants. On the Closing Date (whenever that may be), (a) Nightingale shall irrevocably sell to the Company, and the Company shall purchase from Nightingale, all right, title and interest in and to the Preferred Stock, free and clear of any liens and encumbrances, for a cash purchase price equal to the amount payable pursuant to Section 7(a)(ii) of the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company Designating Series A Serial Preferred Stock (the “Preferred Stock Designation”) for each share of Preferred Stock in respect of a Change of Control Date (as defined in the Preferred Stock Designation) occurring on the Closing Date (the “Purchase Price”), and (b) the Warrants and the Shareholders Agreement and any other agreement between the Company or any of its subsidiaries on the one hand and Nightingale or any of its affiliates on the other hand (other than this Agreement) shall irrevocably terminate and be of no further force or effect, excluding, for the avoidance of doubt, the provisions of any such agreements which are intended to survive the agreement’s termination in accordance with the terms thereof, and, provided, that any agreements for the benefit of the directors of the Company who were appointed by Nightingale pursuant to the Shareholders Agreement shall remain in effect in accordance with their terms. As long as this Agreement is in effect, the provisions of this Agreement shall supersede and replace the notice procedures set forth in Section 7(b) of the Preferred Stock Designation. Nightingale hereby irrevocably waives any and all consent or approval rights it possesses, if any, under the Shareholders Agreement with respect to the Company’s entry into, and consummation of transactions contemplated by, the Merger Agreement.

Section 1.2 Closing. The closing of the transactions contemplated by Section 1.1(a) (the “Nightingale Closing”) shall occur at the Closing, effective as of the Effective Time.

Section 1.3 Closing Deliverables.

(a) At the Nightingale Closing, Nightingale shall deliver to the Company and Parent:

(i) a duly executed signature page of Nightingale to a termination of Warrants and Shareholders Agreement in a form to be mutually agreed among the parties hereto; and

(ii) certificates complying with the provisions of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), to the effect that each of Nightingale Onshore and Nightingale Offshore is not a “foreign person” within the meaning of Section 1445 of the Code.

(b) At the Nightingale Closing, the Company shall deliver to Nightingale:

(i) payment of immediately available funds in the amount of the Purchase Price by wire transfer to an account number specified by Nightingale at least three days prior to the Nightingale Closing; and

(ii) a duly executed signature page of the Company to a termination of Warrants and Shareholders Agreement in a form to be mutually agreed among the parties hereto.

Section 1.4 Further Assurances. Nightingale hereby agrees to execute and deliver such further instruments of sale, transfer, conveyance, assignment, release termination and confirmation as the Company or Parent may reasonably request in order to effect the purchase of the Preferred Stock by the Company and termination of the Warrants and the Shareholders Agreement as contemplated by this Agreement.

Section 1.5 Withholding. The Company shall be entitled to deduct and withhold from the amounts payable under this Agreement such amounts as are required to be deducted and withheld under the Code and any other applicable tax laws. Any such deducted and withheld amount shall be treated as though it had been paid to the person in respect of which such withholding was required, provided that the Company timely pays over such deducted and withheld amount to the applicable taxing authority.

ARTICLE II

MISCELLANEOUS

Section 2.1 Termination. This Agreement shall terminate in its entirety upon the termination of the Merger Agreement in accordance with its terms or by the mutual written agreement of the parties hereto; provided, however, that the provisions of this Article II (Miscellaneous) shall survive any termination of this Agreement. In the event of termination of this Agreement, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement occurring prior to such termination.

Section 2.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile or e-mail transmission, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to Nightingale to:

Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P.

c/o Rhône Capital IV L.P.

630 5th Avenue, Suite 2710

Fax: +1.212.218.6789

E-mail: steiner@rhonegroup.com

Attention: M. Allison Steiner

and

(ii) if to the Company, Parent or Acquisition Sub, in accordance with Section 9.2 of the Merger Agreement, or to such other persons, addresses or facsimile numbers as may be designated in writing to each other party hereto by the person entitled to receive such communication as provided above.

Section 2.3 Amendments; Waivers; Extensions.

(a) This Agreement may not be amended, modified, altered or supplemented, except by an instrument in writing signed on behalf of each of the parties hereto.

(b) At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

Section 2.4 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated by this Agreement or the Merger Agreement are consummated.

Section 2.5 Binding Effect; Benefit; Assignment. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of a Legal Requirement or otherwise) without the prior written consent of the other parties hereto, except that the Agreement may be assigned by Parent or Acquisition Sub to an Affiliate of such party; provided that the party making such assignment shall not be released from its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 2.6 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction); provided, however, that the laws of the State of Florida shall govern any matters pertaining to the internal corporate governance of the Company.

Section 2.7 Counterparts. This Agreement may be executed in counterparts (including by electronic means), each of which shall be considered one and the same agreement and this Agreement shall become effective when a counterpart signed by each party shall be delivered to the other party, it being understood that both parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

Section 2.8 Venue; Waiver of Jury Trial.

(a) Each party hereby submits to the nonexclusive jurisdiction of the Delaware Court of Chancery (or, if (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any federal court sitting in the State of Delaware), for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined in any such court.

(b) Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 2.8 shall affect the right of any party to serve legal process in any other manner permitted by law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each party hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 2.8.

Section 2.9 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to, and does not, confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

Section 2.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 2.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breach party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (on behalf of themselves and the third-party beneficiaries of this Agreement) (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an Injunction, restraining such breach or threatened breach. No party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 2.11, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 2.12 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 2.13 Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article, Section, Annex or Exhibit, such reference shall be to an Article or Section of, or an Annex or Exhibit to, this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or any agreement or instrument that is referred to herein means such statute, agreement or instrument as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also to its permitted successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

ELIZABETH ARDEN, INC.

By:	/s/ E. Scott Beattie
Name: E. Scott Beattie
Title: Chairman and CEO

[PREFERRED REDEMPTION AGREEMENT]

REVLON, INC.

By:	/s/ Fabian T. Garcia
Name: Fabian T. Garcia
Title: President and Chief Executive Officer

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Fabian T. Garcia
Name: Fabian T. Garcia
Title: President and Chief Executive Officer

RR TRANSACTION CORP.

By:	/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

[PREFERRED REDEMPTION AGREEMENT]

NIGHTINGALE ONSHORE HOLDINGS L.P.

By:	/s/ Franz-Ferdinand Buerstedde
Name: Franz-Ferdinand Buerstedde
Title: Authorized Signatory

NIGHTINGALE OFFSHORE HOLDINGS L.P.

By:	/s/ Franz-Ferdinand Buerstedde
Name: Franz-Ferdinand Buerstedde
Title: Authorized Signatory

[PREFERRED REDEMPTION AGREEMENT]

SIGN, DATE AND MAIL YOUR PROXY TODAY,

UNLESS YOU HAVE VOTED BY INTERNET OR

TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND

RETURN THIS PROXY PROMPTLY. YOUR VOTE

MUST BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME, SEPTEMBER 6, 2016,

TO BE INCLUDED IN THE VOTING RESULTS.

The Notice of the Special Meeting and the Proxy Statement are available at

www.fcrvote.com/rden

Continued and to be signed on the reverse side.

ELIZABETH ARDEN, INC.

PROXY

SPECIAL MEETING OF STOCKHOLDERS

September 7, 2016, 10:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Oscar E. Marina and Beatriz Koltis, or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of the Common Stock and Series A Serial Preferred Stock of ELIZABETH ARDEN, INC. (the “Company”) owned by the undersigned at the Special Meeting of Shareholders to be held at Elizabeth Arden’s corporate office located at 880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33207, on September 7, 2016 at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors of the Company. Each matter to be voted on at the special meeting has been proposed by the Board of Directors of the Company. This proxy will be voted as specified by the undersigned. Except as otherwise expressly specified by the undersigned, a signed proxy will be voted FOR the approval of the merger agreement, FOR the approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to Elizabeth Arden’s named executive officers that is based on or otherwise relates to the merger, and FOR the approval of the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement. In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof. This proxy revokes any prior proxy given by the undersigned. The undersigned acknowledges receipt with this proxy of a copy of the proxy statement dated August 5, 2016, describing more fully the proposals set forth herein.

CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.

PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 p.m., ET, on September 6, 2016.

VOTE BY INTERNET	WWW.FCRVOTE.COM/RDEN

Use the Internet to transmit your voting instructions up until 11:59 p.m., ET, on September 6, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE	1-866-250-6196

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., ET, on September 6, 2016. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

CONTROL NUMBER

ELIZABETH ARDEN, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.	PROXY

1. Approval of the Merger Agreement. Proposal to approve the Agreement and Plan of Merger, dated as of June 16, 2016, by and among Elizabeth Arden, Inc., Revlon, Inc., Revlon Consumer Products Corporation and RR Transaction Corp.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Non-Binding, Advisory Vote on Golden Parachute Compensation. Proposal to approve, by a non-binding vote, the compensations that may be paid or become payable to Elizabeth Arden’s named executive officers that is based on or otherwise relates to the merger; and	☐	☐	☐

3. Adjournment of the Special Meeting. Proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement.	☐	☐	☐

Please indicate if you plan to attend the Elizabeth Arden, Inc. special meeting.	Yes	No
	☐	☐

Signature

Signature (Capacity)

Date

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.